Filed Pursuant to Rule 424(b)(5)
  Registration Statement Nos. 333-228027 and 333-228027-11

$1,560,000,000(1)	Toyota Auto Receivables 2021-C Owner Trust Issuing Entity (CIK Number: 0001878610)
	Toyota Motor Credit Corporation Sponsor, Administrator and Servicer (CIK Number: 0000834071)	Toyota Auto Finance Receivables LLC Depositor (CIK Number: 0001131131)

You should review carefully the factors described under “Risk Factors” beginning on page 26 of this prospectus.
The primary assets of the issuing entity will include a pool of fixed rate motor vehicle retail installment sales contracts secured by new or used cars, crossover utility vehicles, light-duty trucks and sport utility vehicles. The assets of the issuing entity will also include related security interests in the financed vehicles, proceeds from claims on related insurance policies, amounts deposited in specified bank accounts and all proceeds of the foregoing.
The notes are asset-backed securities issued by the issuing entity and will be paid only from the assets of the issuing entity.  The notes represent the obligations of the issuing entity only and do not represent the obligations of or interests in Toyota Motor Credit Corporation or any of its affiliates.  Neither the notes nor the receivables owned by the issuing entity are insured or guaranteed by any governmental agency.

•
The issuing entity will issue the five classes of notes described in the table below with an aggregate initial principal amount of $1,600,000,000.  The issuing entity will also issue a certificate representing the equity interest in the issuing entity, which will be retained initially by Toyota Auto Finance Receivables LLC and is not being offered hereby.

•
The principal of and interest on the notes will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case payment will be made on the following business day.  The first payment will be made on October 15, 2021.

•
Credit enhancement for the notes consists of a reserve account, overcollateralization, a yield supplement overcollateralization amount, excess interest on the receivables and, in the case of the Class A Notes, subordination of the Class B Notes (which will have a 0.00% interest rate).

	Initial Principal Amount	Interest Rate	Accrual Method	Final Scheduled Payment Date
Class A‑1 Notes(2)	$352,000,000	0.09593%	Actual/360	October 17, 2022
Class A‑2 Notes(2)	$528,000,000	0.20%	30/360	May 15, 2024
Class A‑3 Notes(2)	$528,000,000	0.43%	30/360	January 15, 2026
Class A‑4 Notes(2)	$152,000,000	0.72%	30/360	January 15, 2027
Class B Notes(2)	$40,000,000	0.00%	30/360	April 17, 2028
	Initial Public Offering Price	Underwriting Discounts and Commissions		Proceeds To Depositor(3)
Per Class A-1 Note	100.00000%	0.050%		99.95000%
Per Class A-2 Note	99.99244%	0.200%		99.79244%
Per Class A-3 Note	99.99203%	0.250%		99.74203%
Per Class A-4 Note	99.96574%	0.300%		99.66574%
Total	$1,481,872,630(4)	$2,857,600(4)		$1,479,015,030(4)

(1)	Represents the aggregate initial principal amount of the Class A Notes.
(2)
The Class B Notes and approximately, but not less than, 5% (by aggregate initial principal amount) of each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be retained initially by Toyota Auto Finance Receivables LLC.  The Class B Notes are not being publicly registered and are not offered hereby.

(3)	Before deducting expenses, estimated to be $1,000,000.
(4)	Calculated using the aggregate initial principal amount of the underwritten notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

$334,400,000 of Class A-1 Notes, $501,600,000 of Class A-2 Notes, $501,600,000 of Class A-3 Notes and $144,400,000 of Class A-4 Notes are offered by the underwriters if and when issued by the issuing entity, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. The notes will be delivered in book-entry form through The Depository Trust Company, on or about September 27, 2021 against payment in immediately available funds.

The issuing entity will be relying on an exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Rule 3a-7 thereunder, although there may be additional exemptions or exclusions available to the issuing entity.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Joint Bookrunners

Barclays	BNP PARIBAS	Mizuho Securities	Santander

Co-Managers

HSBC	ING

The date of this prospectus is September 21, 2021

TABLE OF CONTENTS
Page
SUMMARY OF PARTIES TO THE TRANSACTION	6
SUMMARY OF MONTHLY DISTRIBUTIONS OF COLLECTIONS	7
SUMMARY OF TERMS	8
SUMMARY OF RISK FACTORS	24
RISK FACTORS	26
THE ISSUING ENTITY	42
CAPITALIZATION OF THE ISSUING ENTITY	44
THE DEPOSITOR	44
THE SPONSOR, ADMINISTRATOR AND SERVICER	45
Credit Risk Retention	46
Underwriting of Motor Vehicle Retail Installment Sales Contracts	47
Electronic Contracts and Electronic Contracting	49
Servicing of Motor Vehicle Retail Installment Sales Contracts	49
Securitization Experience	51
THE TRUSTEES	52
Duties of the Owner Trustee and Indenture Trustee	54
FEES AND EXPENSES	56
ASSET REPRESENTATIONS REVIEWER	56
General	56
Resignation and Removal	57
Indemnity and Liability	57
AFFILIATIONS AND CERTAIN RELATIONSHIPS	57
THE RECEIVABLES	58
Asset-Level Data for the Receivables	63
POOL UNDERWRITING	63
REVIEW OF POOL ASSETS	63
DELINQUENCIES, REPOSSESSIONS AND NET LOSSES	64
ASSET REPRESENTATIONS REVIEW	67
Delinquency Trigger	69
REPURCHASES OF RECEIVABLES	70
Dispute Resolution	72
STATIC POOLS	73
USE OF PROCEEDS	73
PREPAYMENT AND YIELD CONSIDERATIONS	73
WEIGHTED AVERAGE LIVES OF THE NOTES	75
POOL FACTORS AND TRADING INFORMATION	84
DESCRIPTION OF THE NOTES	84
General	84
Payments of Interest	84
Payments of Principal	85
Allocation of Losses	86
Indenture	86
Notices	90
Governing Law	90
Minimum Denominations	90
Book-Entry Registration	90
Definitive Securities	94
List of Securityholders	95
Reports to Securityholders	95
PAYMENTS TO NOTEHOLDERS	96
Calculation of Available Collections	97
Calculation of Principal Distribution Amounts	97
Priority of Payments	98
Payments After Occurrence of Event of Default Resulting in Acceleration	99

Credit and Cash Flow Enhancement	100
TRANSFER AND SERVICING AGREEMENTS	102
The Transfer and Servicing Agreements	102
Sale and Assignment of Receivables	102
Accounts	103
Servicing Procedures	103
Servicing Compensation and Payment of Expenses	104
Insurance on Financed Vehicles	105
Collections	105
Eligible Investments	106
Payments	107
Net Deposits	107
Optional Purchase of Receivables and Redemption of Notes	107
Removal of Servicer	107
Statements to Trustees and Issuing Entity	108
Evidence as to Compliance	108
Certain Matters Regarding the Servicer; Servicer Liability	109
Rights upon Servicer Default	110
Waiver of Past Defaults	110
Amendment	110
Non-Petition	111
Payment of Notes	111
Depositor Liability	111
Termination	112
Administration Agreement	112
Investor Communications	113
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES	113
General	113
Security Interests	113
Repossession of Financed Vehicles	115
Notice of Sale of Financed Vehicles; Reinstatement and Redemption Rights	116
Deficiency Judgments and Excess Proceeds	116
Certain Bankruptcy Considerations	116
Dodd-Frank Act Orderly Liquidation Authority Provisions	117
Consumer Finance Regulation	119
Forfeiture for Drug, RICO and Money Laundering Violations	122
Other Limitations	122
LEGAL PROCEEDINGS	123
ERISA CONSIDERATIONS	123
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	124
Tax Characterization of the Issuing Entity	125
Partnership Audit Rules	126
Tax Consequences to Note Owners	126
CERTAIN STATE TAX CONSEQUENCES	131
WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR NOTES	132
The Issuing Entity	132
The Depositor	132
UNDERWRITING	133
European Economic Area	135
United Kingdom	135
EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION	136
LEGAL OPINIONS	140
INDEX OF TERMS	141
ANNEX A: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	A-1
ANNEX B: STATIC POOL INFORMATION	B-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
Cross-references are included in this prospectus, which direct you to more detailed descriptions of a particular topic.  You can also find references to key topics in the table of contents beginning on page 2 of this prospectus.
For a listing of the pages where capitalized terms used in this prospectus are defined, you should refer to the “Index of Terms” beginning on page 141 of this prospectus.
Whenever we use words like “we” or “us” or similar words in this prospectus, we are referring to Toyota Auto Finance Receivables LLC in its capacity as depositor.  Whenever we use words like “intends,” “anticipates,” “plans” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus speak only as of the date of this prospectus.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.  For the avoidance of doubt, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RELATING TO NOTES ISSUED BY THE ISSUING ENTITY
The Securities and Exchange Commission allows us to “incorporate by reference” information filed with it by the issuing entity or by Toyota Auto Finance Receivables LLC on behalf of the issuing entity, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the Securities and Exchange Commission and which is incorporated by reference, will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  We incorporate by reference any current reports on Form 8-K filed with the Securities and Exchange Commission by or on behalf of the issuing entity before the termination of the offering of the notes, as well as the asset-level data and related documents included as exhibits to any Form ABS-EE filed by the depositor on behalf of the issuing entity prior to the filing of this prospectus.
If you have received a copy of this prospectus, you may request a copy of any information that we have incorporated by reference in this prospectus, excluding any exhibit to such information unless such exhibit is specifically incorporated by reference in that information, at no cost by contacting Toyota Auto Finance Receivables LLC at the following address or telephone number: Toyota Auto Finance Receivables LLC, 6565 Headquarters Drive, W2-3D, Plano, Texas 75024-5965; telephone: (469) 486-9020.
NOTICE TO RESIDENTS OF THE UNITED KINGDOM
THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM (“UK”) TO PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”), OR TO PERSONS FALLING WITHIN ARTICLE 49(2) (A)-(D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO PERSONS IN THE UK WHO ARE NOT RELEVANT PERSONS AND THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON IN THE UK BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE NOTES, IS AVAILABLE IN THE UK ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN THE UK ONLY WITH RELEVANT PERSONS.  THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK WHO IS NOT

A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”).
THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK. FOR THESE PURPOSES, THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED,  THE “EUWA”), AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FSMA AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUWA, AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN  REGULATION (EU) 2017/1129 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.
THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION (AS DEFINED ABOVE).
NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA
THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THESE PURPOSES, THE EXPRESSION “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN REGULATION (EU) 2017/1129 (AS AMENDED, THE “PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EUROPEAN ECONOMIC AREA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.
THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS REGULATION (AS DEFINED ABOVE).

SUMMARY OF PARTIES TO THE TRANSACTION
This chart provides only a simplified overview of the relationships between the key parties to the transaction.  For additional information, you should refer to this prospectus.   On the closing date, the Class B Notes and approximately, but not less than, 5% (by aggregate initial principal amount) of each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be retained initially by Toyota Auto Finance Receivables LLC.  The Class B Notes are not being publicly registered and are not offered hereby.

SUMMARY OF MONTHLY DISTRIBUTIONS OF COLLECTIONS

This chart provides only a simplified overview of the monthly distributions of available collections.   For additional information, see “Payments to Noteholders—Calculation of Available Collections” and “—Priority of Payments” in this prospectus.

SUMMARY OF TERMS
The following information highlights selected information from this document and provides a general overview of the terms of the notes.  To understand all of the terms of the offering of these notes, you should read carefully this entire document, including any documents incorporated by reference herein, before making your investment decision.
Relevant Parties
Issuing Entity	Toyota Auto Receivables 2021-C Owner Trust, a Delaware statutory trust.

Depositor
Toyota Auto Finance Receivables LLC, a Delaware limited liability company, is a wholly-owned, limited purpose subsidiary of Toyota Motor Credit Corporation.  The principal executive offices of Toyota Auto Finance Receivables LLC are located at 6565 Headquarters Drive, W2-3D, Plano, Texas 75024-5965, its telephone number is (469) 486-9020 and its facsimile number is (310) 381-7739.

Sponsor, Administrator and Servicer
Toyota Motor Credit Corporation, a California corporation (“TMCC”).  The principal executive offices of TMCC are located at 6565 Headquarters Drive, Plano, Texas 75024-5965, its telephone number is (469) 486-9300 and its facsimile number is (310) 381-7739.

Asset Representations Reviewer	Clayton Fixed Income Services LLC, a Delaware limited liability company.

Indenture Trustee	U.S. Bank National Association, a national banking association.

Owner Trustee	Wilmington Trust, National Association, a national banking association.

Relevant Agreements

Indenture	The indenture between the issuing entity and the indenture trustee. The indenture provides for the terms of the notes.

Trust Agreement	The trust agreement, as amended and restated, between the depositor and the owner trustee. The trust agreement establishes and governs the issuing entity and provides for the terms of the certificate.

Receivables Purchase Agreement
The receivables purchase agreement between the depositor and TMCC.  The receivables purchase agreement governs the sale of the receivables from TMCC, as the originator of the receivables, to the depositor.

Sale and Servicing Agreement
The sale and servicing agreement among the issuing entity, the servicer and the depositor.  The sale and servicing agreement governs the sale of the receivables by the depositor to the issuing entity and the servicing of the receivables by the servicer.

Administration Agreement
The administration agreement among the administrator, the issuing entity and the indenture trustee.  The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuing entity.

Asset Representations Review Agreement
The asset representations review agreement among the asset representations reviewer, the issuing entity, the servicer and the administrator.  The asset representations review agreement governs the performance by the asset representations reviewer of asset representations reviews.

Relevant Dates

Closing Date	On or about September 27, 2021.

Cutoff Date
The issuing entity will purchase the receivables as of the close of business on July 31, 2021.  The issuing entity will be entitled to all collections in respect of the receivables received after the cutoff date.

Statistical Information	The statistical information concerning the receivables in this prospectus is based on the receivables as of the cutoff date.

Collection Period
The collection period related to a payment date is the period commencing on the first day of the calendar month immediately preceding such payment date (or in the case of the first collection period, from, but excluding, the cutoff date) and ending on the last day of such calendar month.

Payment Dates
The issuing entity will generally pay interest on and principal of the notes on the 15th day of each month.  If the 15th day of the month is not a business day, payments on the notes will be made on the next business day.  The date that any payment is made is called a “payment date.”  The first payment date will be October 15, 2021.

A “business day” is any day except:

• a Saturday or Sunday; or

• a day on which banks in New York, New York or Wilmington, Delaware are closed.

Final Scheduled Payment Dates	The final principal payment for each class of notes is due on the related final scheduled payment date specified on the front cover of this prospectus.

Record Date
So long as the notes are in book-entry form, the issuing entity will make payments on the notes to the related holders of record on the day immediately preceding the related payment date.  If the notes are issued in definitive form, the record date will be the last day of the month preceding the related payment date.

Description of the Notes
The class A-1 notes, the class A-2 notes, the class A‑3 notes and the class A‑4 notes are referred to in this prospectus collectively as the “class A notes.”  The class A notes and the class B notes are referred to in this prospectus collectively as the “notes.”

The class B notes and approximately, but not less than, 5% (by aggregate initial principal amount) of each of the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes will be retained initially by the depositor.
All of the notes issued by the issuing entity will be secured by the assets of the issuing entity pursuant to the indenture and by funds on deposit in the accounts of the issuing entity.

For a description of how payments of interest on and principal of the notes will be made on each payment date, you should refer to “Description of the Notes” and “Payments to Noteholders” in this prospectus.

The class B notes are not being publicly registered and are not offered hereby.  Any information in this prospectus regarding the class B notes is included only for informational purposes to facilitate a better understanding of the class A notes.

Certificate
The issuing entity will also issue a certificate representing the equity or residual interest in the issuing entity and the right to receive amounts that remain after the issuing entity makes full payment of interest on and principal of the notes payable on a given payment date, required deposits to the reserve account on that payment date and other required payments. The depositor will initially retain the certificate.  The certificate is not being offered by this prospectus.

Any information in this prospectus regarding the certificate is included only for informational purposes to facilitate a better understanding of the notes.

Minimum Denominations	The class A notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Registration of the Notes
You will generally hold your interests in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear Bank SA/NV, as operator for the Euroclear System.  This is referred to as book-entry form.  You will not receive a definitive note except under limited circumstances.

For additional information, you should refer to “Description of the Notes––Book-Entry Registration” and “Annex A: Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus.

U.S. Credit Risk Retention
The risk retention regulations in Regulation RR of the Securities Exchange Act of 1934, as amended, require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the receivables (the “U.S. retained interest”).

The class B notes, the certificate, and approximately, but not less than, 5% (by aggregate initial principal amount) of each of the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes will be retained initially by the depositor.  The depositor is a wholly-owned subsidiary of TMCC and will initially retain the U.S. retained interest.  The sponsor will agree that it will not, and will cause the depositor and each affiliate of the sponsor not to, sell, transfer, finance or hedge the U.S. retained interest, except to the extent permitted by Regulation RR.

For more information regarding Regulation RR and TMCC’s method of compliance with that regulation, see “The Sponsor, Administrator and Servicer––Credit Risk Retention” in this prospectus.

EU Securitization Regulation and UK Securitization Regulation
On the closing date, TMCC will covenant and agree that it will, as an "originator" (as such term is defined for the purposes of the EU Securitization Regulation and the UK Securitization Regulation), retain, on an ongoing basis, for as long as any notes and certificates remain outstanding, a material net economic interest in the transaction described in this prospectus in an amount of not less than 5% of the nominal value of each of the tranches sold or transferred to investors (the “SR Retained Interest”) in accordance with paragraph (a) of Article 6(3) of the EU Securitization Regulation and paragraph (a) of Article 6(3) of the UK Securitization Regulation, by retaining, either directly or indirectly through the depositor (its wholly-owned subsidiary that is a special purpose entity and not an operating company), at least 5% (by aggregate initial principal amount) of each class of the notes.

In addition, TMCC will agree not to sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the SR Retained Interest or subject it to any credit risk mitigation or hedging, except to the extent permitted by the EU Securitization Rules and the UK Securitization Rules.

However, the securitization transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation.  In particular, neither TMCC nor any other party to the transaction described in this prospectus will be required to produce any information or disclosure for purposes of Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation, or to take any other action in accordance with, or in a manner contemplated by, such articles.

Except as described herein, no party to the transaction described in this prospectus is required by the transaction documents, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any investor with the EU Investor Requirements or the UK Investor Requirements, or any corresponding national measures that may be relevant.

Any failure by an Affected Investor to comply with the applicable Investor Requirements with respect to an investment in the notes may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions by the competent authority of such Affected Investor. The EU Securitization Rules, the UK Securitization Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of noteholders or prospective investors and have an adverse impact on the value and liquidity of the notes.

Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own advisors regarding the suitability of the notes for investment and compliance with the EU Securitization Rules, the UK Securitization Rules and any other existing or future similar regimes in any relevant jurisdictions.

For more information regarding the EU Securitization Rules and the UK Securitization Rules, and TMCC’s agreements with respect to the retention of the SR Retained Interest, see “The Sponsor, Administrator and Servicer––Credit Risk Retention—EU and UK Risk Retention” and “EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

Structural Summary
Assets of the Issuing Entity; the Receivables and Statistical Information
The primary assets of the issuing entity will include a pool of fixed rate retail installment sales contracts used to finance new and used cars, crossover utility vehicles, light-duty trucks or sport utility vehicles.  We refer to these contracts as the “receivables.”  The assets of the issuing entity will also include related security interests in the financed vehicles, proceeds from claims on related insurance policies, amounts deposited in specified bank accounts and all proceeds of the foregoing.

Purchasers of new and used cars, crossover utility vehicles, light-duty trucks and sport utility vehicles often finance their purchases by entering into retail installment sales contracts with Toyota and Lexus dealers who then sell the contracts to TMCC.  The purchasers of the financed vehicles are referred to as the “obligors” under the receivables.  The terms of the contracts must meet requirements specified by TMCC.

The receivables will be sold by the sponsor to the depositor and then transferred by the depositor to the issuing entity.  The sale by the sponsor to the depositor will be made pursuant to the receivables purchase agreement between the sponsor and the depositor.  The sale by the depositor to the issuing entity will be made pursuant to the sale and servicing agreement among the depositor, the servicer and the issuing entity.  The receivables sold to the depositor and then transferred to the issuing entity will be selected based on certain eligibility criteria described under “The Receivables” in this prospectus.

The issuing entity will grant a security interest in the receivables and other specified assets of the issuing entity, and the depositor will grant a security interest in the amounts on deposit in the reserve account, in each case to the indenture trustee for the benefit of the noteholders.

The issuing entity’s main source of funds for making payments on the notes will be the receivables.

The statistical information concerning the receivables presented throughout this prospectus is based on the receivables as of the cutoff date.

As of the cutoff date, the receivables had the following characteristics:

Total Principal Balance	$1,666,028,014.87
Number of Receivables	75,689
Average Principal Balance	$22,011.49
Range of Principal Balances	$253.77 - $98,076.49
Average Original Amount Financed	$29,347.14
Range of Original Amounts Financed	$3,207.59 - $109,484.95
Weighted Average Annual Percentage Rate (“APR”)(1)	3.05%
Range of APRs	0.00% - 21.60%
Weighted Average Original Number of Scheduled Payments(1)	65.41 payments
Range of Original Number of Scheduled Payments	12 - 72 payments
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Payments Greater Than 60 Months	50.46%
Weighted Average Remaining Number of Scheduled Payments(1)	53.48 payments
Range of Remaining Number of Scheduled Payments	4 - 68 payments
Weighted Average FICO® score (1) (2)	767
Range of FICO® scores (2)	620 - 900

___________________
(1)  Weighted by principal balance as of the cutoff date.
(2)  FICO® is a federally registered servicemark of Fair Isaac Corporation.

For additional information regarding the characteristics of the receivables as of the cutoff date, you should refer to “The Receivables” in this prospectus.

TMCC does not consider any of the receivables to be exceptions to its underwriting standards.  For additional information regarding TMCC’s underwriting standards, you should refer to “The Sponsor, Administrator and Servicer—Underwriting of Motor Vehicle Retail Installment Sales Contracts” in this prospectus.

The receivables must satisfy the eligibility criteria specified in the transaction documents.  For additional information regarding the eligibility criteria for receivables being acquired by the issuing entity, you should refer to “The Receivables” in this prospectus.

The assets of the issuing entity will also include:

	•	certain monies due or received under the receivables after the cutoff date;

	•	security interests in the vehicles financed under the receivables;

	•	certain bank accounts and the proceeds of those accounts; and

•
proceeds from claims under certain insurance policies relating to the financed vehicles or the obligors under the receivables and certain rights of the depositor under the receivables purchase agreement.

For additional information regarding the assets of the issuing entity, you should refer to “The Issuing Entity” in this prospectus.

Review of Pool Assets
In connection with the offering of the notes, the depositor has performed a review of the receivables and certain disclosure in this prospectus relating to the receivables and certain asset-level data disclosures incorporated by reference into this prospectus, and has concluded that it has reasonable assurance that such disclosure is accurate in all material respects, as described under “Review of Pool Assets” in this prospectus.

As described in “The Sponsor, Administrator and Servicer—Underwriting of Motor Vehicle Retail Installment Sales Contracts” in this prospectus, under TMCC’s origination process, credit applications are evaluated when received and are either automatically approved, automatically declined or forwarded for review by a TMCC credit analyst with appropriate approval authority.  The credit analyst decisions applications based on an evaluation that considers an applicant’s creditworthiness and projected ability to meet the monthly payment obligation, which is derived, among other things, from the amount financed (as defined in the sale and servicing agreement), the term, and the assigned contractual interest rate.

Approximately 70.64% of the aggregate principal balance of the receivables as of the cutoff date were automatically approved, while approximately 29.36% of the aggregate principal balance of the receivables as of the cutoff date were evaluated and approved by a TMCC credit analyst with appropriate authority in accordance with TMCC’s written underwriting guidelines.  TMCC determined that whether a receivable was accepted automatically by TMCC’s electronic credit decision system or was accepted following review by a TMCC credit analyst was not indicative of the related receivable’s quality.

Asset Representations Review	The asset representations reviewer will perform a review of certain of the receivables for compliance with the representations made about the receivables if:

	•	a delinquency trigger for the receivables is reached; and

	•	the required amount of noteholders vote to direct the review.

For additional information about the asset representations review, the delinquency trigger, voting requirements for a review, the representations and warranties to be reviewed and the cost of the review, you should refer to “Asset Representations Review” in this prospectus.

Repurchase Dispute Resolution
If a request is made for the repurchase of a receivable due to a breach of a representation or warranty, and the request is not resolved within 180 days of the receipt by TMCC or the depositor of such request, the party submitting the request will have the right to refer the matter to either mediation (including non-binding arbitration) or third-party binding arbitration.  See “Repurchases of Receivables—Dispute Resolution” in this prospectus.

Servicing and Servicer Compensation
TMCC will act as servicer for the receivables owned by the issuing entity.  The servicer will handle all collections, administer defaults and delinquencies and otherwise service the contracts.  On each payment date, the issuing entity will pay the servicer a fee equal to one-twelfth of 1.00% multiplied by the aggregate principal balance of the receivables as of the first day of the related collection period; provided that, for the first payment date, the issuing entity will pay the servicer a fee equal to two-twelfths of 1.00% of the aggregate principal balance of the receivables as of the cutoff date.  The servicer will also receive additional servicing compensation in the form of certain net investment earnings, late fees, extension fees and other administrative fees and expenses or similar charges received by the servicer during the related collection period.

For additional information regarding the compensation payable to the servicer, you should refer to “Transfer and Servicing Agreements––Servicing Compensation and Payment of Expenses” in this prospectus.

Trustees Fees and Expenses
The issuing entity will pay the indenture trustee an annual fee equal to $5,000.  The issuing entity will also pay the owner trustee an annual fee equal to $3,000.  Each trustee will also be entitled to reimbursement or payment by the issuing entity for certain expenses and indemnification amounts incurred in connection with the performance of its duties under the applicable transaction agreements.

For additional information regarding fees, expenses and indemnification amounts reimbursable or payable to the trustees, you should refer to “Fees and Expenses” in this prospectus.

Asset Representations Reviewer Fees and Expenses
The issuing entity will pay the asset representations reviewer an annual fee equal to $5,000.  The asset representations reviewer will also be entitled to reimbursement or payment by the issuing entity for all expenses and indemnification amounts incurred in connection with the performance of its duties under the asset representations review agreement.  In the event an asset representations review occurs, the issuing entity will also pay the asset representations reviewer a fee equal to $200 for each receivable reviewed by it.

For additional information regarding fees, expenses and indemnification amounts reimbursable or payable to the asset representations reviewer, you should refer to “Fees and Expenses” in this prospectus.

Administration Fee
As compensation for the performance of the administrator’s obligations and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee, which will be paid by the servicer from the total servicing fee.

Interest and Principal Payments	Interest Rates

The notes will bear interest for each interest period at the interest rates specified on the front cover of this prospectus.

Interest Accrual

The class A-1 notes will accrue interest on an actual/360 basis from (and including) a payment date to (but excluding) the next payment date, except that the first interest period for the class A-1 notes will be from (and including) the closing date to (but excluding) the initial payment date.  This means that the interest due on the class A-1 notes on each payment date will be the product of: (i) the outstanding principal amount of the class A-1 notes; (ii) the interest rate on the class A-1 notes; and (iii) the actual number of days since the previous payment date (or, in the case of the first payment date, from (and including) the closing date to (but excluding) the initial payment date) divided by 360.

The class A-2 notes, the class A-3 notes, the class A-4 notes and the class B notes will accrue interest on a 30/360 basis from (and including) the 15th day of the calendar month preceding a payment date to (but excluding) the 15th day of the calendar month in which the payment date occurs, except that the first interest period for the class A-2 notes, the class A-3 notes, the class A-4 notes and the class B notes will be from (and including) the closing date to (but excluding) October 15, 2021.  This means that the interest due on each of the class A-2 notes, the class A-3 notes, the class A-4 notes and the class B notes on each payment date will be the product of: (i) the outstanding principal amount of such class of notes; (ii) the related interest rate; and (iii) 30 (or, in the case of the first payment date, the number of days from (and including) the closing date to (but excluding) October 15, 2021 (assuming a 30-day calendar month)) divided by 360.

If the full amount of interest due on the controlling class is not paid within five business days of a payment date, an event of default will occur, which may result in an acceleration of the notes. If noteholders of any class do not receive all interest owed on their notes on any payment date, the issuing entity will make payments of interest on later payment dates to make up the shortfall (together with interest on such amounts at the applicable interest rate for such class, to the extent permitted by law) to the extent funds are available to do so pursuant to the payment priorities described in this prospectus. The class A notes will be the “controlling class” under the indenture while any class A notes are outstanding.  After the class A notes have been paid in full, the class B notes will be the controlling class.

For additional information regarding the payment of interest on the notes, you should refer to “Description of the Notes––Payments of Interest” and “Payments to Noteholders” in this prospectus.

Principal Payments

On each payment date, except after the acceleration of the notes following an event of default, from the amounts allocated to the noteholders to pay principal described in clauses (4), (6) and (8) under “—Priority of Payments” below, the issuing entity will pay principal of the notes in the following order of priority:

1.	to the class A-1 notes, until the principal amount of the class A‑1 notes is reduced to zero; then

2.	to the class A-2 notes, until the principal amount of the class A-2 notes is reduced to zero; then

3.	to the class A-3 notes, until the principal amount of the class A‑3 notes is reduced to zero; then

4.	to the class A-4 notes, until the principal amount of the class A‑4 notes is reduced to zero; and then

5.	to the class B notes, until the principal amount of the class B notes is reduced to zero.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay principal of the notes from funds allocated to the noteholders, first, to the class A-1 notes until the principal amount of the class A-1 notes is reduced to zero, second, pro rata, based upon their respective unpaid principal amounts, to the class A-2 notes, the class A-3 notes and the class A-4 notes until the principal amount of each such class of notes is reduced to zero, and third, to the class B notes until the principal amount of the class B notes is reduced to zero.

All outstanding principal and interest with respect to a class of notes will be payable in full on its final scheduled payment date.

For additional information regarding the payment of principal of the notes, you should refer to “Payments to Noteholders” in this prospectus.

Priority of Payments

On each payment date, except after the acceleration of the notes following an event of default, the issuing entity will make payments in the following order of priority (after payment to the servicer of the supplemental servicing fee, to the extent not previously retained by the servicer) from available collections received during the related collection period (and, if applicable, amounts withdrawn from the reserve account):

1.	Servicing Fee –– to the servicer, the servicing fee;

2.
Transaction Fees and Expenses — to the indenture trustee, the owner trustee and the asset representations reviewer, the amount of any fees, expenses and indemnification amounts due to each such party, pro rata, based on amounts due to each such party, in an aggregate amount not to exceed $300,000 in any calendar year;

3.
Class A Note Interest ––  to the class A noteholders (pro rata, based upon the aggregate amount of interest due to each class of the class A notes), accrued and unpaid interest on each class of class A notes;

4.	Class A Note Principal –– to the noteholders, to be paid in the priority described under “—Principal Payments” above, the first priority principal distribution amount;

the “first priority principal distribution amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the class A notes as of such payment date (before giving effect to any principal payments made on the class A notes on such payment date), over (b) the aggregate principal balance of the receivables less the yield supplement overcollateralization amount (which amount is referred to in this prospectus as the “adjusted pool balance”), in each case, as of the last day of the related collection period; provided, that, for the final scheduled payment date of any class of class A notes, the “first priority principal distribution amount” will not be less than the amount necessary to reduce the outstanding principal amount of such class of class A notes to zero;

5.	Class B Note Interest –– to the class B noteholders, accrued and unpaid interest on the class B notes;

6.	Note Principal –– to the noteholders, to be paid in the priority described under “—Principal Payments” above, the second priority principal distribution amount;

the “second priority principal distribution amount” means, with respect to any payment date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the class A notes and class B notes as of such payment date (before giving effect to any principal payments made on the class A notes and class B notes on such payment date), over (ii) the adjusted pool balance as of the last day of the related collection period, minus (b) the first priority principal distribution amount for such payment date; provided, that, for the final scheduled payment date of the class B notes, the “second priority principal distribution amount” will not be less than the amount necessary to reduce the outstanding principal amount of the class B notes to zero;

7.
Reserve Account Deposit –– to the reserve account, to the extent amounts then on deposit in the reserve account are less than the specified reserve account balance described below under “—Credit Enhancement—Reserve Account,” until the amount on deposit in the reserve account equals such specified reserve account balance;

8.	Note Principal –– to the noteholders, to be paid in the priority described under “—Principal Payments” above, the regular principal distribution amount;

the “regular principal distribution amount” means, with respect to any payment date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the notes as of such payment date (before giving effect to any principal payments made on the notes on such payment date), over (ii) the adjusted pool balance as of the last day of the related collection period less the overcollateralization target amount, minus (b) the sum of the first priority principal distribution amount and the second priority principal distribution amount for such payment date;

9.
Additional Transaction Fees and Expenses –– to the indenture trustee, the owner trustee, and the asset representations reviewer, the amount of any fees, expenses and indemnification amounts due to each such party and remaining unpaid, pro rata, based on amounts due to each such party; and

10.	Excess Amounts –– to the certificateholder, any remaining amounts.

For additional information regarding the priority of payments on the notes, you should refer to “Payments to Noteholders—Calculation of Available Collections” and “—Priority of Payments” in this prospectus.

Change in Priority of Distribution upon Events of Default Resulting in an Acceleration of the Notes

Following the occurrence of an event of default under the indenture that results in the acceleration of the maturity of the notes, and unless and until such acceleration has been rescinded, the issuing entity will make the following payments in the following order of priority (after payment to the servicer of the supplemental servicing fee, to the extent not previously retained by the servicer) from available collections received during the related collection period:

1.	Servicing Fee –– to the servicer, the servicing fee;

2.
Transaction Fees and Expenses –– to the indenture trustee, the owner trustee and the asset representations reviewer, the amount of any fees, expenses and indemnification amounts due to each such party, pro rata, based on amounts due to each such party;

3.
Class A Note Interest –– to the class A noteholders (pro rata, based upon the aggregate amount of interest due to each class of the class A notes), accrued and unpaid interest on each class of class A notes;

4.	Class A Note Principal –– to the class A noteholders, to be paid in the priority described under “—Principal Payments” above;

5.	Class B Note Interest –– to the class B noteholders, accrued and unpaid interest on the class B notes;

6.	Class B Note Principal –– to the class B noteholders, until the principal amount of the class B notes is reduced to zero; and

7.	Excess Amounts –– to the certificateholder, any remaining amounts.

Following the occurrence of an event of default under the indenture that results in the acceleration of the maturity of the notes, amounts on deposit in the reserve account will be withdrawn and used to the extent necessary to pay principal of the notes as described in clauses (4) and (6) above, in that order of priority.

For additional information regarding the priority of payments on the notes after the acceleration of the notes following an event of default, you should refer to “Payments to Noteholders—Calculation of Available Collections” and “—Priority of Payments” in this prospectus.

Final Scheduled Payment Dates

The issuing entity is required to pay the outstanding principal amount of each class of notes in full on or before the related final scheduled payment date specified on the front cover of this prospectus.

Events of Default	Each of the following will constitute an event of default under the indenture:

	(a)	a default for five business days or more in the payment of any interest on any of the outstanding classes of the controlling class;

	(b)	a default in the payment in full of the principal of any note on its final scheduled payment date or the redemption date for such note;

(c)
a default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture which materially and adversely affects the noteholders, subject to notice and cure provisions;

	(d)	any representation or warranty made by the issuing entity in the indenture having been incorrect in a material respect as of the time made, subject to notice and cure provisions; or

	(e)	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity;

provided, however, that a delay in or failure of performance referred to in clause (a), (b), (c) or (d) above will not constitute an event of default for a period of 30 days after the applicable cure period under the indenture if that delay or failure was caused by force majeure or other similar occurrence.

If an event of default under the indenture should occur and is continuing, the indenture trustee or the holders of notes evidencing not less than a majority of the aggregate principal amount of the notes of the controlling class then outstanding (excluding for these purposes the aggregate outstanding principal amount of any notes held of record or beneficially owned by TMCC, the depositor or any of their affiliates), acting together as a single class, may declare an acceleration of the notes and the principal of the notes to be immediately due and payable.

For additional information regarding the events of default, you should refer to “Description of the Notes—Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.

Credit Enhancement
Credit enhancement is intended to protect you against losses and delays in payments on your notes.  If losses on the receivables and other shortfalls in cash flows exceed the amount of available credit enhancement, such losses will not be allocated to write down the principal amount of any class of notes. Instead, the amount available to make payments on the notes will be reduced to the extent of such losses.  The credit enhancement for the notes is:

	•	the reserve account;

	•	overcollateralization;

	•	the yield supplement overcollateralization amount;

	•	in the case of the class A notes, subordination of the class B notes; and

	•	excess interest on the receivables.

If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later scheduled final payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date.  For additional information, you should refer to “Risk Factors— Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction—Payment priorities increase risk of loss or delay in payment to certain classes of notes,” “Risk Factors—Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction—You must rely for repayment only upon payments from the issuing entity’s assets, which may not be sufficient to make full payments on your notes” and “Payments to Noteholders” in this prospectus.

Reserve Account

On each payment date, funds will be withdrawn from the reserve account (1) to cover shortfalls in the amounts required to be paid on that payment date with respect to clauses (1) through (6) under “—Priority of Payments” above, (2) after an event of default that results in the acceleration of the maturity of the notes, to pay principal on the notes, and (3) to pay principal on any class of notes on the final scheduled payment date of that class of notes.

On the closing date, the depositor will cause to be deposited $4,000,012.35 into the reserve account, which is approximately 0.25% of the adjusted pool balance as of the cutoff date.  On each payment date, after making required payments to the servicer, the indenture trustee, the owner trustee, the asset representations reviewer and the noteholders, any remaining available collections will be deposited into the reserve account to the extent necessary to maintain the amount on deposit in the reserve account at the specified reserve account balance.

On any payment date prior to an event of default that results in an acceleration of the maturity of the notes, if the amount in the reserve account exceeds the specified reserve account balance, the excess will be distributed to the depositor.  The “specified reserve account balance” is, on any payment date, the lesser of (a) $4,000,012.35 (which is approximately 0.25% of the adjusted pool balance as of the cutoff date) and (b) the aggregate outstanding balance of the notes after giving effect to all payments of principal on that payment date.  In addition, on any payment date prior to an event of default that results in an acceleration of the maturity of the notes, net investment earnings on the amounts on deposit in the reserve account will be distributed to the depositor.

For additional information regarding the reserve account, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement—Reserve Account” in this prospectus.

Overcollateralization

Overcollateralization represents the amount by which the adjusted pool balance exceeds the aggregate outstanding principal amount of the notes. Overcollateralization will be available as an additional source of funds to absorb losses on the receivables that are not otherwise covered by excess collections on the receivables.  The adjusted pool balance as of the cutoff date is expected to be approximately equal to the aggregate initial principal amount of the notes.

The application of funds according to clause (8) under “—Interest and Principal Payments—Priority of Payments” above is designed to achieve and maintain the level of overcollateralization as of any payment date to a target amount of 0.85% of the adjusted pool balance as of the cutoff date. This amount is referred to in this prospectus as the “overcollateralization target amount.”

For additional information regarding overcollateralization, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement—Overcollateralization” in this prospectus.

Yield Supplement Overcollateralization Amount

The yield supplement overcollateralization amount for each payment date or with respect to the closing date is the aggregate amount by which the principal balance as of the last day of the related collection period or the cutoff date, as applicable, of each receivable with an APR below 4.55% (referred to herein as the “required rate”), other than any defaulted receivable, exceeds the present value of the future payments on such receivables, calculated as if their APRs were equal to the required rate, assuming such future payment is made on the last day of each month and each month has 30 days.

For additional information regarding the calculation of the yield supplement overcollateralization amount and its effect on the payment of principal, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement—Yield Supplement Overcollateralization Amount” and “—Overcollateralization” in this prospectus.

Subordination

Payments of interest on the class B notes will be subordinated to payments of interest on the class A notes and certain other payments on each payment date (including principal payments of the class A notes in specified circumstances). No payments of principal will be made on the class B notes until the principal of and interest on the class A notes has been paid in full.

If an event of default that results in the acceleration of payment of the notes occurs, no payments of interest or principal will be made on the class B notes until the class A notes are paid in full. Consequently, the holders of the class B notes will incur losses and shortfalls because of delinquencies and losses on the receivables before the holders of the class A notes incur those losses and shortfalls.

While any class A notes are outstanding, the failure to pay interest on the class B notes will not be an event of default.

For additional information, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement—Subordination of Principal and Interest” in this prospectus.

Excess Interest

More interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the sum of (i) the servicing fee, (ii) fees required to be paid to the indenture trustee, the owner trustee and the asset representations reviewer and (iii) interest on the notes each month.  Any such excess in interest payments from obligors will serve as additional credit enhancement.

For additional information, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement—Excess Interest” in this prospectus.

Optional Redemption; Clean-Up Call
The servicer may purchase the receivables remaining in the issuing entity at a price equal to at least the unpaid principal amount of the notes plus any accrued and unpaid interest thereon on any payment date when the aggregate outstanding principal balance of the receivables has declined to 5% or less of the aggregate principal balance of the receivables as of the cutoff date.  Upon the exercise of this clean-up call option by the servicer, the issuing entity must redeem the notes in whole, and not in part.

For additional information, you should refer to “Transfer and Servicing Agreements––Optional Purchase of Receivables and Redemption of Notes” in this prospectus.

Removal of Pool Assets
Breaches of Representations and Warranties.  Upon sale of the receivables to the depositor, TMCC will make certain representations and warranties to the depositor regarding the receivables, and upon sale of the receivables to the issuing entity, the depositor will make certain corresponding representations and warranties to the issuing entity regarding the receivables.  The depositor is required to repurchase from the issuing entity, and TMCC is required to repurchase from the depositor, in turn, any receivable for which a representation or warranty has been breached if such breach materially and adversely affects the issuing entity or the noteholders and such breach has not been cured in all material respects.

For additional information, you should refer to “Repurchases of Receivables” in this prospectus.

Breach of Servicer Covenants.  The servicer will be required to purchase any receivable with respect to which specified servicing covenants made by the servicer under the sale and servicing agreement are breached and are not cured in all material respects.

CUSIP Numbers	Class A-1 Notes: 89239B AA9 Class A-2 Notes: 89239B AB7 Class A-3 Notes: 89239B AC5 Class A-4 Notes: 89239B AD3

Tax Status
Subject to important considerations described under “Material U.S. Federal Income Tax Considerations” and “Certain State Tax Consequences” in this prospectus, Morgan, Lewis & Bockius LLP, special tax counsel to the issuing entity, will deliver its opinion that:

• as of their issuance date, the class A notes held by parties unaffiliated with the issuing entity will be classified as debt for U.S. federal income tax purposes; and

• the issuing entity will not be classified as an association or a publicly traded partnership, in either case taxable as a corporation for U.S. federal income tax purposes.

The characterization of the retained notes as equity or indebtedness for U.S. federal income tax purposes will be determined only when such retained notes are transferred to a party unaffiliated with the issuing entity.  If you purchase notes offered by this prospectus, you will agree to treat such notes as debt for purposes of U.S. federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

You should consult your own tax advisor regarding the U.S. federal tax considerations applicable to the purchase, ownership and disposition of the notes offered by this prospectus, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

For additional information regarding the application of U.S. federal income tax and state tax laws to the issuing entity and the notes offered by this prospectus, you should refer to “Material U.S. Federal Income Tax Considerations” and “Certain State Tax Consequences” in this prospectus.

ERISA Considerations
The class A notes sold to parties unaffiliated with the issuing entity may be purchased by employee benefit plans and individual retirement accounts, subject to those considerations discussed under “ERISA Considerations” in this prospectus.

For additional information, you should refer to “ERISA Considerations” in this prospectus.  If you are a benefit plan fiduciary considering the purchase of the notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Certain Investment Company Act Considerations
The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Eligibility for Purchase by Money Market Funds
The class A-1 notes have been structured to be “eligible securities” as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, liquidity and risk diversification.  A money market fund should consult its legal advisers regarding the eligibility of the class A-1 notes under Rule 2a-7 and whether an investment in the class A-1 notes satisfies the fund’s investment policies, ratings requirements and objectives.

SUMMARY OF RISK FACTORS
The following summary is a concise description of certain of the material risk factors that you should consider in making your decision to purchase any notes.  This summary does not purport to summarize all of the risks that you should consider in making your decision to purchase any notes.  You should carefully read the risks factors set forth under “Risk Factors,” as well as the other information contained in this prospectus.
Risks primarily related to the nature of the notes and the structure of the transaction.
The notes are subject to certain risks related to their nature as asset-backed securities and the structure of the transaction, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:
•	the limited pool of receivables and other assets available to make payments on the notes;
•	the subordination of certain classes of the notes to other more senior classes of the notes;
•	unpredictability of the rate at which the notes will amortize, and the potential acceleration of payments on the notes due to the occurrence of an event of default; and
•	the suitability of the notes as investments for investors subject to the EU Securitization Rules or the UK Securitization Rules.
Risks primarily related to the receivables and economic conditions.
The notes are subject to certain risks related to the receivables and economic conditions, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:
•
the effect of the COVID-19 pandemic, and related measures taken in response to the pandemic, on the obligors of the receivables, on the transaction parties and on the abilities of the transaction parties to perform their respective obligations under the transaction agreements;

•	economic developments, geopolitical conditions, public health concerns and other market events;
•	discount pricing incentives, marketing incentive programs and other used car market factors that may impact the amounts received upon disposition of the financing vehicles;
•	certain contractual terms and low annual percentage rates of the receivables, and the rate of depreciation of the related financed vehicles;
•	potential adverse effects of any recalls with respect to the financed vehicles; and
•	geographic concentrations of the receivables and extreme weather conditions, public health concerns, natural disasters and other similar events in specific geographic areas.
Risks primarily related to legal and regulatory matters.
The notes are subject to certain risks related to legal and regulatory matters, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:
•	federal and state consumer protection laws regulating the creation, collection and enforcement of the receivables;
•	the regulatory environment in which TMCC operates, and potential litigation or governmental proceedings that could affect the transaction parties; and
•	the Servicemembers Civil Relief Act and other similar state laws potentially limiting the ability of the servicer to collect from certain obligors of the receivables.
Risks primarily related to servicing.
The notes are subject to certain risks related to the servicing of the receivables, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:
•	the ability of the servicer to commingle collections on the receivables for a limited time;

•	the potential cost of transferring servicing responsibilities to a successor servicer, in the event of a servicer default;
•	the effect of credit ratings-related matters on the servicer;
•	the potential that a security breach or cyber-attack could adversely affect TMCC’s business and its ability to service the receivables;
•	TMCC’s enterprise data practices are subject to increasingly complex, restrictive, and punitive regulations; and
•	TMCC’s servicing activities could be disrupted by a failure or interruption of its information services.
Risks primarily related to bankruptcy and insolvency of transaction parties and perfection of security interests.
The notes are subject to certain risks related to the potential bankruptcy and insolvency of transaction parties and perfection of security interests, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:
•	the bankruptcy or insolvency of TMCC, the depositor or the issuing entity;
•	interests of other persons or competing claims in the receivables or the related financed vehicles could be superior to the interests of the indenture trustee therein; and
•	the failure of the servicer to maintain control of the receivables evidenced by electronic contracts.
General risks relating to the transaction.
The notes are subject to certain general risks applicable to transactions of this nature, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:
•	the complexity of the notes;
•	the potential absence of a secondary market for the notes;
•	withdrawal or downgrade of the ratings on the notes, potential issuance of unsolicited ratings on the notes, rating agency conflicts of interest and related regulatory scrutiny;
•	the retention by the depositor of certain of the notes; and
•	limitations on your ability to exercise rights directly, due to the absence of physical notes, and potential delays in receiving payments as the result of the notes being held in book-entry form.

RISK FACTORS
You should consider the following risk factors in deciding whether to purchase any notes.
Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction
You must rely for repayment only upon payments from the issuing entity’s assets, which may not be sufficient to make full payments on your notes.
The notes represent indebtedness of the issuing entity and will not be insured or guaranteed by the depositor, sponsor, administrator, servicer or any of their respective affiliates, any governmental entity, the trustees or any other person.  The only sources of payment on your notes are payments received on the receivables and, to the extent available, any funds on deposit in the accounts of the issuing entity, including amounts on deposit in the reserve account.  The amounts deposited in the reserve account will be limited.  If the entire reserve account has been used and the available credit enhancement is exhausted, the issuing entity will depend solely on current collections on the receivables to make payments on the notes.  The issuing entity will also have the benefit of overcollateralization (including the yield supplement overcollateralization amount) to provide limited protection against low-interest yielding receivables.  For additional information, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement—Overcollateralization,” “—Yield Supplement Overcollateralization Amount” and “—Reserve Account” in this prospectus.  If the assets of the issuing entity are not sufficient to pay interest on and principal of the notes you hold, you will suffer a loss.
Certain events (including some that are not within the control of the issuing entity, the depositor, the sponsor, the administrator, the servicer, the indenture trustee, the owner trustee or of their respective affiliates) may result in events of default under the indenture and cause acceleration of all outstanding notes.  If so directed by the holders of notes evidencing not less than a majority of the aggregate principal amount of the notes of the controlling class then outstanding (excluding for such purposes the aggregate outstanding principal amount of any notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), acting together as a single class, following an event of default resulting in an acceleration of the notes, the indenture trustee will liquidate the assets of the issuing entity only in limited circumstances, and the issuing entity may be required promptly to sell the receivables, liquidate its assets and apply the proceeds to the payment of the notes.  Liquidation would be likely to accelerate payment of all notes that are then outstanding.  If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring.  The issuing entity cannot predict the length of time that will be required for liquidation of its assets to be completed.  In addition, the amounts received from a sale in these circumstances may not be sufficient to pay all amounts owed to the holders of all classes of notes or any class of notes, and you may suffer a loss.  This deficiency will be more severe in the case of any notes where the aggregate outstanding principal amount of the notes exceeds the aggregate principal balance of the receivables.  Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes principal of a class of notes to be paid before the related final scheduled payment date will involve the prepayment risks described under “—Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” below.  Also, an event of default that results in the acceleration of the maturity of the notes will cause priority of payments of the notes to change, as described under “Payments to Noteholders—Payments After Occurrence of Event of Default Resulting in Acceleration” in this prospectus.  Therefore, all outstanding notes may be affected by any shortfall in liquidation proceeds.  For additional information, you should refer to “—Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” below.
Failure to pay principal on your notes will not constitute an event of default until maturity.
The amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (including amounts transferred to the collection account from the reserve account).  Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes.  For additional information, you should refer to “Description of the Notes—Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.
Payment priorities increase risk of loss or delay in payment to certain classes of notes.
Based on the priorities described under “Payments to Noteholders” in this prospectus, classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes.  Because principal of the notes will be paid sequentially, except in the case of the class A-2 notes, the class A-3 notes and the class A-4 notes after an event of default resulting in an acceleration of the notes, classes of notes that have higher sequential numerical class designations or higher alphabetical sequential class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes have received most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.
Because of the priority of payment on the notes, the yields of the higher numerically designated classes or higher alphabetically designated classes will be more sensitive to losses on the receivables and the timing of such losses than the lower numerically designated classes and lower alphabetically designated classes.  Accordingly, the class A-2 notes will be more sensitive to losses on the receivables and the timing of such losses than the class A-1 notes; the class A-3 notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the class A-1 notes and the class A-2 notes; the class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the class A-1 notes, the class A-2 notes and the class A-3 notes; and the class B notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the class A notes. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.
Classes of notes that receive payments of principal earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive payments of principal later than expected are exposed to greater risk of loss.  In either case, the yields on your notes could be materially and adversely affected.  In addition, the notes are subject to risk because payments of principal and interest on the notes on each payment date are subordinated to the payment of the total servicing fee and certain amounts payable to the indenture trustee, the owner trustee and the asset representations reviewer in respect of fees, expenses and indemnification amounts.  This subordination could result in reduced or delayed payments of principal and interest on the notes.
For additional information, you should refer to “—You must rely for repayment only upon payments from the issuing entity’s assets, which may not be sufficient to make full payments on your notes” above.
Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you.
If you receive payment of principal on your notes earlier than you expected, you may not be able to reinvest the principal you receive at a rate as high as the rate on your notes.  Prepayments on the receivables will shorten the life of the notes to an extent that cannot be predicted.  Prepayments may occur for a number of reasons.  Some prepayments may be caused by the obligors under the receivables.  For example, obligors may: (i) make early payments, since receivables will be prepayable at any time without penalty; (ii) default, resulting in the repossession and sale of the financed vehicle; (iii) damage the vehicle or become unable to pay due to death or disability, resulting in payments to the issuing entity under any existing physical damage, credit life or other insurance; or (iv) sell their vehicles or be delinquent or default on their receivables as a result of a manufacturer recall.
Some prepayments may be caused by the sponsor, the depositor or the servicer.  For example, the sponsor and the depositor will make representations and warranties regarding the receivables, and the servicer will agree to take or refrain from taking certain actions with respect to the receivables.  If the sponsor or the depositor breaches any such representation or warranty, or if the servicer breaches any such agreement, and such breach is material and cannot be remedied, the breaching party will be required to purchase the affected receivables from the issuing entity.  This will result, in effect, in the prepayment of the purchased receivables.  The servicer will also have the option to purchase the receivables from the issuing entity on or after the payment date when the aggregate outstanding principal balance of the receivables has declined to 5% or less of the aggregate principal balance of the receivables as of the cutoff date.  In addition, an event of default under the indenture could cause your notes to be prepaid.
Additionally, under its current servicing practices, the servicer will modify the terms of any receivable impacted by the Servicemembers Civil Relief Act, as amended, and will be obligated to purchase any such modified receivable by depositing an amount equal to the remaining outstanding principal balance of such impacted receivable into the collection account.  The Servicemembers Civil Relief Act provides, and similar laws of many states may provide, relief to obligors who enter active military service (including national guard members) and to obligors in reserve status who are called to active duty after the origination of their receivables.  In addition, relief may also be granted to obligors who are dependents of persons eligible for benefits under the Servicemembers Civil Relief Act.  Global conflicts and tensions may continue to involve military operations that will increase the number of U.S. citizens who have been called or will be called to active duty.  The Servicemembers Civil Relief Act provides, generally, that an obligor who is covered by the Servicemembers Civil Relief Act may not be charged

interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty.   The Servicemembers Civil Relief Act also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service.  We do not know how many receivables may be impacted by the Servicemembers Civil Relief Act.
The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors.  The sponsor cannot predict the actual prepayment rates for the receivables, and you will bear any reinvestment risks resulting from a faster or slower rate of payments of the receivables.  Increased delinquency and credit losses are significantly influenced by the combined impact of a number of factors, including the effects of changes in a servicer’s servicing operations, lower used vehicle values, continued economic weakness, longer term financing and tiered/risk based pricing.  TMCC cannot guarantee that the delinquency and loss levels of the receivables will correspond to the delinquency and loss levels TMCC has experienced in the past on its loan portfolio.  There is a risk that delinquencies and losses could increase or decline from historical levels for various reasons including changes in underwriting standards, changes in local, regional or national economies or the impact of other local, national or global events, including public health concerns, such as the COVID-19 Outbreak.  For additional information, you should refer to “Weighted Average Lives of the Notes” in this prospectus.
The notes may not be suitable investments for investors subject to the EU Securitization Rules or the UK Securitization Rules, and such rules could have an adverse impact on the value and liquidity of the notes.
TMCC will agree to retain, on an ongoing basis, the SR Retained Interest.  In addition, TMCC will agree not to sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the SR Retained Interest or subject it to any credit risk mitigation or hedging, except to the extent permitted by the EU Securitization Rules and the UK Securitization Rules.
However, the securitization transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation.  In particular, neither TMCC nor any other party to the transaction described in this prospectus will be required to produce any information or disclosure for purposes of Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation, or to take any other action in accordance with, or in a manner contemplated by, such articles.
Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own advisors regarding the suitability of the notes for investment and compliance with the EU Securitization Rules, the UK Securitization Rules or any existing or future similar regimes in any relevant jurisdictions.  Failure by an EU Affected Investor to comply with any applicable EU Securitization Rules or a UK Affected Investor to comply with the UK Securitization Rules with respect to an investment in the notes may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions or measures. The EU Securitization Rules, the UK Securitization Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of EU Affected Investors and UK Affected Investors and have an adverse impact on the value and liquidity of the notes.
For more information regarding the EU Securitization Rules and the UK Securitization Rules, see “The Sponsor, Administrator and Servicer––Credit Risk Retention—EU and UK Risk Retention” and “EU Securitization Regulation and UK Securitization Regulation” in this prospectus.
Risks Primarily Related to the Receivables and Economic Conditions
Adverse events arising from the coronavirus outbreak could have an adverse effect on your notes.
An outbreak of infectious disease caused by a recently discovered coronavirus and related variants (collectively, “COVID-19”) has spread throughout the world, including in the United States (the “COVID-19 Outbreak”).  The COVID-19 Outbreak has led, and will likely continue to lead, to disruption and volatility in the global capital markets and in the economies of many nations.  In the United States, the COVID-19 Outbreak has caused an unprecedented level of unemployment claims, economic volatility, and resulted in a decline in consumer confidence and spending.  The long-term and ultimate impacts of the social, economic and financial disruptions caused by the COVID-19 Outbreak are unknown.  The ultimate duration or possible resurgence of the COVID-19 Outbreak or similar public health issues are also uncertain.  See “—Economic developments, geopolitical conditions, public health concerns and other market events may adversely affect the liquidity, performance and market value of your notes” below.
The negative economic conditions arising from the COVID-19 Outbreak have impacted certain of TMCC’s financial results during fiscal year 2021, including higher provision for credit losses on its retail loan portfolio primarily due to the increase in expected credit losses. It is unclear how many obligors have been and will continue to be adversely affected by the COVID-19 Outbreak, which could have a negative impact on the ability of obligors to make timely payments on the receivables and may result in losses on your notes.  To the extent the COVID-19 Outbreak or the related economic uncertainty results in increased delinquencies and defaults by obligors due to financial hardship or otherwise, TMCC may implement a range of responsive actions with respect to obligors and the related receivables.  For example, in response to the COVID-19 Outbreak, and for a limited period of time, the servicer temporarily suspended outbound collection activities in states with state-wide stay-at-home orders and repossession activities nationwide, and offered additional extensions to obligors requesting relief.  The servicer has since resumed its standard retail loan extension policies, and it has resumed outbound collection activities and repossession activities where legally permissible to do so.  For additional information, see “The Sponsor, Administrator and Servicer—Servicing of Motor Vehicle Retail Installment Sales Contracts” in this prospectus.
Because a pandemic such as the COVID-19 Outbreak has not occurred in recent years, and because it is impacting obligors throughout the United States, TMCC’s historical loss and delinquency experience is unlikely to accurately predict the performance of the receivables.
The COVID-19 Outbreak may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the ability of obligors to make timely payments on the receivables, used vehicle values, the performance, market value, credit ratings and secondary market liquidity of your notes, and risks of geographic concentration of the obligors.  The COVID-19 Outbreak could also adversely affect the ability of the servicer and the other transaction parties to perform their respective obligations under the transaction documents, which could have an adverse effect on the timing and amount of payments on the notes.
Economic developments, geopolitical conditions, public health concerns and other market events may adversely affect the liquidity, performance and market value of your notes.
The United States has in the past experienced, and may in the future experience, a recession or period of economic contraction. During the recession which resulted from the COVID-19 Outbreak, the United States experienced an unprecedented level of unemployment claims, economic volatility, and a decline in consumer confidence and spending. Although the economy has improved in more recent months, it is possible that a higher percentage of obligors will seek protection under bankruptcy or debtor relief laws as a result of financial and economic disruptions related to the COVID-19 Outbreak than is reflected in TMCC’s historical experience.  See “—Adverse events arising from the coronavirus outbreak could have an adverse effect on your notes” above.  In addition, a deterioration in economic conditions, including elevated unemployment, decreases in home values and lack of available credit may lead to increased delinquency and default rates by obligors, as well as decreased consumer demand for automobiles and declining market values of the automobiles securing the receivables.  As a result, delinquencies and credit losses on the receivables could increase, which could result in losses on your notes.  In addition, consumer debt levels remain elevated as a result of current economic conditions, and there have been increasing trends in rates of delinquency and default frequency.  As consumers assume higher debt levels, delinquencies and losses on the receivables may increase, which could result in losses on your notes.
Events in the global financial markets, including downgrades of sovereign debt, health pandemics, devaluation of currencies by foreign governments and slowing economic growth have in the past caused (and may cause again), a significant reduction in liquidity in the secondary market for asset-backed securities, which could adversely affect the market value of the notes and limit the ability of an investor to sell its notes.
Geopolitical conditions and other market events may impact TMCC and your notes.  Restrictive exchange or import controls or other disruptive trade policies, disruption of operations as a result of systemic political or economic instability, adverse changes to tax laws and regulations, social unrest, outbreak of war or expansion of hostilities, health epidemics and other outbreaks, climate-related risk, and acts of terrorism, could each have a material adverse effect on TMCC’s business, results of operations and financial condition.
Any such events could also adversely affect TMCC’s ability to service the receivables and perform its other obligations under the transaction agreements, which could have an adverse effect on your notes.

Additionally, higher future energy and fuel prices could reduce the amount of disposable income that the affected obligors have available to make monthly payments on their automobile finance contracts.  Higher energy costs could also cause business disruptions, which could cause unemployment and a deepening economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment.  The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.
Delinquencies and losses with respect to automobile finance contracts may increase during the term of your notes.  These increases in delinquencies and losses may be related to changes in consumer debt levels, increases in interest rates, a rise in the supply of used vehicles, a decrease in prices of used vehicles or the impact of public health concerns (such as the COVID-19 Outbreak).  For delinquency and loss information regarding certain automobile loans originated and serviced by TMCC, you should refer to “Delinquencies, Repossessions and Net Losses” and “Static Pools” in this prospectus.  Increased delinquencies and losses may lead to decreased collections on the receivables and the issuing entity may not have sufficient available collections to pay amounts due on the notes on any payment date or to pay any class of the notes in full on the related final scheduled payment date.
The amounts received upon disposition of the financed vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and other used car market factors, which may increase the risk of loss on your notes.
The market for used Toyota or Lexus vehicles could be adversely affected by factors such as governmental action, changes in consumer demand, new vehicle incentive programs, new vehicle pricing, new vehicle sales, styling changes (including future plans for new Toyota and Lexus product introductions), recalls, the actual or perceived quality, safety or reliability of Toyota and Lexus vehicles, used vehicle supply (such as an overabundance of used cars, crossover utility vehicles, light-duty trucks and sport utility vehicles in the marketplace), the level of current used vehicle values, fuel prices, increased competition, fluctuations in interest rates, decreased or delayed new vehicle production due to the COVID-19 Outbreak, or other health pandemics, shortage of parts, components or raw materials, natural disasters, supply chain or logistic network interruptions or other events and economic conditions generally. Any such adverse change could result in reduced proceeds upon the liquidation or other disposition of financed vehicles, and therefore could result in reduced proceeds on defaulted receivables.  If losses on the receivables exceed the credit enhancement available, you may suffer a loss on your investment.
Discount pricing incentives or other marketing incentive programs on new vehicles by Toyota Motor North America, Inc., TMCC or any of their competitors that effectively reduce the prices of new vehicles may have the effect of reducing demand by consumers for used cars, crossover utility vehicles, light-duty trucks and sport utility vehicles.  Additionally, the pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new vehicle models, the actual or perceived quality, safety or reliability of vehicles and other factors.  The reduced demand for used cars, crossover utility vehicles, light-duty trucks and sport utility vehicles resulting from discount pricing incentives or other marketing incentive programs introduced by Toyota Motor North America, Inc., TMCC or any of their competitors or other factors may reduce the prices consumers will be willing to pay for used cars, crossover utility vehicles, light-duty trucks and sport utility vehicles, including the vehicles that secure the receivables.  In addition, if programs are implemented by the United States government to stimulate the sale of new vehicles, this may have the effect of further reducing the values of used vehicles.  As a result, the proceeds received by the issuing entity upon any repossession of financed vehicles may be reduced and may not be sufficient to pay the receivables. The servicer manages the market for used Toyota and Lexus vehicles through certain programs, but there can be no assurance that such programs will continue to be successful.
Paid-ahead simple interest contracts may affect the weighted average lives of the notes.
If an obligor on a simple interest contract makes a payment on the contract ahead of schedule (for example, because the obligor intends to go on vacation), the weighted average life of the notes could be affected.  This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it was paid ahead.  During this paid ahead period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor’s contract would not be considered delinquent during this period. Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor.  This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.  The payment by the issuing entity of the paid ahead principal amount on the notes will generally shorten the weighted average lives of the notes.  However, depending on the length of time during which a paid ahead simple interest contract is not amortizing as described above, the weighted average lives of the notes may be extended.  TMCC’s portfolio of retail installment sales contracts has historically included simple interest contracts which have been paid ahead by one or more scheduled monthly payments. There can be no assurance as to the number of contracts in the issuing entity which may become paid ahead simple interest contracts as described above or the number or the principal amount of the scheduled payments which may be paid ahead.
There may be potential adverse effects on the servicer, the receivables and your notes in the event any Toyota or Lexus models are subject to recalls.
Toyota Motor North America, Inc. periodically conducts vehicle recalls which could include temporary suspensions of sales and production of certain Toyota and Lexus models.  Because TMCC’s business is substantially dependent upon the sale of Toyota and Lexus vehicles, such events could adversely affect TMCC’s business. A decline in values of used Toyota and Lexus vehicles would have a negative effect on residual values and return rates which, in turn, could increase credit losses to TMCC.  Further, as described below, under “—The regulatory environment in which TMCC operates could have an adverse effect on TMCC, the depositor and the issuing entity, which could result in losses or delays in payments on your notes,” TMCC and its affiliates have been or may continue to become subject to litigation and governmental investigations and have been or may become subject to fines or other penalties.  These factors could affect sales of Toyota and Lexus vehicles and, accordingly, could have a negative effect on TMCC’s business, results of operations and financial condition.  If the demand for used Toyota or Lexus vehicles decreases due to recalls or other factors, the resale value of the vehicles related to the receivables may also decrease. As a result, the amount of proceeds received upon the liquidation or other disposition of financed vehicles may decrease.  A decrease in the level of sales, including as a result of the actual or perceived quality, safety or reliability of Toyota and Lexus vehicles, or a change in standards of regulatory bodies, will have a negative impact on the level of TMCC’s financing volume, voluntary protection products volume, earnings assets and revenues.  The credit performance of TMCC’s dealer and consumer lending portfolios may also be adversely affected.  In addition, as a result of any recalls, obligors of related receivables may be more likely to be delinquent in or default on payments on their receivables.  If any of these events materially affect collections on the receivables, you may experience delays in payments or principal losses on your notes if the available credit enhancement has been exhausted.
The geographic concentration of the obligors and performance of the receivables may increase the risk of loss on your investment.
The concentration of the receivables in specific geographic areas may increase the risk of loss.  A deterioration in economic conditions in the states where obligors reside, including those caused by public health concerns (including pandemics) could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables.  An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables.  As a result, you may receive principal payments of your notes earlier than anticipated.
As of the cutoff date, TMCC’s records indicate that, based on the mailing addresses of the obligors of the receivables, approximately 26.41% and 12.71% of the aggregate principal balance of the receivables as of the cutoff date was concentrated in California and Texas, respectively.  No other state, based on the mailing addresses of the related obligors, accounts for more than 5.00% of the aggregate principal balance of the receivables as of the cutoff date.
Certain obligors’ ability to make timely payments on the receivables, and the condition of the financed vehicles, may be adversely affected by extreme weather conditions, public health concerns, natural disasters and other similar events.
Extreme weather conditions, public health concerns (including pandemics, such as the COVID-19 Outbreak) and natural disasters, such as floods, hurricanes, earthquakes, tornadoes, wildfires and other similar events, could result in substantial business disruptions, economic losses, unemployment, travel restrictions and disruptions caused by directives (such as the stay-at-home requirements) intended to limit the spread of COVID-19, and could have a negative effect on general economic conditions, consumer confidence and general market liquidity.  As a result of such events, the obligors’ ability to make timely payments could be adversely affected, and the issuing entity’s ability to make payments on the notes could be adversely affected if obligors are unable to make timely payments on the receivables.  In addition, any such events may adversely affect the condition of the financed vehicles.  No representation or warranty will be made by TMCC or any other entity regarding the condition of any financed vehicle as of the cutoff date or any other date.   Under the terms of the receivables, obligors are required to maintain physical damage insurance.  However, there can be no assurance that such insurance has been maintained in all cases or would fully cover any damage to the related financed vehicle.   For additional information, you should refer to “Transfer and Servicing Agreements—Insurance on Financed Vehicles” in this prospectus.  No prediction can be made, and no assurance may be given, as to the effect of extreme weather conditions, natural disasters, public health concerns (including pandemics, such as the COVID-19 Outbreak) and other similar events on the rate of delinquencies, prepayments and/or losses on the receivables or the market value of your notes.  See also “—Adverse events arising from the coronavirus outbreak could have an adverse effect on your notes” above.
The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal balance of the loan on those financed vehicles, which may result in losses.
There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal balance of the related receivable.  New vehicles normally experience an immediate decline in value after purchase because they are no longer considered new.  As a result, it is highly likely that the principal balance of the related receivable will exceed the value of the related vehicle during the earlier years of a receivable’s term.  Defaults during these earlier years are likely to result in losses because the proceeds of repossession are less likely to pay the full amount of interest and principal owed on the receivable.  The frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the financed vehicle is less than the remaining principal balance of the receivable.  See the tables describing the composition of the receivables under the heading “The Receivables” in this prospectus for the percentage of the aggregate principal balance of the receivables as of the cutoff date consisting of receivables with original scheduled payments greater than 60 months.  The frequency and amount of losses may also be greater for obligors with little or no equity in their vehicles because the principal balances for such obligors are likely to be greater for similar loan terms and vehicles than for obligors with a more significant amount of equity in the vehicle.  Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, the amount of any loss tends to be greater for receivables secured by new vehicles because of the higher rate of depreciation described above.
You may suffer losses due to receivables with low annual percentage rates.
The receivables include receivables that have APRs that are less than the interest rates on your securities.  Obligors with higher APR receivables may prepay at a faster rate than obligors with lower APR receivables.  Higher rates of prepayments of receivables with higher APRs may result in the issuing entity holding receivables that will generate insufficient collections to cover delinquencies or chargeoffs on the receivables or to make current payments of interest on or principal of your notes.  Similarly, higher rates of prepayments of receivables with higher APRs will decrease the amounts available to be deposited in the reserve account, reducing the protection against losses and shortfalls afforded thereby to the notes.  For additional information, you should refer to “Prepayment and Yield Considerations” and the tables describing the distribution of the receivables by APR under “The Receivables” in this prospectus.
Risks Primarily Related to Legal and Regulatory Matters
Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment.
Numerous federal and state consumer protection laws regulate consumer contracts such as the receivables.  Also, some of these laws may provide that the assignee of a consumer contract (such as the issuing entity) is liable to the related obligor for any failure of the contract to comply with these laws.  If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting payments on such receivables, and the issuing entity, as assignee of the related originator, could be held liable for any applicable penalties or damages.  If that happens, payments on your notes could be delayed or reduced.
TMCC and the depositor will make representations and warranties relating to the receivables’ compliance with law and the issuing entity’s ability to enforce the contracts.  If the depositor breaches any of these representations or warranties, the issuing entity’s sole remedy (other than the indemnification available to the issuing entity as described below) will be to require the depositor to repurchase the related receivable if such breach materially and adversely affects the interest of the issuing entity in such receivable and such breach has not been cured in all material respects within any applicable cure period.  TMCC will have a corresponding obligation to repurchase any such receivable from the depositor.  TMCC will also indemnify the depositor for any failure of a receivable to have been originated in compliance with all applicable requirements of law, and the depositor’s right to such indemnification will be assigned to the issuing entity.  Any failure by TMCC or the depositor to repurchase any affected receivables, or to indemnify the issuing entity, as applicable, could result in delays or reductions in payments on your notes.  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Consumer Finance Regulation” and “Repurchases of Receivables” in this prospectus.
The regulatory environment in which TMCC operates could have an adverse effect on TMCC, the depositor and the issuing entity, which could result in losses or delays in payments on your notes.
The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” and its implementing regulations have had and may continue to have broad implications for the consumer financial services industry.
As a provider of finance and voluntary protection products and services, TMCC operates in a highly regulated environment.  TMCC is subject to state licensing requirements and state and federal laws and regulations. In addition, TMCC is subject to governmental and regulatory examinations, information gathering requests, and investigations from time to time at the state and federal levels.  Compliance with applicable law is costly and can affect TMCC’s results of operations.  Compliance requires forms, processes, procedures, controls and the infrastructure to support these requirements.  Compliance may create operational constraints and place limits on pricing, as the laws and regulations in the financial services industry are designed primarily for the protection of consumers.  Changes in laws and regulations could restrict TMCC’s ability to operate its business as currently operated, could impose substantial additional costs or require it to implement new processes, which could adversely affect TMCC’s business, prospects, financial performance or financial condition.  The failure to comply with applicable laws and regulations could result in significant statutory civil and criminal fines, penalties, monetary damages, attorney or legal fees and costs, restrictions on TMCC’s ability to operate its business, possible revocation of licenses and damage to TMCC’s reputation, brand and valued customer relationships. Any such costs, restrictions, revocations or damage could adversely affect TMCC’s business, prospects, results of operations or financial condition.
TMCC’s principal consumer finance regulator at the federal level is the Consumer Financial Protection Bureau, or the “CFPB,” which has broad regulatory, supervisory and enforcement authority over TMCC.  The CFPB’s supervisory authority allows it, among other things, to conduct comprehensive and rigorous examinations to assess TMCC’s compliance with consumer financial protection laws, which could result in enforcement actions, regulatory fines and mandated changes to TMCC’s business, products, policies and procedures.  The CFPB’s rulemaking authority includes the authority to promulgate rules regarding, among other practices, debt collection practices that would apply to third-party collectors and first-party collectors, such as TMCC, and rules regarding consumer credit reporting practices.  The timing and impact of these rules on TMCC’s business remain uncertain.  In addition, the CFPB has focused on the area of auto finance, particularly with respect to indirect financing arrangements, dealer compensation and fair lending compliance, and has questioned the value and increased scrutiny of the marketing and sale of certain ancillary or add-on products, including products similar to those financed by TMCC or sold through its affiliates.
The CFPB and the Federal Trade Commission, or the “FTC,” may investigate the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities.  As a result of such investigations, the CFPB and the FTC have announced various enforcement actions against lenders in the past few years involving significant penalties, consent orders, cease and desist orders and similar remedies that, if applicable to TMCC or the products, services and operations TMCC offers, may require TMCC to cease or alter certain business practices, which could have a material adverse effect on TMCC’s results of operations, financial condition, and liquidity.  Supervision and investigations by these agencies may result in monetary penalties, increase TMCC’s compliance costs, require changes in its business practices, affect its competitiveness, impair its profitability, harm its reputation or otherwise adversely affect its business.
At the state level, state regulators are taking a more stringent approach to supervising and regulating providers of financial products and services subject to their jurisdiction. For example, certain states have proposed or enacted rate cap bills that would put limits on the maximum rate of finance charges.  As described under “Certain Legal Aspects of the Receivables—Consumer Finance Regulation” and “—Other Federal Regulation” in this prospectus, TMCC may take certain actions relating to certain of the receivables, including modifying their terms or making certain payments to obligors.  There can be no assurance that TMCC will take any of these actions or, if it does, whether any of these actions will result in the repurchase of some or all of the affected receivables. For additional information regarding state consumer protection laws and related regulations that may affect TMCC, you should refer to “Certain Legal Aspects of the Receivables—Consumer Finance Regulation” in this prospectus.
If the Federal Deposit Insurance Corporation, or the “FDIC,” were appointed receiver of TMCC, the depositor or the issuing entity under the Orderly Liquidation Authority provisions of the Dodd-Frank Act, the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt.  TMCC has structured the transfers of the receivables to the depositor and the issuing entity as a valid and perfected sale under applicable state law and under the U.S. Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a grant of security interest to secure debt of TMCC.  Any attempt by the FDIC to recharacterize the transfer of the receivables as a grant of a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the notes.  In addition, if the issuing entity were to become subject to the Orderly Liquidation Authority, the FDIC may repudiate the debt of the issuing entity and the noteholders would have a secured claim in the receivership of the issuing entity.  Also, if the issuing entity were subject to Orderly Liquidation Authority, the noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the servicer without the FDIC’s consent for 90 days after the receiver is appointed.  As a result of any of these events, delays in payments on the notes would occur and possible reductions in the amount of those payments could occur.  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Dodd-Frank Act Orderly Liquidation Authority Provisions” in this prospectus.
No assurances can be given that the liquidation framework for the resolution of “covered financial companies” would not apply to TMCC or its affiliates, including the depositor and the issuing entity.  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Dodd-Frank Act Orderly Liquidation Authority Provisions—Potential Applicability to TMCC, the Depositor and the Issuing Entity” in this prospectus.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law.  The CARES Act was extensive and significant legislation adopted to address the COVID-19 pandemic, and it includes various provisions intended to help consumers, such as new requirements affecting credit reporting, direct payments to workers, and unemployment relief.  Portions of the assistance provided by the CARES Act lapsed by the end of 2020.  On December 27, 2020, the Consolidated Appropriations Act of 2021 (the “Appropriations Act”) was signed into law, which included a $900 billion economic stimulus package and renewed certain provisions of the CARES Act, including reauthorizing and providing additional funding for several stimulus programs established by the CARES Act.  The Appropriations Act also restored the Federal Pandemic Unemployment Compensation program, which provides an additional $300 per week to individuals collecting traditional unemployment compensation. This benefit was available for weeks of unemployment beginning after December 26, 2020 and ending on March 14, 2021.  On March 11, 2021, President Biden signed the American Rescue Plan Act of 2021 (the “American Rescue Plan Act”), which includes a $1.9 trillion economic stimulus package. The American Rescue Plan Act builds upon the CARES Act and the Appropriations Act by extending unemployment benefits through September 6, 2021 (though some states discontinued the additional federal unemployment benefits ahead of this date), providing stimulus checks to certain individuals and families up to $1,400 per adult and eligible dependent, making the Small Business Administration’s Paycheck Protection Program (the “PPP”) more accessible to businesses and nonprofits, adding additional funding of $7.25 billion to the PPP and providing additional relief to state and local communities.
It is not known how many obligors of the receivables may have been or are receiving benefits under the CARES Act, the Appropriations Act, or the American Rescue Plan Act, or what the effect of any reduction of such benefits may be on the ability of the obligors to meet their payment obligations under the receivables.  The potential impact of these acts on TMCC and its affiliates or on the obligors is not yet known. It is possible that compliance with the implementing regulations under such acts may impose costs on, or create operational constraints for, TMCC and may have an adverse impact on the ability of TMCC to effectively service the receivables.  Further, Federal, state or local governments, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that allow obligors to stop making scheduled payments on certain obligations for some period of time, require modifications to the related contracts (e.g., waiving accrued interest), or preclude creditors from exercising certain rights or taking certain actions with respect to collateral securing such obligations, including repossession or liquidation of financed vehicles.

The return on the notes could be reduced by shortfalls due to state laws limiting collections on certain receivables.
Pursuant to federal law and the laws of various states, payments on retail installment sales contracts or installment loans, such as the receivables, by certain members of the military who are on active duty and residents in those states who are called into active duty with the national guard or the reserves by the related governor, will be deferred under certain circumstances. These laws and related regulations may also limit the ability of the servicer to repossess the financed vehicle securing a receivable.  As a result of such legislation or regulations, there may be delays or reductions in payment of, and increased losses on the receivables and you may suffer a loss on your notes.  We do not know how many receivables may be impacted by such legislation or regulations. For additional information, you should refer to “Certain Legal Aspects of the Receivables—Other Limitations” in this prospectus.
Risks Primarily Related to Servicing
Funds held by the servicer that are intended to be used to make payments on the notes may be exposed to a risk of loss.
The servicer generally may retain all payments and proceeds collected on the receivables during each collection period.  The servicer is generally not required to segregate those funds from its own accounts until the funds are deposited in the collection account on or prior to each payment date.  Until any collections or proceeds are deposited into the collection account, the servicer will be able to invest those amounts for its own benefit at its own risk.  The issuing entity and noteholders are not entitled to any amount earned on the funds held by the servicer.  If the servicer does not deposit the funds in the collection account as required on any payment date, the issuing entity may be unable to make the payments owed on your notes.
A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, including higher delinquencies and defaults, all of which may have an adverse effect on your notes.
If a servicer default occurs, either the indenture trustee or the holders of notes evidencing not less than a majority of the aggregate principal amount of the notes of the controlling class then outstanding, acting together as a single class (excluding for such purposes the aggregate outstanding principal amount of any notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), may remove the servicer without the consent of the owner trustee or the certificateholders.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict the cost of the transfer of servicing to the successor, the ability of the successor to perform the obligations and duties of the servicer under the sale and servicing agreement; or the servicing fees charged by the successor.  In addition, the holders of notes evidencing not less than a majority of the aggregate principal amount of the notes of the controlling class then outstanding (excluding for such purposes the aggregate outstanding principal amount of any notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), acting together as a single class, have the ability, with some exceptions, to waive defaults by the servicer.  Furthermore, the indenture trustee may experience difficulties in appointing a successor servicer and during any transition phase, it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.  Additionally, because the servicing fee is based on a percentage of the aggregate outstanding amount of the receivables, the fee the servicer receives each month will be reduced as the size of the pool decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to service the remaining receivables in the pool, which could result in increased delinquencies and/or defaults on the receivables.
There may be potential adverse effects of credit ratings-related matters on the servicer, which could have an adverse effect on your notes.
Several credit rating agencies rate the long-term corporate credit and/or debt of TMCC and its affiliates.  The credit ratings of TMCC depend, in large part, on the existence of the credit support arrangements with Toyota Financial Services Corporation and Toyota Motor Corporation and on the financial condition and results of operations of Toyota Motor Corporation.  If these arrangements (or replacement arrangements acceptable to the applicable rating agencies) become unavailable to TMCC, or if the credit ratings of the credit support providers were lowered, TMCC’s credit ratings would be adversely impacted. The cost and availability of financing is influenced by credit ratings, which are intended to be an indicator of the creditworthiness of a particular company, security or obligation.

Credit rating agencies which rate the credit of Toyota Motor Corporation and its affiliates, including TMCC, may qualify or alter ratings at any time.  Global economic conditions and other geopolitical factors, including the COVID-19 Outbreak, may directly or indirectly affect such ratings and your notes.  Any downgrade in the sovereign credit ratings of the United States or Japan may directly or indirectly have a negative effect on the ratings of Toyota Motor Corporation and TMCC.  Downgrades or placement on review for possible downgrades could result in an increase in TMCC’s borrowing costs as well as reduced access to global unsecured debt capital markets.  These factors would have a negative impact on TMCC’s competitive position, results of operations and financial condition, which could affect the ability of the servicer to collect on the receivables and therefore result in delays in payments or principal losses on your notes if the available credit enhancement has been exhausted.
A security breach or a cyber-attack affecting TMCC could adversely affect TMCC’s business, results of operations and financial condition, which could have an adverse effect on your notes.
TMCC collects and stores certain personal and financial information from customers, employees, and other third parties.  Security breaches or cyber-attacks involving TMCC’s systems or facilities, or the systems or facilities of third-party providers, could expose TMCC to a risk of loss of personal information of customers, employees and third parties or other confidential, proprietary or competitively sensitive information, business interruptions, regulatory scrutiny, actions and penalties, litigation, reputational harm, a loss of confidence, and other financial and non-financial costs, all of which could potentially have an adverse impact on TMCC’s future business with current and potential customers, results of operations and financial condition.
TMCC relies on encryption and other information security technologies licensed from third parties to provide security controls necessary to help in securing online transmission of confidential information pertaining to customers, employees and other aspects of TMCC’s business.  Advances in information system capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the technology that TMCC uses to protect sensitive data.  A party who is able to circumvent TMCC’s security measures by methods such as hacking, fraud, trickery or other forms of deception could misappropriate proprietary information or cause interruption in TMCC’s operations.  TMCC may be required to expend capital and other resources to protect against such security breaches or cyber-attacks or to remediate problems caused by such breaches or attacks.  TMCC’s security measures are designed to protect against security breaches and cyber-attacks, but TMCC’s failure to prevent such security breaches and cyber-attacks could subject TMCC to liability, decrease TMCC’s profitability and damage TMCC’s reputation.  Even if a failure of, or interruption in, TMCC’s systems or facilities is resolved timely or an attempted cyber incident or other security breach is successfully avoided or thwarted, it may require TMCC to expend substantial resources or to take actions that could adversely affect customer satisfaction or behavior and expose TMCC to reputational harm.
TMCC could also be subjected to cyber-attacks that could result in slow performance and loss or temporary unavailability of TMCC’s information systems.  Information security risks have increased because of new technologies, the use of the internet and telecommunications technologies (including mobile devices) to conduct financial and other business transactions, and the increased sophistication and activities of organized crime, perpetrators of fraud, terrorists, and others.  In addition, TMCC may have increased cyber-security risks and increased vulnerability to security breaches and other information technology disruptions as a result of the COVID-19 Outbreak and increased remote work arrangements. TMCC may not be able to anticipate or implement effective preventative measures against all security breaches of these types, especially because the techniques used change frequently and because attacks can originate from a wide variety of sources.  The occurrence of any of these events could have a material adverse effect on TMCC’s business, results of operations and financial condition, could adversely affect TMCC’s ability to service the receivables and perform its other obligations under the transaction agreements, and could have an adverse effect on your notes.
TMCC’s enterprise data practices, including the collection, use, sharing, and security of personal and financial information of TMCC’s customers, employees, and third-party individuals, are subject to increasingly complex, restrictive, and punitive regulations.
Under current laws, the failure to maintain compliant data practices could result in consumer complaints and regulatory inquiry, resulting in civil or criminal penalties, as well as brand impact or other harm to TMCC’s business.  In addition, increased consumer sensitivity to real or perceived failures in maintaining acceptable data practices could damage TMCC’s reputation and deter current and potential customers from using TMCC’s products and services. For example, well-publicized allegations involving the misuse or inappropriate sharing of personal information have led to expanded governmental scrutiny of practices relating to the safeguarding of personal information and the use or sharing of personal data by companies in the U.S. and other countries.  That scrutiny has in some cases resulted in, and could in the future lead to, the adoption of stricter laws and regulations relating to the use and sharing of personal information. For example, some states have enacted and others are considering enacting data protection regimes that grant consumers broad new rights including access to, deletion of, and limiting the sharing of personal information that is collected by businesses and requiring regulated entities to establish measures to identify, manage, secure, track, produce, update and delete personal information.  In some jurisdictions, these laws and regulations provide a private right of action that would allow customers to bring suit directly against us for certain violations of these laws and regulations. These types of laws and regulations could prohibit or significantly restrict financial services providers such as TMCC from sharing information among affiliates or with third parties such as vendors, and thereby increase compliance costs, or could restrict TMCC’s use of personal data when developing or offering products or services to customers.  These restrictions could inhibit TMCC’s development or marketing of certain products or services, or increase the costs of offering them to customers.  Because many of these laws are new, there is little clarity as to their interpretation, as well as a lack of precedent for the scope of enforcement.  In addition, these laws are state specific and have specific details that are not uniform state-to-state. The cost of compliance with these laws and regulations will be high and is likely to increase in the future.  Any failure or perceived failure to comply with applicable privacy or data protection laws and regulations could result in requirements to modify or cease certain operations or practices, significant liabilities or fines, penalties or other sanctions, which could adversely affect TMCC’s ability to service the receivables and perform its other obligations under the transaction agreements, and could have an adverse effect on your notes.
A failure or interruption of TMCC’s information systems, including in connection with any consolidation of or change in servicing operations, could have an adverse effect on your notes.
TMCC relies on its own information systems and third-party information systems to manage its operations, which creates meaningful operational risk for TMCC.  Any failure or interruption of TMCC’s information systems or the third-party information systems on which it relies as a result of inadequate or failed processes or systems, human errors, employee misconduct, catastrophic events, security breaches, acts of vandalism, computer viruses, malware, ransomware, misplaced or lost data, or other events could disrupt TMCC’s normal operating procedures, damage its reputation and have an adverse effect on TMCC’s business, results of operations and financial condition, which could adversely affect TMCC’s ability to service the receivables and perform its other obligations under the transaction agreements, and could have an adverse effect on your notes.  These operations risks may be increased as a result of remote work arrangements due to the COVID-19 Outbreak. From time to time, TMCC may update its servicing systems in order to improve operating efficiency, update technology and enhance customer services.  For example, TMCC is in the process of implementing a new core servicing system to replace its legacy core servicing system, which includes building a new enterprise integration platform that also accommodates downstream systems.  In connection with any such updates, TMCC may experience limited disruptions in servicing activities both during and following roll-out of the new servicing systems or platforms caused by, among other things, periods of system down-time and periods devoted to user training.  These and other implementation related difficulties may contribute to higher delinquencies.  It is not possible to predict with any degree of certainty all of the potential adverse consequences that may be experienced, and there can also be no assurance that any such disruptions in servicing activities will not adversely affect TMCC’s ability to service the receivables, which could have an adverse effect on your notes.
Risks Primarily Related to Bankruptcy and Insolvency of Transaction Parties and Perfection of Security Interests
The bankruptcy of TMCC or the depositor could result in losses or delays in payments on your notes.
If TMCC or the depositor were to become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes.  TMCC will sell the receivables to the depositor, and the depositor will in turn sell the receivables to the issuing entity.  However, if TMCC or the depositor were to become subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that TMCC or the depositor effectively still owns the receivables by concluding that the sale to the depositor by TMCC or the sale to the issuing entity by the depositor was not a “true sale” or that the issuing entity should be consolidated with TMCC or the depositor for bankruptcy purposes.  If a court were to reach this conclusion, you could experience losses or delays in payments on the notes as a result of, among other things:
•
an “automatic stay” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

•	certain tax or government liens on TMCC’s or the depositor’s property (that arose prior to the transfer of a receivable to the issuing entity) having a prior claim on collections before the collections are used to make payments on your notes; and
•
the fact that neither the issuing entity nor the indenture trustee has a perfected security interest in (a) one or more of the vehicles securing the receivables or (b) any cash collections held by TMCC or the depositor at the time TMCC or the depositor were to become the subject of a bankruptcy proceeding.

The depositor will take steps in structuring the transactions described in this prospectus to minimize the risk that a court would consolidate the issuing entity with the depositor for bankruptcy purposes or conclude that the sale of receivables to the issuing entity was not a “true sale.”  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Certain Bankruptcy Considerations” in this prospectus.
The bankruptcy of the issuing entity could result in losses or delays in payments on your notes.
If the issuing entity were to become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes as a result of, among other things, an “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the applicable court, and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in limited circumstances.
The insolvency or bankruptcy of the servicer could delay the appointment of a successor servicer or reduce payments on your notes.
In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, the indenture trustee could neither appoint a successor servicer nor prevent the servicer from appointing a sub-servicer, as the case may be, without the consent of the bankruptcy trustee or the bankruptcy court, and delays in the collection of payments on the receivables may occur.  Any delay in the collection of payments on the receivables may delay or reduce payments to noteholders.
The issuing entity’s interests in financed vehicles may be unenforceable or defeated.
The certificates of title for vehicles financed by TMCC name TMCC as the secured party.  The certificates of title for financed vehicles under contracts assigned to the issuing entity will not be amended to identify the issuing entity as the new secured party because it would be administratively burdensome to do so.  However, financing statements showing the transfer to the issuing entity of TMCC’s and the depositor’s interest in the receivables and the transfer to the indenture trustee of the issuing entity’s interest in the receivables will be filed with the appropriate governmental authorities.  TMCC, as servicer, will retain the documentation for the receivables and the certificates of title.  Because of these arrangements, another person could acquire an interest in the receivables and the financed vehicles that is judged by a court of law to be superior to the issuing entity’s or the indenture trustee’s interest.  Examples of these persons are other creditors of the obligor, a subsequent purchaser of a financed vehicle or another lender who finances the vehicle.  Some of the ways this could happen are described under “Certain Legal Aspects of the Receivables” in this prospectus.  In some circumstances, either the depositor or the servicer will be required to purchase receivables if a security interest superior to the claims of others has not been properly established and maintained.  The details of this obligation are described under “Repurchases of Receivables” in this prospectus.
If the servicer does not maintain control of the receivables evidenced by electronic contracts, the issuing entity may not have a perfected interest in those receivables.
As described in “The Sponsor, Administrator and Servicer—Electronic Contracts and Electronic Contracting” in this prospectus, for some receivables, TMCC acquires possession of the related contracts from dealers and converts them to electronic form and maintains control of the electronic copies through TMCC’s own technology system.  Other receivables may be originated electronically through a third-party custodian using the third-party custodian’s technology system.  Both of these technology systems are designed to enable TMCC to perfect its interest in the receivables evidenced by electronic contracts by satisfying the Uniform Commercial Code’s requirements for “control” of electronic chattel paper.  TMCC will obtain “control” of an electronic contract if (a) there is a “single authoritative copy” of the electronic contract that is readily distinguishable from all other copies and which identifies TMCC as the owner, (b) all other copies of the electronic contract indicate that they are not the “authoritative copy” of the electronic contract, (c) any revisions to the authoritative copy of the electronic contract are readily identifiable as either authorized or unauthorized revisions, and (d) authorized revisions of the electronic contract cannot be made without TMCC’s participation.  However, it is possible that another person could acquire an interest in an electronic contract that is superior to TMCC’s interest (and accordingly, the issuing entity’s interest).  This could occur if TMCC ceases to have “control” over the electronic contract that is maintained by TMCC or on behalf of TMCC by the third-party custodian and another party purchases that electronic contract (without knowledge that such purchase violates TMCC’s rights in the electronic contract) and obtains “control” over the electronic contract.  TMCC also could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in TMCC’s or the third-party custodian’s technology system, as applicable, a person other than TMCC were able to modify or duplicate the authoritative copy of the contract.
TMCC and the depositor will represent that TMCC has a perfected interest in the receivables to the extent evidenced by electronic contracts by means of control and that the interest has been transferred to the depositor and thereafter to the issuing entity.  Although TMCC will perfect its assignment of its interest in the electronic contracts to the issuing entity and the indenture trustee by filing financing statements, the fact that TMCC’s interest in the receivables may not be perfected by control may affect the priority of the issuing entity’s interest in the receivables. The issuing entity’s interest in the receivables could be junior to another party with a perfected security interest in the inventory of the originating dealer.
There can be no assurances that the third-party’s technology system will perform as represented to the servicer in maintaining the systems and controls required to provide assurance that TMCC maintains control over an electronic contract.  In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.  Additionally, there is a risk that the systems employed by TMCC or the third-party to maintain control of the electronic contracts may not be sufficient as a matter of law to give TMCC (and accordingly, the issuing entity) a perfected interest in the receivables evidenced by electronic contracts.
From time to time, the receivables evidenced by electronic contracts may be amended, including, without limitation, by extensions of the final maturity date.  To the extent any of those amendments is evidenced in tangible form, TMCC and the depositor will represent that TMCC has a perfected interest in the receivables (consisting of the electronic contract and tangible amendment) by possession of the tangible amendment and control of the electronic contract.
As a result of the foregoing, TMCC (and accordingly, the issuing entity) may not have a perfected interest in certain receivables or its interest, although perfected, could be junior to that of another party.  Either circumstance could affect TMCC’s ability on behalf of the issuing entity to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment on your notes and you may incur losses on your investment in the notes.
General Risks Relating to the Transaction
The notes are not suitable investments for all investors.
The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments that should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.
The absence of a secondary market for the notes or a lack of liquidity in the secondary markets could limit your ability to resell the notes or adversely affect the market value of your notes.
The notes will not be listed on any securities exchange. Therefore, to sell your notes, you must first locate a willing purchaser. The underwriters may, but are not obligated to, provide a secondary market for the notes and even if the underwriters make a market in the notes, the underwriters may stop making offers at any time.   In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.
Recent major disruptions in the global financial markets resulting from the COVID-19 Outbreak have limited secondary market liquidity for asset-backed securities such as the notes, so there can be no assurance that you will be able to sell your notes at favorable prices or at all.  Periods of illiquidity could continue and affect the secondary market, thereby adversely affecting the value of your notes and limiting your ability to locate a willing purchaser of your notes.  Furthermore, the global financial markets are experiencing increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Concerns regarding sovereign debt may spread to other countries at any time. There can be no assurance that these uncertainties will not lead to further disruption of the credit markets in the United States.  Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you could suffer a loss on your investment.

The ratings for the notes may be lowered or withdrawn at any time and do not consider the suitability of the notes for you.
The ratings assigned to the class A notes by any rating agency will be based on, among other things, the adequacy of the assets of the issuing entity, any credit enhancement and any other information such rating agency considers material to such determination.  The rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full or make full distributions of note balances.  Ratings on the class A notes do not address the timing of distributions of principal on the notes prior to their applicable final scheduled payment date.  The ratings do not consider the prices of the notes or their suitability to a particular investor.  The ratings assigned to the class A notes may be lowered or withdrawn at any time.  If any rating agency changes its rating or withdraws its rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.
Withdrawal or downgrading of the initial ratings of the notes will, and any adverse changes to a rating may, affect the prices for the notes upon resale, and the payment of rating agency fees by the sponsor may present a conflict of interest.
A security rating is not a recommendation to buy, sell or hold securities.  Similar ratings on different types of securities do not necessarily mean the same thing.  To the extent the notes are rated by any rating agency, any such rating agency may change its ratings of the notes if that rating agency believes that circumstances have changed.  Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.
The depositor expects that the class A notes will receive ratings from two nationally recognized statistical rating organizations, or NRSROs, hired by the sponsor to rate the class A notes.  Ratings initially assigned to the class A notes will be paid for by the sponsor.  The sponsor is not aware that any other NRSRO, other than the NRSROs hired by the sponsor to rate the class A notes, has assigned ratings on the notes.  Securities and Exchange Commission rules state that the payment of fees by the sponsor, the issuing entity or an underwriter to rating agencies to issue or maintain a credit rating on asset-backed securities is a conflict of interest for rating agencies.  In the view of the Securities and Exchange Commission, this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to the rating agencies.  Under Securities and Exchange Commission rules, information provided by the sponsor or the underwriters to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the notes and such parties may be aware of such unsolicited ratings.  NRSROs, including the hired rating agencies, may have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  Furthermore, Congress or the Securities and Exchange Commission may determine that any NRSRO that assigns ratings to the notes no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the notes.  Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.
Retention of some or all of one or more classes of the notes may reduce the liquidity of such classes of notes.
Approximately, but not less than, 5% (by aggregate initial principal amount) of each of the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes will be retained initially by the depositor.  However, to the extent not necessary to satisfy Regulation RR, the EU Securitization Regulation or the UK Securitization Regulation, as described under “The Sponsor, Administrator and Servicer––Credit Risk Retention” in this prospectus, any such retained notes may subsequently be sold directly, including through a placement agent, or through underwriters, in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  If any retained notes are subsequently sold in the secondary market, demand for and the market price of notes already in the market could be adversely affected.  Additionally, if any retained notes are subsequently sold, the voting power of the noteholders of the outstanding notes may be diluted.
Because the notes are in book-entry form, your rights can only be exercised indirectly.
Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear Bank SA/NV, as operator for the Euroclear System or their successors or assigns. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking, société anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under “Description of the Notes—Book-Entry Registration” in this prospectus. Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a “noteholder,” as the term is used in the indenture. As a result, you will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme or the Euroclear Bank SA/NV, as operator for the Euroclear System and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or the Euroclear System and to take other actions that require a physical certificate representing the notes.  Interest and principal on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

THE ISSUING ENTITY
The Toyota Auto Receivables 2021-C Owner Trust (the “Issuing Entity”) is a Delaware statutory trust formed pursuant to the trust agreement, as amended and restated (the “Trust Agreement”), between Toyota Auto Finance Receivables LLC, as depositor (“TAFR LLC” or the “Depositor”), and Wilmington Trust, National Association, as owner trustee (in such capacity, the “Owner Trustee”), and the filing of a certificate of trust with the Secretary of State of the State of Delaware.  After its formation, the Issuing Entity will not engage in any activity other than:
(i) acquiring, holding and managing the Receivables described below under “The Receivables” and the other property of the Issuing Entity and proceeds therefrom;
(ii) issuing:
(a) the Class A-1 Asset-Backed Notes in the aggregate initial principal amount of $352,000,000 (the “Class A‑1 Notes”);
(b) the Class A-2 Asset-Backed Notes in the aggregate initial principal amount of $528,000,000 (the “Class A-2 Notes”);
(c) the Class A-3 Asset-Backed Notes in the aggregate initial principal amount of $528,000,000 (the “Class A‑3 Notes”);
(d) the Class A-4 Asset-Backed Notes in the aggregate initial principal amount of $152,000,000 (the “Class A‑4 Notes”);
(e) the Class B Asset-Backed Notes in the aggregate initial principal amount of $40,000,000 (the “Class B Notes”); and
(f) the certificate (the “Certificate”), evidencing an undivided beneficial ownership interest in the Issuing Entity that is subordinate to the interests of the holders of any class of Notes (the “Noteholders”);
(iii) making distributions on the Notes and the Certificate and to the Depositor, the Servicer, the Administrator and any third parties;
(iv) engaging in those other activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;
(v) subject to compliance with the Transfer and Servicing Agreements, engaging in such other activities as may be required in connection with conservation of the Trust Estate; and
(vi) assigning, granting, transferring, pledging, mortgaging and conveying the Trust Estate pursuant to, and on the terms and conditions described in, the indenture (the “Indenture”) between the Issuing Entity and U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”) and to holding, managing and distributing to the holders of the Certificate (the “Certificateholders”) pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the lien of the Indenture.
The Class A-1 Notes, the Class A-2 Notes, the Class A‑3 Notes and the Class A‑4 Notes are referred to in this prospectus collectively as the “Class A Notes.”  The Class A Notes and the Class B Notes are referred to in this prospectus collectively as the “Notes.”  The Class B Notes and approximately, but not less than, 5% (by aggregate initial principal amount) of each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be retained initially by the Depositor.  However, to the extent not necessary to satisfy Regulation RR, the EU Securitization Regulation or the UK Securitization Regulation, as described under “The Sponsor, Administrator and Servicer––Credit Risk Retention” in this prospectus, any such retained Notes may subsequently be sold directly, including through a placement agent, or through underwriters, in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.

The Notes and the Certificate are collectively referred to as the “Securities” and the holders of Securities are referred to as “Securityholders.”  Each Note will represent an obligation of, and each Certificate will represent an undivided ownership interest in, the Issuing Entity. Payments in respect of the Certificate will be subordinated to payments in respect of the Notes to the extent described in this prospectus.  The Notes are the only securities being offered hereby.  The Certificate is not being offered to you in this offering.
The Issuing Entity may not issue securities other than the Notes and Certificate.  Except for the Notes, the Issuing Entity is also prohibited from borrowing money or making loans to any other person.
Any amendment to the trust agreement to amend, supplement or modify these permitted activities, or otherwise make any modification that would materially and adversely affect the Noteholders, would require the consent of the holders of not less than a majority of the aggregate outstanding principal amount of the Controlling Class (excluding for such purposes the aggregate outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates).  For additional information regarding amendments to the trust agreement, see “Transfer and Servicing Agreements—Amendment” in this prospectus.
The Issuing Entity will be structured as a bankruptcy remote, special purpose entity.  The Issuing Entity will use the Notes and the Certificate as consideration for the Receivables transferred to the Issuing Entity by the Depositor pursuant to the Sale and Servicing Agreement (the “Sale and Servicing Agreement”).  Only the Class A Notes are being offered by this prospectus.  The Depositor will deliver the net proceeds from the sale of the Notes to TMCC, the sponsor of this transaction (in such capacity, the “Sponsor”), as consideration for the Receivables transferred to the Depositor by TMCC, pursuant to the Receivables Purchase Agreement (the “Receivables Purchase Agreement”).
TMCC will be appointed to act as the servicer of the Receivables (in such capacity, the “Servicer”).  TMCC, as Servicer, will service the Receivables pursuant to the Sale and Servicing Agreement and the Trust Agreement, TMCC, as administrator (in such capacity, the “Administrator”), will perform additional administrative services for the Issuing Entity, the Owner Trustee and the Indenture Trustee pursuant to the Administration Agreement (the “Administration Agreement”).  TMCC (or any successor servicer or successor administrator) will be compensated for such services as described under “Transfer and Servicing Agreements––Servicing Compensation and Payment of Expenses” and “––Administration Agreement” in this prospectus.
Pursuant to agreements between TMCC and authorized Toyota and Lexus vehicle dealers or dealer groups and, to a lesser extent, other domestic and import franchise dealers (collectively, the “Dealers”), each Dealer will be obligated to repurchase from TMCC those contracts that do not meet certain representations and warranties made by the Dealer when sold by the Dealer.  These Dealer repurchase obligations are referred to in this prospectus as “Dealer Recourse.”  Although the Dealer agreements with respect to the Receivables will not be assigned to the Issuing Entity, the Sale and Servicing Agreement will require that any recovery by TMCC in respect of any Receivable pursuant to any Dealer Recourse be deposited in the Collection Account in satisfaction of TMCC’s repurchase obligations under the Sale and Servicing Agreement.  However, the representations and warranties of the Dealers in the Dealer Agreements will not be incorporated in the Transfer and Servicing Agreements and TMCC will not represent or warrant in the Transfer and Servicing Agreements that the representations and warranties of the Dealers in the Dealer Agreements are true and correct.  Thus, TMCC will not be obligated to repurchase any Receivables upon a breach of representation or warranty by the related Dealer.  The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by a retail purchaser of a Financed Vehicle who entered into a retail installment sales contract with a Dealer (each, an “Obligor”) under an installment sales contract, other than in connection with the breach of the foregoing representations and warranties.  As of June 30, 2021, there were approximately 1,900 Dealers from whom TMCC has purchased installment sales contracts.
The Notes will be secured by and payable from the property of the Issuing Entity.  The property of the Issuing Entity that secures the Notes will include the Receivables and certain monies due or received on such Receivables after the Cutoff Date.  The property of the Issuing Entity will also include (i) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement, as described below; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables under physical damage, theft, credit life, credit disability and similar insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the right to receive proceeds from any Dealer Recourse; (v) the rights of the Depositor under the Receivables Purchase

Agreement; (vi) the right to realize upon any property (including the right to receive future proceeds of liquidation of Defaulted Receivables) that secured a Receivable and that has been acquired by the Issuing Entity; and (vii) any and all proceeds of the property listed in clauses (i) through (vi).  The property of the Issuing Entity is referred to herein as the “Trust Estate.”
The Reserve Account, which belongs to the Depositor, will be established with and maintained by the Indenture Trustee and pledged to the Indenture Trustee to secure payments on the Notes.
The Issuing Entity’s fiscal year end will occur on the 31st day of December each year.
The Issuing Entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust, National Association, at the address described below under “The Trustees” in this prospectus.
For additional information regarding permissible activities of or restrictions on the Issuing Entity, you should refer to “Description of the Notes—Indenture—Certain Covenants” in this prospectus.  The Issuing Entity will initially be capitalized with the Notes, the Certificate, the yield supplement overcollateralization amount, overcollateralization and the amounts on deposit in the accounts of the Issuing Entity.
CAPITALIZATION OF THE ISSUING ENTITY
The property of the Issuing Entity will include a pool of retail installment sales contracts (the “Receivables”) between Dealers and the Obligors of new and used cars, crossover utility vehicles, light-duty trucks and sport utility vehicles (the “Financed Vehicles”) and all payments due on such Receivables on and after the close of business on July 31, 2021 (the “Cutoff Date”).  The Receivables were originated by Dealers in accordance with TMCC’s requirements and subsequently purchased by TMCC.  TMCC purchased the Receivables in the ordinary course of business pursuant to Dealer Agreements.  The Receivables evidence the indirect financing made available by TMCC to the related Obligors of the Financed Vehicles.  Each Receivable creates a valid, subsisting and enforceable first priority security interest in favor of TMCC in the related Financed Vehicle.  On or before the date of initial issuance of the Notes (the “Closing Date”), TMCC will sell the Receivables to the Depositor pursuant to the Receivables Purchase Agreement.  The Depositor will, in turn, sell the Receivables to the Issuing Entity pursuant to the Sale and Servicing Agreement.  For so long as the Notes are outstanding, neither the Depositor nor TMCC may substitute any other retail installment sales contract for any Receivable sold to the Issuing Entity.
The following table illustrates the capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Notes and the Certificate had taken place on such date:
Class A-1 Notes	$ 352,000,000.00
Class A-2 Notes	$ 528,000,000.00
Class A-3 Notes	$ 528,000,000.00
Class A-4 Notes	$ 152,000,000.00
Class B Notes	$ 40,000,000.00
Reserve Account Initial Deposit(1)	$ 4,000,012.35
Yield Supplement Overcollateralization Amount	$ 66,023,073.45
Initial Overcollateralization	$ 4,941.42
Total	$1,670,028,027.22
_______________________________________________________________
(1)
The Reserve Account is pledged to the Indenture Trustee for the benefit of the Noteholders and, although the Issuing Entity does not have rights to the Reserve Account, funds on deposit therein will be applied to payments of the Notes in certain circumstances, as described in this prospectus.

THE DEPOSITOR
The Depositor was formed in the State of Delaware on December 22, 2000, as a wholly-owned, limited purpose subsidiary of TMCC. The principal executive offices of the Depositor are located at 6565 Headquarters Drive, W2-3D, Plano, Texas 75024-5965, Attn: President, and its telephone number is (469) 486-9020.
The Depositor was organized primarily for the purpose of acquiring installment sales contracts similar to the Receivables and associated rights from TMCC, selling the Receivables and installment sales contracts similar to the Receivables to issuing entities, causing the issuance of securities similar to the Notes and the Certificate and engaging in related transactions.  Initially, the Depositor will also own the Certificate issued by the Issuing Entity.  The Depositor’s limited liability company agreement limits its activities to the purposes indicated above and to any activities incidental to and necessary for such purposes (including repurchase obligations with respect to Warranty Receivables).  Other than the obligation to obtain the consent of the Certificateholder with respect to amendments to the Trust Agreement or other consent rights given to the holder of the residual interest in the Issuing Entity, the Depositor will have no ongoing duties with respect to the Issuing Entity.
The limited liability company agreement of the Depositor includes requirements for independent directors, extensive corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the Depositor with those of any of TMCC, any of its affiliates or of the Issuing Entity in the event of a bankruptcy or insolvency proceeding of TMCC, such other affiliated entity or the Issuing Entity.
THE SPONSOR, ADMINISTRATOR AND SERVICER
TMCC was incorporated in California in 1982, and commenced operations in 1983.  The address of TMCC’s principal executive offices is 6565 Headquarters Drive, Plano, Texas 75024-5965.  TMCC is wholly-owned by Toyota Financial Services International Corporation, a California corporation, which is a wholly-owned subsidiary of Toyota Financial Services Corporation, a Japanese corporation (“TFSC”).  TFSC, in turn, is a wholly-owned subsidiary of Toyota Motor Corporation (“TMC”), a Japanese corporation.  TFSC manages TMC’s worldwide financial services operations.  TMCC is marketed under the brands of Toyota Financial Services, Lexus Financial Services and Mazda Financial Services.
TMCC provides a variety of finance and voluntary vehicle and payment protection products and services to Dealers and their customers in the United States of America (excluding Hawaii) (the “U.S.A.”) and Puerto Rico.  The Dealers will originate, and TMCC will purchase, the Receivables in the ordinary course of business pursuant to dealer agreements (the “Dealer Agreements”).  TMCC’s products and services fall primarily into the following categories:
•
Finance Operations – TMCC acquires retail installment sales contracts from Dealers in the U.S.A. and Puerto Rico (“retail contracts”) and leasing contracts accounted for as operating leases (“lease contracts”) from Dealers in the U.S.A.  TMCC also provides dealer financing, including wholesale financing, working capital loans, revolving lines of credit and real estate financing to Dealers in the U.S.A. and Puerto Rico.

•
Voluntary Protection Operations – Through Toyota Motor Insurance Services, Inc., a wholly-owned subsidiary, and its insurance company subsidiaries (collectively referred to as “TMIS”), TMCC provides marketing, underwriting, and claims administration for voluntary vehicle and payment protection products sold by Dealers in the U.S.A.  TMCC’s voluntary vehicle and payment protection products include vehicle service, guaranteed auto protection, prepaid maintenance, excess wear and use, tire and wheel protection, key replacement protection and used vehicle limited warranty contracts (“voluntary protection products”).  TMIS also provides coverage and related administrative services to certain of TMCC’s affiliates in the U.S.A.

TMCC acquires retail and lease contracts from dealers, and markets its voluntary protection products to dealers through three regional dealer service centers (“DSCs”) located in Chandler, Arizona (serving the West region), Plano, Texas (serving the Central region) and Alpharetta, Georgia (serving the East region). The dealer lending function is centralized at the DSC located in Plano, Texas, and supports the dealers by providing wholesale financing and other dealer financing activities such as business acquisitions, facilities refurbishment, real estate purchases, and working capital requirements.
TMCC currently services contracts through three regional customer service centers (“CSCs”) located throughout the U.S.  The CSCs support customer account servicing functions such as collections, lease terminations, and administration of both retail and lease contract customer accounts.  The Central region CSC also supports voluntary protection operations by providing contract and claims administrative services.  On March 24, 2021, TMCC announced that it will restructure its customer service operations to better serve its customers, by relocating and streamlining the customer service operations and investing in new technology. Over the next two years, TMCC will move its three regional CSCs to be co-located with regional DSCs.

On April 1, 2020, TMCC began providing private label finance services to third-party automotive and mobility companies commencing with the provision of services to Mazda Motor of America, Inc. (“Mazda”).  TMCC currently offers exclusive private label automotive retail, lease, and dealer financing products and services marketed under the brand Mazda Financial Services to Mazda customers and dealers in the United States.  On August 1, 2020, TMCC launched a full suite of voluntary protection products under the name of Mazda Protection Products (MPP).  The agreement with Mazda is for an initial term of approximately five years.
Credit Risk Retention
U.S. Risk Retention.  The risk retention regulations in Regulation RR of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), require the Sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the Receivables (the “U.S. Retained Interest”) until the latest of two years from the Closing Date, the date the Pool Balance is one-third or less of the initial Pool Balance, or the date the aggregate outstanding principal amount of the Notes is one-third or less of the aggregate initial principal amount of the Notes.  The retention of at least 5% of each class of Notes and the Certificate by the Sponsor or a majority-owned affiliate of the Sponsor satisfies the requirements for an “eligible vertical interest” under Regulation RR.
The Class B Notes, the Certificate and approximately, but not less than, 5% (by aggregate initial principal amount) of each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be retained initially by the Depositor.
The Depositor is a wholly-owned affiliate of TMCC and it will initially retain the U.S. Retained Interest.  The Sponsor will agree that it will not, and will cause the Depositor and each affiliate of the Sponsor not to, sell, transfer, finance or hedge the U.S. Retained Interest, except to the extent permitted by Regulation RR.
The material terms of the Notes are described in “Description of the Notes” and “Payments to Noteholders,” including under “—Priority of Payments,” “—Payments After Occurrence of Event of Default Resulting in Acceleration” and “— Credit and Cash Flow Enhancement.”  The Certificate represents the equity or residual interest in the Issuing Entity and the right to receive amounts that remain after the Issuing Entity makes full payment of interest on and principal of the Notes payable on a given Payment Date, required deposits to the Reserve Account on that Payment Date and other required payments.
EU and UK Risk Retention.  On the Closing Date, TMCC will covenant and agree, with reference to EU Securitization Rules and the UK Securitization Rules as in effect and applicable on September 15, 2021, that it will:
(a) in its capacity as an “originator” (as such term is defined in the EU Securitization Regulation and the UK Securitization Regulation) retain, on an ongoing basis, a material net economic interest of not less than 5% of the nominal value of each of the tranches sold or transferred to investors within the meaning of paragraph 3(a) of Article 6 of the EU Securitization Regulation and paragraph 3(a) of Article 6 of the UK Securitization Regulation (the “SR Retained Interest”), by retaining, either directly or indirectly through the Depositor (its wholly-owned subsidiary that is a special purpose entity and not an operating company), at least 5% (by aggregate initial principal amount) of each class of the Notes;
(b) not sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the SR Retained Interest or subject it to any credit risk mitigation or hedging, except to the extent permitted by the EU Securitization Rules and the UK Securitization Rules;
(c) not change the retention option or method of calculating its SR Retained Interest while any of the Notes are outstanding, except in accordance with the EU Securitization Rules and the UK Securitization Rules;
(d) confirm its continued compliance with its agreements described in paragraphs (a), (b) and (c) above by making such confirmation to the Servicer for inclusion in each monthly servicer statement to be delivered or made available to Noteholders as described under “Description of the Notes—Reports to Securityholders” or upon the request of the Issuing Entity in the event of (x) a material change in the performance of the Notes or the risk characteristics of the Notes or of the Receivables and (y) a breach of the obligations of any party to the Transfer and Servicing Agreements; and
(e) promptly notify the Issuing Entity if it fails to comply with its agreements described in paragraphs (a), (b) and (c) above.

Article 6(1) of the EU Securitization Regulation and Article 6(1) of the UK Securitization Regulation each provide that an entity shall not be considered an "originator" within the meaning thereof if it has been established or operates for the sole purpose of securitizing exposures. In this regard, see, in particular, the beginning of this section “The Sponsor, Administrator and Servicer”.
With regards to the Sponsor's credit-granting criteria and process, see “The Sponsor, Administrator and Servicer—Underwriting of Motor Vehicle Retail Installment Sales Contracts” and “—Servicing of Motor Vehicle Retail Installment Sales Contracts” in this prospectus.
The securitization transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation. In particular, neither TMCC nor any other party to the transaction described in this prospectus will be required to produce any information or disclosure for purposes of Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation, or to take any other action in accordance with, or in a manner contemplated by, such articles.
Each prospective investor in the Notes that is or may be subject to the EU Securitization Rules, the UK Securitization Rules or any other current or future comparable legal, regulatory or other requirements should consult with its own legal, accounting and other advisors, and its national regulator, in determining the extent to which the covenants and agreements of TMCC set forth above, and the information to be provided in the monthly servicer statements to be made available to Noteholders on an ongoing basis, as described under “Description of the Notes—Reports to Securityholders” in this prospectus, are sufficient for the purpose of complying with the EU Securitization Rules, the UK Securitization Rules or any such other applicable legal, regulatory or other requirements.
None of TMCC, its affiliates nor any other party to the transactions described in this prospectus: (a) makes any representation that the agreement by TMCC to retain the SR Retained Interest, as described above, or the information to be provided in the monthly servicer statements to be made available to Noteholders on an ongoing basis, as described under “Description of the Notes—Reports to Securityholders” in this prospectus, are or will be sufficient in all circumstances for purposes of any person’s compliance with the EU Securitization Rules, the UK Securitization Rules and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or that the structure of the Notes, TMCC (including its agreement to retain the SR Retained Interest) and the transactions described herein are otherwise compliant with the EU Securitization Rules, the UK Securitization Rules or any other applicable legal, regulatory or other requirements; (b) will have any liability to any person with respect to any deficiency in any such agreement or any such information, or with respect to any person’s failure or inability to comply with the EU Securitization Rules, the UK Securitization Rules and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements (other than, in each case, any liability arising under a Transaction Document as a result of a breach by such person of such Transaction Document); or (c) will have any obligation to enable any person to comply with the EU Securitization Rules, the UK Securitization Rules and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or any other obligation with respect to the EU Securitization Rules or the UK Securitization Rules (other than, in each case, the specific obligations undertaken and representations made by TMCC in that regard under the applicable Transfer and Servicing Agreements).
For more information regarding the EU Securitization Rules and the UK Securitization Rules, see “EU Securitization Regulation and UK Securitization Regulation” in this prospectus.
Underwriting of Motor Vehicle Retail Installment Sales Contracts
TMCC purchases retail installment sales contracts secured by new or used cars, crossover utility vehicles, light-duty trucks and sport utility vehicles from Dealers located throughout the U.S.A. and Puerto Rico.  Dealers originate these Receivables in accordance with TMCC’s requirements as specified in existing agreements between TMCC and the Dealers.  The Receivables are purchased in accordance with TMCC’s underwriting guidelines.
TMCC matches interest rates with customer risk as defined by credit bureau scores and other factors for a range of price and risk combinations.  Rates vary based on customer credit experience, contract term, loan-to-value and collateral, including whether a new or used vehicle is financed.  In addition, special rates may apply as a result of promotional activities or exceptions granted by TMCC on a case-by-case basis, in each case in accordance with TMCC’s underwriting guidelines.  TMCC reviews and adjusts interest rates based on competitive and economic factors and distributes the rates to Dealers.
Dealers transmit customer credit applications electronically through TMCC’s online system for credit acquisition.  The customer may submit a credit application directly to TMCC’s website, in which case, the credit application is sent to the Dealer of the customer’s choice and is considered by TMCC for preapproval.  Upon receipt of the credit application, TMCC’s loan origination system automatically requests a credit bureau report from one of the major credit bureaus.  TMCC uses a proprietary credit scoring system to evaluate an applicant’s risk profile.  Factors used by the credit scoring system (based on the applicant’s credit history) include the contract term, ability to pay, amount financed relative to the value of the vehicle to be financed and credit bureau attributes, such as number of trade lines, utilization ratio, and number of credit inquiries.
Applications received from Dealers include the applicant’s name, address, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment.  Applications received from consumers also include the applicant’s name, address, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment.  TMCC calculates the payment-to-income ratio for an applicant by dividing the related monthly payment by the gross monthly income and other monthly income of the applicant and any co-applicant as submitted to TMCC in the related credit application.  In limited cases, the submitted income amount may be adjusted through TMCC’s income verification process.
TMCC’s loan origination system first reviews the application for compliance with key TMCC credit policies (such as OFAC, social security, fraud, identity theft and address discrepancies).  It then aggregates and sends the application’s credit profile characteristics (full credit history information) and deal structure information (payment-to-income ratios, loan-to-value ratio, contract term and new versus used status), along with the VantageScore®, to a decision engine where an internal (TMCC) credit score is computed for the application.
Credit applications are subject to systematic evaluation.  TMCC’s loan origination system evaluates each application to determine if it qualifies for automatic approval or decline without manual intervention (“auto-decisioning”) using specific requirements, including internal credit score and other application characteristics.  Typically, the highest quality credit applications are approved automatically and the lowest quality credit applications are automatically declined.
Credit analysts (working in TMCC’s field operations) approve or decline all credit applications that are not auto-decisioned and may also approve an application that has been the subject of an automated decline.  Failure to be automatically approved through auto-decisioning does not mean that an application does not meet TMCC’s underwriting guidelines.  A credit analyst decisions applications based on an evaluation that considers an applicant’s creditworthiness and projected ability to meet the monthly payment obligation, which is derived, among other things, from the amount financed and the contract term. A credit analyst will verify information contained in the credit application if the application presents an elevated level of credit risk.  TMCC’s proprietary scoring system assists the credit analyst in the credit review process.
The system calculates and assigns a payment probability and a credit grade.  To calculate the payment probability, key data from credit bureaus are combined with data from customer applications, including ratios such as vehicle payment-to-income and loan-to-value.  These and other factors are weighted by a statistically validated credit scoring process to produce the payment probability and credit grade.  The credit analyst’s final credit decision is made based upon the degree of credit risk perceived by the credit analyst after assessing the strengths and weaknesses of the application.
Credit analysts are assigned approval levels for maximum amount financed, maximum percentage advanced, payment-to-income ratio, and maximum term.  Senior personnel with appropriate approval authority may approve applications that have not been approved by a credit analyst or were not originally approved by a credit analyst.  Purchasing standards are not strict limits or requirements and may be overridden for a number of compensating reasons determined in the judgment of the analyst or more senior personnel with appropriate approval authority evaluating the application, including, but not limited to, demonstrated ability to pay, strong credit history, and prior favorable TMCC financing experience with the applicant.  Applications approved by senior personnel with appropriate approval authority are made in accordance with TMCC’s underwriting guidelines.
When a customer application for credit is approved, the Dealer is required to submit specific contract documentation in accordance with TMCC procedures.  When a customer application is denied, or is the subject of a counteroffer, by TMCC, an Equal Credit Opportunity Act adverse action notice is sent to the customer specifying the reasons for such denial or counteroffer.
TMCC regularly reviews and analyzes its portfolio of Receivables to evaluate the effectiveness of its underwriting guidelines and purchasing criteria.  If external economic factors, credit losses or delinquency experience, market conditions or other factors change, TMCC may adjust its underwriting guidelines and purchasing criteria in order to change the asset quality of its portfolio or to achieve other goals and objectives.
TMCC’s retail installment sales contracts require Obligors to possess physical damage insurance and to provide evidence of such insurance upon TMCC’s request.  The terms of each Receivable allow, but do not require, TMCC to obtain any such coverage on behalf of the Obligor.  In accordance with its normal servicing procedures, TMCC currently does not obtain insurance coverage on behalf of the Obligor.
Electronic Contracts and Electronic Contracting
Beginning in 2011, TMCC began to engage a number of Dealers in the United States in electronic contracting, under which the related contracts are evidenced by an electronic record and are electronically signed by the related Obligors (the “Original Electronic Contracts”).  TMCC has contracted with a third-party to facilitate the process of creating and storing Original Electronic Contracts.  The third-party’s technology system permits transmission, storage, access and administration of Original Electronic Contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry.  Through use of the third-party’s system, a Dealer originates electronic retail installment sales contracts and then transfers these electronic contracts to TMCC.
For Receivables that are not originated electronically, TMCC typically acquires possession, directly or through a third-party, of retail installment sales contracts assigned by Dealers to TMCC, and causes such retail installment sales contracts to be converted into electronic form, and TMCC maintains control of the electronic copies (“Converted Electronic Contracts”) through TMCC’s technology system that permits storage, access and administration of these Converted Electronic Contracts.
Both TMCC’s system for Converted Electronic Contracts and the third-party system for Original Electronic Contracts use a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the Receivable, (ii) manage access to and the expression of the authoritative copy, (iii) identify TMCC as the owner of record of the authoritative copy and (iv) in the case of Original Electronic Contracts, provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.
Servicing of Motor Vehicle Retail Installment Sales Contracts
TMCC is the Servicer of the Receivables.  Each of the three CSCs services open finance contracts using the same servicing system and procedures.  TMCC manages third-party vendor relationships responsible for the bankruptcy administration and post-charge-off recovery and liquidation activities, certain administrative activities, customer service activities, and pre-charge-off collections with support from the service centers.  TMCC considers an Obligor to be past due if less than 90% of a regularly scheduled payment is received by the due date.  TMCC uses an online collection and auto dialer system that prioritizes collection efforts and signals TMCC collections personnel to make contact with delinquent Obligors.  In the event of a default by an Obligor under a retail installment sales contract, some jurisdictions require that the Obligor be notified of the default and be given a time period within which to cure the default prior to repossession.  TMCC engages a third-party vendor to mail the majority of such cure notices to customers at 45 days past due.  In certain limited circumstances, the required cure notices are sent directly to the customers by the service centers.  In response to the COVID-19 Outbreak, the Servicer temporarily suspended outbound collection activities in states with state-wide stay-at-home orders for a period of time, but it has since resumed these activities where legally permissible to do so.
TMCC also uses a behavioral-based collection strategy to minimize risk of loss and employs various collection methods based on behavioral scoring models (which analyze borrowers’ payment performance, vehicle valuation and credit bureau scores to predict future payment behavior).  In accordance with its Customary Servicing Practices, TMCC may offer to Obligors with temporary financial hardships due date changes, extensions and payment deferrals over the course of the contract.  Extensions and deferral approvals are based on specific business rules and risk-based scoring for each account.
TMCC generally determines whether to commence repossession efforts after a Receivable is approximately 80 days past due.  Repossessed vehicles are held for sale to comply with statutory requirements and then sold at private auctions, unless public auctions are required by state law.  Any unpaid amounts remaining after the repossessed vehicle is sold, or after taking the full balance charge‑off, are pursued by TMCC to the extent practical and legally permissible.  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds” in this prospectus.  Any surplus amounts remaining, after recovery fees, disposition costs, and other expenses have been paid and after any reserve charge-backs, dealer guarantees and optional product refunds have been credited to the customer’s account, are refunded to the customers.  Refunds of surplus amounts are administered by the service centers.  Collections of post-sale deficiencies and full-balance charge-offs are handled by third-party vendors and the service centers.  TMCC’s policy is to charge‑off a finance contract in its servicing system as soon as disposition of the vehicle has been completed, sales proceeds have been received, and optional product refunds have been applied, when applicable.  However, TMCC may in some circumstances charge-off a finance contract prior to repossession.  In the case of uncollectible accounts, charge-off of a finance contract will occur prior to and without repossession.  When repossession and disposition of the collateral has not been completed, TMCC’s policy is to charge‑off the account as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the account is 120 days delinquent. However, the service centers will continue to collect or pursue recovery of the vehicle until the related contract is up to 190 days past due.  In response to the COVID-19 Outbreak, the Servicer temporarily suspended repossession activities nationwide, but it has since resumed repossession activities where legally permissible to do so.
As described in the Sale and Servicing Agreement, the Servicer is generally obligated to manage, service, administer and make collections on the Receivables with reasonable care, using the same degree of skill and attention that the Servicer exercises with respect to comparable automotive receivables that it services for itself or others (“Customary Servicing Practices”).  As part of its Customary Servicing Practices, the Servicer may implement new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or modify its standards, policies and procedures as long as, in each case, the Servicer implements such programs or modifies its standards, policies and procedures in respect of comparable assets it services for itself in the ordinary course of business.  For example, the Servicer from time to time grants deferrals, extensions and other administrative relief to customers living in areas affected by natural disasters.  In addition, in response to the COVID-19 Outbreak and for a limited period of time, the Servicer offered payment relief options to customers impacted by the COVID-19 Outbreak, including extensions, as described under “Risk Factors—Risks Primarily Related to the Receivables and Economic Conditions—Adverse events arising from the coronavirus outbreak could have an adverse effect on your notes” in this prospectus.  The Servicer has since resumed its standard retail loan extension policies, which includes up to 60 days of payment extensions available to customers experiencing financial hardship, including unemployment or reduced earnings, as a result of the COVID-19 Outbreak.
An extension is the process of moving one or more scheduled payments to the end of the receivable’s term (thereby extending the maturity date of the related contract).  Consistent with its Customary Servicing Practices, the Servicer does not consider an extended Receivable to be delinquent in respect of any scheduled payments that would otherwise have been due during the related extension period.  There was a significant increase in extensions as a result of the COVID-19 Outbreak, although the Servicer has observed a decrease in the volume of requests for extensions in recent months.
As also described in the Sale and Servicing Agreement, the Servicer may, in accordance with its Customary Servicing Practices, waive any late payment charge or any other fees or charges that may be collected in the ordinary course of servicing the Receivables.  In addition, to the extent provided in the Sale and Servicing Agreement, the Servicer will also be authorized to offer and grant extensions, rebates or adjustments on a Receivable in accordance with its Customary Servicing Practices, without the prior consent of the Owner Trustee, Indenture Trustee or any registered holder of the Securities, subject to the terms described under “Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.
TMCC, in its capacity as Servicer, began servicing operations in 1983.  In addition to servicing retail installment sales contracts similar to the Receivables, TMCC also services vehicle leases, dealer loans and other products and services.

TMCC has been engaged in purchasing finance contracts from authorized Toyota dealers in the U.S. since 1983, and has seen its managed portfolio of retail installment sales contracts grow to approximately $64.0 billion as of June 30, 2021.
The tables below under “Delinquencies, Repossessions and Net Losses” in this prospectus show TMCC’s servicing experience for its entire portfolio of retail installment sales contracts on automobiles, including contracts sold in securitizations, that TMCC continues to service, as further described under “Delinquencies, Repossessions and Net Losses” in this prospectus.
The Servicer is permitted to appoint a sub-servicer or engage a third-party to perform all or a portion of its servicing obligations at the Servicer’s expense.  For example, TMCC has contracted with third parties to retrieve titles with respect to the Receivables, make collections on TMCC’s behalf and perform certain vehicle repossession functions.  Such an appointment does not relieve the Servicer of its obligations or liability for servicing and administering the Receivables in accordance with the provisions of the Sale and Servicing Agreement.
Under its current servicing practices, the Servicer will modify the terms of any Receivable impacted by the Servicemembers Civil Relief Act, as amended (the “SCRA”), and will be obligated to purchase any such modified Receivable by depositing an amount equal to the remaining outstanding Principal Balance of such Receivable into the Collection Account.
The Servicer has a contract modification program pursuant to which the Servicer may enter into an amendment to the loan contract with an Obligor whose Receivable relates to a new or used vehicle that meets certain criteria, in order to extend the term of such Receivable, thereby increasing the number of Scheduled Payments remaining on such Receivable, and re-amortize the loan to reduce monthly payments.  Such extensions are generally only available to Obligors if a default, breach, violation, delinquency or event permitting acceleration under the terms of such Receivable has occurred or, in the judgment of the Servicer, is imminent.  The maximum term of such an amendment is 12 months added to the original term to maturity of the related contract regardless of whether prior deferments were granted.  However, a Receivable will not be amended if the original contract term is greater than 72 months.  In addition, if any amendment under this contract modification program has the effect of extending the maturity of the related Receivable beyond the end of the Collection Period preceding the Class B Final Scheduled Payment Date, the Servicer will be obligated to purchase such Receivable, as described under “Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.
In December 2016, the Servicer implemented another contract modification program designed to increase the likelihood of collections from Obligors with final payments that are higher than their regular Scheduled Payments, generally as the result of prior extensions, due date changes or late payments in respect of the related Receivable.  Under this program, the maturity date of the related Receivable may be extended by up to 12 months and interest will not accrue during the extension period.  This program is only available to Obligors with fewer than two remaining Scheduled Payments, whose final Scheduled Payment is greater than $500 or at least twice the amount of their regular Scheduled Payment and who meet certain other criteria for program eligibility.  Although the Servicer is not currently offering this program to Obligors, the Servicer may make the program available to Obligors again in the future.  If this final payment amendment program is made available to the Obligors of any Receivables, the Servicer will be obligated to purchase those Receivables, as described under “Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.
Securitization Experience
TMCC utilizes the asset-backed securities markets as a complement to its core unsecured funding programs, to secure an alternate source of liquidity, and to gain access to a unique investor base. TMCC currently maintains a shelf registration statement on Form SF-3 (the “Registration Statement”), with the Depositor listed as the registrant, with the Securities and Exchange Commission (the “SEC”) relating to the issuance of securities secured by retail installment sales contracts.
TMCC indirectly originates all Receivables in each asset pool to be securitized in the ordinary course of its business.  For additional information regarding the selection criteria used in selecting the asset pool to be securitized, you should refer to “The Receivables” in this prospectus.  TMCC engages one of the underwriters to assist in structuring the transaction based on the forecasted cash flows of the pool and to determine class sizes and average lives based on current market conditions.

Since it began sponsoring securitization trusts in 1993, TMCC, in its capacity as Sponsor, has sponsored 55 securitization trusts backed by retail installment sales contracts which have issued approximately $74.1 billion of registered securities and approximately $5.5 billion of unregistered securities to date, none of which have defaulted, experienced any events of default or failed to pay principal in full at maturity.
In addition to securitizing retail installment sales contracts similar to the Receivables, since 1993, TMCC has sponsored other securitization entities backed by pools of automobile leases which have issued more than $3.0 billion of registered securities and approximately $2.6 billion of unregistered securities to date, none of which have defaulted, experienced any trigger, events of default or failed to pay principal in full at maturity.
THE TRUSTEES
Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association) will be the Owner Trustee under the Trust Agreement.  WTNA is a national banking association with trust powers incorporated in 1995.  The Owner Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions.
WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee.
WTNA has provided the above information for purposes of complying with Regulation AB.  Other than the above two paragraphs, WTNA has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.
U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as Indenture Trustee, registrar and paying agent under the Indenture. U.S. Bancorp, with total assets exceeding $559 billion as of June 30, 2021, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of June 30, 2021, U.S. Bancorp served approximately 18 million customers and operated over 2,200 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.
U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 2 international cities.  The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.
U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2021, U.S. Bank was acting as trustee with respect to over 111,000 issuances of securities with an aggregate outstanding principal balance of over $5.0 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.
The Indenture Trustee shall make each monthly statement available to the holders of the Notes via the Indenture Trustee’s internet website at https://pivot.usbank.com.  Holders of the Notes with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.
As of June 30, 2021, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 163 issuances of automobile receivable-backed securities with an outstanding aggregate principal balance of approximately $61,115,300,000.
U.S. Bank and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage backed securities (“RMBS”) trusts.  The complaints, primarily filed by investors or investor groups against U.S. Bank and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts.  Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.
U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously.  However, U.S. Bank cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.
On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans.  This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”).  The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans. Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.
U.S. Bank has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated.  On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.
U.S. Bank denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses.  It has contested and intends to continue contesting the plaintiffs’ claims vigorously.
The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold the Notes in their own names or as pledgees.  For the purpose of meeting the legal requirements of certain jurisdictions or in other circumstances set forth in the Trust Agreement, the Administrator and the Owner Trustee acting jointly (or in some instances, the Owner Trustee acting alone) and the Indenture Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Issuing Entity.  In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee or the Indenture Trustee, as applicable, will be conferred or imposed upon the Owner Trustee or the Indenture Trustee, as applicable, and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee, as applicable, will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.
The Owner Trustee’s or the Indenture Trustee’s liability in connection with the issuance and the sale of the Securities is limited solely to the express obligations described in the Trust Agreement, the Sale and Servicing Agreement or the Indenture, as applicable.  The Owner Trustee may resign at any time by giving written notice thereof to the Depositor, the Servicer and the Indenture Trustee, and the Indenture Trustee may resign at any time by providing written notice of its resignation to the Issuing Entity.  If the Owner Trustee or Indenture Trustee resigns, the Servicer or the Administrator, respectively, will be obligated to appoint a successor thereto.  The Administrator may also remove the Owner Trustee or the Indenture Trustee if either (i) ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, (ii) becomes legally unable to act, (iii) is adjudged bankrupt or insolvent or (iv) a receiver or other public officer takes charge of the Owner Trustee or the Indenture Trustee, as applicable, or their respective property.  In such circumstances, the Servicer or the Administrator, as applicable, will be obligated to promptly appoint a successor Owner Trustee or Indenture Trustee, respectively.  Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.  If no successor Owner Trustee has been so appointed or has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner

Trustee.  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Administrator or the holders of a majority of the aggregate outstanding principal amount of the Controlling Class may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
The Depositor, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee, the Indenture Trustee and their respective affiliates.  The Trust Agreement and the Indenture will provide that the Issuing Entity will pay the fees and expenses of the Owner Trustee and the Indenture Trustee, respectively, in connection with their duties under the Trust Agreement and Indenture, respectively.  The Administrator will agree, in the Administration Agreement, to pay the fees and expenses of the Owner Trustee and the Indenture Trustee, to the extent such amounts are not paid by the Issuing Entity in accordance with the terms of the Sale and Servicing Agreement or the Indenture.  The Trust Agreement will further provide that the Owner Trustee will be entitled to indemnification by the Issuing Entity for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee not resulting from its own willful misconduct, bad faith or gross negligence (other than by reason of a breach of any of its representations or warranties to be described in the Trust Agreement).  The Indenture will further provide that the Indenture Trustee will be entitled to indemnification by the Issuing Entity for, and will be held harmless against, any loss, liability or expense incurred in connection with the administration of the Issuing Entity and the performance of its duties (including reasonable attorneys’ fees and fees and expenses incurred in the enforcement of the Issuing Entity’s obligations) under the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Receivables Purchase Agreement and the Administration Agreement (collectively, the “Transfer and Servicing Agreements”) not resulting from its own willful misconduct, bad faith or negligence.  The Indenture Trustee will notify the Issuing Entity and the Administrator promptly of any claim for which it may seek indemnity; provided, that, failure by the Indenture Trustee to provide such notification will not relieve the Issuing Entity or the Administrator of its obligations under the Indenture if no prejudice to the Issuing Entity or the Administrator will have resulted from such failure.  Neither the Issuing Entity nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.
TMCC will agree to promptly pay to the Indenture Trustee and the Owner Trustee the amount of any fees, expenses and indemnification amounts not otherwise paid or reimbursed to it by the Issuing Entity on any Payment Date; provided that the Indenture Trustee and the Owner Trustee will be obligated to reimburse TMCC for any such amounts to the extent such Trustee subsequently receives payment or reimbursement in respect thereof from the Issuing Entity.
Duties of the Owner Trustee and Indenture Trustee
The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Notes or the Certificate (other than the authentication of the Certificate) or of any Receivables or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificate or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account.  The Owner Trustee will not independently verify information concerning the Receivables.  The Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.  The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement, or the breach of any representations made with respect to the Receivables, unless the Owner Trustee obtains actual knowledge of such failure or breach as will be specified in the Trust Agreement.
The Owner Trustee will not be required to perform any of the obligations of the Issuing Entity under the Transfer and Servicing Agreements or the Asset Representations Review Agreement that are required to be performed by:
•	the Servicer under the Sale and Servicing Agreement;
•	the Administrator under the Trust Agreement, the Administration Agreement or the Indenture;
•	the Depositor under the Receivables Purchase Agreement or the Trust Agreement; or

•	the Indenture Trustee under the Indenture.
In addition, the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto at the request, order or direction of any Certificateholder, unless that Certificateholder has offered to the Owner Trustee security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.
The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than the execution and authentication thereof) or of any Receivables or related documents, and will not be accountable for the use or application by the Sponsor or the Servicer of any funds paid to the Sponsor or the Servicer in respect of the Notes, or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account.  If no Event of Default has occurred and is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement or of TMCC to perform its duties under the Administration Agreement, unless the Indenture Trustee obtains actual knowledge of such failure as will be specified in the Indenture.
If required under the Trust Indenture Act of 1939, as amended (the “TIA”), the Indenture Trustee will be required to mail (within 60 days after each December 31, beginning with December 31, 2021) to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture and other information relating to the Receivables.  For additional information regarding such reports, you should refer to “Description of the Notes—Indenture” in this prospectus.
The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or the other Transfer and Servicing Agreements or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture or the other Transfer and Servicing Agreements at the request, order or direction of any of the Noteholders pursuant to such agreements, other than to fulfill the specific duties and obligations required to be performed by it in connection with (i) the asset representations review procedures described below under “Asset Representations Review” and (ii) the dispute resolution procedures described below under “Repurchases of Receivables—Dispute Resolution,” unless such Noteholders have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby.  No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, except pursuant to the dispute resolution procedures described below under “Repurchases of Receivables—Dispute Resolution,” unless such holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer’s failure to remit payments when due or (ii) the holders of the Controlling Class (excluding for such purposes the aggregate outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), evidencing not less than 25% of the voting interests of such Controlling Class, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it and the Indenture Trustee for 30 days has neglected or refused to institute any such proceedings.  For additional information, you should refer to “Description of the Notes—Indenture” in this prospectus.
Neither the Indenture Trustee nor the Owner Trustee will have any obligation or responsibility to monitor or enforce the Sponsor’s compliance with any risk retention requirements.

FEES AND EXPENSES
The table below sets forth the fees and expenses payable on each Payment Date, unless otherwise specified in this prospectus.
Party	Amount
Servicer(1)
(i) One-twelfth of 1.00% multiplied by the outstanding Principal Balance of the Receivables as of the first day of the related Collection Period  or, in the case of the first Payment Date, two-twelfths of 1.00% multiplied by the outstanding Principal Balance of the Receivables as of the Cutoff Date (the “Servicing Fee”), plus (ii) any investment earnings on amounts on deposit in the Collection Account and all late fees, extension fees and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables received by the Servicer during the related Collection Period (the “Supplemental Servicing Fee”).

Indenture Trustee(2)	An annual fee equal to $5,000, payable on the Payment Date occurring in September of each year, commencing in September 2022.
Owner Trustee(2)	An annual fee equal to $3,000, payable on the Payment Date occurring in September of each year, commencing in September 2022.
Asset Representations Reviewer(2)
An annual fee equal to $5,000 per annum, payable on the Payment Date occurring in September of each year, commencing in September 2022.  In the event of an Asset Representations Review, the Asset Representations Reviewer will also be entitled to receive a fee equal to $200 for each Receivable reviewed by it.

(1)	To be paid before any amounts are distributed to Noteholders. The Administrator will be entitled to a monthly administration fee, which will be paid to it by the Servicer from the Total Servicing Fee.
(2)
Fees, expenses and indemnification amounts payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer prior to the payment of any amounts to Noteholders are subject to an aggregate cap equal to $300,000 in any calendar year prior to the occurrence of an Event of Default under the Indenture that results in the acceleration of the maturity of the Notes.

ASSET REPRESENTATIONS REVIEWER
General
Clayton Fixed Income Services LLC (“Clayton”), a Delaware limited liability company, will serve as asset representations reviewer (the “Asset Representations Reviewer”) pursuant to the terms of an asset representations review agreement (the “Asset Representations Review Agreement”) among the Asset Representations Reviewer, the Issuing Entity, the Servicer and the Administrator.  The Asset Representations Reviewer is not and will not be affiliated with any of TMCC, the Depositor, the Issuing Entity, the Servicer, the Administrator, the Indenture Trustee, the Owner Trustee or any of their respective affiliates, and has not been, and may not be an affiliate of any person that was engaged by TMCC or any underwriter of the Notes to perform any due diligence on the Receivables prior to the Closing Date.
Clayton is a wholly-owned subsidiary of Covius Services, LLC, and with its affiliates has provided independent due diligence loan review and servicer oversight services since 1989.  Clayton has been engaged as the asset representations reviewer on more than 400 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.
Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

In addition to any fees payable to the Asset Representations Reviewer by the Issuing Entity, the Asset Representations Reviewer will also be entitled to reimbursement or payment by the Issuing Entity for all costs, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the Asset Representations Review Agreement. TMCC will agree to promptly pay to the Asset Representations Reviewer the amount of any fees, expenses and indemnification amounts not otherwise paid or reimbursed to it by the Issuing Entity on  any Payment Date pursuant to the priorities described under “Payments to Noteholders— Priority of Payments” in this prospectus; provided that the Asset Representations Reviewer will be obligated to reimburse TMCC for any such amounts to the extent it subsequently receives payment or reimbursement in respect thereof from the Issuing Entity.
Resignation and Removal
The Asset Representations Reviewer may not resign unless it determines it is legally unable to perform its obligations under the Asset Representations Review Agreement and there is no reasonable action that it could take to make the performance of its obligations under the Asset Representations Review Agreement permitted under applicable law.  If the Asset Representations Reviewer breaches any of its representations, warranties, covenants or agreements under the Asset Representations Review Agreement, becomes the subject of a bankruptcy or similar proceeding, or no longer satisfies the applicable eligibility criteria, the Issuing Entity may remove the Asset Representations Reviewer and terminate its obligations under the Asset Representations Review Agreement. The Issuing Entity will be obligated to engage a successor asset representations reviewer after any such resignation or removal.  No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under the Asset Representations Review Agreement, until a successor asset representations reviewer has accepted its engagement for such purpose.
If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer is obligated to pay the reasonable expenses of transitioning its obligations under the Asset Representations Review Agreement and preparing the successor asset representations reviewer to assume its obligations under the Asset Representations Review Agreement.  To the extent expenses incurred in connection with the replacement of the Asset Representations Reviewer are not paid by the Asset Representations Reviewer that is being replaced, the Issuing Entity will be responsible for the payment of such expenses.  Any resignation, removal, replacement or substitution of the Asset Representations Reviewer, or the appointment of a new asset representations reviewer, will be reported by the Administrator in the Form 10-D related to the Collection Period in which such change occurs, together with a description of the circumstances surrounding the change and, if applicable, information regarding the new asset representations reviewer.
Indemnity and Liability
The Asset Representations Reviewer will not be liable to any person or entity for any action taken, or not taken, in good faith under the Asset Representations Review Agreement or for errors in judgment.  However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the Asset Representations Review Agreement.  The Asset Representations Reviewer and its officers, directors, employees and agents will be indemnified by the Issuing Entity for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under the Asset Representations Review Agreement (including the fees and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in the Asset Representations Review Agreement.  The Asset Representations Reviewer will indemnify each of the Issuing Entity, the Servicer, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents for all fees, expenses, losses, damages and liabilities resulting from (a) the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under the Asset Representations Review Agreement or (b) the Asset Representations Reviewer’s breach of any of its representations or warranties in the Asset Representations Review Agreement (including the reasonable attorneys’ fees and fees and expenses incurred in the enforcement of the Asset Representation Reviewer’s obligations).
AFFILIATIONS AND CERTAIN RELATIONSHIPS
The Issuing Entity, the Depositor and Toyota Financial Services Securities USA Corporation (“TFSS USA”) are affiliates of TMCC (which is the Sponsor, the Servicer and the Administrator).  There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third-party, among any of the Depositor, the Issuing Entity, TFSS USA and the Sponsor. As of the date of this prospectus, the Indenture Trustee is an affiliate of U.S. Bancorp Investments, Inc., one of the Underwriters.
None of the Depositor, Sponsor, the Issuing Entity or any of their affiliates have, within the past two years, entered into any business relationship, agreement, arrangement, transaction or understanding  with any of the Underwriters, Indenture Trustee, Owner Trustee or the Asset Representations Reviewer that would be material to an investor’s understanding of the Notes and that is outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third-party.
THE RECEIVABLES
The Receivables will be purchased by the Issuing Entity as of the Cutoff Date.  The Receivables will have been originated by Dealers in accordance with TMCC’s requirements and subsequently purchased by TMCC.  The Receivables evidence the indirect financing made available by TMCC to the related Obligors in connection with the purchase by such Obligors of the Financed Vehicles.  On or before the Closing Date, TMCC will sell the Receivables to the Depositor pursuant to the Receivables Purchase Agreement.  The Depositor will, in turn, sell the Receivables to the Issuing Entity pursuant to the Sale and Servicing Agreement.  During the term of the Sale and Servicing Agreement, neither the Depositor nor TMCC may substitute any other retail installment sales contract for any Receivable sold to the Issuing Entity.
The Receivables were purchased by TMCC from Dealers in the ordinary course of business pursuant to Dealer Agreements.  TMCC purchases Receivables originated in accordance with its credit standards which are based upon the vehicle buyer’s ability and willingness to repay the obligation as well as the value of the vehicle being financed, as described under “The Sponsor, Administrator and Servicer—Underwriting of Motor Vehicle Retail Installment Sales Contracts” in this prospectus.
The Receivables were selected from TMCC’s portfolio of car, crossover utility vehicle, light-duty truck and sport utility vehicle retail installment sales contracts that met several criteria.  These criteria require that each Receivable satisfies the criteria below.  No selection procedures believed by the Depositor to be adverse to the Noteholders will be used in selecting the Receivables.
Each Receivable will provide for the allocation of payments according to the simple interest method (“Simple Interest Receivables”).  Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal.  Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the Interest Period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the Principal Balance will be correspondingly greater, and the Principal Balance will be amortized more rapidly than scheduled.  Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the Interest Period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the Principal Balance will be correspondingly less, and the Principal Balance will be amortized more slowly than scheduled, in which case a larger portion of the Principal Balance may be due on the final payment date for the related Receivable.  No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.
The statistical information concerning the Receivables presented throughout this prospectus is based on the Receivables as of the Cutoff Date.  As of the Cutoff Date, the Receivables had an aggregate Principal Balance of $1,666,028,014.87.
TMCC and the Depositor will represent and warrant that the Receivables satisfy certain representations and warranties, as described below under “Repurchases of Receivables.”  In addition, the Receivables were selected by TMCC from its portfolio of car, crossover utility vehicle, light-duty truck and sport utility vehicle retail installment sales contracts using certain selection criteria.  Pursuant to such selection criteria, as of the Cutoff Date and as of the Closing Date (unless one specific date is otherwise stated below), each Receivable:
•	falls within the range of:
remaining Principal Balance as of the Cutoff Date	$250.00 to $100,000.00

original Principal Balance	$1,000.00 to $110,000.00

APR	0.00% to 24.00%

original number of monthly payments (“Scheduled Payments”)	12 to 72 payments

remaining number of Scheduled Payments as of the Cutoff Date	4 to 68 payments

•	as of the Cutoff Date, had a FICO® score of at least 620; and
•	as of the Cutoff Date, does not relate to a vehicle as to which the related obligor is an employee of TMCC or any of its affiliates.
No selection procedures believed by TMCC to be adverse to Noteholders have been used in selecting the Receivables from qualifying retail installment sales contracts owned by TMCC. Except as described in the first bullet-point above, the Receivables were not selected on the basis of their APRs.
69,331 Receivables, having an aggregate Principal Balance of approximately $1,533,130,222.50 (representing approximately 92.02% of the aggregate Principal Balance of the Receivables as of the Cutoff Date) are evidenced by electronic contracts.
Based on the mailing addresses of the Obligors, the Receivables have been originated in 49 States and the District of Columbia.  Except in the case of any breach of representations and warranties by the related Dealer, the Receivables generally do not provide for recourse against the originating Dealer.  The composition, and the distributions by APR, geographic distribution, remaining Principal Balance, original number of Scheduled Payments, remaining number of Scheduled Payments and FICO® score of the Receivables as of the Cutoff Date are as described in the following tables.  The characteristics in the following tables related to the term of the Receivables and the vehicle type may not match the asset-level data included as an exhibit to Form ABS-EE as the result of differences between the methods of calculating the term of the Receivables for the purpose of presenting statistical information concerning the Receivables in this prospectus and for the purpose of presenting asset-level data in Form ABS-EE.
Composition of the Receivables as of the Cutoff Date

Total Principal Balance	$1,666,028,014.87
Number of Receivables	75,689
Average Principal Balance	$22,011.49
Range of Principal Balances	$253.77 - $98,076.49
Average Original Amount Financed	$29,347.14
Range of Original Amounts Financed	$3,207.59 - $109,484.95
Weighted Average APR(1)	3.05%
Range of APRs	0.00% - 21.60%
Weighted Average Original Number of Scheduled Payments(1)	65.41 payments
Range of Original Number of Scheduled Payments	12 - 72 payments
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Payments Greater Than 60 Months	50.46%
Weighted Average Remaining Number of Scheduled Payments(1)	53.48 payments
Range of Remaining Number of Scheduled Payments	4 - 68 payments
Weighted Average FICO® score(1) (2)	767
Range of FICO® scores(2)	620 - 900
____________________________
(1)	Weighted by Principal Balance as of the Cutoff Date.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.

The following are additional characteristics of the Receivables as of the Cutoff Date, in each case as a percentage of the aggregate Principal Balance of the Receivables as of the Cutoff Date:
New vehicles	73.66%
Used vehicles	26.34%
Cars	30.22%
Crossover utility vehicles(1)	47.66%
Light-duty trucks	15.19%
Sport utility vehicles(1)	6.93%
Toyota vehicles	82.42%
Lexus vehicles	17.58%
Hybrid electric vehicles	15.98%
Plug-in hybrid electric vehicles	0.88%
Fuel cell electric vehicles	0.05%
_______________________________________________________________
(1)
Vehicles categorized in this table as “crossover utility vehicles” are included in the category of “sport utility vehicles” or “minivans” in the summary characteristics for each prior securitization included in Annex B (other than for the Toyota Auto Receivables 2021-B Owner Trust securitization), and vehicles categorized as “minivans” in the summary characteristics for each prior securitization included in Annex B (other than for the Toyota Auto Receivables 2021-B Owner Trust securitization) are categorized in this table as “crossover utility vehicles.”

Distribution of the Receivables as of the Cutoff Date by APR

Range of APRs	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
0.00 - 0.99%	19,161	25.32%	$433,376,001.17	26.01%
1.00 - 1.99%	11,523	15.22	277,853,892.86	16.68
2.00 - 2.99%	10,077	13.31	237,020,313.36	14.23
3.00 - 3.99%	11,532	15.24	246,469,393.85	14.79
4.00 - 4.99%	8,715	11.51	182,148,605.67	10.93
5.00 - 5.99%	6,887	9.10	138,243,472.13	8.30
6.00 - 6.99%	2,920	3.86	57,993,591.91	3.48
7.00 - 7.99%	1,748	2.31	34,594,152.91	2.08
8.00 - 8.99%	999	1.32	18,317,525.81	1.10
9.00 - 9.99%	720	0.95	13,473,129.96	0.81
10.00 - 10.99%	429	0.57	8,416,063.79	0.51
11.00 - 11.99%	365	0.48	7,095,243.96	0.43
12.00 - 12.99%	269	0.36	5,125,104.71	0.31
13.00 - 13.99%	133	0.18	2,345,469.90	0.14
14.00 - 14.99%	98	0.13	1,682,251.07	0.10
15.00 - 15.99%	65	0.09	1,196,330.41	0.07
16.00 - 16.99%	27	0.04	386,055.99	0.02
17.00 - 17.99%	9	0.01	103,033.31	0.01
18.00 - 18.99%	9	0.01	141,470.78	0.01
19.00% or greater	3	*	46,911.32	*
Total(1):	75,689	100.00%	$1,666,028,014.87	100.00%
________________________________
(1)	Percentages may not add to 100% due to rounding.
*	Represents a number greater than 0.000% but less than 0.005%

Distribution of the Receivables as of the Cutoff Date by Geographic Distribution(1)

Geographic Distribution	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
Alabama	155	0.20%	$4,298,621.98	0.26%
Alaska	153	0.20	3,942,579.60	0.24
Arizona	2,218	2.93	51,091,653.62	3.07
Arkansas	780	1.03	18,273,002.56	1.10
California	19,406	25.64	440,057,704.42	26.41
Colorado	1,504	1.99	35,375,872.78	2.12
Connecticut	1,016	1.34	20,113,051.53	1.21
Delaware	306	0.40	6,222,661.70	0.37
District of Columbia	129	0.17	2,692,750.86	0.16
Florida	1,157	1.53	29,579,282.62	1.78
Georgia	493	0.65	13,996,847.60	0.84
Idaho	291	0.38	5,867,765.45	0.35
Illinois	3,306	4.37	70,596,703.13	4.24
Indiana	789	1.04	16,457,141.51	0.99
Iowa	460	0.61	9,813,439.08	0.59
Kansas	483	0.64	10,457,940.50	0.63
Kentucky	699	0.92	13,654,407.18	0.82
Louisiana	1,060	1.40	23,812,687.60	1.43
Maine	238	0.31	4,392,240.72	0.26
Maryland	2,551	3.37	53,447,606.82	3.21
Massachusetts	2,184	2.89	40,003,316.62	2.40
Michigan	525	0.69	10,942,128.63	0.66
Minnesota	1,287	1.70	26,471,562.54	1.59
Mississippi	596	0.79	14,020,465.80	0.84
Missouri	945	1.25	19,338,628.64	1.16
Montana	220	0.29	4,530,699.32	0.27
Nebraska	348	0.46	7,119,880.48	0.43
Nevada	1,213	1.60	31,191,969.94	1.87
New Hampshire	525	0.69	9,417,139.95	0.57
New Jersey	3,007	3.97	61,982,577.98	3.72
New Mexico	227	0.30	5,497,775.74	0.33
New York	2,825	3.73	56,982,078.09	3.42
North Carolina	501	0.66	13,273,260.09	0.80
North Dakota	89	0.12	1,887,560.05	0.11
Ohio	1,283	1.70	25,709,183.02	1.54
Oklahoma	489	0.65	11,137,864.60	0.67
Oregon	1,062	1.40	21,665,271.01	1.30
Pennsylvania	3,578	4.73	71,889,575.11	4.32
Rhode Island	295	0.39	5,641,507.79	0.34
South Carolina	168	0.22	4,460,154.25	0.27
South Dakota	91	0.12	2,105,154.90	0.13
Tennessee	968	1.28	20,575,420.18	1.23
Texas	8,971	11.85	211,763,700.98	12.71
Utah	385	0.51	9,092,822.93	0.55
Vermont	406	0.54	7,440,136.41	0.45
Virginia	2,819	3.72	60,498,933.94	3.63
Washington	1,815	2.40	42,748,367.04	2.57
West Virginia	470	0.62	10,712,886.40	0.64
Wisconsin	1,071	1.42	20,519,507.15	1.23
Wyoming	132	0.17	3,264,524.03	0.20
Total(2):	75,689	100.00%	$1,666,028,014.87	100.00%

________________________________________________________________
(1)	Based solely on the mailing addresses of the Obligors.
(2)	Percentages may not add to 100% due to rounding.

Distribution of the Receivables as of the Cutoff Date by Remaining Principal Balance
Remaining Principal Balance	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
0.01 - 2,499.99	1,346	1.78%	$2,236,757.92	0.13%
2,500.00 - 4,999.99	2,815	3.72	10,654,257.63	0.64
5,000.00 - 9,999.99	7,726	10.21	59,052,392.14	3.54
10,000.00 - 14,999.99	10,790	14.26	135,949,007.13	8.16
15,000.00 - 19,999.99	12,965	17.13	227,508,628.88	13.66
20,000.00 - 24,999.99	12,588	16.63	282,388,884.71	16.95
25,000.00 - 29,999.99	10,255	13.55	280,908,061.51	16.86
30,000.00 - 34,999.99	7,003	9.25	226,536,484.71	13.60
35,000.00 - 39,999.99	4,551	6.01	169,767,677.10	10.19
40,000.00 - 44,999.99	2,562	3.38	108,246,117.39	6.50
45,000.00 - 49,999.99	1,491	1.97	70,416,002.69	4.23
50,000.00 - 54,999.99	808	1.07	42,176,566.66	2.53
55,000.00 - 59,999.99	382	0.50	21,824,369.95	1.31
60,000.00 - 64,999.99	192	0.25	11,932,339.51	0.72
65,000.00 - 69,999.99	69	0.09	4,618,843.65	0.28
70,000.00 - 74,999.99	42	0.06	3,043,653.90	0.18
75,000.00 - 79,999.99	32	0.04	2,475,955.41	0.15
80,000.00 - 84,999.99	24	0.03	1,979,401.93	0.12
85,000.00 or greater	48	0.06	4,312,612.05	0.26
Total(1):	75,689	100.00%	$1,666,028,014.87	100.00%

________________________________________________________________
(1)	Percentages may not add to 100% due to rounding.

Distribution of the Receivables as of the Cutoff Date by Original Number of Scheduled Payments
Original Number of Scheduled Payments	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
1 - 12	5	0.01%	$39,694.07	*
13 - 24	126	0.17	872,119.02	0.05%
25 - 36	1,393	1.84	16,510,694.25	0.99
37 - 48	2,548	3.37	31,490,305.64	1.89
49 - 60	35,836	47.35	776,450,834.70	46.60
61 - 72	35,781	47.27	840,664,367.19	50.46
Total(1):	75,689	100.00%	$1,666,028,014.87	100.00%

________________________________________________________________
(1)	Percentages may not add to 100% due to rounding.
*	Represents a number greater than 0.000% but less than 0.005%.
Distribution of the Receivables as of the Cutoff Date by Remaining Number of Scheduled Payments
Remaining Number of Scheduled Payments	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
1 - 12	2,422	3.20%	$8,129,410.24	0.49%
13 - 24	4,873	6.44	39,060,263.06	2.34
25 - 36	7,174	9.48	95,553,097.29	5.74
37 - 48	13,214	17.46	254,585,703.54	15.28
49 - 60	29,352	38.78	734,463,880.20	44.08
61 - 72	18,654	24.65	534,235,660.54	32.07
Total(1):	75,689	100.00%	$1,666,028,014.87	100.00%

________________________________________________________________
(1)	Percentages may not add to 100% due to rounding.

Distribution of the Receivables as of the Cutoff Date by FICO® Score Range(1)
FICO® Score Range(1)	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
620 - 650	2,518	3.33%	$59,403,703.76	3.57%
651 - 700	9,257	12.23	217,489,544.05	13.05
701 - 750	19,127	25.27	426,181,914.72	25.58
751 - 800	18,750	24.77	405,150,490.65	24.32
801 - 850	17,223	22.75	367,603,791.62	22.06
Greater than or equal to 851	8,814	11.65	190,198,570.07	11.42
Total(2):	75,689	100.00%	$1,666,028,014.87	100.00%

________________________________________________________________
(1)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(2)	Percentages may not add to 100% due to rounding.

Asset-Level Data for the Receivables
The Depositor prepared asset-level data for the Receivables and filed it with the SEC prior to the filing of this prospectus on exhibits to Form ABS-EE (such asset-level data, the “Initial Asset-Level Data”).  The Initial Asset-Level Data is incorporated by reference into this prospectus.  The Initial Asset-Level Data contains detailed information concerning each Receivable, including data regarding its origination characteristics, contract terms, characteristics of the related Financed Vehicle and Obligor, contract and payment activity, servicing activity and status.  Investors should carefully review the Initial Asset-Level Data.
The Servicer will also prepare asset-level data with respect to the Receivables for each Collection Period and file it with the SEC on exhibits to Form ABS-EE at or before the time of filing the related Form 10-D. The exhibits to each Form ABS-EE filed by or on behalf of the Issuing Entity after the filing of this prospectus will be incorporated by reference into the related Form 10-D.
POOL UNDERWRITING
As described in “The Sponsor, Administrator and Servicer—Underwriting of Motor Vehicle Retail Installment Sales Contracts” in this prospectus, under TMCC’s origination process, credit applications are evaluated when received and are either automatically approved, automatically declined or forwarded for review by a TMCC credit analyst with appropriate approval authority.  The credit analyst decisions applications based on an evaluation that considers an applicant’s creditworthiness and may consider an applicant’s projected ability to meet the monthly obligation, which is derived from the amount financed, the term, and the assigned contractual interest rate.  52,989 Receivables, having an aggregate Principal Balance of approximately $1,176,948,115.75 (representing approximately 70.64% of the aggregate Principal Balance of the Receivables as of the Cutoff Date) were automatically approved, while 22,700 Receivables, having an aggregate Principal Balance of approximately $489,079,899.12 (representing approximately 29.36% of the aggregate Principal Balance of the Receivables as of the Cutoff Date) were evaluated and approved by a TMCC credit analyst with appropriate authority in accordance with TMCC’s written underwriting guidelines.  TMCC determined that whether a Receivable was accepted automatically by TMCC’s electronic credit decision system or was accepted following review by a TMCC credit analyst was not indicative of the related Receivable’s quality.
REVIEW OF POOL ASSETS
In connection with the offering of the Notes, the Depositor has performed a review of the Receivables and the disclosures regarding the Receivables included in this prospectus, including the Initial Asset-Level Data (such disclosures, collectively, the “Rule 193 Information”).  This review was designed and effected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.  The Depositor consulted with, and was assisted by, responsible personnel of TMCC in performing the review.  This review consisted of a review of TMCC underwriting guidelines and the eligibility and characteristics of the Receivables, as well as a review of the disclosure describing such underwriting guidelines, and the eligibility and characteristics of the Receivables in this prospectus.  Certain of the information included in the Initial Asset-Level Data was also reviewed for consistency with the descriptions of the Receivables in this prospectus.

As part of the review of the Receivables, TMCC and the Depositor identified the Rule 193 Information to be covered by the review and identified the review procedures for each portion of such Rule 193 Information.  Descriptions in this prospectus under “The Sponsor, Administrator and Servicer—Underwriting of Motor Vehicle Retail Installment Sales Contracts” consisting of factual information regarding TMCC underwriting guidelines were reviewed and approved by TMCC management to ensure the accuracy of such descriptions.  Additionally, members of TMCC’s Treasury group consulted with internal counsel, as well as external counsel, with respect to the descriptions of the legal and regulatory provisions that may materially and adversely affect the performance of the Receivables or payments on the Notes.
TMCC selected a random sample of 150 receivables (the “Sample”) from a pool of 90,094 receivables (the “Sample Pool”) owned by TMCC as of July 31, 2021 that satisfied, on its system, the selection criteria set forth in the sixth paragraph under “The Receivables” above.  All of the receivables included in the Sample Pool are included in the pool of Receivables described in this prospectus.  The characteristics of the Receivables do not differ materially from the characteristics of the receivables in the Sample Pool.  TMCC also tested the accuracy of the data contained in TMCC’s data tape.  The data tape is an electronic record maintained by TMCC, which includes certain attributes of the Receivables and the receivables in the Sample Pool.  TMCC reviewed the receivable files for the Sample to confirm that the following 21 data points conformed to the applicable information on the data tape, within certain tolerance bands: account number, contract date, original principal balance, original interest rate, interest rate as of the Cutoff Date, interest rate for the August 2021 scheduled monthly payment, monthly payment amount, first payment due date, maturity date at origination, vehicle identification number, vehicle make, vehicle model, model year, state of origination, new or used, original term, FICO® score, co-obligor status, delinquency status, repossession/bankruptcy status, and lienholder or assignee of security interest notation on title-related documentation.  No variances between the data points reviewed and the data tape were found.  TMCC also compared the statistical information contained in the table entitled “Composition of the Receivables as of the Cutoff Date” under “The Receivables” above to data contained in, or derived from, the data tape.  Specifically, statistical information relating to the Receivables was recalculated using the applicable information on the data tape.
In addition to this review, the Depositor’s review of the Receivables and the Rule 193 Information, including the Initial Asset-Level Data, is further supported by TMCC compliance procedures used in the day-to-day operation of its business.  These procedures include financial reporting controls required by the Sarbanes-Oxley Act, regular internal audits of key business functions, including credit decisioning, servicing and systems processing, testing controls to verify compliance with procedures and quality assurance reviews for credit decisions and securitization processes.  In addition, TMCC has a network of computer applications which capture and maintain information about the Receivables.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively.
Portions of the review of the characteristics of, and statistical information with respect to, the Sample and the Receivables, were performed with the assistance of third parties engaged by TMCC.  TMCC and the Depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review.  The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review.  The Depositor attributes all finding and conclusions of the review to itself.
After undertaking the review described above, the Depositor has found and concluded that it has reasonable assurance that the Rule 193 Information, including the Initial Asset-Level Data, is accurate in all material respects.
DELINQUENCIES, REPOSSESSIONS AND NET LOSSES
Described below is information concerning TMCC’s experience with respect to its portfolio of new and used car, crossover utility vehicle, light-duty truck and sport utility vehicle retail installment sales contracts which it has funded and is servicing, including contracts that have been securitized.
The data presented in the following tables are for illustrative purposes only.  There is no assurance that TMCC’s delinquency, credit loss and repossession experience with respect to car, crossover utility vehicle, light-duty truck and sport utility vehicle retail installment sales contracts in the future, or the experience of the Issuing Entity with respect to the Receivables, will be similar to that described below.
Delinquency and credit losses are significantly influenced by the combined impact of a number of factors, including, but not limited to, general economic conditions (including unemployment rates, fuel and energy prices and interest rates), consumer debt levels, the used vehicle market, purchase quality mix, contract term length, unenforceable or defeated security interests and operational changes affecting TMCC, which have the potential to adversely affect delinquencies and credit losses by disrupting TMCC’s normal operations during the operational change process.
The following tables show TMCC’s servicing experience for its entire portfolio of retail installment sales contracts on automobiles, including contracts sold in securitizations that TMCC continues to service.  The percentages in the tables below have not been adjusted to eliminate the effect of the growth of TMCC’s portfolio.  Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown for any group of Receivables that are isolated for any period or periods of time and the delinquency, repossession and net loss data measured the activity only for that isolated group over the periods indicated, as will be the case for the Receivables.  If the credit losses on the Receivables included in the Issuing Entity are greater than the historical credit loss experience listed below, the yield to holders of the Notes could be adversely affected.  See also “Risk Factors—Risks Primarily Related to the Receivables and Economic Conditions—Adverse events arising from the coronavirus outbreak could have an adverse effect on your notes” and “Risk Factors—Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction—Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” in this prospectus.
Managed Portfolio
Historical Delinquency Experience(1)
	At June 30,		At March 31,
	2021	2020	2021	2020	2019	2018	2017
Outstanding Contracts(2)	3,245,102	3,140,945	3,237,181	3,142,143	3,097,464	3,158,375	3,181,143

Number of Accounts Past Due in the following categories
30 - 59 days	30,520	26,264	27,476	40,205	38,498	37,044	36,396
60 - 89 days	9,236	8,182	7,223	11,604	9,576	9,464	8,018
Over 89 days	7,882	14,678	8,500	12,219	8,240	8,063	7,633

Delinquencies as a Percentage of Contracts Outstanding(3)
30 - 59 days	0.94%	0.84%	0.85%	1.28%	1.24%	1.17%	1.14%
60 - 89 days	0.28%	0.26%	0.22%	0.37%	0.31%	0.30%	0.25%
Over 89 days	0.24%	0.47%	0.26%	0.39%	0.27%	0.26%	0.24%
___________________
(1)
The historical delinquency data reported in this table includes all retail installment sales contracts purchased by TMCC, excluding those purchased by a subsidiary of TMCC in Puerto Rico.  The historical delinquency data reported in this table also includes contracts that have been sold but are still being serviced by TMCC.

(2)	Number of contracts outstanding at end of period.
(3)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.

Managed Portfolio
Net Loss and Repossession Experience(1)
(Dollars In Thousands)
	For the Three Months Ended June 30,		For the Fiscal Years Ended March 31,
	2021	2020	2021	2020	2019	2018	2017
Principal Balance Outstanding(2)	$63,999,510	$57,513,681	$62,833,053	$56,265,888	$53,236,380	$52,760,041	$50,759,341
Average Principal Balance Outstanding(3)	$63,416,281	$56,889,785	$59,549,471	$54,751,134	$52,998,211	$51,759,691	$50,238,127
Number of Contracts Outstanding	3,245,102	3,140,945	3,237,181	3,142,143	3,097,464	3,158,375	3,181,143
Average Number of Contracts Outstanding(3)	3,241,142	3,141,544	3,189,662	3,119,804	3,127,920	3,169,759	3,172,166
Number of Repossessions(4)	6,044	2,524	28,423	34,899	35,694	38,580	45,883
Number of Repossessions as a Percent of the Number of Contracts Outstanding	0.74%(7)	0.32%(7)	0.88%	1.11%	1.15%	1.22%	1.44%
Number of Repossessions as a Percent of the Average Number of Contracts Outstanding	0.75%(7)	0.32%(7)	0.89%	1.12%	1.14%	1.22%	1.45%
Gross Charge-Offs(5)	$31,383	$68,576	$278,833	$352,213	$323,962	$351,634	$395,109
Recoveries(6)	$16,708	$9,315	$47,917	$49,191	$48,871	$49,567	$49,474
Net Losses	$14,675	$59,261	$230,916	$303,022	$275,091	$302,067	$345,635
Net Losses as a Percentage of Principal Balance Outstanding	0.09%(7)	0.41%(7)	0.37%	0.54%	0.52%	0.57%	0.68%
Net Losses as a Percentage of Average Principal Balance Outstanding	0.09%(7)	0.42%(7)	0.39%	0.55%	0.52%	0.58%	0.69%
____________________
(1)
The net loss and repossession data reported in this table includes all retail installment sales contracts purchased by TMCC, excluding those purchased by a subsidiary of TMCC in Puerto Rico.  The net loss and repossession data reported in this table also includes contracts that have been sold but are still being serviced by TMCC.

(2)	Principal Balance Outstanding includes payoff amount for simple interest contracts and net principal balance for actuarial contracts. Actuarial contracts do not comprise any of the Receivables.
(3)	Average of the principal balance or number of contracts outstanding as of the beginning and end of the indicated periods.
(4)	Includes bankrupt repossessions but excludes bankruptcies.
(5)
Amount charged off is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees, less any proceeds from the liquidation of the related vehicle.  Also includes dealer reserve charge‑offs.

(6)
Includes all recoveries from post‑disposition monies received on previously charged‑off contracts including any proceeds from the liquidation of the related vehicle after the related charge‑off.  Also includes recoveries for dealer reserve charge‑offs and dealer reserve chargebacks.

(7)	Annualized.

ASSET REPRESENTATIONS REVIEW
The Asset Representations Reviewer will perform a review of certain Receivables for compliance with representations and warranties made by TMCC and the Depositor about the Receivables in the applicable Transfer and Servicing Agreements (an “Asset Representations Review”) if:
•	a Delinquency Trigger occurs; and
•	the required amount of Noteholders vote to direct an Asset Representations Review.
A “Delinquency Trigger” will occur if the aggregate Principal Balance of 60-Day Delinquent Receivables as a percentage of the aggregate Principal Balance of Receivables as of the end of a Collection Period exceeds the Delinquency Trigger Percentage for that Collection Period set by TMCC as described below.
A “60-Day Delinquent Receivable” is, for any date of determination, a Receivable for which payment of at least 90% of the required payment has not been received by the Servicer by the payment due date on or immediately preceding 60 days prior to such date of determination.  Charged off Receivables are not considered delinquent Receivables and therefore are not included in the Delinquency Trigger calculation.  TMCC does not treat a charged off Receivable as a delinquent Receivable because the related vehicle is no longer in the possession of the related Obligor and any loss would have been realized.
Upon the occurrence of a Delinquency Trigger, the Servicer will promptly send a notice to the Administrator, the Indenture Trustee, each Noteholder and clearing agency (which notice will be forwarded to the related Note Owners), which notice will describe the occurrence of the Delinquency Trigger and the rights of the Noteholders regarding an Asset Representations Review (including a description of the method by which Noteholders and Note Owners may contact the Indenture Trustee in order to request a formal Noteholder vote).  The Administrator will also include such descriptions in the Issuing Entity’s Form 10-D filing for the Collection Period in which the Delinquency Trigger occurs.
If Noteholders and Verified Note Owners (as defined below) holding at least 5% of the aggregate outstanding principal amount of the Notes, other than Notes held by the Sponsor, the Servicer, or any affiliate of either  (“Requesting Noteholders”), request a formal Noteholder vote by contacting the Indenture Trustee within 90 days of the date of the Form 10-D in which the occurrence of a Delinquency Trigger has been reported, then the Administrator will include in the Issuing Entity’s Form 10-D filing for the Collection Period in which such request occurred a statement that sufficient Requesting Noteholders are requesting a full vote of Noteholders and Note Owners to commence an Asset Representations Review.  If the requesting party is a record Noteholder, no further verification of ownership will be required.  If the requesting party is a Note Owner, then the Note Owner must include with its request to the Indenture Trustee a written certification that it is a Note Owner, together with one of the following additional forms of documentation of the requesting party’s status as a Note Owner:
•	a trade confirmation;
•	an account statement;
•	a letter from a broker dealer that is acceptable to the Indenture Trustee or Administrator, as applicable; or
•	any other form of documentation that is acceptable to the Indenture Trustee or Administrator, as applicable.
Any Note Owner who provides the required certification and documentation is referred to herein as a (“Verified Note Owner”).  While Verified Note Owners may request a formal Noteholder vote without acting through their respective DTC participants, in a formal Noteholder vote Note Owners may vote only through their respective DTC Participants.  For more information on the policies and procedures applicable to book-entry Notes, refer to “Description of the Notes—Book-Entry Registration” in this prospectus.
The related Form 10-D filing will specify the means by which Noteholders and Note Owners may make their votes known to the Indenture Trustee and will also specify the voting deadline (not earlier than 150 days from the date of the Form 10-D filing that first reported the occurrence of the Delinquency Trigger) that will be used to calculate whether the requisite amount of Noteholders have cast affirmative votes to direct the Indenture Trustee to notify the Asset Representations Reviewer to commence an Asset Representations Review.  If, by that voting deadline, (i) votes have been cast by Noteholders holding at least 5% of the aggregate outstanding principal amount of the Notes (excluding, for the purpose of each such calculation of the requisite percentage of Noteholders, any Notes held by the Sponsor, the Servicer or any affiliate of either) and (ii) affirmative votes in favor of an Asset Representations Review have been cast by Noteholders representing at least a majority of the aggregate outstanding principal amount of the Notes held by voting Noteholders, then the Indenture Trustee will send a notice to the Asset Representations Reviewer, the Administrator and the Servicer informing them that the requisite Noteholders have directed the Asset Representations Reviewer to perform a review of all Receivables that are 60 days or more delinquent (the “ARR Receivables”) for the purpose of determining whether such Receivables were in compliance with the representations and warranties made by TMCC and the Depositor about the Receivables in the applicable Transfer and Servicing Agreements.  The Form 10-D filing for the Collection Period in which the Indenture Trustee sent the foregoing notice to the Asset Representations Reviewer will specify that the requisite Noteholders have directed an Asset Representations Review.
However, if by the voting deadline date set forth in the related Form 10-D, (i) votes were not cast by Noteholders holding at least 5% of the aggregate outstanding principal amount of the Notes (excluding, for the purpose of each such calculation of the requisite percentage of Noteholders, any Notes held by the Sponsor, the Servicer or any affiliate of either) or (ii) affirmative votes have not been cast by Noteholders representing at least a majority of the aggregate outstanding principal amount of the Notes held by voting Noteholders, then no Asset Representations Review will occur for that occurrence of the Delinquency Trigger.
Within 60 days of the delivery of notice by the Indenture Trustee to the Asset Representations Reviewer, the Administrator and the Servicer that the Asset Representations Reviewer is to proceed with an Asset Representations Review, the Servicer will give the Asset Representations Reviewer access to the information necessary for it to perform a review of the ARR Receivables, as described below.  The Asset Representations Reviewer will be obligated to complete its review within 60 days after receiving access to such information, provided that such deadline will be extended for an additional 30 days in respect of any ARR Receivable in respect of which additional information was required by the Asset Representations Reviewer for the purpose of completing the related review.  The review procedures for each ARR Receivable will consist of tests designed to determine whether such ARR Receivable was or was not in compliance with the representations and warranties made regarding such ARR Receivable in the applicable Transfer and Servicing Agreements.  The Asset Representations Reviewer will determine whether each such test was passed or failed; however, the Asset Representations Reviewer will have no obligation to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct a review, to determine which Receivables are to be the subject of a review, to obtain or confirm the validity of the information to be reviewed, to obtain missing or insufficient review information, or to take any action or cause any other party to take any action to enforce any remedies for breaches of representations or warranties.  The Asset Representations Reviewer will only be required to perform the specific tests enumerated in the Asset Representations Review Agreement, and will not be obligated to perform additional procedures on any ARR Receivable other than as specified therein.  However, the Asset Representations Reviewer may, in its discretion, perform other tests that it deems reasonable and appropriate in determining whether the ARR Receivables were in compliance with the representations and warranties made by TMCC and the Depositor about the Receivables in the Transfer and Servicing Agreements as of the Cutoff Date, and may provide additional information about any ARR Receivable that it determines in good faith to be material to the related review.  If the Servicer notifies the Asset Representations Reviewer that an ARR Receivable was paid in full or repurchased from the pool before a review report is delivered, the Asset Representations Reviewer will terminate the tests of that ARR Receivable and the review of that ARR Receivable will be considered complete.
The Sale and Servicing Agreement will provide that the Servicer will render reasonable assistance, including granting access to copies of any underlying documents and Receivable files, to the Asset Representations Reviewer to facilitate the performance of a review of all ARR Receivables in order to verify compliance with the representations and warranties made to the Issuing Entity by TMCC and the Depositor.  The Servicer will provide the Asset Representations Reviewer with access to the related Receivables and all other relevant documents related to each ARR Receivable.  The Servicer may redact these materials to remove any personally identifiable customer information, but will use commercially reasonable efforts not to change the meaning of these materials or their usefulness to the Asset Representations Reviewer in connection with its review.
The Asset Representations Reviewer will report its findings and conclusions to the Issuing Entity, the Servicer, the Administrator, the Indenture Trustee, TMCC and the Depositor after completion of the Asset Representations Review, but in any event, no later than five days after completion of the Asset Representations Review.  The ultimate determination as to whether the compliance or non-compliance of any representation constitutes a breach of the applicable agreement will not be made by the Asset Representations Reviewer, but by

TMCC and the Depositor, as described below. The related Form 10-D filed for the Issuing Entity will include a summary of the Asset Representations Reviewer’s report, so that Noteholders and Note Owners can form their own views of whether they consider any non-compliance of any representation to be a breach of the applicable agreement and, if so, what actions they intend to take.  The Form 10-D will also specify the means by which Noteholders and Verified Note Owners may notify the Indenture Trustee, TMCC and the Depositor in writing that they consider any non-compliance of any representation to be a breach of the applicable agreement, or may request in writing that a Receivable be repurchased.  If a Noteholder or a Verified Note Owner notifies the Indenture Trustee in writing that it considers any non-compliance of any representation to be a breach of the applicable agreement, or requests in writing that a Receivable be repurchased, the Indenture Trustee will forward that written notice to TMCC and the Depositor.
Apart from the obligation of the Indenture Trustee to fulfill the specific duties and obligations required to be performed by it in connection with (i) the asset representations review procedures, as described herein under “Asset Representations Review,” and (ii) the dispute resolution procedures, as described below under “Repurchases of Receivables—Dispute Resolution,” the  Indenture Trustee will not have any obligation to pursue or otherwise be involved in resolving any repurchase request, including any such request that is the subject of a dispute resolution proceeding, unless it is directed to do so by Noteholders representing not less than a majority of the principal amount of the Notes of the Controlling Class then outstanding (excluding for such purposes the aggregate outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), acting together as a single class, and such Noteholders have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such direction.
TMCC and the Depositor will evaluate any report of the Asset Representations Reviewer, and any repurchase request received from the Indenture Trustee, any Noteholder, any Verified Note Owner or any other party to any of the transaction documents.  After receiving and reviewing a report of the Asset Representations Reviewer, or any such repurchase request, the Depositor will have the sole ability to determine if there was non-compliance with any representation or warranty made by it that constitutes a breach, and whether to repurchase the related Receivable from the Issuing Entity, and TMCC will have the sole ability to determine if there was non-compliance with any representation or warranty made by it that constitutes a breach, and whether to repurchase the related Receivable from the Depositor.  None of the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, the Depositor, the Sponsor or the Servicer is otherwise obligated to monitor the Receivables or otherwise to investigate the accuracy of the representations and warranties with respect to the Receivables.  The transaction documents require that any breach of the representations and warranties must materially and adversely affect the Issuing Entity’s interests in a Receivable before the TMCC or the Depositor would be required to repurchase the Receivable.
Delinquency Trigger
The “Delinquency Trigger Percentage” will equal 4.65%.
TMCC developed the Delinquency Trigger Percentage by considering the 60-Day Delinquent Receivables rate observed in each Collection Period (through and including the Collection Period related to the August 2021 Payment Date) of its public securitization transactions since 2010.  TMCC observed the highest monthly 60-Day Delinquent Receivables rate from these transactions and applied a multiple of 5.0x to the maximum 60-Day Delinquent Receivables rate and rounded to the nearest 0.05%.  This multiple corresponds generally to the multiple of expected cumulative net losses on the pool of Receivables shortly before the Notes would realize the first dollar loss.  By aligning this multiple with the maximum level of credit losses that the Notes can withstand without a loss, TMCC believes the Delinquency Trigger Percentage provides an appropriate early warning threshold at the point when Noteholders may benefit from an Asset Representations Review.
TMCC believes that the Delinquency Trigger Percentage is appropriate based on (1) its review of TMCC’s other transactions, which have not experienced significant historical 60-Day Delinquent Receivables, (2) the relatively stable economic period for these transactions and (3) the expectation that the 5.0x multiple would generate a Delinquency Trigger Percentage that would be met shortly before any losses on the Notes would occur.
For the prior pools of receivables that were securitized by TMCC included in Annex B, the 60-Day Delinquent Receivables rate has ranged from 0.01% to 0.93% (through and including the Collection Period related to the August 2021 Payment Date).

REPURCHASES OF RECEIVABLES
TMCC and the Depositor (each, a “Seller”), pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, respectively, will represent and warrant with respect to each Receivable, that as of the Cutoff Date and as of the Closing Date (or as of such other date specified below):
•
it was originated in the United States by a Dealer for the retail sale of the related Financed Vehicle in the ordinary course of such Dealer’s business, it has been fully and properly executed or electronically authenticated by the parties thereto, it has been purchased by TMCC from such Dealer under an existing agreement with TMCC, and it has been validly assigned by such Dealer to TMCC;

•
as of the Closing Date, TMCC has, or has started procedures that will result in TMCC having, a perfected, first priority security interest in the related Financed Vehicle, which security interest was validly created and is assignable to the related transferee;

•
it provides for scheduled monthly payments that fully amortize the amount financed by maturity (except for minimally different payments in the first or last month in the life of the Receivable) and it provides for a finance charge or yield interest at its APR, in either case calculated based on the simple interest method;

•	it allows for prepayment without penalty;
•	to the Seller’s knowledge, it complied in all material respects at the time it was originated with all requirements of applicable federal, state and local laws, and regulations thereunder;
•
it is on a form contract containing customary and enforceable provisions that includes rights and remedies allowing the holder to enforce the obligation and realize on the related Financed Vehicle and represents the legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity and consumer protection laws, regardless of whether such enforceability is considered in a proceeding in equity or at law;

•	it is not due from the United States or any state or local government, or from any agency, department or instrumentality of the United States or any state or local government;
•	as of the Cutoff Date, it has not been satisfied, nor has the related Financed Vehicle been released in whole or in part from the lien granted by the such Receivable;
•	as of the Cutoff Date, no material provision of the Receivable has been amended, modified or waived in a manner that is prohibited by the provisions of the Sale and Servicing Agreement;
•
to the Seller’s knowledge, as of the Closing Date, it is not subject to any right of rescission, setoff, counterclaim or defense, nor has any such right been asserted or threatened with respect to such Receivable;

•	except for payment delinquencies that have been continuing for a period of not more than 29 days, no payment default under the terms of any Receivable exists as of the Cutoff Date;
•	the related Financed Vehicle has not been repossessed without reinstatement as of the Cutoff Date;
•
the terms of such Receivable require the related Obligor to obtain and maintain physical damage insurance covering the related Financed Vehicle in accordance with TMCC’s normal requirements, and the related Financed Vehicle was not subject to force-placed insurance;

•
immediately prior to the transfer and assignment contemplated by the related Transfer and Servicing Agreement, the Seller thereof had good and marketable title to such Receivable free and clear of all liens and rights of others (other than pursuant to the Transfer and Servicing Agreements) and, immediately upon the transfer and assignment thereof, the purchaser thereof will have good and marketable title to such Receivable, free and clear of all liens and rights of others (other than pursuant to the Transfer and Servicing Agreements);

•
it has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under the applicable Transfer and Servicing Agreement or the pledge of such Receivable under the Indenture are unlawful, void or voidable, and the terms of such Receivable do not limit the right of the owner of such Receivable to sell such Receivable; and

•
(A) it is being serviced by TMCC as of the Closing Date; (B) as of the Cutoff Date, it is secured by a new or used car, crossover utility vehicle, light-duty truck or sport utility vehicle; (C) it was no more than 29 days past due as of the Cutoff Date; and (D) as of the Cutoff Date, it was not noted in the records of TMCC or the Servicer as being the subject of a bankruptcy proceeding or insolvency proceeding.

By the last day of the second month following the discovery by or notice to the Depositor of a breach of any representation or warranty of the Depositor that materially and adversely affects the interests of the Issuing Entity in any Receivable, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Seller as to the facts stated therein, unless the breach is cured in all material respects, the Depositor will repurchase such Receivable (a “Warranty Receivable”) from the Issuing Entity and, pursuant to the Receivables Purchase Agreement, TMCC will purchase such Warranty Receivable from the Depositor at a price equal to the unpaid Principal Balance owed by the Obligor in respect of such Receivable as of the last day of the related Collection Period, plus interest thereon at a rate equal to the related APR up to and including the last day of the related Collection Period (the “Warranty Purchase Payment”).  This repurchase obligation will constitute the sole remedy (other than the indemnification available to the Issuing Entity as described below) available to the Noteholders, the Indenture Trustee or the Issuing Entity for any such uncured breach by the Depositor.  The obligation of the Depositor to repurchase a Warranty Receivable will not be conditioned on performance by TMCC of its obligation to purchase such Warranty Receivable from the Depositor pursuant to the Receivables Purchase Agreement.
The transaction documents for prior pools of Receivables securitized by the Sponsor also contain covenants requiring the repurchase of Receivables for breach of a related representation or warranty.  TMCC, as securitizer, discloses, in a report on Form ABS-15G, all fulfilled and unfulfilled repurchase requests for securitized Receivables that were the subject of a demand to repurchase.  For the three years ended June 30, 2021, there was no activity to report with respect to any demand to repurchase Receivables underlying a securitization sponsored by TMCC.  TMCC (CIK Number: 0000834071) filed its most recent corresponding report on Form ABS-15G with the SEC on February 12, 2021.  For additional information about obtaining a copy of the report, you should refer to “Where You Can Find More Information About Your Notes” in this prospectus.
In the Sale and Servicing Agreement, the Servicer will covenant that, except as otherwise contemplated in the Sale and Servicing Agreement, (i) it will not release any Financed Vehicle from the security interest granted in the related Receivable except (a) in the event of payment in full or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices by or on behalf of the Obligor thereunder, (b) in connection with repossession of such Financed Vehicle by the Servicer or (c) as may be required by an insurer in order to receive proceeds from any insurance policy covering such Financed Vehicle; (ii) it will do nothing to impair the rights of the Securityholders in the Receivables and (iii) it will not amend any Receivable such that the total number of Scheduled Payments, the Amount Financed (as defined in the Sale and Servicing Agreement) or the APR is altered or the maturity of a Receivable is extended beyond the Final Scheduled Maturity Date.  By the last day of the second Collection Period following the Collection Period in which the Servicer discovers or receives notice from the Owner Trustee, on behalf of the Issuing Entity, of a breach of any such covenant that materially and adversely affects the interest of the Issuing Entity in a Receivable, the Servicer, unless the breach is cured in all material respects, will purchase the Receivable (an “Administrative Receivable”) from the Issuing Entity at a price equal to the unpaid Principal Balance owed by the Obligor in respect of such Receivable as of the last day of the related Collection Period, plus interest thereon at a rate equal to the related APR up to and including the last day of the related Collection Period (the “Administrative Purchase Payment”).  This purchase obligation will constitute the sole remedy (other than the indemnification available to the Issuing Entity as described below) available to the Securityholders, the Issuing Entity, the Indenture Trustee or the Owner Trustee for any such uncured breach by the Servicer.
In the Receivables Purchase Agreement, TMCC will agree to indemnify the Depositor for any failure of a Receivable to have been originated in compliance with all applicable requirements of law.  In the Sale and Servicing Agreement, the depositor’s right to such indemnification will be assigned to the Issuing Entity.

Dispute Resolution
The Sale and Servicing Agreement provides that if the Owner Trustee or any Noteholder or Verified Note Owner requests (by written notice to TMCC or the Depositor), that a Receivable be repurchased due to an alleged breach of a representation or warranty as described above, and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of such request by TMCC or the Depositor (which, if sent by a Noteholder or Verified Note Owner to the Indenture Trustee, will be forwarded by the Indenture Trustee to TMCC and the Depositor), then the requesting party has the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or third-party binding arbitration held in New York, New York, on the following terms, or to institute a legal proceeding.  Dispute resolution to resolve repurchase requests will be available regardless of whether Noteholders and Verified Note Owners voted to direct an Asset Representations Review or whether the Delinquency Trigger occurred.
The Depositor will direct the Indenture Trustee to, and the Indenture Trustee will, notify the requesting party of the date when the 180-day period ends without resolution by the appropriate party.  The requesting party will be required to provide notice of its choice to mediate, to arbitrate or to institute a legal proceeding to the appropriate party within 30 days after the delivery of such notice of the end of the 180-day period.  The Indenture Trustee will have no obligation whatsoever to participate in any dispute resolution, mediation or arbitration nor to determine if a repurchase request has been resolved.
JAMS, an organization providing alternative dispute resolution services, will administer any mediation (including non-binding arbitration) pursuant to its mediation procedures in effect on the Closing Date. The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience, and will be appointed from a list of neutrals maintained by JAMS.  Upon being supplied a list of at least 10 potential mediators fitting the criteria above by JAMS, each party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential mediators in order of preference.  JAMS will select the mediator from the remaining attorneys on the list, respecting the preference choices of the parties to the extent possible.  The parties will use commercially reasonable efforts to begin the mediation within 30 days of the selection of the mediator and to conclude the mediation within 60 days of the start of the mediation. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.
Any binding arbitration will be administered by the American Arbitration Association (the “AAA”) pursuant to its commercial arbitration rules and mediation procedures in effect on the Closing Date. The panel will consist of three members.  One arbitrator will be appointed by the requesting party within five business days of its notice selecting arbitration, one arbitrator will be appointed by the Depositor within five business days of the requesting party’s appointment, and one arbitrator (who will preside over the panel) will be chosen by the two party-appointed arbitrators within five business days of the second appointment.  If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the required time periods, then the appointments will be made by AAA.  In each such case, each arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience.  Each arbitrator will be independent and will abide by the AAA’s code of ethics for arbitrators in commercial disputes in effect as of the Closing Date.  Before accepting an appointment, each arbitrator must disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.  Any arbitrator may be removed by AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.
After consulting with the parties, the panel will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within 90 days after appointment.  The arbitral panel will have the authority to schedule, hear, and determine any and all motions in accordance with New York law, and will do so on the motion of any party.  Unless otherwise agreed by the parties, each party to the arbitration will be presumptively limited to four party witness depositions not to exceed five hours, and one set of interrogatories, document requests and requests for admissions, though the panel will have the ability to grant additional discovery based on a determination of good cause after a showing that additional discovery is reasonable and necessary.
The panel will make its final determination no later than 90 days after appointment.  The panel will not have the power to award punitive damages or consequential damages.  The panel will determine and award the costs of the arbitration and reasonable attorneys’ fees to the parties as determined by the panel in its reasonable discretion.  The determination in any binding arbitration will be final and non-appealable and may be enforced in any court of competent jurisdiction.  By selecting binding arbitration, the selecting party will give up the right to sue in court, including the right to a trial by jury.  No person may bring a putative or certified class action to arbitration.
STATIC POOLS
Attached to this prospectus as Annex B is tabular information that reflects the static pool performance data (including delinquency and cumulative net loss experience) of previous, recent amortizing securitizations of the Sponsor.  The static pool information is deemed to be a part of this prospectus and the registration statement of which this prospectus is a part.
The characteristics of the receivables included in the static pool information discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the Receivables and the social, economic and other conditions existing at the time when the Receivables were originated and those that will exist in the future when the Receivables are required to be repaid.  For additional information regarding the receivables included in the Sponsor’s previous, recent amortizing securitizations, you should refer to the summary characteristics for such prior securitizations that are included in Annex B.  There is no assurance that the delinquency and loss experience with respect to the Receivables will be similar to the delinquency and loss experience with respect to the receivables described in Annex B to this prospectus.
All references in Annex B to Toyota vehicles refer both to vehicles manufactured under the Toyota brand and to vehicles manufactured under the Scion brand prior to the transition from the Scion brand to the Toyota brand in August 2016.
USE OF PROCEEDS
The Depositor will use the net proceeds from the sale of the Notes to third parties to purchase the Receivables from TMCC pursuant to the Receivables Purchase Agreement and to make a deposit into the Reserve Account.
PREPAYMENT AND YIELD CONSIDERATIONS
For additional information regarding certain maturity and prepayment considerations with respect to the Notes, you should refer to “Risk Factors––Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction––Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you,” “Description of the Notes––Payments of Principal” and “Weighted Average Lives of the Notes” in this prospectus.
Because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the Principal Balance of the Receivables, final payment of any class of Notes could occur significantly earlier or later than their respective Final Scheduled Payment Dates.  Noteholders will bear the risk of not being able to reinvest principal payments on the Notes at yields equal at least to the yield on their respective Notes.  Such reinvestment risk includes the risk that interest rates may be lower at the time such holders received payments from the Issuing Entity than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.  No prediction can be made as to the rate of prepayments on the Receivables.
Obligors with higher interest rate Receivables may prepay at a faster rate than Obligors with lower interest rate Receivables.  Higher rates of prepayments of Receivables with higher APRs may result in the Issuing Entity holding Receivables that will generate insufficient collections to cover delinquencies or chargeoffs on the Receivables or to make current payments of interest on or principal of the Notes.  Similarly, higher rates of prepayments of Receivables with higher APRs will decrease the amounts available to be deposited in the Reserve Account, reducing the protection against losses and shortfalls afforded thereby to the Notes.  For additional information, you should refer to the table entitled “Distribution of the Receivables as of the Cutoff Date by APR” under “The Receivables” in this prospectus.

Prior to the occurrence of an Event of Default resulting in acceleration of the maturity of the Notes, principal payments will be made on a sequential basis, i.e., principal payments will not be made on the Class A-2 Notes until the principal amount of the Class A-1 Notes is reduced to zero; principal payments will not be made on the Class A-3 Notes until the principal amounts of the Class A-2 Notes are reduced to zero; principal payments will not be made on the Class A-4 Notes until the principal amount of the Class A-3 Notes is reduced to zero; and principal payments will not be made on the Class B Notes until the principal amount of the Class A-4 Notes is reduced to zero.  However, upon the occurrence and during the continuation of an Event of Default resulting in acceleration of the maturity of the Notes (and until such acceleration has been rescinded), the Issuing Entity will pay principal of the Notes, first, to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, second, pro rata, based upon their respective unpaid principal amounts, to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, until the principal amount of each such class of the Notes has been reduced to zero, and third, to the holders of the Class B Notes until the principal amount of the Class B Notes has been reduced to zero.  It is expected that final payment of each class of Notes will occur on or prior to their respective Final Scheduled Payment Dates.
Failure to make final payment of any class of Notes on or prior to its respective Final Scheduled Payment Dates will constitute an Event of Default under the Indenture, which may result in an acceleration of payments in respect of classes that have not reached their respective Final Scheduled Payment Dates.  However, as the rate of payment of principal of each class of Notes depends on the rate of payment (including prepayments) of the Principal Balance of the Receivables, sufficient funds may not be available to pay each class of Notes in full on or prior to its respective Final Scheduled Payment Dates.  If sufficient funds are not available, final payment of any class of Notes could occur later than such dates, and the holders of such Notes could suffer a loss.
The rate of prepayments of the Receivables may be influenced by a variety of economic, social and other factors, and under certain circumstances relating to breaches of representations, warranties or covenants, the Depositor and/or the Servicer will be obligated to repurchase Receivables from the Issuing Entity.  A higher than anticipated rate of prepayments will reduce the aggregate Principal Balance of the Receivables more quickly than expected and thereby reduce anticipated aggregate interest payments on the Notes.  For additional information, you should refer to “Risk Factors––Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction––Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” in this prospectus.
Noteholders should consider, in the case of Notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.
Certain events (including some that are not within the control of the Issuing Entity) may cause an Event of Default under the Indenture.  Certain Events of Default under the Indenture will not result in acceleration of the Notes unless a majority of the holders of the Class A Notes, for so long as the Class A Notes are outstanding, and thereafter, the Class B Notes then outstanding (the “Controlling Class”) (excluding for such purposes the aggregate outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), voting together as a single class, instruct the Indenture Trustee to accelerate the Notes.  The holders of any class of Notes may not have sufficient voting interests as of any date to cause or to prevent an acceleration of the Notes.  If an Event of Default under the Indenture results in the acceleration of the maturity of the Notes, the Indenture Trustee may liquidate the assets of the Issuing Entity.  Liquidation would accelerate payment of all Notes that are then outstanding.  If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of such class might be delayed while liquidation of the assets is occurring.  The Issuing Entity cannot predict the length of time that will be required for liquidation of the assets of the Issuing Entity to be completed.  Even if liquidation proceeds are sufficient to repay the Notes in full, any liquidation that causes principal of a class of Notes to be paid before the related Final Scheduled Payment Date will involve the prepayment risks described under “Risk Factors––Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction––Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” in this prospectus.
The proceeds of any liquidation of the assets of the Issuing Entity may be insufficient to pay in full all accrued interest on and principal of each outstanding class of Notes.  All outstanding Notes will be affected by any shortfall in liquidation proceeds.

WEIGHTED AVERAGE LIVES OF THE NOTES
The weighted average lives of the Notes will generally be influenced by the rate at which the Principal Balances of the Receivables are paid, which payment may be in the form of scheduled amortization or prepayments.  For this purpose, the term “prepayments” includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, theft, credit life and credit disability insurance policies and repurchases or purchases by the Depositor or TMCC of certain Receivables for breaches of covenants by the Servicer or for breaches of representations and warranties.  The term “weighted average life” corresponds to the average amount of time during which each dollar of principal of a Receivable is outstanding.
All of the Receivables will be prepayable at any time without penalty to the Obligor.  If full or partial prepayments are received, the actual weighted average lives of the Receivables may be shorter than the scheduled weighted average lives of the Receivables.  The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Servicer.  A prepayment may also occur if an Obligor refinances a Receivable.  Refinancings may occur more frequently in a declining interest rate environment.
Under certain circumstances, the Depositor or Servicer will be obligated to repurchase Warranty Receivables from the Issuing Entity.  For additional information, you should refer to “Repurchases of Receivables” and “Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.  In addition, pursuant to agreements between TMCC and the Dealers, each Dealer is obligated to repurchase from TMCC contracts that do not meet certain representations and warranties made by such Dealer (such Dealer repurchase obligations are referred to in this prospectus as “Dealer Recourse”).  For additional information, you should refer to “The Issuing Entity” in this prospectus.  Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Vehicles, and do not relate to the creditworthiness of the related Obligors or the collectability of such contracts.  Although the Dealer Agreements with respect to the Receivables will not be assigned to the Issuing Entity, TMCC’s interest in any Dealer Recourse will be assigned, and the Sale and Servicing Agreement will require that TMCC deposits any recovery in respect of any Receivable pursuant to any Dealer Recourse in the Collection Account.  The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor under such retail installment sales contract, other than in connection with the breach of the foregoing representations and warranties.  For additional information, you should refer to “Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures” in this prospectus.
The effective yield on, and average lives of, the Notes will depend on, among other things, the amount of payments (including prepayments) on or in respect of the Receivables and the rate at which such payments are made to such Noteholders. The timing of changes in the rate of payments in respect of the Receivables may also significantly affect an investor’s actual yield to maturity and the average lives of the Notes. A substantial increase in the rate of payments on or in respect of the Receivables (including liquidation or other disposition of Financed Vehicles) may shorten the final maturities of, and may significantly affect the yields on, the Notes.
An investor’s expected yield will be affected by:
•	the price paid for the Notes,
•	the rate of prepayments of the Receivables, and
•	the investor’s assumed reinvestment rate.
These factors do not operate independently, but are interrelated. For example, if prepayments on the related Receivables are slower than anticipated, an investor’s yield may be lower if interest rates are higher than anticipated and higher if interest rates are lower than anticipated. Conversely, if prepayments on the related Receivables are faster than anticipated, an investor’s yield may be higher if interest rates are higher than anticipated and lower if interest rates are lower than anticipated.
Early redemption of the Notes will occur if the Servicer, or any successor to the Servicer, exercises its option to purchase all of the Receivables remaining in the Issuing Entity on any Payment Date on or after the Payment Date when the Pool Balance is equal to or less than 5% of the Pool Balance as of the Cutoff Date.  For additional information, you should refer to “Transfer and Servicing Agreements—Termination” in this prospectus.  Certain Events of Default could result in liquidation of the assets of the Issuing Entity and acceleration of the Notes.  For additional information, you should refer to “Description of the Notes—Indenture—Events of Default; Rights upon Event of Default” in this prospectus.
Any reinvestment risk resulting from the rate of prepayments of the Receivables and the payment of such prepayments to Noteholders will be borne entirely by the Noteholders.
In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes on each Payment Date, since the amount will depend, in part, on the amount of principal collected on the Receivables during the applicable Collection Period.  No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders.
Prepayments on automotive Receivables can be measured relative to a prepayment standard or model.  The model used in this prospectus, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of Receivables in a pool of Receivables.  ABS further assumes that all the Receivables in such a pool are the same size and amortize at the same rate and that each such Receivable will, in each month of its life, either be paid as scheduled or be prepaid in full.  For example, in a pool of Receivables originally containing 10,000 Receivables, a 1% ABS rate means that 100 Receivables prepay in full each month.  ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of Receivables, including the Receivables to be sold to the Issuing Entity on the Closing Date.
As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables, final payment of any class of Notes could occur significantly earlier than the Final Scheduled Payment Date for such class.  Reinvestment risk associated with early payment of the Notes of any class will be borne exclusively by the holders of such Notes.
The tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” (collectively, the “ABS Tables”) in this prospectus have been prepared on the basis of the characteristics of the Receivables. Each absolute prepayment model table assumes that:
•	the Receivables prepay in full at the specified constant percentage of the absolute prepayment model monthly, with no defaults, losses or repurchases on any of the Receivables;
•	each scheduled monthly payment on the Receivables is made on the last day of each month commencing in August 2021 and each month has 30 days;
•	payments on the Notes are made on each Payment Date (and each Payment Date is assumed to be the 15th day of each applicable month) commencing on October 15, 2021;
•	the closing date is September 27, 2021;
•
the Servicer exercises its option to purchase all of the Receivables and cause a redemption of the Notes when the aggregate Principal Balance of the Receivables is equal to 5% or less of the aggregate Principal Balance of the Receivables as of the Cutoff Date;

•
the Servicing Fee for each Payment Date is equal to a rate of 1/12 of 1.00% times the aggregate Principal Balance of the Receivables as of the first day of the related Collection Period; provided that, in the case of the first Payment Date, the Servicing Fee is equal to a rate of 2/12 of 1.00% times the aggregate Principal Balance of the Receivables as of the Cutoff Date;

•
the aggregate amount of fees, expenses and indemnification amounts payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer on each Payment Date is equal to $1,083.33; provided that, in the case of the first Payment Date, the aggregate amount of such fees, expenses and indemnification amounts payable is equal to $2,166.66;

•
interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year and interest on the other classes of Notes will be calculated on the basis of a 360-day year of twelve 30-day months;
•
the initial outstanding principal amounts of the Class A-1 Notes will be $352,000,000, of the Class A-2 Notes will be $528,000,000, of the Class A-3 Notes will be $528,000,000, of the Class A-4 Notes will be $152,000,000 and of the Class B Notes will be $40,000,000;

•
interest accrues on the Class A-1 Notes at 0.18500% per annum, on the Class A-2 Notes at 0.31% per annum, on the Class A-3 Notes at 0.54% per annum, on the Class A-4 Notes at 0.87% per annum and on the Class B Notes at 0.00% per annum;

•	no Event of Default has occurred; and
•	the Yield Supplement Overcollateralization Amount at each Payment Date is the amount described in the schedule below.
The Yield Supplement Overcollateralization Amount schedule described below is utilized solely to calculate the weighted average lives and percentages of initial outstanding principal amounts at various absolute prepayment model percentages in the tables below.  The actual Yield Supplement Overcollateralization Amount will be calculated for each Payment Date and may differ depending on the Receivables and the actual prepayments and losses on those Receivables with an APR less than the Required Rate.  For purposes of the Yield Supplement Overcollateralization Amount schedule described below, the “Required Rate” is assumed to be 4.55%.
Payment Date	Yield Supplement Overcollateralization Amount	Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$66,023,073.45	July 2024	$8,765,003.42
October 2021	$61,165,695.75	August 2024	$7,964,064.25
November 2021	$58,809,287.88	September 2024	$7,206,593.43
December 2021	$56,501,376.08	October 2024	$6,492,326.66
January 2022	$54,242,193.13	November 2024	$5,820,972.49
February 2022	$52,031,529.03	December 2024	$5,192,155.45
March 2022	$49,869,216.11	January 2025	$4,605,499.47
April 2022	$47,755,322.11	February 2025	$4,060,553.57
May 2022	$45,689,966.72	March 2025	$3,556,899.79
June 2022	$43,673,259.15	April 2025	$3,094,055.52
July 2022	$41,705,258.29	May 2025	$2,671,750.35
August 2022	$39,786,012.39	June 2025	$2,289,586.65
September 2022	$37,915,442.80	July 2025	$1,947,445.85
October 2022	$36,093,485.29	August 2025	$1,644,310.06
November 2022	$34,320,029.01	September 2025	$1,377,999.81
December 2022	$32,594,815.64	October 2025	$1,145,775.65
January 2023	$30,917,721.17	November 2025	$945,429.17
February 2023	$29,288,706.76	December 2025	$774,299.36
March 2023	$27,707,660.22	January 2026	$630,225.36
April 2023	$26,174,449.34	February 2026	$510,572.97
May 2023	$24,688,995.70	March 2026	$411,610.39
June 2023	$23,251,164.12	April 2026	$329,132.81
July 2023	$21,860,768.11	May 2026	$260,323.41
August 2023	$20,517,618.94	June 2026	$201,024.50
September 2023	$19,221,287.55	July 2026	$150,391.85
October 2023	$17,971,317.83	August 2026	$108,126.08
November 2023	$16,767,472.72	September 2026	$73,874.39
December 2023	$15,609,441.09	October 2026	$47,211.71
January 2024	$14,497,070.69	November 2026	$27,446.66
February 2024	$13,430,086.69	December 2026	$13,782.29
March 2024	$12,408,158.10	January 2027	$5,422.72
April 2024	$11,430,984.08	February 2027	$1,340.58
May 2024	$10,498,271.09	March 2027	$0.18
June 2024	$9,609,674.28

For purposes of these absolute prepayment model tables, the Receivables have an assumed cutoff date of the close of business on July 31, 2021.  Each absolute prepayment model table indicates the projected weighted average life of each class of Notes and sets forth the percent of the aggregate initial principal amount of each class of Notes that is projected to be outstanding after each of the Payment Dates, shown at various constant absolute prepayment model percentages.
The ABS Tables also assume that the Receivables have been aggregated into 12 hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate Principal Balance, weighted average APR, weighted average original number of scheduled payments and weighted average remaining number of scheduled payments as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.
The 12 hypothetical pools have the following characteristics:
Pool	Aggregate Principal Balance	Weighted Average APR	Weighted Average Original Number of Scheduled Monthly Payments	Weighted Average Remaining Number of Scheduled Monthly Payments
1	$ 6,767,602.68	1.553%	62	9
2	$ 35,116,249.39	1.299%	60	20
3	$ 76,412,551.65	1.845%	61	31
4	$ 200,424,158.54	1.543%	61	44
5	$ 602,731,719.96	1.678%	62	54
6	$ 327,833,040.74	2.815%	72	65
7	$ 1,361,807.56	6.372%	66	9
8	$ 3,944,013.67	6.436%	56	20
9	$ 19,140,545.64	6.182%	59	32
10	$ 54,161,545.00	6.305%	65	43
11	$ 131,732,160.24	6.217%	67	55
12	$ 206,402,619.80	6.440%	72	64
	$1,666,028,014.87
The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS.  Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes.

Percent of Initial Note Principal Amount at Various ABS Percentages(1)

	Class A-1 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2021	80.55	75.71	70.14	66.30	63.39	57.45
November 15, 2021	71.23	64.11	55.93	50.29	46.05	37.91
December 15, 2021	62.86	53.56	42.89	35.56	30.07	20.13
January 15, 2022	54.45	43.07	30.04	21.10	14.44	2.78
February 15, 2022	46.01	32.65	17.37	6.92	0.00	0.00
March 15, 2022	37.53	22.29	4.89	0.00	0.00	0.00
April 15, 2022	29.02	12.00	0.00	0.00	0.00	0.00
May 15, 2022	20.47	1.77	0.00	0.00	0.00	0.00
June 15, 2022	12.15	0.00	0.00	0.00	0.00	0.00
July 15, 2022	3.79	0.00	0.00	0.00	0.00	0.00
August 15, 2022	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	0.40	0.30	0.23	0.20	0.18	0.15
Weighted Average Life to Maturity (Years)(2)	0.40	0.30	0.23	0.20	0.18	0.15

____________________
(1)
Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.

(2)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the aggregate initial principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages(1)

	Class A-2 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2022	100.00	100.00	100.00	100.00	99.44	90.58
March 15, 2022	100.00	100.00	100.00	95.35	89.50	79.59
April 15, 2022	100.00	100.00	95.06	86.27	79.80	68.89
May 15, 2022	100.00	100.00	86.99	77.37	70.34	58.49
June 15, 2022	100.00	94.56	79.18	68.77	61.17	48.37
July 15, 2022	100.00	87.99	71.49	60.33	52.20	38.56
August 15, 2022	96.93	81.46	63.91	52.07	43.46	29.03
September 15, 2022	91.31	74.97	56.46	43.99	34.93	19.81
October 15, 2022	85.67	68.52	49.12	36.08	26.62	10.87
November 15, 2022	80.00	62.11	41.91	28.34	18.53	2.24
December 15, 2022	74.31	55.75	34.82	20.79	10.65	0.00
January 15, 2023	68.60	49.43	27.84	13.41	3.00	0.00
February 15, 2023	62.86	43.15	20.99	6.21	0.00	0.00
March 15, 2023	57.10	36.92	14.26	0.00	0.00	0.00
April 15, 2023	51.31	30.73	7.66	0.00	0.00	0.00
May 15, 2023	45.88	24.90	1.42	0.00	0.00	0.00
June 15, 2023	40.43	19.12	0.00	0.00	0.00	0.00
July 15, 2023	34.95	13.38	0.00	0.00	0.00	0.00
August 15, 2023	29.45	7.68	0.00	0.00	0.00	0.00
September 15, 2023	23.92	2.01	0.00	0.00	0.00	0.00
October 15, 2023	18.37	0.00	0.00	0.00	0.00	0.00
November 15, 2023	12.80	0.00	0.00	0.00	0.00	0.00
December 15, 2023	7.21	0.00	0.00	0.00	0.00	0.00
January 15, 2024	1.59	0.00	0.00	0.00	0.00	0.00
February 15, 2024	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	1.62	1.34	1.09	0.96	0.87	0.76
Weighted Average Life to Maturity (Years)(2)	1.62	1.34	1.09	0.96	0.87	0.76

____________________
(1)
Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.

(2)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the aggregate initial principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages(1)

	Class A-3 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2022	100.00	100.00	100.00	100.00	100.00	93.95
January 15, 2023	100.00	100.00	100.00	100.00	100.00	85.97
February 15, 2023	100.00	100.00	100.00	100.00	95.58	78.25
March 15, 2023	100.00	100.00	100.00	99.19	88.37	70.79
April 15, 2023	100.00	100.00	100.00	92.34	81.39	63.59
May 15, 2023	100.00	100.00	100.00	85.85	74.71	56.65
June 15, 2023	100.00	100.00	95.30	79.51	68.24	49.97
July 15, 2023	100.00	100.00	89.28	73.34	61.96	43.55
August 15, 2023	100.00	100.00	83.38	67.32	55.88	37.38
September 15, 2023	100.00	100.00	77.59	61.48	50.00	31.48
October 15, 2023	100.00	96.39	71.92	55.79	44.32	25.89
November 15, 2023	100.00	90.81	66.36	50.27	38.84	20.58
December 15, 2023	100.00	85.27	60.92	44.91	33.57	15.50
January 15, 2024	100.00	79.77	55.59	39.73	28.50	10.65
February 15, 2024	95.95	74.31	50.37	34.70	23.63	6.03
March 15, 2024	90.29	68.90	45.28	29.85	18.96	1.64
April 15, 2024	85.08	63.91	40.56	25.31	14.57	0.00
May 15, 2024	79.97	59.06	36.01	20.97	10.37	0.00
June 15, 2024	74.84	54.25	31.56	16.77	6.35	0.00
July 15, 2024	69.69	49.48	27.21	12.72	2.51	0.00
August 15, 2024	64.52	44.74	22.97	8.81	0.00	0.00
September 15, 2024	59.33	40.03	18.83	5.05	0.00	0.00
October 15, 2024	54.11	35.37	14.79	1.43	0.00	0.00
November 15, 2024	48.87	30.74	10.86	0.00	0.00	0.00
December 15, 2024	43.61	26.15	7.03	0.00	0.00	0.00
January 15, 2025	38.33	21.60	3.31	0.00	0.00	0.00
February 15, 2025	33.03	17.09	0.00	0.00	0.00	0.00
March 15, 2025	27.71	12.62	0.00	0.00	0.00	0.00
April 15, 2025	22.63	8.38	0.00	0.00	0.00	0.00
May 15, 2025	18.42	4.85	0.00	0.00	0.00	0.00
June 15, 2025	14.19	1.35	0.00	0.00	0.00	0.00
July 15, 2025	9.94	0.00	0.00	0.00	0.00	0.00
August 15, 2025	5.67	0.00	0.00	0.00	0.00	0.00
September 15, 2025	1.38	0.00	0.00	0.00	0.00	0.00
October 15, 2025	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	3.16	2.85	2.47	2.22	2.05	1.79
Weighted Average Life to Maturity (Years)(2)	3.16	2.85	2.47	2.22	2.05	1.79
____________________
(1)
Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.

(2)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the aggregate initial principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages(1)

	Class A-4 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2024	100.00	100.00	100.00	100.00	100.00	91.20
May 15, 2024	100.00	100.00	100.00	100.00	100.00	77.48
June 15, 2024	100.00	100.00	100.00	100.00	100.00	64.66
July 15, 2024	100.00	100.00	100.00	100.00	100.00	52.71
August 15, 2024	100.00	100.00	100.00	100.00	95.98	41.50
September 15, 2024	100.00	100.00	100.00	100.00	83.86	31.03
October 15, 2024	100.00	100.00	100.00	100.00	72.36	21.29
November 15, 2024	100.00	100.00	100.00	92.93	61.48	0.00
December 15, 2024	100.00	100.00	100.00	81.40	51.23	0.00
January 15, 2025	100.00	100.00	100.00	70.39	41.60	0.00
February 15, 2025	100.00	100.00	98.93	59.90	32.61	0.00
March 15, 2025	100.00	100.00	86.72	49.93	24.25	0.00
April 15, 2025	100.00	100.00	75.30	40.68	0.00	0.00
May 15, 2025	100.00	100.00	65.63	32.69	0.00	0.00
June 15, 2025	100.00	100.00	56.25	25.09	0.00	0.00
July 15, 2025	100.00	92.65	47.14	0.00	0.00	0.00
August 15, 2025	100.00	80.70	38.32	0.00	0.00	0.00
September 15, 2025	100.00	68.84	29.78	0.00	0.00	0.00
October 15, 2025	89.85	57.10	21.53	0.00	0.00	0.00
November 15, 2025	74.84	45.46	0.00	0.00	0.00	0.00
December 15, 2025	59.77	33.93	0.00	0.00	0.00	0.00
January 15, 2026	44.64	22.51	0.00	0.00	0.00	0.00
February 15, 2026	29.45	0.00	0.00	0.00	0.00	0.00
March 15, 2026	21.84	0.00	0.00	0.00	0.00	0.00
April 15, 2026	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	4.32	4.13	3.82	3.51	3.27	2.87
Weighted Average Life to Maturity (Years)(2)	4.34	4.15	3.83	3.54	3.29	2.88
____________________
(1)
Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.

(2)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the aggregate initial principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages(1)

	Class B Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2023	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2024	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2024	100.00	100.00	100.00	100.00	100.00	0.00
December 15, 2024	100.00	100.00	100.00	100.00	100.00	0.00
January 15, 2025	100.00	100.00	100.00	100.00	100.00	0.00
February 15, 2025	100.00	100.00	100.00	100.00	100.00	0.00
March 15, 2025	100.00	100.00	100.00	100.00	100.00	0.00
April 15, 2025	100.00	100.00	100.00	100.00	0.00	0.00
May 15, 2025	100.00	100.00	100.00	100.00	0.00	0.00
June 15, 2025	100.00	100.00	100.00	100.00	0.00	0.00
July 15, 2025	100.00	100.00	100.00	0.00	0.00	0.00
August 15, 2025	100.00	100.00	100.00	0.00	0.00	0.00
September 15, 2025	100.00	100.00	100.00	0.00	0.00	0.00
October 15, 2025	100.00	100.00	100.00	0.00	0.00	0.00
November 15, 2025	100.00	100.00	0.00	0.00	0.00	0.00
December 15, 2025	100.00	100.00	0.00	0.00	0.00	0.00
January 15, 2026	100.00	100.00	0.00	0.00	0.00	0.00
February 15, 2026	100.00	0.00	0.00	0.00	0.00	0.00
March 15, 2026	100.00	0.00	0.00	0.00	0.00	0.00
April 15, 2026	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	4.55	4.38	4.13	3.80	3.55	3.13
Weighted Average Life to Maturity (Years)(2)	5.00	4.87	4.57	4.29	4.03	3.48
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(1)
Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.

(2)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the aggregate initial principal amount of the note.

The foregoing tables have been prepared on the basis of the assumptions described above under “Weighted Average Lives of the Notes” (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables), and should be read in conjunction therewith.
POOL FACTORS AND TRADING INFORMATION
The “Pool Factor” with respect to any class of Notes will be a seven-digit decimal indicating the principal amount of such class of Notes as of the close of business on the Payment Date in such month as a fraction of the respective principal amount thereof as of the Closing Date.  The Servicer will compute each Pool Factor each month.  Each Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of Notes.  Each such principal amount will be computed by allocating payments in respect of the Receivables to principal and interest using the simple interest method.  The portion of the principal amount of any class of Notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the holder’s Note by the related Pool Factor for that month.
DESCRIPTION OF THE NOTES
General
The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement.  A copy of the Indenture will be filed as an exhibit to a current report on Form 8-K with the SEC.  The following summary describes certain terms of the Notes and the Indenture.  The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.
Payments of Interest
General.  Interest on the principal amounts of the Notes will accrue at the respective per annum interest rates described on the front cover of this prospectus (each, an “Interest Rate”) and will be payable to the related Noteholders monthly on the 15th of each month (or, if such date is not a Business Day, on the next succeeding Business Day) (each such date, a “Payment Date”) commencing on October 15, 2021.  A “Business Day” is any day except (i) a Saturday or Sunday or (ii) a day on which banks in New York, New York or Wilmington, Delaware are closed.  Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable Interest Rate (to the extent lawful).
Interest will accrue for the period (i) with respect to the Class A-1 Notes, from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date and (ii) with respect to the Notes (other than the Class A-1 Notes), from and including the Closing Date (in the case of the first Payment Date) or from and including the 15th day of the most recent calendar month during which interest was paid preceding each Payment Date to but excluding the 15th day of the following calendar month (each an “Interest Period”).
Interest payments on all classes of Class A Notes will have the same priority and will be subordinated to the Total Servicing Fee (which includes any Supplemental Servicing Fee) due to the Servicer and payment or reimbursement of fees, expenses and indemnification amounts required to be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer (which fees, expenses and indemnification amounts may not exceed an aggregate amount equal to $300,000 in any calendar year).  Interest payments on the Class B Notes will be subordinated to (i) the Total Servicing Fee (which includes any Supplemental Servicing Fee) due to the Servicer and payment or reimbursement of fees, expenses and indemnification amounts required to be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer (which fees, expenses and indemnification amounts may not exceed an aggregate amount equal to $300,000 in any calendar year, (ii) interest payments on the Class A Notes and (iii) the First Priority Principal Distribution Amount.  For additional information, you should refer to “Payments to Noteholders” in this prospectus.
Under certain circumstances, the amount available for interest payments on the Notes could be less than the amount of interest payable on such class of Notes.  In such case, with respect to the Class A Notes, each class of Class A Noteholders will receive their pro-rata share (based upon the aggregate amount of such amounts due to such class of Noteholders) of the aggregate amount available to be paid in respect of interest on the Class A Notes on such Payment Date.  For additional information, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement” and “Transfer and Servicing Agreements—Payments” in this prospectus.
An Event of Default will occur if the full amount of interest due on any Controlling Class is not paid within five Business Days of the related Payment Date.  Upon such an Event of Default, the Indenture Trustee may accelerate the maturity of the Notes and take actions to liquidate the assets of the Issuing Entity and funds on deposit in the accounts of the Issuing Entity.  For additional information, you should refer to “Description of the Notes—Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.
Each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will bear interest at the applicable fixed per annum interest rate specified on the front cover of this prospectus.
Interest on the outstanding principal amount of the Class A-1 Notes will accrue at the related interest rate during an Interest Period from (and including) the previous Payment Date to (but excluding) the next Payment Date, except that the first Interest Period for the Class A-1 Notes will be from (and including) the Closing Date to (but excluding) the initial Payment Date.  Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days elapsed in such Interest Period, but assuming a 360-day year.
Interest on the outstanding principal amount of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will accrue at the related interest rate during an Interest Period from (and including) the 15th day of the calendar month preceding a Payment Date to (but excluding) the 15th day of the calendar month in which the Payment Date occurs, except that the first Interest Period for the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will be from (and including) the Closing Date to (but excluding) October 15, 2021.  Interest on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes for each such Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that Interest Period.
Payments of Principal
Principal payments will be made to the Noteholders on each Payment Date commencing on October 15, 2021.  Payments of interest on the Notes will generally be made prior to payments of principal.  For additional information, you should refer to “Payments to Noteholders” in this prospectus.
On each Payment Date, except after an Event of Default resulting in the acceleration of the Notes, from the amounts allocated to the Noteholders to pay principal described in clauses (4), (6) and (8) under “Payments to Noteholders—Priority of Payments” in this prospectus, the Issuing Entity will pay principal of each class of Notes in the following order of priority:
(1)	to the Class A-1 Notes until the principal amount of the Class A-1 Notes is reduced to zero; then
(2)	to the Class A-2 Notes, until the principal amount of the Class A-2 Notes is reduced to zero; then
(3)	to the Class A-3 Notes until the principal amount of the Class A-3 Notes is reduced to zero; then
(4)	to the Class A-4 Notes until the principal amount of the Class A-4 Notes is reduced to zero; and then
(5)	to the Class B Notes until the principal amount of the Class B Notes is reduced to zero.
If the Notes are declared to be due and payable following the occurrence of an Event of Default, the Issuing Entity will pay principal of all classes of Notes from funds allocated to the Noteholders, first, to the Class A-1 Notes until the principal amount of the Class A-1 Notes is reduced to zero, second, pro rata, based upon their respective unpaid principal amount, to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes until the principal amount of each such class of the Notes is reduced to zero, and third, to the Class B Notes until the principal amount of the Class B Notes is reduced to zero.  For additional information regarding Events of Default, you should refer to “Description of the Notes—Indenture––Events of Default, Rights Upon Event of Default” in this prospectus.

The principal amount of each class of Notes will be due on the respective Final Scheduled Payment Dates indicated on the front cover of this prospectus (the “Class A-1 Final Scheduled Payment Date,” the “Class A-2 Final Scheduled Payment Date,” the “Class A-3 Final Scheduled Payment Date,” the “Class A-4 Final Scheduled Payment Date” and the “Class B Final Scheduled Payment Date,” respectively, and each a “Final Scheduled Payment Date”).  The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Payment Dates described above based on a variety of factors, including those described under “Prepayment and Yield Considerations” and “Weighted Average Lives of the Notes” in this prospectus.
For additional information, you should refer to “Payments to Noteholders—Calculation of Principal Distribution Amounts” and “—Priority of Payments” in this prospectus.
Allocation of Losses
If losses on the Receivables exceed the amount of available credit enhancement, such losses will not be allocated to write down the principal amount of any class of Notes.  Instead, the amount available to make payments on the Notes will be reduced to the extent of such losses.  If the available credit enhancement is not sufficient to cover all amounts payable on the Notes, Notes having a later Final Scheduled Payment Date generally will bear a greater risk of loss than Notes having an earlier Final Scheduled Payment Date.
Indenture
Modification of Indenture.  The Issuing Entity and the Indenture Trustee may, with the consent of the holders of Notes evidencing not less than a majority of the aggregate principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders.  For purposes of determining whether the Noteholders of the requisite percentage of the outstanding amount of the Controlling Class or any class of Notes have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture or other Transfer and Servicing Agreements, Notes held or owned by the Issuing Entity, any other obligor upon the Notes, TAFR LLC, TMCC or any affiliate of any of the foregoing will be disregarded and deemed not to be “outstanding,” except that, in determining whether the Indenture Trustee will be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Trust Officer of the Indenture Trustee actually knows to be so owned will be so disregarded.
The Issuing Entity and the Indenture Trustee may also enter into supplemental indentures with prior notice to the rating agencies engaged by TMCC to rate the Notes (each, a “Rating Agency”) and without obtaining the consent of the Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of such Noteholders; provided, that either (i) an officer’s certificate has been delivered by the Servicer to the Owner Trustee and the Indenture Trustee certifying that such officer reasonably believes that such supplemental indenture will not materially and adversely affect the interest of any such Noteholder or (ii) the Rating Agency Condition with respect to such supplemental indenture has been satisfied.  “Rating Agency Condition” means with respect to each Rating Agency and any event or circumstance or proposed amendment or supplement to a Transfer and Servicing Agreement, the satisfaction of either of the following conditions, according to the then-current policies of such Rating Agency: (a) receipt by the Indenture Trustee of written confirmation from such Rating Agency (which, for the avoidance of doubt and without limitation, may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published rating criteria to this effect) that such event or circumstance or proposed amendment or supplement will not result in the reduction or withdrawal by such Rating Agency of any rating it currently has assigned to any of the Class A Notes or (b) that such Rating Agency has been given notice of such event or circumstance or proposed amendment or supplement at least ten (10) days (or such lesser number of days acceptable to such Rating Agency) prior to the occurrence of such event or circumstance or proposed amendment or supplement and such Rating Agency has not notified the Indenture Trustee that such event or circumstance or proposed amendment or supplement might or would result in the reduction or withdrawal of the rating it has currently has assigned to any of the Class A Notes.
Additionally, the Issuing Entity and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Securityholders, but with prior notice to the Rating Agencies, for the purpose of, among other things, correcting or amplifying the description of the collateral, conforming the provisions in the

Indenture to the descriptions thereof contained in this prospectus, evidencing the assumption of the Issuing Entity’s obligations under the Indenture, the Notes and the Certificate, as applicable, by a permitted successor to the Issuing Entity, adding additional covenants of the Issuing Entity for the benefit of the Noteholders, surrendering rights of the Issuing Entity, conveying, or otherwise transferring or pledging, property to or with the Indenture Trustee, evidencing and providing for the appointment of a successor indenture trustee or adding or changing any of the provisions of the Indenture as necessary and permitted to facilitate the administration by more than one indenture trustee, and modifying, eliminating or adding to the provisions of the Indenture in order to comply with the TIA.
Subject to the terms described in the following paragraph, the Issuing Entity and the Indenture Trustee may also, with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental to the indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the Noteholders under such indenture; provided, that holders of Notes evidencing not less than a majority of the aggregate principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, have consented to such amendment.
Without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount of any such Note, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any such Note or any interest thereon is payable; (ii) impair the right to bring suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults under the Indenture and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuing Entity, any other obligor on such Notes, the Depositor, TMCC or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Estate if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate outstanding principal amount of such Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate outstanding principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.
Events of Default; Rights Upon Event of Default.  With respect to the Notes, an event of default under the Indenture (an “Event of Default”) will consist of: (i) a default for five Business Days or more in the payment of any interest on any Note of the Controlling Class; (ii) a default in the payment of the principal of any such Note on the related Final Scheduled Payment Date; (iii) a default in the observance or performance of any covenant or agreement of the Issuing Entity made in the Indenture which materially and adversely affects interests of the Noteholders and the continuation of any such default for a period of 90 days after written notice of such default is given to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the holders of Notes evidencing not less than a majority of the aggregate principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class; (iv) any representation or warranty made by the Issuing Entity in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made which materially and adversely affects the interests of the Noteholders, and such breach not having been cured within 60 days after written notice of such breach is given to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the holders of Notes evidencing not less than a majority of the aggregate principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity (which, if involuntary, remains unstayed and in effect for more than 90 days).
Notwithstanding the foregoing, the amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Collection Account.  Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Payment Date for such class of Notes.  Notwithstanding the foregoing, if a delay in or failure of performance referred to under clauses (i) through (iv) above was caused by force majeure or other similar occurrence, the grace period described in the applicable clause will be extended for a period of 30 calendar days.  In addition, as described below, following the occurrence of an Event of Default (other than an Event of Default related to the failure to make required payments) resulting in an acceleration of the maturity of the Notes, the Indenture Trustee is not required to sell the assets of the Issuing Entity (as described above under “Capitalization of the Issuing Entity” in this prospectus), and the Indenture Trustee may sell the assets of the Issuing Entity only after meeting requirements specified in the Indenture.  Under those circumstances, even if the maturity of the Notes has been accelerated, there may not be any funds to pay the principal owed on the Notes.
If an Event of Default should occur and is continuing, the Indenture Trustee or holders of Notes evidencing not less than a majority of the aggregate principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, may declare the principal of such Notes to be immediately due and payable.  Such declaration may be rescinded by the holders of Notes evidencing not less than a majority of the aggregate principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, if:
(i)	the Issuing Entity has paid or deposited with the Indenture Trustee a sum sufficient to pay:
(A)	all payments of principal of and interest on the Notes and all other amounts that would then be due on such Notes if the Event of Default giving rise to such acceleration had not occurred; and
(B)
all sums paid by the Indenture Trustee under the Indenture or the Owner Trustee under the Trust Agreement and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Owner Trustee and their respective agents and counsel; and

(ii)	all Events of Default, other than the nonpayment of the principal or interest of the Notes that has become due solely by such acceleration, have been cured or waived.
If the Notes are due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the Trust Estate or elect to have the Issuing Entity maintain possession of the Trust Estate and continue to apply proceeds from the Trust Estate as if there had been no declaration of acceleration.  However, the Indenture Trustee is prohibited from selling the Trust Estate following an Event of Default, other than a default in the payment of any principal on the Final Scheduled Payment Date of a Note or a default for five Business Days or more in the payment of any interest on any Note of the Controlling Class, unless (i) the holders of all such outstanding Notes of the Controlling Class consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of such Notes of the Controlling Class.  In the event of a sale of the assets of the Trust Estate by the Indenture Trustee following an Event of Default, the Noteholders will receive notice and an opportunity to submit a bid in respect of such sale.
If an Event of Default occurs and is continuing and the Indenture Trustee has actual knowledge of such Event of Default, the Indenture Trustee will be obligated to mail to each Noteholder notice of the Event of Default within 90 days of the Indenture Trustee’s discovery thereof in the case of an Event of Default in payment of principal on the Final Scheduled Payment Date of a Note or of interest on any Note of the Controlling Class, the Indenture Trustee may withhold the notice to Noteholders if and so long as a committee of its officers in good faith determines that withholding the notice is in the best interests of Noteholders.
Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request.  Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of Notes evidencing not less than a majority of the aggregate principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising of any trust or power conferred on the Indenture Trustee, and the holders of Notes evidencing not less than a majority of the aggregate principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, may, in certain cases, waive any default under the Indenture except a default in (i) the deposit of collections or other required amounts, (ii) any required payment from amounts held in any Trust Account in respect of amounts due on the Notes, (iii) payment of principal or interest or (iv) a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes of the Controlling Class.
Any Notes owned by the Depositor, the Servicer or any of their respective affiliates will be entitled to equal and proportionate benefits under the Indenture, except that such Notes, while owned by the Depositor, the Servicer or any of their respective affiliates, will not be considered to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Indenture.
No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of the Controlling Class have made written request to the Indenture Trustee to institute such proceeding in its own name, (iii) such holder or holders have offered the Indenture Trustee security or indemnity reasonably satisfactory to it, (iv) the Indenture Trustee has for 30 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30 day period by the holders of Notes evidencing not less than a majority of the aggregate principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class.
In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, covenant that they will not at any time institute against the Issuing Entity or the Depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
With respect to the Issuing Entity, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of the Certificate representing an ownership interest in the Issuing Entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuing Entity contained in the Indenture.
Certain Covenants.  The Indenture will provide that the Issuing Entity may not consolidate with or merge into any other entity, unless, among other things, (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Issuing Entity’s obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Issuing Entity under the Indenture, (iii) no Event of Default has occurred and is continuing immediately after such merger or consolidation, (iv) the Rating Agency Condition has been satisfied with respect to such merger or consolidation and (v) the Issuing Entity has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuing Entity or to any Securityholder.
The Issuing Entity will not, among other things, (i) except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents with respect to the Issuing Entity (collectively, the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of the Issuing Entity, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state law) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Issuing Entity, (iii) except as expressly permitted by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuing Entity or any part thereof, or any interest in the assets of the Issuing Entity or the proceeds thereof.
The Issuing Entity may not engage in any activity other than as specified in this prospectus.  The Issuing Entity will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Related Documents.
Indenture Trustee’s Annual Report.  If required by the TIA, the Indenture Trustee will be required to distribute each year to all Noteholders a brief report relating to its eligibility and qualification to continue as

Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuing Entity to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.
Satisfaction and Discharge of Indenture.  The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all such Notes, including interest thereon, and any fees, expenses and indemnification amounts due and payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer.
Notices
Noteholders of record will be notified in writing by the Indenture Trustee of any Event of Default or termination of, or appointment of a successor to, the Servicer promptly upon a Trust Officer (as defined in the Sale and Servicing Agreement) obtaining actual knowledge thereof.  While Notes are held in book-entry form, these notices will be delivered by the Indenture Trustee to The Depository Trust Company (“DTC”).  If Notes are issued in definitive form, these notices will be mailed to the addresses provided to the Indenture Trustee by the holders of record as of the relevant record date.  Such notices will be deemed to have been given as of the date of delivery to DTC or mailing.
Governing Law
The Indenture and Notes are governed by and will be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within such jurisdiction.
Minimum Denominations
The Class A Notes will be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (except for one Note of each class which may be issued in a denomination other than an integral multiple of $1,000).  Each class of Notes will initially be represented by one or more Notes registered in the name of the nominee of DTC (together with any successor depository selected by the Issuing Entity, the “Depository”) and will be registered in the name of Cede & Co., as the nominee of DTC, the clearing agency.  Accordingly, such nominee is expected to be the holder of record of the Notes of each class.  Unless and until Definitive Notes are issued under the limited circumstances described in this prospectus, no Noteholder will be entitled to receive a physical certificate representing a Note.  All references in this prospectus to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the “DTC Participants”) and all references in this prospectus to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC’s procedures with respect thereto.  For additional information, you should refer to “Description of the Notes—Book-Entry Registration” and “—Definitive Securities” in this prospectus.
Book-Entry Registration
General
Upon issuance, all Notes in book-entry form having the same original issue date, maturity and otherwise having identical terms and provisions will be represented by one or more fully registered global notes.  Each global note will be deposited with, or on behalf of, DTC, as depository, registered in the name of DTC or a nominee of DTC.
Except as described below, a global note may not be transferred except as a whole: (1) by DTC to a nominee of DTC; (2) by a nominee of DTC to DTC or another nominee of DTC; (3) by DTC or any nominee to a successor of DTC or a nominee of the successor.
So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be the sole holder of the Notes in book-entry form represented by the global note for all purposes under the Indenture. Except as otherwise provided in this section, the actual purchasers, or “Beneficial Owners,” of the global note or Notes representing Notes in book-entry form will not be entitled to receive physical delivery of Notes in certificated form and will not be considered to be the holders of the Notes for any purpose under the Indenture, and no global note representing Notes in book-entry form will be exchangeable or transferable. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if a person is not a participant, on the procedures of the participant through which the person owns its interest in order to exercise any rights of a holder under the Indenture.
We may elect to allow Beneficial Owners to hold their interest in a global note held by DTC through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear system (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their customers through accounts held in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold the interests in the depositaries’ names on the books of DTC.
We understand that under existing industry practices, if we request any action of holders or if a Beneficial Owner of a global note desires to give or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize Beneficial Owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of Beneficial Owners. Euroclear or Clearstream, as the case may be, will take action on behalf of their participants only in accordance with its relevant rules and procedures and subject to its respective depositaries’ ability to effect such actions on its behalf through DTC.
The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive certificated form. These limits and laws may impair the ability to transfer beneficial interests in a global note representing Notes in book-entry form. Further, because DTC can act only on behalf of its participants, who in turn act on behalf of indirect participants, the ability of Beneficial Owners to pledge their interest in the Notes to persons or entities that do not participate in the DTC system, or otherwise take action with respect to such interest, may be limited by the lack of a definitive certificate of such interest.
Settlement Procedures
The initial depository for the Notes will be DTC. The depository will act as securities depository for the Notes in book-entry form. The Notes in book-entry form will be issued as fully registered securities registered in the name of Cede & Co., the depository’s nominee or such other name as may be requested by an authorized representative of DTC. One global note will be issued to represent each $500,000,000 of aggregate principal amount of Notes of the same issue. Additional global notes will be issued to represent any remaining principal amount of the issue.
Purchases of Notes in book-entry form under DTC’s system must be made by or through direct participants, which will receive a credit for Notes in book-entry form on DTC’s records. The ownership interest of each Beneficial Owner is in turn recorded on the records of direct participants and indirect participants. Beneficial Owners of Notes in book-entry form will not receive written confirmation from DTC of their purchase, but each Beneficial Owners is expected to receive written confirmation providing details of the related transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which such Beneficial Owner entered into the related transaction. Transfers of ownership interests in a global note representing Notes in book-entry form are accomplished by entries made on the books of participants acting on behalf of the Beneficial Owners. Beneficial Owners of global notes representing Notes in book-entry form will not receive Notes in certificated form representing their ownership interests in the Notes, unless use of the book-entry system for Notes in book-entry form is discontinued.
To facilitate subsequent transfers, all global notes representing Notes in book-entry form which are deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the global notes representing the Notes in book-entry form; DTC’s records reflect only the identity of the direct participants to whose accounts the Notes in book-entry form are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers and for forwarding all notices concerning the Notes to their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the Notes in book-entry form are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global notes representing the Notes in book-entry form unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants, identified in a listing attached to the omnibus proxy, to whose accounts the Notes in book-entry form are credited on the applicable record date.
So long as DTC, or its nominee, is a registered owner of the global notes representing the Notes in book-entry form, we will make principal and interest payments on the global notes representing the Notes in book-entry form to DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from TAFR LLC or the Indenture Trustee, on the applicable Payment Date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participant and not of DTC, the Indenture Trustee or TAFR LLC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of TAFR LLC or the Indenture Trustee. Disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of payments to the Beneficial Owners is the responsibility of direct participants and indirect participants. Distributions with respect to Notes held through Clearstream or Euroclear will be credited, to the extent received by their respective depositaries, to the cash accounts of their participants in accordance with the relevant system’s rules and procedures.
DTC may discontinue providing its services as securities depository with respect to the Notes in book-entry form at any time by giving reasonable notice to TAFR LLC or the Indenture Trustee. Under these circumstances, if a successor securities depository is not obtained, Notes in certificated form are required to be printed and delivered.
We may decide (subject to the procedures of the securities depository) to discontinue use of a system of book-entry transfers through the depository or a successor securities depository. In that event, Notes in definitive certificated form will be printed and delivered.
If DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 90 days, we will issue Notes in certificated form in exchange for the Notes represented by the global notes. In addition, we may at any time and in our sole discretion determine (subject to the procedures of the securities depositary) to discontinue use of a global note and, in that event, will issue Notes in certificated form in exchange for the Notes represented by the global note. The Class A Notes will be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (except for one Note of each class which may be issued in a denomination other than an integral multiple of $1,000) and will be issued in registered form only, without coupons.
Secondary Market Trading
Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any Notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
Trading between participants of DTC, or “DTC Participants.”  Secondary market sales of Notes held in DTC between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations.
Trading between participants of Euroclear, or “Euroclear Participants” and/or participants of Clearstream, or “Clearstream Participants.”  Secondary market sales of beneficial interests in the Notes held through Euroclear or Clearstream to purchasers that will hold beneficial interests through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds.
Trading between DTC Seller and Euroclear/Clearstream Purchaser.  When book-entry interests in Notes are to be transferred from the account of a DTC Participant to the account of a Euroclear or Clearstream accountholder, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day (European time) prior to the settlement date, in accordance with its rules and procedures and within its established deadlines (European time). Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC Participant’s account and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to the U.S. depositary for Euroclear or Clearstream, as the case may be. Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next business day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date (which will be the preceding business day (European time) if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date. Since the settlement will occur during New York business hours, a DTC Participant selling an interest in the Notes can use its usual procedures for transferring notes to the U.S. depositary for Euroclear or Clearstream, as the case may be, for the benefit of Euroclear Participants or Clearstream Participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC Participants.
Trading between a Euroclear or Clearstream Seller and a DTC Purchaser.  Due to time zone differences in their favor, Euroclear Participants and Clearstream Participants can use their usual procedures to transfer Notes through the applicable U.S. depositary to a DTC Participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day (European time) prior to the settlement date. Euroclear or Clearstream will then instruct its U.S. Depositary to credit the Notes to the DTC Participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream Participant on the following business day (European time), but the receipt of the cash proceeds will be back-valued to the value date (which will be the preceding business day (European time) if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.
The Clearing Systems
DTC.  DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC Direct Participants deposit with DTC.  DTC also facilitates the post-trade settlement among DTC Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates.  DTC Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC Direct Participant, either directly or indirectly. The DTC Rules applicable to DTC Direct Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Clearstream.  Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for Clearstream Participants and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.  Distributions with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear.  Euroclear holds securities and book-entry interests in securities for Euroclear Participants and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.  Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear Participants include investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Non-participants in Euroclear may hold and transfer beneficial interests in a global note through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.  Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depository for Euroclear.
Although the foregoing sets out the procedures of Euroclear, Clearstream and DTC in order to facilitate the transfers of interests in the Notes among participants of DTC, Clearstream and Euroclear, none of Euroclear, Clearstream or DTC is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor any agent or any paying agent, any underwriter or any affiliate of any of the above, or any person by whom any of the above is controlled for the purposes of the Securities Act of 1933, as amended (the “Securities Act”), will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described above.
Definitive Securities
The Certificate will be issued in fully registered, certificated form (the “Definitive Certificate”).  The Notes will be issued in fully registered, certificated form (the “Definitive Notes” and, together with the Definitive Certificate, the “Definitive Securities”) to Noteholders or their respective nominees, instead of to DTC or its nominee, only if (i) DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Notes and the Administrator is unable to locate a qualified successor (and if it is the Administrator that has made such determination, the Administrator so notifies the Indenture Trustee in writing), (ii) the Depositor or the Administrator or the Indenture Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to the Notes, holders of Notes evidencing not less than a majority of the aggregate principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor to DTC) with respect to the Notes is no longer in the best interest of the holders of the Notes.

Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all applicable Noteholders through participants of the availability of Definitive Notes.  Upon surrender by DTC of the definitive certificates representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue such Notes as Definitive Notes to such Noteholders.
Payments of principal of, and interest on, such Definitive Notes will thereafter be made by the Indenture Trustee in accordance with the procedures described in the Indenture or the Trust Agreement, as applicable, directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable Record Date.  Such payments will be made by check mailed to the address of such holder as it appears on the register maintained by the Indenture Trustee.  The final payment on any such Definitive Note, however, will be made only upon presentation and surrender of such Definitive Note at the office or agency specified in the notice of final payment to the applicable Noteholders.  The Indenture Trustee will provide such notice to the applicable Noteholders not less than 15 or more than 30 days prior to the date on which such final payment is expected to occur.
Definitive Securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of Definitive Securities.  No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee or the Owner Trustee, as applicable, may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
List of Securityholders
Separately from the requirement to include a request to communicate in a Form 10-D, three or more holders of the Notes or one or more holders of the Notes evidencing not less than 25% of the aggregate outstanding principal amount of the Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating directly with other Noteholders with respect to their rights under the Indenture or under the Notes.  The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.
The Depositor or an affiliate will be the initial Certificateholder.
The Trust Agreement and Indenture will not provide for the holding of annual or other meetings of Securityholders.
Reports to Securityholders
On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee and the Owner Trustee statements to be delivered or made available to the Noteholders and Certificateholders, respectively, on such Payment Date.  Each such statement to be delivered or made available to Securityholders will include (to the extent applicable) the following information as to the Notes and as to the Certificate with respect to such Payment Date or the period since the previous Payment Date, as applicable:
•	the amount paid or distributed in respect of interest on each class of Notes;
•
the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, the Regular Principal Distribution Amount and the amount paid or distributed in respect of principal on or with respect to each Class of Notes;

•	the amount paid or distributed to the Certificateholders;
•	the number of Receivables, the Pool Balance and the Adjusted Pool Balance as of the close of business on the first day and the last day of the related Collection Period;
•	the aggregate outstanding principal amount and the Pool Factor for each class of Notes, before and after giving effect to all payments in respect of principal on such Payment Date;
•	the amount of the Servicing Fee paid to the Servicer, with respect to the related Collection Period and the amount of any unpaid Servicing Fees from the prior Payment Date;

•
the amount of any shortfall of interest applicable to each class of Notes after giving effect to all payments on interest on such Payment Date, and the change in such amounts from the preceding Payment Date;

•
the amount of fees, expenses and indemnification amounts due and payable to each of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, before and after giving effect to payments on such Payment Date;

•	the balance of the Reserve Account on such Payment Date and the Specified Reserve Account Balance for such Payment Date, before and after giving effect to changes thereto on such Payment Date;
•	the Yield Supplement Overcollateralization Amount for such Payment Date;
•	the amount of Available Collections for the related Collection Period;
•	delinquency and loss information with respect to the Receivables for the related Collection Period;
•
any material change in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structure, partial payments or other practices on delinquency and loss experience;

•	any material modifications, extensions or waivers to Receivables terms, fees, penalties or payments during the related Collection Period, or that have cumulatively become material over time;
•	any material breaches of representations and warranties made with respect to the Receivables, or covenants, contained in the Transfer and Servicing Agreements; and
•	whether a Delinquency Trigger has occurred as of the end of the related Collection Period.
Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder and received any payment on the Securities held by such Person a statement containing certain information for the purposes of such Securityholder’s preparation of U.S. federal income tax returns.  The Servicer will make the foregoing statements available to the Noteholder each month via its Internet website, which is presently located at http://www.toyotafinancial.com.  For additional information, you should refer to “Material U.S. Federal Income Tax Considerations” in this prospectus.
The Servicer, on behalf of the Issuing Entity, will also prepare an asset-level data file with respect to the Receivables for each calendar month and file it with the SEC on Form ABS-EE before filing the related Form 10-D.  The exhibits to each Form ABS-EE filed by or on behalf of the Issuing Entity after the filing of this prospectus will be incorporated by reference into the related Form 10-D.  Each asset-level data file will contain detailed information concerning each Receivable, including data regarding its origination characteristics, contract terms, characteristics of the related Financed Vehicle and Obligor, contract and payment activity, servicing activity and status.  Certain asset-level data, such as data related to term, collections, vehicle type, repurchases, losses on the Receivables and repossessions, may not match the aggregate data provided on the monthly statements to Securityholders as a result of differences between the methods of determining or calculating such data for the purpose of presenting the monthly statements to Securityholders and for the purpose of presenting asset-level data in Form ABS-EE.
PAYMENTS TO NOTEHOLDERS
On the second Business Day preceding each Payment Date (each, a “Determination Date”), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables and the Servicing Fee payable to the Servicer, in each case with respect to the calendar month immediately preceding the month in which the related Payment Date occurs (the “Collection Period”).  On each Determination Date, the Servicer will also inform the Owner Trustee and the Indenture Trustee of the amount of any fees, expenses and indemnification amounts required to be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer on the related Payment Date.  On or before each Determination Date, the Servicer will also determine the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, the Regular Principal Distribution Amount and, based on the Available Collections and other amounts available for distribution on the related Payment Date as described below, the amount to be distributed to the Securityholders.

The Indenture Trustee will make payments to the Noteholders out of the amounts on deposit in the Collection Account subject to the application thereof in accordance with the priorities set forth under “—Priority of Payments” below.  The amounts to be distributed to the Noteholders will be determined in the manner described below.
Calculation of Available Collections
The amount of funds available for payment on a Payment Date (without taking into account amounts withdrawn from the Reserve Account, if available) (“Available Collections”) will generally be the sum (without duplication) of the following amounts with respect to the Collection Period preceding such Payment Date or, in the case of the first Payment Date, the period from the Cutoff Date through the last day of the calendar month preceding such Payment Date:
(i)	all collections of interest and principal on or in respect of the Receivables other than Defaulted Receivables;
(ii)
all insurance proceeds and proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the Servicer in accordance with its Customary Servicing Practices in connection with such liquidation, including amounts received in subsequent Collection Periods as and when received;

(iii)
all Warranty Purchase Payments with respect to Warranty Receivables repurchased by the Sponsor and Administrative Purchase Payments with respect to Administrative Receivables purchased by the Servicer, in each case in respect of such Collection Period;

(iv)	any recovery in respect of any Receivable pursuant to any Dealer Recourse; and
(v)	the amount paid by the Servicer pursuant to any exercise of the Servicer’s option, if any, to purchase the Receivables.
Available Collections on any Payment Date will exclude the Supplemental Servicing Fee.
“Defaulted Receivable” means a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which (a) all or any part of a Scheduled Payment is 120 or more days past due, or (b) if all or any part of a Scheduled Payment is less than 120 days past due, the Servicer has, in accordance with its Customary Servicing Practices, (i) determined that eventual payment in full is unlikely, (ii) repossessed and liquidated the related Financed Vehicle or (iii) repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever of clauses (i), (ii) or (iii) occurs first.  The Principal Balance of any Receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.  The Servicer’s policy is to charge-off retail installment sales contracts as soon as disposition of the vehicle has been effected and sales proceeds have been received, and may in some circumstances charge-off an auto loan contract prior to repossession.  When repossession and disposition of the collateral related to a Receivable has not been effected, TMCC’s policy with respect to Receivables included in the Issuing Entity is to charge-off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.
Calculation of Principal Distribution Amounts
First Priority Principal Distribution Amount.  The “First Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of such Payment Date (before giving effect to any principal payments made on the Class A Notes on such Payment Date), over (b) the Adjusted Pool Balance as of the last day of the related Collection Period; provided, however, that (i) the First Priority Principal Distribution Amount on the Class A-1 Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii) the First Priority Principal Distribution Amount on the Class A-2 Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero; (iii) the First Priority Principal Distribution Amount on the Class A-3 Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero; and (iv) the First Priority Principal Distribution Amount on the Class A-4 Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero.

The “Pool Balance” means, as of any date, an amount equal to the aggregate Principal Balance of the Receivables as of that date.
The “Adjusted Pool Balance” means, as of any date, the Pool Balance less the Yield Supplement Overcollateralization Amount.
The “Principal Balance” of a Receivable, as of any date, means an amount equal to the Amount Financed (as defined in the Sale and Servicing Agreement) minus the sum of (i) that portion of all Scheduled Payments actually received on or prior to such date allocable to principal, (ii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to such Receivable received on or prior to such date and allocable to principal (to the extent not included in clause (i) above) and (iii) any prepayments or other payments received on or prior to such date and applied to reduce the unpaid Principal Balance of such Receivable (to the extent not included in clauses (i) and (ii) above).
Second Priority Principal Distribution Amount.  The “Second Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of such Payment Date (before giving effect to any principal payments made on the Class A Notes and the Class B Notes on such Payment Date), over (ii) the Adjusted Pool Balance as of the last day of the related Collection Period minus (b) the First Priority Principal Distribution Amount for such Payment Date; provided, however, that the Second Priority Principal Distribution Amount on the Class B Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.
Regular Principal Distribution Amount.  The “Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Notes as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date), over (ii) the excess, if any, of the Adjusted Pool Balance as of the last day of the related Collection Period less the Overcollateralization Target Amount, minus (b) the sum of the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount for such Payment Date.
The “Overcollateralization Target Amount” with respect to any Payment Date is equal to approximately 0.85% of the Adjusted Pool Balance as of the Cutoff Date.
Priority of Payments
On each Payment Date, except after an Event of Default resulting in an acceleration of the Notes, the Issuing Entity will make the following payments in the following order of priority  (after payment to the Servicer of the Supplemental Servicing Fee, to the extent not previously retained by the Servicer) from Available Collections for the related Collection Period and, if necessary and available, from amounts withdrawn from the Reserve Account:
1.	Servicing Fee –– to the Servicer, the Servicing Fee;
2.
Transaction Fees and Expenses –– to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, the amount of any fees, expenses and indemnification amounts due to each such party, pro rata, based on amounts due to each such party, in an aggregate amount not to exceed $300,000 in any calendar year;

3.
Class A Note Interest –– to the Class A Noteholders (pro rata, based upon the aggregate amount of interest due to each class of the Class A Notes), accrued and unpaid interest on each class of the Class A Notes, together with any amounts that were to be paid pursuant to this clause (3) on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate or rates at which interest accrued on the related Notes during the relevant Interest Period or Interest Periods);

4.
Class A Note Principal –– to the Noteholders, for distribution in respect of principal of the Notes, in the priority described above under “Description of the Notes—Payments of Principal,” an amount equal to the First Priority Principal Distribution Amount for such Payment Date;

5.
Class B Note Interest –– to the Class B Noteholders, accrued and unpaid interest on the Class B Notes, together with any amounts that were to be paid pursuant to this clause (5) on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate at which interest accrued on the Class B Notes during the relevant Interest Period or Interest Periods);

6.
Note Principal –– to the Noteholders, for distribution in respect of principal of the Notes, in the priority described above under “Description of the Notes—Payments of Principal,” an amount equal to the Second Priority Principal Distribution Amount for such Payment Date;

7.
Reserve Account Deposit –– to the Reserve Account, to the extent amounts then on deposit in the Reserve Account are less than the Specified Reserve Account Balance described below under “—Credit and Cash Flow Enhancement—Reserve Account,” until the amount on deposit in the Reserve Account equals such Specified Reserve Account Balance;

8.
Note Principal –– to the Noteholders, for distribution in respect of principal of the Notes, in the priority described above under “Description of the Notes—Payments of Principal,” an amount equal to the Regular Principal Distribution Amount for such Payment Date;

9.
Additional Transaction Fees and Expenses –– to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, the amount of any fees, expenses and indemnification amounts due to each such party and not paid in clause (2) above, pro rata, based on amounts due to each such party; and

10.	Excess Amounts –– to the Certificateholder, any remaining Available Collections for such Payment Date.
Payments After Occurrence of Event of Default Resulting in Acceleration
After an Event of Default that results in the acceleration of the maturity of the Notes and unless and until such acceleration has been rescinded, the Issuing Entity will make the following payments in the following order of priority  (after payment to the Servicer of the Supplemental Servicing Fee, to the extent not previously retained by the Servicer) from Available Collections for the related Collection Period:
1.	Servicing Fee –– to the Servicer, the Servicing Fee;
2.
Transaction Fees and Expenses ––to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, the amount of any fees, expenses and indemnification amounts due to each such party, pro rata, based on amounts due to each such party;

3.
Class A Note Interest––to the Class A Noteholders (pro rata, based upon the aggregate amount of interest due to each class of the Class A Notes), accrued and unpaid interest on each class of the Class A Notes, together with any amounts that were to be paid as interest on the Class A Notes on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate or rates at which interest accrued on the related Notes during the relevant Interest Period or Interest Periods);

4.
Class A Note Principal –– first, to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes is reduced to zero, and second, pro rata, based upon their respective unpaid principal amounts, to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, until the principal amount of each such class of Notes is reduced to zero;

5.
Class B Note Interest –– to the Class B Noteholders, accrued and unpaid interest on the Class B Notes, together with any amounts that were to be paid as interest on the Class B Notes on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate at which interest accrued on the Class B Notes during the relevant Interest Period or Interest Periods);

6.	Class B Note Principal –– to the holders of the Class B Notes, until the principal amount of the Class B Notes is reduced to zero; and

7.	Excess Amounts –– to the Certificateholder, any remaining Available Collections for such Payment Date.
Following the occurrence of an Event of Default under the Indenture that results in the acceleration of the maturity of the Notes, amounts on deposit in the Reserve Account will be withdrawn and used to the extent necessary to pay principal of the Notes as described in clauses (4) and (6) above, in that order of priority.
Credit and Cash Flow Enhancement
The presence of credit enhancement for the benefit of any class of Notes is intended to enhance the likelihood of receipt by the Noteholders of such class of the full amount of principal and interest due thereon and to decrease the likelihood that such Noteholders will experience losses.  The credit enhancement for a class of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal amount and interest thereon.  If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, Noteholders of any class will bear their allocable share of deficiencies.  In addition, if a form of credit enhancement covers more than one class of Notes, Noteholders of any such class will be subject to the risk that such credit enhancement will be exhausted by the claims of Noteholders of other classes.
Subordination of Principal and Interest.  The subordination of the Class B Notes to the Class A Notes, as described under “—Priority of Payments” above is intended to provide credit enhancement to the Class A Notes. Payments of principal will not be made on the Class B Notes until the principal on the Class A Notes has been paid in full. Payments of interest will not be made on the Class B Notes on a Payment Date until accrued and unpaid interest on the Class A Notes and the First Priority Principal Distribution Amount has been paid.  Also, if payment of the Notes has been accelerated after an Event of Default, then no payments of interest or principal will be made on the Class B Notes until the Class A Notes have been paid in full.  While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an Event of Default.  When the Class A Notes are no longer outstanding, an Event of Default will occur if the full amount of interest due on the Class B Notes is not paid within five Business Days after the related Payment Date.
Reserve Account.  The Reserve Account will be a segregated trust account established by the Depositor pursuant to the Sale and Servicing Agreement on the Closing Date and maintained and held by the Indenture Trustee for the benefit of the Noteholders (the “Reserve Account”).  Any amounts held on deposit in the Reserve Account will be owned by the Depositor, subject to the right of the Indenture Trustee to withdraw such amounts as described below.  Prior to an Event of Default that results in an acceleration of the maturity of the Notes, any net investment earnings thereon will be distributed to the Depositor on each Payment Date and will be taxable to the Sponsor, for so long as the Sponsor is the sole member of the Depositor (and the Depositor is not treated as a corporation), for U.S. federal income tax purposes.  Except as described below, no funds will be withdrawn from, and no amounts will be deposited into, the Reserve Account.
The Depositor will grant to the Indenture Trustee, for the benefit of the Noteholders, a security interest in the accounts of the Issuing Entity, including any funds in the Reserve Account and the proceeds thereof (subject to the right of the Depositor to investment earnings thereon), to secure the payment of interest on the Notes, the payment of principal on the Notes on any Payment Date to the extent the aggregate outstanding principal amount of the Notes exceeds the Adjusted Pool Balance as of the last day of the related Collection Period and the payment of principal on any class of Notes on the Final Scheduled Payment Date of that class of Notes, and the Indenture Trustee will have all of the rights of a secured party under the Uniform Commercial Code (the “UCC”) with respect thereto.
On the Closing Date, the Depositor will cause to be deposited $4,000,012.35 into the Reserve Account, which is approximately 0.25% of the Adjusted Pool Balance as of the Cutoff Date.  On each Payment Date, after making required payments to the Servicer, the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer and the Noteholders, as described under “—Priority of Payments” above, the Issuing Entity will make a deposit into the Reserve Account to the extent that funds are available therefor to the extent necessary to maintain the amount on deposit in the Reserve Account at a Specified Reserve Account Balance.
The “Specified Reserve Account Balance” with respect to any Payment Date will be an amount equal to the lesser of (i) $4,000,012.35 (which is approximately 0.25% of the Adjusted Pool Balance as of the Cutoff Date) and

(ii) the outstanding principal amount of the Notes (after giving effect to any principal payments made on the Notes on such Payment Date).
The amount of funds on deposit in the Reserve Account may decrease on each Payment Date by withdrawals of funds (i) to cover shortfalls in the amounts required to be distributed pursuant to clauses (1) through (6) under “—Priority of Payments” above, (ii) after an Event of Default that results in the acceleration of the maturity of the Notes, to pay principal on the Notes, and (iii) to pay principal on any class of Notes on the Final Scheduled Payment Date of that class of Notes.
If the principal amount of a class of Notes is not paid in full on the related Final Scheduled Payment Date, the Indenture Trustee will withdraw amounts (if available) from the Reserve Account, to reduce the principal amount of such class of Notes to zero.
The Servicer may amend the formula or percentage for determining the Specified Reserve Account Balance that is different from that described above or make certain changes with respect to the manner by which the Reserve Account is funded pursuant to the amendment provisions of the Sale and Servicing Agreement described under “Transfer and Servicing Agreements—Amendment” in this prospectus.
As of the close of business on any Payment Date that occurs prior to an Event of Default that results in the acceleration of the maturity of the Notes and on which the amount of funds on deposit in the Reserve Account (excluding net investment earnings, which will be distributed on each such Payment Date to the Depositor) is greater than the Specified Reserve Account Balance for such Payment Date, the Servicer will instruct the Indenture Trustee to release and distribute such excess to the Depositor.
Funds on deposit in the Reserve Account may be invested in Eligible Investments.  Prior to the occurrence of an Event of Default resulting in an acceleration of the maturity of the Notes, net investment earnings on monies on deposit in the Reserve Account will be released to the Depositor and will not be available for payment to Noteholders or otherwise subject to any claims or rights of the Noteholders.  Any net loss on such investments will be charged to the Reserve Account.
After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Notes and (ii) the outstanding principal amount of the Notes, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the Depositor.
Overcollateralization.  Overcollateralization represents the amount by which the Adjusted Pool Balance exceeds the outstanding principal amount of the Notes.  The Adjusted Pool Balance as of the Cutoff Date is expected to be approximately equal to the aggregate principal amount of the Notes as of the Closing Date.  In addition to providing credit enhancement, overcollateralization also serves to provide limited protection against losses and low-interest Receivables.
The following table shows the Notes as a percentage of the initial Pool Balance and as a percentage of the initial Adjusted Pool Balance.  The percentages may not add to the total percentage shown due to rounding.
	Percentage of Initial Pool Balance	Percentage of Adjusted Pool Balance
Class A Notes	93.64%	97.50%
Class B Notes	2.40%	2.50%
Total	96.04%	100.00%

The application of funds on each Payment Date according to clause (8) of the first paragraph under “—Priority of Payments” above is designed to achieve and maintain the level of overcollateralization as of any Payment Date to the Overcollateralization Target Amount.  The overcollateralization is an additional source of funds to absorb losses on the Receivables that are not otherwise covered by excess collections for the Receivables, if any.
To achieve and maintain the amount of overcollateralization on any Payment Date at the Overcollateralization Target Amount, the Issuing Entity must make principal payments on the Notes in an amount greater than the decline in the Adjusted Pool Balance for the preceding month.  The use of Available Collections to make Regular Principal Distribution Amount payments is expected to achieve and maintain overcollateralization at an amount equal to the Overcollateralization Target Amount.  When the actual amount of overcollateralization is less than the Overcollateralization Target Amount, principal payments will be made to the Noteholders from Available Collections until the Overcollateralization Target Amount is reached.
 Yield Supplement Overcollateralization Amount.  Because the Receivables include a substantial number of low APR Receivables, the Receivables could generate less collections of interest than the sum of (i) the Servicing Fee, (ii) fees, expenses and indemnification amounts required to be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer and (iii) interest payments on the Notes and any required deposits in the Reserve Account if the low APR Receivables are not adequately offset by high APR Receivables.  The yield supplement overcollateralization amount is intended to compensate for low APRs on some of the Receivables.
The “Yield Supplement Overcollateralization Amount” for each Payment Date, or with respect to the Closing Date, is the aggregate amount by which the Principal Balance as of the last day of the related Collection Period or as of the Cutoff Date, as applicable, of each of the related Receivables with an APR as stated in the related contract of less than the Required Rate, other than a Defaulted Receivable, exceeds the present value, calculated using a discount rate of the Required Rate, of each scheduled payment of each such Receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days.
The Yield Supplement Overcollateralization Amount on the Closing Date will be $66,023,073.45.
Excess Interest. More interest is expected to be paid by the Obligors in respect of the Receivables than is necessary to pay the sum of (i) the Servicing Fee, (ii) fees required to be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer and (iii) interest on the Notes each month.  Any such excess in interest payments from Obligors will serve as additional credit enhancement.
TRANSFER AND SERVICING AGREEMENTS
The Transfer and Servicing Agreements
The following summary describes certain terms of the Transfer and Servicing Agreements.  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement.  Copies of the Transfer and Servicing Agreements will be filed as an exhibit to a current report on Form 8-K with the SEC.  For additional information regarding reports required to be filed by the Depositor, you should refer to “Where You Can Find More Information About Your Notes—The Depositor” in this prospectus.
Sale and Assignment of Receivables
On the Closing Date, TMCC will sell and assign to the Depositor, without recourse, pursuant to the Receivables Purchase Agreement, its entire interest in the Receivables, including the security interests in the Financed Vehicles.  On the Closing Date, the Depositor will transfer and assign to the Issuing Entity, without recourse, pursuant to the Sale and Servicing Agreement, its entire interest in the Receivables, including its security interests in the related Financed Vehicles.  Each such Receivable will be identified in the transfer notice (the “Transfer Notice”) delivered to the Issuer pursuant to the Sale and Servicing Agreement.  The Issuing Entity will pledge its assets, including the Receivables, to the Indenture Trustee for the benefit of the Noteholders.  The Indenture Trustee will, concurrently with such transfer and assignment, on behalf of the Issuing Entity, execute and deliver the Notes and the Certificate.  The net proceeds received from the sale of the Notes will be applied to the purchase of the Receivables from TMCC and to make the required initial deposit into the accounts of the Issuing Entity.
Pursuant to the Sale and Servicing Agreement, to ensure uniform quality in servicing both the Receivables and the Servicer’s own portfolio of car, crossover utility vehicle, light-duty truck and sport utility vehicle retail installment sales contracts, as well as to reduce administrative costs, the Depositor and the Issuing Entity will designate the Servicer as custodian to maintain possession or, in the case of electronic contracts, control (directly or through an agent), on behalf of the Issuing Entity, of the related installment sales contracts and any other documents relating to the Receivables.  In performing its duties as custodian, the Servicer will act with reasonable care, using the same degree of skill and attention that the Servicer exercises with respect to the Receivable files relating to comparable automotive Receivables that the Servicer services for itself or others.  The Servicer will make available to the Issuing Entity and the Indenture Trustee a list of the locations of the Receivable files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as instructed by the Issuing Entity or the Indenture Trustee with reasonable advance notice.  The Receivables will not be physically segregated from other car, crossover utility vehicle, light-duty truck and sport utility vehicle retail installment sales contracts of the Servicer, or those which the Servicer services for others, to reflect the transfer to the Issuing Entity.  However, UCC financing statements perfecting the sale and assignment of the Receivables by TMCC to the Depositor and by the Depositor to the Issuing Entity and the pledge of the Receivables by the Issuing Entity to the Indenture Trustee will be filed, and the respective accounting records and computer files of TMCC and the Depositor will reflect such sale and assignment.  The Depositor, or the Servicer on behalf of the Depositor, will be responsible for maintaining the perfection of such interest through the filing of continuation statements or amended financing statements, as applicable.  Because the Receivables will remain in the possession or control of the Servicer or its agent and will not be stamped or otherwise marked to reflect the assignment to the Indenture Trustee, if a subsequent purchaser were able to take physical possession or, in the case of electronic Receivables, control of the Receivables without knowledge of the assignment, the Indenture Trustee’s interest in the Receivables could be defeated.  For additional information, you should refer to “Risk Factors—Risks Primarily Related to the Bankruptcy and Insolvency of Transaction Parties and Perfection of Security Interests—The issuing entity’s interests in financed vehicles may be unenforceable or defeated” and “Certain Legal Aspects of the Receivables—Security Interests” in this prospectus.  In addition, under certain circumstances the Indenture Trustee’s security interest in collections that have been received by the Servicer but not yet remitted to the Collection Account could be defeated.
Accounts
On or prior to the Closing Date, the Servicer will establish and the Indenture Trustee will maintain a trust account in the name of the Indenture Trustee for the benefit of the Noteholders, into which collections on or in respect of the Receivables, and all amounts released from the Reserve Account, will be deposited (the “Collection Account”), together with income received on the investment of funds on deposit in the Collection Account.  The Depositor will establish and will maintain with the Indenture Trustee the accounts of the Issuing Entity for the benefit of the Noteholders.  The accounts of the Issuing Entity will not be assets of the Issuing Entity.
Servicing Procedures
The Servicer, for the benefit of the Issuing Entity, will manage, service, administer and make collections on the Receivables (other than Administrative Receivables and Warranty Receivables) with reasonable care, using the same degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle retail installment sales contracts that it services for itself or others.  The Servicer’s duties will include collection and posting of all payments, responding to inquiries of Obligors or federal, state or local government authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors in accordance with its Customary Servicing Practices, policing the collateral, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and Owner Trustee with respect to distributions, generating U.S. federal income tax information and performing the other duties specified in the Sale and Servicing Agreement.  The Servicer will, in accordance with its Customary Servicing Practices, have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.  Without limiting the generality of the foregoing, the Servicer will be authorized and empowered to execute and deliver, on behalf of itself, the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Securityholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables and the Financed Vehicles.  The Servicer is authorized to commence, in its own name or in the name of the Issuing Entity, a legal proceeding to enforce a defaulted Receivable or to commence or participate in a legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, including a defaulted Receivable.  If the Servicer commences or participates in such a legal proceeding in its own name, the Issuing Entity will be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable and the other related property of the Issuing Entity with respect to such Receivable to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant.  The Servicer is also authorized and empowered under the Sale and Servicing Agreement to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding.  If in any enforcement suit or legal proceeding, it will be held that the Servicer may not enforce a Receivable on the grounds that it will not be a real party in interest or a holder entitled to enforce such Receivable, the Issuing Entity will, at the Servicer’s expense and written direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Indenture Trustee, the Noteholders or the Certificateholders.  The Issuing Entity is required to furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under the Sale and Servicing Agreement.
The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by the Issuing Entity and will, consistent with the Sale and Servicing Agreement, follow the collection procedures it follows with respect to comparable motor vehicle retail installment sales contracts it services for itself and others.
Consistent with its normal procedures, the Servicer will be authorized to grant certain rebates, adjustments or extensions with respect to the Receivables without the prior written consent of the Owner Trustee or the Indenture Trustee.  However, if the amount of any Scheduled Payment due in a subsequent Collection Period is reduced as a result of any modification to the related APR or the Amount Financed (as defined in the Sale and Servicing Agreement), an increase in the total number of Scheduled Payments or an extension of the maturity of a Receivable beyond the end of the Collection Period preceding the Class B Final Scheduled Payment Date, the Servicer will be obligated to purchase such Administrative Receivable, as described below, provided that the Servicer will have no such obligation to repurchase an Administrative Receivable as a result of any such extension of the maturity of such Administrative Receivable if it is required to grant such extension under law or pursuant to a court order.  However, the Servicer may, if a default, breach, violation, delinquency or event permitting acceleration under the terms of any Receivable has occurred or, in the judgment of the Servicer, is imminent:
(A)
extend such Receivable for credit-related reasons that would be acceptable to the Servicer with respect to comparable Receivables that it services for itself, but only if the Final Scheduled Payment Date of such Receivable as extended would not be later than the Class B Final Scheduled Payment Date; or

(B)
reduce an Obligor’s monthly payment amount in the event of a prepayment resulting from refunds of credit life and disability insurance premiums and service contracts and make similar adjustments in an Obligor’s payment terms to the extent required by law.

Additionally, if at the end of the scheduled term of any Receivable, the outstanding principal balance of the Receivable is such that the final payment to be made by the related Obligor is larger than the regularly scheduled payment of principal and interest made by such Obligor, the Servicer may permit such Obligor to pay such remaining principal balance in more than one payment of principal and interest, provided that the last such payment will be due on or prior to the last day of the Collection Period preceding the Class B Final Scheduled Payment Date.  The Servicer may, in accordance with its Customary Servicing Practices, waive any late payment charge or any other fees that may be collected in the ordinary course of servicing the Receivables.
If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its Customary Servicing Practices to recover all amounts due upon such Receivable, including the repossession and disposition of the related Financed Vehicle at a public or private sale, or the taking of any other action permitted by applicable law.  For additional information, you should refer to “Certain Legal Aspects of the Receivables” in this prospectus.
Servicing Compensation and Payment of Expenses
The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid to the Servicer on each Payment Date solely to the extent of Available Collections and, to the extent available, the amount on deposit in the Reserve Account.  The Servicer will be entitled to collect and retain as additional servicing compensation the Supplemental Servicing Fee (together with the Servicing Fee, the “Total Servicing Fee”).  For additional information, you should refer to “—Collections” in this prospectus.  The Servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period.  The Servicing Fee will be paid from Available Collections in accordance with the priority of payments described under “Payments to Noteholders––Priority of Payments” in this prospectus.
The Total Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of Receivables as an agent for their beneficial owner, including collecting and processing payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of the Financed Vehicles, collections and servicing the Receivables, including accounting for collections.  The Total Servicing Fee will also compensate the Servicer for administering the Receivables, including furnishing monthly and annual statements to the Owner Trustee and Indenture Trustee with respect to payments and generating U.S. federal income tax information for the Issuing Entity and for the Securityholders.  The Total Servicing Fee will also reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.
As compensation for the performance of the Administrator’s obligations and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee, which will be paid by the Servicer from the Total Servicing Fee.
Insurance on Financed Vehicles
Each Receivable requires the related Obligor to possess physical damage insurance which covers loss or damage to the Financed Vehicle in an amount not less than the full value of the vehicle, and to provide evidence of such insurance upon TMCC’s request.  TMCC is required to be named as loss payee under such insurance policies.  Since the Obligors may select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary.  The terms of each Receivable allow, but do not require, TMCC to obtain any such coverage on behalf of the Obligor.  In accordance with its normal servicing procedures, TMCC currently does not exercise its right to obtain insurance coverage on behalf of the Obligor.  TMCC currently does not monitor ongoing customer insurance coverage in connection with its Customary Servicing Practices.  In the event that the failure of an Obligor to maintain any such required insurance results in a shortfall in amounts to be paid to Securityholders, to the extent such shortfall is not covered by amounts on deposit in the Reserve Account or other methods of credit enhancement, the Securityholders could suffer a loss on their investment.
Collections
Except as described under “—Servicing Compensation and Payment of Expenses” above, the Servicer will deposit all payments on the Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account.
For as long as (i) TMCC is the Servicer, (ii) no Event of Default or Servicer Default shall have occurred and be continuing, and (iii) TMCC’s unsecured debt ratings satisfy certain requirements or are otherwise acceptable to each Rating Agency, as required under the Sale and Servicing Agreement, the Servicer generally may retain all payments on or in respect of the Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period without segregation in its own accounts until deposited in the Collection Account on or prior to the related Payment Date.  However, if the conditions stated in the immediately preceding sentence are not met, the Servicer will deposit all such payments and proceeds into the Collection Account not later than two Business Days after receipt and identification thereof.  Pending deposit into the Collection Account, the Servicer may invest collections at its own risk and for its own benefit.  Such amounts will not be segregated from its own funds.  The Servicer, at its own risk and for its own benefit, may instruct the Indenture Trustee in writing to invest amounts held in the Collection Account in Eligible Investments from the time deposited until the related Payment Date.  The Depositor, at its own risk and for its own benefit, may instruct the Indenture Trustee to invest amounts held in the Reserve Account, if any, in Eligible Investments from each Payment Date (or the Closing Date) to the next Payment Date.  The Sponsor or the Servicer, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments, respectively, of any Receivables to be purchased from the Issuing Entity into the Collection Account on or before the related Payment Date.  Prior to an Event of Default or a Servicer Default, all decisions regarding deposits and withdrawals from the Collection Account will be made by the Servicer in accordance with the terms of the Transfer and Servicing Agreements and will not be independently verified.
The Servicer will not be required to, and is not expected to, make advances of interest or principal payments on the Receivables.
Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied to the related Scheduled Payment.  Any collections on or in respect of a Receivable remaining after such applications will be considered an “Excess Payment.”  Excess Payments will be applied as a prepayment.  On the records and computer systems maintained by the Servicer, Excess Payments that do not constitute a prepayment in full typically result in future payments not being due on such Receivable in the amount of such Excess Payments.

Eligible Investments
Funds in the Collection Account and the Reserve Account (collectively, the “Trust Accounts”) will be invested, at the direction of the Servicer, in Eligible Investments.
“Eligible Investments” means, at any time, any one or more of the following obligations and securities, which are subject to other requirements as specified in the Sale and Servicing Agreement: (a) obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States; (b) general obligations of or obligations guaranteed by Federal National Mortgage Association, or any State of the United States, the District of Columbia or the Commonwealth of Puerto Rico which obligations are rated in the highest available credit rating for such obligations of each Rating Agency; (c) certificates of deposit issued by any depository institution or trust company (including the Indenture Trustee) incorporated under the laws of the United States or of any State thereof, the District of Columbia or the Commonwealth of Puerto Rico and subject to supervision and examination by banking authorities of one or more of such jurisdictions, provided that the short-term unsecured debt obligations of such depository institution or trust company are then rated the highest available rating of each Rating Agency for such obligations; (d) certificates of deposit, commercial paper, demand or time deposits of, bankers’ acceptances issued by, or federal funds sold by, any depository institution or trust company (including the Indenture Trustee or any affiliate of the Indenture Trustee) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities and the deposits of which are fully insured by the Federal Deposit Insurance Corporation (the “FDIC”), so long as at the time of such investment or contractual commitment providing for such investment, either such depository institution or trust company is an Eligible Institution (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency) or in respect of which the Rating Agency Condition has been satisfied; (e) certificates of deposit issued by any bank, trust company, savings bank or other savings institution that is an Eligible Institution and is fully insured by the FDIC (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency); (f) repurchase obligations held by the Indenture Trustee that are acceptable to the Indenture Trustee with respect to any security described in clauses (a), (b) or (g) hereof or any other security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (d) above (including the Indenture Trustee), subject to the limitations described in the Sale and Servicing Agreement; (g) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State (including commercial paper of the Sponsor or its affiliates) so long as, at the time of such investment or contractual commitment providing for such investment, (i) the long-term, unsecured debt, or if such securities are commercial paper, the short-term unsecured debt, of such corporation has the highest available rating from each Rating Agency or (ii) the Rating Agency Condition has been satisfied in respect of such investment; (h) money market funds, mutual funds or other pooled investment vehicles, including any such fund for which the Indenture Trustee or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, subject to the requirements described in the Sale and Servicing Agreement; (i) investments in Eligible Investments maintained in “sweep accounts,” short-term asset management accounts and the like utilized for the investment, on an overnight basis, of residual balances in investment accounts maintained at the Indenture Trustee or any other depository institution or trust company (including the Indenture Trustee) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities and the deposits of which are fully insured by the FDIC, so long as, at the time of such investment or contractual commitment providing for such investment, either such depository institution or trust company is an Eligible Institution (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency) or in respect of which the Rating Agency Condition has been satisfied; and (j) such other investments in respect of which the Rating Agency Condition has been satisfied; provided that each of the foregoing investments will mature or be liquidated (i) on the Payment Date next succeeding such investment or (ii) if the short-term unsecured debt obligations of the Indenture Trustee has the highest available rating from each Rating Agency on the date such investment is made, on the Business Day immediately preceding the Payment Date next succeeding such investment.  Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date.  However, to the extent permitted by the Rating Agencies, funds in any Trust Account may be invested in securities that will not mature prior to the date of the next payment with respect to such Notes and will not be sold to meet any shortfalls.  Thus, the amount of cash in the accounts of the Issuing Entity at any time may be less than the balance of the amount specified for their respective purposes.  If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the aggregate amount of cash in the available credit enhancement methods, a temporary shortfall in the amounts paid to the related Noteholders could result, which could, in turn, increase the weighted average lives of the Notes.  Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), will be released to the Servicer on each Payment Date as additional servicing compensation, or to the Depositor (in the case of Investment Earnings in the Reserve Account).
The Trust Accounts will be maintained as either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating acceptable to the Rating Agencies (an “Eligible Deposit Account”).  “Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies, (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (C) such other rating that is acceptable to each Rating Agency and (ii) whose deposits are insured by the FDIC.  In the event that the Collection Account maintained with the Indenture Trustee is no longer an Eligible Deposit Account, then the Servicer will, with the Indenture Trustee’s assistance as necessary, use reasonable efforts to cause the Collection Account to be moved to an Eligible Institution within 60 days.
Payments
Beginning on the Payment Date in October 2021, payments on each class of Notes will be made by the Indenture Trustee to the Noteholders and payments on the Certificates will be made by the Owner Trustee to the Certificateholders.
Net Deposits
As an administrative convenience, unless the Servicer is required to remit collections daily as described under “—Collections” above, the Servicer will be permitted to make the deposit of collections and amounts deposited in respect of purchases of Receivables by the Depositor or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to such Collection Period.  The Servicer, however, will account to the Indenture Trustee and the Owner Trustee as if all of the foregoing deposits, payments, distributions and transfers were made individually.
Optional Purchase of Receivables and Redemption of Notes
In order to avoid excessive administrative expenses, the Notes will be redeemed in whole, but not in part, on any Payment Date on which the Servicer exercises its clean-up call option to purchase the Receivables.  The Servicer, or any successor to the Servicer, may purchase the Receivables on any Payment Date on or after the Payment Date when the Pool Balance is equal to or less than 5% of the Pool Balance as of the Cutoff Date, as described under “––Termination” below.  The “Redemption Price” for the outstanding Notes will be equal to at least the sum of the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest thereon.  Upon receipt of written notice thereof, the Owner Trustee or the Indenture Trustee will give written notice of termination to each Securityholder.
Removal of Servicer
If a Servicer Default occurs, either the Indenture Trustee or the holders of Notes evidencing not less than a majority of the aggregate principal amount of the Notes of the Controlling Class then outstanding (excluding for such purposes the aggregate outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), voting together as a single class, may terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement, or waive any Servicer Default, without the consent of the Certificateholder.
Each of the following is a “Servicer Default” as specified in the Sale and Servicing Agreement:
(a)	any failure by the Servicer to deliver to the Indenture Trustee for deposit in the Collection Account or Reserve Account any required payment or to direct the Indenture Trustee to make any required payment or distribution therefrom, which failure continues unremedied for a period of five Business Days after discovery of the failure by an officer of the Servicer or written notice of such failure is received (i) by the Servicer from the Owner Trustee or the Indenture Trustee or (ii) by the Servicer and the Owner Trustee or the Indenture Trustee, as applicable, from the holders of Notes evidencing not less than a majority of the aggregate principal amount of the Notes of the Controlling Class then outstanding (excluding for such purposes the aggregate outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), acting together as a single class;

(b)
failure by the Servicer to duly observe or to perform in any material respect any other covenants or agreements of the Servicer described in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of the Certificateholder or Noteholders and continues unremedied for a period of 90 days after the date on which written notice of such failure is received (i) by the Servicer from the Owner Trustee or the Indenture Trustee or (ii) by the Servicer and the Owner Trustee and Indenture Trustee, from the holders of Notes evidencing not less than a majority of the aggregate principal amount of the Notes of the Controlling Class then outstanding (excluding for such purposes the aggregate outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), acting together as a single class; or

(c)	the occurrence of an Insolvency Event with respect to the Servicer;
provided, however, that a delay or failure of performance referred to under clauses (a) or (b) above for an additional period of 60 days will not constitute a Servicer Default if such delay or failure was caused by force majeure or other similar occurrence.
“Insolvency Event” means, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Servicer or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Servicer or for any substantial part of its property, or ordering the winding-up or liquidation of the Servicer’s affairs, and such decree or order remains unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by the Servicer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Servicer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Servicer or for any substantial part of its property, or the making by the Servicer of any general assignment for the benefit of creditors, or the failure by the Servicer generally to pay its debts as such debts become due, or the taking of action by the Servicer in furtherance of any of the foregoing.
Upon receipt of written notice of the occurrence of a Servicer Default, the Administrator will give prompt written notice thereof to the Rating Agencies.
For additional information regarding the removal of the Servicer, you should refer to “––Rights upon Servicer Default” below.
Statements to Trustees and Issuing Entity
On each Determination Date, the Servicer will provide to the Indenture Trustee and the Owner Trustee a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders described under “Description of the Notes—Reports to Securityholders” in this prospectus.
Evidence as to Compliance
The Sale and Servicing Agreement will provide that a firm of nationally recognized independent accountants will furnish to the Issuing Entity, Administrator, Indenture Trustee and Owner Trustee annually a statement as to compliance in all material respects by the Servicer with certain standards relating to the servicing of the applicable Receivables during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date, which will be a shorter period).

The Sale and Servicing Agreement will also provide for delivery to the Issuing Entity, Indenture Trustee and Owner Trustee, substantially simultaneously with the delivery of such accountants’ statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) in all material respects or, if there has been a material default in the fulfillment of any such obligation, describing each such default.  The Servicer has agreed to give the Indenture Trustee and the Owner Trustee notice of certain Servicer Defaults under the Sale and Servicing Agreement.
The Sale and Servicing Agreement will require the Servicer to furnish to the Issuing Entity and the Indenture Trustee any report or information required to facilitate compliance by the Issuing Entity with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as that regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the related adopting releases or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
Copies of such statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee.
Certain Matters Regarding the Servicer; Servicer Liability
The Sale and Servicing Agreement will provide that TMCC may not resign from its obligations and duties as Servicer under the Sale and Servicing Agreement, except upon determination that TMCC’s performance of such duties is no longer permissible under applicable law, except as provided in the immediately following paragraph.  No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed TMCC’s servicing obligations and duties under the Sale and Servicing Agreement.
Under the circumstances specified in the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer will be the successor of the Servicer under the Sale and Servicing Agreement.
The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the Issuing Entity or the Securityholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer’s duties under the Sale and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Sale and Servicing Agreement.  In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.
Upon a termination of the Servicer, the Indenture Trustee will select and appoint a successor servicer to perform the outgoing Servicer’s duties and undertake its responsibilities and liabilities.  The appointed successor servicer must be an established financial institution with a net worth of at least $25,000,000 and whose regular business includes the servicing of contracts.  The successor servicer will hold all the rights of the outgoing Servicer under the Transfer and Servicing Agreements and will be entitled to receive the Total Servicing Fee.  No successor servicer appointed in accordance with the Transfer and Servicing Agreements may resign from its duties unless the law prohibits it from continuing to perform such duties.
Upon the termination or resignation of the Servicer, the outgoing Servicer will transfer all cash amounts that are to be held by the successor servicer to the successor servicer and will provide the successor servicer with all information regarding the Receivable files that is required for the proper servicing of the Receivables. All reasonable and documented costs, expenses and fees incurred in connection with the transfer of Receivable files to the successor servicer under the provisions described in this paragraph will be paid by the outgoing Servicer.  Any such costs, expenses and fees not paid by the outgoing Servicer within 90 days will be paid solely from the application of Available Collections in accordance with the priority of payments described under “Payments to Noteholders—Priority of Payments” in this prospectus.  The Owner Trustee and the Indenture Trustee will provide prompt written notice of any resignation or termination of the Servicer to the Certificateholders and Noteholders, respectively, upon either occurrence.
Rights upon Servicer Default
As long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, either the Indenture Trustee or holders of Notes evidencing not less than a majority of the aggregate principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class (excluding for such purposes the aggregate outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement (except for obligations that expressly survive termination), whereupon the Indenture Trustee or a successor servicer appointed by the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that the Indenture Trustee, as successor Servicer, will have no obligations with respect to the payment or reimbursement of fees, expenses or other amounts (including indemnities other than those resulting from the actions of the Indenture Trustee as successor Servicer) of the Owner Trustee, the Indenture Trustee or the Asset Representations Reviewer, the fees and expenses of the Owner Trustee’s attorneys, the Indenture Trustee’s attorneys, or the Asset Representations Reviewer’s attorneys, the fees and expenses of any custodian and the fees and expenses of independent accountants or expenses incurred in connection with distributions and reports to the Noteholders.  If the Servicer becomes a debtor in bankruptcy or, if not eligible to be a debtor in bankruptcy, becomes the subject of insolvency proceedings, and no Servicer Default other than such commencement of a bankruptcy or insolvency proceeding has occurred, the Indenture Trustee or such Noteholders may be unable to effect a transfer of servicing.  In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of Receivables.  The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the Sale and Servicing Agreement.  In no event will the Indenture Trustee be liable for any servicing fee or for any differential between the amount of the servicing fee paid to TMCC, as Servicer, and the amount necessary to induce any successor Servicer to act as successor Servicer. Notwithstanding any termination of the Servicer, the Servicer will be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination.
Waiver of Past Defaults
The holders of Notes evidencing not less than a majority of the aggregate principal amount of the Notes of the Controlling Class then outstanding (excluding for such purposes the aggregate outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), acting together as a single class, may, on behalf of all such Noteholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts in accordance with the Sale and Servicing Agreement.  Upon any such waiver of a past default, such Servicer Default will cease to exist and will be deemed to have been remedied.  No such waiver will impair such Noteholders’ rights with respect to subsequent defaults.
Amendment
Each of the Transfer and Servicing Agreements may be amended by the parties thereto (including, in the case of the Sale and Servicing Agreement, with the consent of the Owner Trustee in the event that it would be affected by such amendment), without the consent of the Securityholders, to cure any ambiguity, to correct or supplement any provisions in the Transfer and Servicing Agreements or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders; provided, that either (i) an officer’s certificate has been delivered by the Servicer to the Indenture Trustee certifying that such officer reasonably believes that such amendment will not materially and adversely affect the interest of any Noteholder or (ii) the Rating Agency Condition has been satisfied with respect to such amendment.  Each Transfer and Servicing Agreement may also be amended by the parties thereto, without the consent of the Securityholders, for the purpose of conforming the provisions in such agreement to the descriptions thereof contained in this prospectus.

Each Transfer and Servicing Agreement may also be amended by the parties thereto (including, in the case of the Sale and Servicing Agreement, with the consent of the Owner Trustee in the event that it would be affected by such amendment) without the consent of any Securityholder for the purpose of changing the formula or percentage for determining the Specified Reserve Account Balance, the manner in which the Reserve Account is funded, changing the remittance schedule for deposit of collections in accounts or changing the definition of Eligible Investments if the Rating Agency Condition has been satisfied with respect to such amendment.
The Transfer and Servicing Agreements may also be amended by the parties thereto (including, in the case of the Sale and Servicing Agreement, with the consent of the Owner Trustee in the event that it would be affected by such amendment) with the consent of the Indenture Trustee and with prior notice to the Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of any such agreement or of modifying in any manner the rights of the Securityholders under such agreement; provided, that if the interests of the Noteholders are materially and adversely affected, the holders of Notes evidencing not less than a majority of the aggregate principal amount of the Notes of the Controlling Class then outstanding (excluding for such purposes the aggregate outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), acting together as a single class, have consented to such amendment.
However, no amendment to a Transfer and Servicing Agreement may (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders without the consent of all Securityholders adversely affected thereby, or (y) reduce the percentage of the Notes or the Certificate which are required to consent to any such amendment without the consent of the Securityholders adversely affected thereby; provided, that any amendment referred to in clause (x) or (y) above will be deemed to not adversely affect any Class A Noteholder if the Rating Agency Condition has been satisfied with respect to such amendment.  No amendment referred to in clause (x) in the immediately preceding sentence will be permitted unless an officer’s certificate has been delivered by the Servicer to the Indenture Trustee certifying that such officer reasonably believes that such proposed amendment will not materially and adversely affect the interest of any such Noteholder whose consent was not obtained.
For additional information regarding the modification of the Indenture, see “Description of the Notes—Indenture” in this prospectus.
Non-Petition
The Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the Issuing Entity without the unanimous prior approval of all Certificateholders (including the Depositor) of the Issuing Entity and the delivery to the Owner Trustee by each such Certificateholder (including the Depositor) of a certificate certifying that such Certificateholder reasonably believes that the Issuing Entity is insolvent.
In addition, each Transfer and Servicing Agreement will contain a non-petition clause, whereunder all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) against either the Issuing Entity or the Depositor at any time in connection with any obligations relating to the Notes or any of the Transfer and Servicing Agreements.
Payment of Notes
Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders, under the Sale and Servicing Agreement, except as otherwise provided in the Sale and Servicing Agreement.
Depositor Liability
Under the Sale and Servicing Agreement, the Depositor will agree to be liable directly to an injured party solely to the extent described in the Sale and Servicing Agreement.

Termination
With respect to the Issuing Entity, the obligations of the Servicer, the Depositor, the Owner Trustee and the Indenture Trustee, as the case may be, pursuant to the Transfer and Servicing Agreements, will terminate upon the earlier of (i) the maturity or other liquidation of the last Receivable and the disposition of any funds on deposit in the Issuing Entity’s accounts and any amounts received upon liquidation of any property remaining in the Issuing Entity and (ii) the payment to Noteholders, if any, and Certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.
The Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of that holder’s Note at any office or agency of the Indenture Trustee specified in the notice of termination.  Any funds remaining in the Issuing Entity, after the Indenture Trustee has taken measures to locate Noteholders as described in the Sale and Servicing Agreement or Indenture and those measures have failed, will be distributed, subject to applicable law, as provided in the Indenture or the Trust Agreement, as applicable.
Upon termination of the Issuing Entity, the Owner Trustee (acting at the direction of the Certificateholders) will, or will direct the Indenture Trustee to, promptly sell the assets of the Issuing Entity (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms.  The proceeds from any such sale, disposition or liquidation of the Trust Estate of the Issuing Entity will be treated as collections on the Receivables and deposited in the Collection Account.  With respect to the Issuing Entity, if the proceeds from the liquidation of the Trust Estate and any amounts on deposit in the accounts of the Issuing Entity and the Collection Account are not sufficient to pay the Notes in full, the amount of principal returned to Noteholders will be reduced and some or all of such Noteholders will incur a loss.
Any outstanding Notes will be redeemed concurrently with any of the events specified above and the subsequent payment to the Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement will effect early retirement of the Certificate.
Administration Agreement
Pursuant to the Administration Agreement, the Administrator will agree, to the extent provided in such Administration Agreement, to perform all of its duties as Administrator and certain administrative obligations of the Issuing Entity.  As compensation for the performance of such obligations, the Administrator will be entitled to a monthly administration fee, which will be paid to it by the Servicer from the Total Servicing Fee.
The Administrator may not resign or be removed until (i) a successor administrator is appointed by the Issuing Entity, (ii) such successor administrator has agreed in writing to be bound by the terms of the Administration Agreement in the same manner as the Administrator and (iii) the Rating Agency Condition has been satisfied in respect of such action.
Under the circumstances specified in the Administration Agreement, any entity into which the Administrator may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Administrator is a party, or any entity succeeding to all or substantially all of the business of the Administrator will be the successor of the Administrator under such Administration Agreement.
The Administration Agreement may be amended by a written amendment signed by the Issuing Entity, the Administrator, the Owner Trustee and the Indenture Trustee, but without the consent of the Noteholders or the Certificateholders, for the purpose of adding any provisions to or modifying or changing in any manner or eliminating any of the provisions of the Administration Agreement; provided, however, that an officer’s certificate is delivered by the Servicer to the Indenture Trustee in connection with such amendment certifying that either (i) such officer reasonably believes such amendment will not, adversely affect in any material respect the interests of any Noteholder or (ii) the Rating Agency Condition has been satisfied with respect to such amendment.  The Administration Agreement may also be amended by the parties thereto, without the consent of the Securityholders, for the purpose of conforming the provisions in the Administration Agreement to the descriptions thereof contained in this prospectus.

Investor Communications
A Noteholder or a Note Owner may send a written request to the Administrator stating that the Noteholder or Note Owner is interested in communicating with other Noteholders and Note Owners about the possible exercise of rights under the transaction documents. The Administrator has agreed in the Administration Agreement to include in the Form 10-D for any Collection Period any written request received by the Administrator during that Collection Period from a Noteholder or Verified Note Owner to communicate with other Noteholders and Note Owners regarding exercising their rights under the transaction documents.
Upon receipt of such a request, the Administrator will include in the Form 10-D for the relevant Collection Period the following information:
•	the name of the requesting Noteholder or Verified Note Owner,
•	the date the request was received,
•
a statement that the Administrator has received the request from that Noteholder or Verified Note Owner that it is interested in communicating with other Noteholders and Note Owners about the possible exercise of rights under the transaction documents, and

•	a description of the method by which the other Noteholders and Note Owners may contact the requesting Noteholder or Verified Note Owner.
The Administrator is not required to include any additional information in the Form 10-D, and is required to disclose a Noteholder’s or a Verified Note Owner’s request only where the communication relates to the exercise by a Noteholder or a Verified Note Owner of its rights under the transaction documents.  The expenses of administering the foregoing investor communication provisions will be the responsibility of the Administrator.
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES
General
The transfer of the Receivables to the Issuing Entity and the pledge of the Receivables to the Indenture Trustee, the perfection of the interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states.  The Servicer and the Depositor will take the actions described below to perfect the rights of the Indenture Trustee in the Receivables.  If another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Issuing Entity’s interest, and takes possession or, in the case of electronic Receivables, control of the Receivables, that purchaser would acquire an interest in the Receivables superior to the interest of the Issuing Entity and the Indenture Trustee.
Security Interests
General. In states in which retail installment sales contracts such as the Receivables evidence the credit sale of cars, crossover utility vehicles, light-duty trucks and sport utility vehicles by dealers to Obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC in effect in the applicable state(s).  Perfection of security interests in financed cars, crossover utility vehicles, light-duty trucks and sport utility vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located.  In most states, a security interest in a car, crossover utility vehicle, light-duty truck or sport utility vehicle is perfected by obtaining possession of the certificate of title to the Financed Vehicle or by a notation of the secured party’s lien on the vehicle’s certificate of title, as applicable.
All retail installment sales contracts acquired by TMCC from Dealers name TMCC as obligee or assignee and as the secured party.  TMCC’s possession of tangible contracts and its control of electronic contracts perfects its interest in the contracts against the Dealers and their creditors and also provides TMCC priority over any prior secured creditor, such as an inventory financer, that has a security interest in the contracts.  TMCC also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in that Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title or with the department of motor vehicles of such state and, where applicable, obtaining possession of that certificate of title.  Because TMCC continues to service the contracts as Servicer under the Sale and Servicing Agreement, the Obligors on the contracts will not be notified of the sale from TMCC to the Depositor or the sale from the Depositor to the Issuing Entity.
Perfection.  Pursuant to the Receivables Purchase Agreement, TMCC will sell and assign its interest in the Receivables, including its security interest in the Financed Vehicles to the Depositor and, pursuant to the Sale and Servicing Agreement, the Depositor will sell and assign its interest in the Receivables, including its security interest in the Financed Vehicles to the Issuing Entity.  The Issuing Entity will pledge its interest in the Receivables, including its security interest in the Financed Receivables to the Indenture Trustee.  UCC financing statements with respect to the transfer to the Depositor of TMCC’s interest in the Receivables, including its security interest in the Financed Vehicles, the transfer to the Issuing Entity of the Depositor’s interest in the Receivables, including its security interest in the Financed Vehicles and the transfer to the Indenture Trustee of the Issuing Entity’s interest in the Receivables, including its security interest in the Financed Vehicles will be filed with the appropriate governmental authorities.  However, because of the administrative burden and expense, none of TMCC, the Depositor, the Issuing Entity or the Indenture Trustee will amend any certificate of title to identify the Issuing Entity or the Indenture Trustee as the new secured party on such certificate of title relating to a Financed Vehicle.  The Servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Depositor and the Issuing Entity pursuant to the Sale and Servicing Agreement.
The requirements for the creation, perfection, transfer and release of liens in Financed Vehicles generally are governed by state law and thus vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the Issuing Entity or the release of the lien on the vehicle or other adverse consequences.
In most states, an assignment of contracts and interests in motor vehicles such as that under the Receivables Purchase Agreement or the Sale and Servicing Agreement is an effective conveyance of a security interest and the assignee succeeds thereby to the assignor’s rights as secured party.  In those states, the Issuing Entity will have a perfected security interest in the vehicles even though the Issuing Entity’s or the Indenture Trustee’s security interest will not be noted on a vehicle’s certificate of title, as discussed above.  In those states, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of TMCC’s lien on the certificates of title will be sufficient to protect the Issuing Entity against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle.  However, the security interest of the Issuing Entity and the Indenture Trustee in the vehicle could be defeated through fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies because neither the Issuing Entity nor the Indenture Trustee will be listed as lienholder on the certificates of title.  For example, the State of New York passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied without any signature or formal release by the prior lienholder. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a Financed Vehicle could be released without prior payment in full of the Receivable.  In the other states, the amendment of any lien noted on a vehicle’s certificate of title is required to effectively convey the related security interest.  In the Receivables Purchase Agreement, TMCC will represent and warrant, and in the Sale and Servicing Agreement, the Depositor will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle.  If there are any Financed Vehicles as to which TMCC failed to obtain and assign to the Depositor a perfected security interest, the security interest of the Depositor in the Financed Vehicles would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles.  To the extent that such failure has a material and adverse effect on the Issuing Entity’s interest in the related Receivables, it would constitute a breach of the warranties of TMCC under the Receivables Purchase Agreement or the Depositor under the Sale and Servicing Agreement, as applicable.  Accordingly, pursuant to the Sale and Servicing Agreement, the Depositor would be required to repurchase the related Warranty Receivable from the Issuing Entity and, pursuant to the Receivables Purchase Agreement, TMCC would be required to purchase that Warranty Receivable from the Depositor, in each case unless the breach was cured by the last day of the second Collection Period following the Collection Period in which the Depositor discovers or receives notice of such breach.  Pursuant to the Sale and Servicing Agreement, the Depositor will assign its rights to the Issuing Entity or cause TMCC to purchase the Warranty Receivable under the Receivables Purchase Agreement.  For additional information, you should refer to “Repurchases of Receivables” and “Risk Factors—Risks Primarily Related to the Bankruptcy and Insolvency of Transaction Parties and Perfection

of Security Interests—The issuing entity’s interests in financed vehicles may be unenforceable or defeated” in this prospectus.
Continuity of Perfection in Financed Vehicles.  Under the laws of most states, the perfected security interest in a vehicle would continue for up to four months after the vehicle is moved to and re-registered by its owner in a state that is different from the one in which it is initially registered.  A majority of states generally require surrender of a certificate of title to re-register a vehicle.  In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re‑registration through the Obligor’s request under the related installment sales contract that the secured party surrenders possession of the certificate of title.  In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re‑registration if the security interest is noted on the certificate of title.  Thus, in either case, there are procedural safeguards in place to provide the secured party with notice of re-registration and an opportunity to re‑perfect its security interest in the vehicle in the state of relocation.  However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor procures a new certificate of title that does not list the secured party’s lien.  Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re‑registration could defeat perfection.  In the ordinary course of servicing the Receivables, TMCC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation.  Similarly, when an Obligor sells a Financed Vehicle, TMCC must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien.  Under the Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer’s expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the Issuing Entity’s interest in the Receivable.
Priority of Liens in Financed Vehicles Arising by Operation of Law.  Under the laws of most states (including California), liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle.  The Code also grants priority to specified federal tax liens over the lien of a secured party.  The laws of some states and federal law permit the confiscation of vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle.  For additional information, you should refer to “—Forfeiture for Drug, RICO and Money Laundering Violations” in this prospectus.  TMCC will represent and warrant to the Depositor in the Receivables Purchase Agreement, and the Depositor will represent and warrant to the Issuing Entity in the Sale and Servicing Agreement, that, as of the Closing Date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and any other liens that arise by operation of law) upon and security interests in such Financed Vehicle.  However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable.  No notice will be given to the Owner Trustee, the Indenture Trustee, any Noteholders or the Certificateholders if a lien arises or confiscation occurs which would not give rise to the Depositor’s repurchase obligation under the Sale and Servicing Agreement or TMCC’s repurchase obligation under the Receivables Purchase Agreement.
Repossession of Financed Vehicles
In the event of default by an Obligor, the holder of the related retail installment sales contract has all the remedies of a secured party under the UCC as in effect in the applicable state, except where specifically limited by other state laws.  Among the UCC remedies, the secured party has the right to repossess by means of self‑help, unless it would constitute a breach of the peace or is otherwise limited by applicable state law.  Unless a vehicle financed by TMCC is voluntarily surrendered, self-help repossession is the method employed by TMCC in most states and is accomplished simply by retaking possession of the Financed Vehicle.  In cases where an Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order.  In some jurisdictions, the secured party is required to notify that Obligor of the default and the secured party’s intent to repossess the collateral and to give that Obligor a time period within which to cure the default prior to repossession.  In some states, an Obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.

Notice of Sale of Financed Vehicles; Reinstatement and Redemption Rights
In the event of default by an Obligor under a retail installment sales contract, some jurisdictions require that the Obligor be notified of the default and be given a time period within which to cure the default prior to repossession.  Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.
The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral, such as a Financed Vehicle, may be held.  In most states, under certain circumstances after any such financed vehicle has been repossessed, the related Obligor may reinstate the related contract by paying the delinquent installments and other amounts due.  Additionally, in most states, an Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees.  In some states, an Obligor has the right to redeem the collateral prior to actual sale by payment of only delinquent installments or the unpaid balance.
Deficiency Judgments and Excess Proceeds
The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to satisfaction of the indebtedness.  In the event that net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment, which is a personal judgment against the Obligor, for the shortfall can be sought in those states that do not prohibit or limit such judgments.  In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.”  Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment.  However, because a defaulting Obligor can be expected to have very little capital or sources of income available following repossession, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.  In addition, the UCC permits the Obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC.  Also, prior to a sale, the UCC permits the Obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.
Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds.  In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or, if no such lienholder exists, the UCC requires the creditor to remit the surplus to the Obligor.
Certain Bankruptcy Considerations
In structuring the transactions contemplated in this prospectus, the Depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by TMCC under the U.S. Bankruptcy Code (the “Bankruptcy Code”) or similar applicable state laws (collectively, “Insolvency Laws”) will result in consolidation of the assets and liabilities of the Issuing Entity with those of TMCC or the Depositor.  These steps include the creation of both the Depositor as a wholly-owned, limited purpose subsidiary pursuant to a limited liability company agreement containing certain limitations (including requiring that the Depositor must at all times have at least one “Independent Manager” and restrictions on the nature of the Depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of its managers, including each Independent Manager) and the Issuing Entity as a wholly-owned, limited purpose subsidiary pursuant to the Trust Agreement containing certain limitations (including restrictions on the nature of the Issuing Entity’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law).  However, delays in payments on the Notes and possible reductions in the amount of those payments could occur if:
1.
a court were to conclude that the assets and liabilities of the Issuing Entity should be consolidated with those of TMCC or the Depositor in the event of the application of applicable Insolvency Laws to TMCC or the Depositor;

2.	a filing were made under any Insolvency Law by or against the Depositor or the Issuing Entity; and

3.	an attempt were made to litigate any of the foregoing issues.
On the Closing Date, counsel to the Depositor will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no case law directly on point), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles described in the opinion, in the event of a voluntary or involuntary bankruptcy proceeding in respect of the Depositor under Title 11 of the Bankruptcy Code, the property of the Issuing Entity would not properly be substantively consolidated with the property of the estate of the Depositor.  Among other things, that opinion will assume that each of the Depositor and the Issuing Entity will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debt of the other.  The Depositor and the Issuing Entity intend to follow these and other procedures related to maintaining their separate corporate identities.  However, there can be no assurance that a court would not conclude that the assets and liabilities of the Issuing Entity should be consolidated with those of the Depositor.
TMCC, the Depositor and the Issuing Entity will treat the transactions described in this prospectus as a sale of the Receivables from TMCC to the Depositor and from the Depositor to TMCC, in order to reduce the likelihood that the automatic stay provisions of the Bankruptcy Code would apply to the Receivables in the event that TMCC or the Depositor were to become a debtor in a bankruptcy proceeding.  TMCC and the Depositor will represent and warrant in the Receivables Purchase Agreement and the Sale and Servicing Agreement, respectively, that each sale of the Receivables to the Depositor and the Issuing Entity is a valid sale.  Notwithstanding the foregoing, if TMCC or the Depositor were to become a debtor in a bankruptcy proceeding, a court could take the position that the sale of Receivables to the Issuing Entity should instead be treated as a pledge of those Receivables to secure a borrowing by TMCC or the Depositor.  In addition, if the transfer of Receivables to the Issuing Entity is treated as a pledge instead of a sale, a tax or government lien on the property of TMCC or the Depositor arising before the transfer of a Receivable to the Issuing Entity may have priority over the Issuing Entity’s interest in that Receivable.  In addition, while TMCC is the Servicer, cash collections on the Receivables may be commingled with funds of TMCC and, in the event of a bankruptcy of TMCC, the Issuing Entity may not have a perfected ownership interest in those collections and the Indenture Trustee may not have a perfected security interest in those collections.
Dodd-Frank Act Orderly Liquidation Authority Provisions
General.  Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), among other things, gives the FDIC authority to act as receiver of certain bank holding companies, financial companies and their respective subsidiaries in specific situations as described in more detail below.  This authority is referred to as the FDIC’s Orderly Liquidation Authority provisions (“OLA”) of the Dodd-Frank Act.  The proceedings, standards, powers of the FDIC as receiver and many substantive provisions of the OLA differ from those of the Bankruptcy Code in several respects.  In addition, because the FDIC has yet to use OLA in any receivership, it is unclear what impact these provisions will have on any particular company, including TMCC, the Depositor, the Issuing Entity or any of their respective creditors.
Potential Applicability to TMCC, the Depositor and the Issuing Entity.  There is uncertainty about which companies will be subject to the OLA rather than the Bankruptcy Code.  For a company to become subject to the OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default, that the company’s failure and its resolution under the Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that no viable private sector alternative is available to prevent the default of the company and that an OLA proceeding would avoid or mitigate these adverse effects.  In addition, certain financial companies with $50 billion or more in assets, which could include TMCC, are potentially subject to assessments under the OLA.
TMCC’s senior unsecured debt is currently assigned an investment grade rating.  TMCC’s business is generally limited to providing retail financing, dealer financing and certain other financial products and services to vehicle and industrial equipment dealers and their customers and marketing, underwriting and administering voluntary protection product contracts related to covering certain risks of customers.  TMCC has many competitors in these businesses with substantial resources.  Notwithstanding the foregoing, there can be no assurance that circumstances will not change in the future or that, regardless of the nature and scope of TMCC’s business and competitive market, the Secretary of the Treasury would not determine that the failure of TMCC and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States.

Under certain circumstances, if TMCC were determined to be a “covered financial company,” the Issuing Entity or the Depositor could also be subject to the provisions of the OLA as a “covered subsidiary” of TMCC.  For a covered subsidiary to be considered a covered financial company for purposes of the OLA and therefore be subject to receivership under the OLA, (1) the FDIC would have to be appointed as receiver for TMCC under the OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the Issuing Entity or the Depositor, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of TMCC.  To reduce the likelihood that the Issuing Entity or the Depositor would be subject to the OLA, the Issuing Entity does not intend to issue non-investment grade debt and the Depositor will not issue any debt. Moreover, the Issuing Entity will own a relatively small amount of the Receivables originated and serviced by TMCC and the Issuing Entity and the Depositor will be structured as separate legal entities from TMCC and other issuing entities sponsored by TMCC.  Notwithstanding the foregoing, because of the novelty of the Dodd-Frank Act and the OLA provisions, the uncertainty of the Secretary of the Treasury’s determination and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the OLA provisions would not apply to TMCC, the Issuing Entity or the Depositor or, if they were to apply, that the timing and amounts of payments to the Noteholders would not be less favorable than under the Bankruptcy Code.
FDIC’s Repudiation Power Under the OLA.  If the FDIC were appointed receiver of TMCC or of a covered subsidiary, including the Issuing Entity or the Depositor, under the OLA, the FDIC would have various powers under the OLA, including the power to repudiate any contract to which TMCC or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of TMCC’s or such covered subsidiary’s affairs, as applicable.  In January 2011, in response to questions regarding whether the FDIC would apply its repudiation power under Section 210(c) of the Dodd-Frank Act to transfers of assets where the assets would not be treated as property of the estate under the Bankruptcy Code, the then-Acting General Counsel of the FDIC, later appointed as General Counsel (the “FDIC Counsel”), issued an advisory opinion letter (the “FDIC Counsel Opinion”) clarifying, among other things, its intended application of the FDIC’s repudiation power under the OLA. The FDIC Counsel Opinion states that the Dodd-Frank Act does not change the existing law governing the separate existence of separate entities under other applicable law and thus, in the FDIC Counsel’s opinion, the FDIC, as receiver for a covered financial company (which could include TMCC or its subsidiaries (including the Depositor or the Issuing Entity)), cannot repudiate a contract or lease of an entity unless (1) it has been appointed as receiver for that entity or (2) the separate existence of that entity may be disregarded under other applicable law.  In addition, the FDIC Counsel Opinion states the FDIC Counsel’s opinion that, until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company (which could include TMCC or its subsidiaries (including the Depositor or the Issuing Entity)), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of such covered financial company or claim receivership of any asset transferred by such covered financial company prior to the end of the applicable transition period of a regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of such covered financial company under the Bankruptcy Code.  Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that if further regulations affecting the statutory power to disaffirm or repudiate contracts are implemented the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any such regulations.  Subsequent to the advisory opinion, the FDIC has issued regulations implementing OLA; none of those regulations alters or contradicts the views of FDIC Counsel in the advisory opinion regarding the power of the FDIC to disaffirm or repudiate contracts.  The FDIC Counsel Opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future.  To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving TMCC or its subsidiaries (including the Depositor or the Issuing Entity) are contrary to the FDIC Counsel Opinion, payment or distributions of principal and interest on the Securities issued by the Issuing Entity could be delayed or reduced.
As discussed above, we will structure each transfer of Receivables under the Receivables Purchase Agreement and the Sale and Servicing Agreement with the intent that it would be characterized as a legal true sale under applicable state law and that the Receivables would not be included in the transferor’s bankruptcy estate under the Bankruptcy Code.  If the transfers are so characterized, based on the FDIC Counsel Opinion and applicable law, the FDIC would not be able to recover the transferred Receivables using its repudiation power.  However, if the FDIC were to successfully assert that a transfer of Receivables was not a legal true sale and should instead be characterized as a transfer of a security interest to secure loans, and if the FDIC repudiated those loans, the purchasers of the Receivables or the Noteholders, as applicable, would, in lieu of their interests in the Receivables themselves, have a claim for their “actual direct compensatory damages,” which claim would be no less than the amount lent plus interest accrued to the date the FDIC was appointed receiver.  In addition, to the extent that the value of the collateral securing the loan exceeds such amount, the purchaser or the Noteholders, as applicable, would also have a claim for any interest that accrued after such appointment at least through the date of repudiation or disaffirmance.  In addition, even if an initial determination by the FDIC that the transfers were not legal true sales or that the FDIC could use its repudiation power to recover the Receivables were reversed by a court, Noteholders could suffer delays in the payments on their Notes.
If the FDIC were appointed receiver of TMCC or of a covered subsidiary (including the Issuing Entity or the Depositor) under the OLA, the FDIC’s repudiation power would also extend to continuing obligations of TMCC or such covered subsidiary, as applicable, including such party’s obligations to repurchase Warranty Receivables as well as its obligation to service the Receivables.  If the FDIC were to exercise this repudiation power, Noteholders would not be able to compel TMCC or any applicable covered subsidiary to repurchase Warranty Receivables and instead would have a claim for damages in TMCC’s or that covered subsidiary’s receivership, as applicable, and thus would suffer delays and may suffer losses of payments on their Notes.  Noteholders would also be prevented from replacing the Servicer during a stay in connection with these proceedings.  In addition, if the FDIC were to repudiate TMCC’s obligations as Servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third-party, which could cause Noteholders to suffer delays or losses of payments on their Notes.  In addition, there are other statutory provisions under the OLA enforceable by the FDIC under which, if the FDIC takes action, payments or distributions of principal and interest on the Notes could be delayed or reduced.
In addition, under the OLA, none of the parties to the Receivables Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement or the Indenture could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect TMCC’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the FDIC is appointed as receiver.  Similar to an “automatic stay” in a bankruptcy proceeding, during the same period, the FDIC’s consent would also be required for any attempt to obtain possession of or exercise control over any property of TMCC or of a covered subsidiary.
If the Issuing Entity were to become subject to the OLA, the FDIC may repudiate the debt of the Issuing Entity.  In such an event, the Noteholders would have a secured claim in the receivership of the Issuing Entity for “actual direct compensatory damages” as described above, and payments on the Notes would be delayed and could be reduced.  In addition, for a period of 90 days after a receiver was appointed, Noteholders would be stayed from accelerating the debt or exercising any remedies under the Indenture.
FDIC’s Avoidance Power Under the OLA.  Under statutory provisions of the OLA similar to those of the Bankruptcy Code, the FDIC could avoid transfers of Receivables that are deemed “preferential.”  On July 15, 2011, the FDIC Board of Directors issued a final rule (the “Final Rule”), which, among other things, clarifies that the treatment of preferential transfers under the OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code.  The Final Rule became effective on August 15, 2011.  Based on the Final Rule, a transfer of the Receivables perfected by the filing of a UCC financing statement against TMCC, the Depositor and the Issuing Entity as provided in the Transfer and Servicing Agreements would not be avoidable by the FDIC as a preference under the OLA.  For additional information, you should refer to “—Certain Bankruptcy Considerations” above.
Consumer Finance Regulation
Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance.  These laws and regulations include the Truth in Lending Act and its implementing regulation, Regulation Z, the Equal Credit Opportunity Act and its implementing regulation, Regulation B, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Debt Collections Practices Act, the Magnuson Moss Warranty Act, the Gramm-Leach-Bliley Act, the SCRA and similar state laws protecting servicemembers, the National Consumer Credit Protection Act, the Texas Consumer Credit Code, the Dodd-Frank Act, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts and other similar laws.  Many states have adopted “lemon laws” that provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period.  Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law.  These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.  In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the Receivables.
Any licensing requirements of the Issuing Entity are governed by state and sometimes local law, and thus vary on a jurisdiction-by-jurisdiction basis.  For example, the City of New York passed legislation requiring a purchaser of delinquent loans to be licensed as a debt collector.  It is not clear what “delinquent” means under that law.  It is possible that, as a result of not being properly licensed under a state or local law, the Issuing Entity could be subject to liability or other adverse consequences.
With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers Guide” which explains the warranty coverage for such vehicles.  The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers.  Holders of the Receivables may have liability or claims and defenses under those statutes, the FTC Rule and similar state statutes.
The “Holder in Due Course” Rule of the Federal Trade Commission (the “HDC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses which the Obligor in the transaction could assert against the seller of the goods.  Liability under the HDC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the Receivable may also be unable to collect any balance remaining due under that contract from the Obligor.
Most of the Receivables will be subject to the requirements of the HDC Rule.  Accordingly, the Issuing Entity, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of an applicable Financed Vehicle may assert against the seller of such Financed Vehicle.  For each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable.  Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale.  Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading at the time of sale.  If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the related Obligor, the Obligor may be able to assert a defense against the seller of the vehicle.  If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would evidence a breach of the Depositor’s representations and warranties under the Sale and Servicing Agreement and a breach of TMCC’s warranties under the Receivables Purchase Agreement and would, if the breach materially and adversely affects the Receivable or the interest of the Noteholders, create an obligation of the Depositor and TMCC, respectively, to repurchase the Warranty Receivable unless the breach is cured by the last day of the second Collection Period following the Collection Period in which the Depositor discovers or receives notice of such breach.  For additional information, you should refer to “Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “Repurchases of Receivables” in this prospectus.
Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances.  These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.  Any such shortfall, to the extent not covered by amounts payable to the Noteholders from amounts on deposit in the Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the Noteholders.
The Consumer Financial Protection Bureau (the “CFPB”), has broad rulemaking, supervisory and enforcement authority over entities offering consumer financial services or products, including non-bank companies, such as TMCC (“Covered Entities”).  The CFPB’s supervisory authority has focused on fair lending compliance, debt collection, the treatment of customers during the COVID-19 Outbreak, credit reporting, and the marketing and sale of certain optional products, including voluntary protection products financed by TMCC or sold through TMIS.
The CFPB’s supervisory authority permits it to examine Covered Entities for compliance with consumer financial protection laws. These examinations could result in enforcement actions, regulatory fines and mandated changes to TMCC’s business, products, policies and procedures.

The CFPB’s enforcement authority permits it to conduct investigations (which may include a joint investigation with other agencies and regulators) of, and initiate enforcement actions related to, violations of federal consumer financial protection laws. The CFPB has the authority to obtain cease and desist orders (which can include orders for restitution or rescission of contracts, as well as other types of affirmative relief), or other forms of remediation, and/or impose monetary penalties.  The CFPB and the Federal Trade Commission, or the “FTC,” may investigate the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities.  As a result of such investigations, both the CFPB and the FTC have announced various enforcement actions against lenders in the past few years involving significant penalties, consent orders, cease and desist orders and similar remedies that, if applicable to TMCC or the products, services and operations TMCC offers, may require TMCC to cease or alter certain business practices, which could have a material adverse effect on TMCC’s results of operations, financial condition, and liquidity.
A majority of states (and Puerto Rico) have enacted legislation establishing licensing requirements to conduct financing activities. TMCC must renew these licenses periodically.  Most states also impose limits on the maximum rate of finance charges, while other state and federal legislatures are also discussing an all-in rate cap that would include finance charges plus charges on TMCC’s ancillary products such as voluntary protection products.  In certain states, the margin between the present statutory maximum interest rates and borrowing costs is sufficiently narrow that, in periods of rapidly increasing or high interest rates, there could be an adverse effect on TMCC’s operations in these states if TMCC were unable to pass on increased interest costs to its customers.  Some state laws impose rate and other restrictions on credit transactions with customers in active military status in addition to those imposed by the SCRA.
State laws also impose requirements and restrictions on TMCC with respect to, among other matters, required credit application and finance and disclosures, late fees and other charges, the right to repossess a vehicle for failure to pay or other defaults under the retail contract, other rights and remedies TMCC may exercise in the event of a default under the retail contract and other consumer protection matters.  Many states are also focusing on cybersecurity and data privacy as areas warranting consumer protection.  Some states have passed complex legislation dealing with consumer information, which impacts companies such as TMCC. In some jurisdictions, these laws and regulations provide a private right of action that would allow customers to bring suit directly against TMCC for mishandling their data for certain violations of these laws and regulations.
State regulators are taking a more stringent approach to supervising and regulating providers of financial products and services subject to their jurisdiction.  In addition, TMCC is subject to governmental and regulatory examinations, information gathering requests and investigations from time to time. TMCC expects to continue to face greater supervisory scrutiny and enhanced supervisory requirements for the foreseeable future. See “Risk Factors—Risks Primarily Related to Legal and Regulatory Matters—The regulatory environment in which TMCC operates could have an adverse effect on TMCC, the depositor and the issuing entity, which could result in losses or delays in payments on your notes.”
Other Federal Regulation
If the FDIC were appointed receiver of TMCC, the Depositor or the Issuing Entity under the Orderly Liquidation Authority provisions of the Dodd-Frank Act, the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt.  TMCC has structured the transfers of the Receivables to the Depositor and the Issuing Entity as a valid and perfected sale under applicable state law and under the U.S. Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a grant of security interest to secure debt of TMCC.  Any attempt by the FDIC to recharacterize the transfer of the Receivables as a grant of a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the Notes.  In addition, if the Issuing Entity were to become subject to the Orderly Liquidation Authority, the FDIC may repudiate the debt of the Issuing Entity and the Noteholders would have a secured claim in the receivership of the Issuing Entity.  Also, if the Issuing Entity were subject to Orderly Liquidation Authority, the Noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the Servicer without the FDIC’s consent for 90 days after the receiver is appointed.  As a result of any of these events, delays in payments on the Notes would occur and possible reductions in the amount of those payments could occur.
No assurances can be given that the liquidation framework for the resolution of “covered financial companies” would not apply to TMCC or its affiliates, including the Depositor and the Issuing Entity.

For additional discussion of how a failure to comply with consumer protection laws may impact the Issuing Entity, the Receivables or your investment in the Notes, see “Risk Factors—Risks Primarily Related to Legal and Regulatory Matters—Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment” in this prospectus.
TMCC periodically performs reviews of its lending and servicing policies and analyzes portfolio-wide data for potential disparities resulting from dealer compensation policies.  Depending upon the results of these reviews and analyses or any regulatory agency actions, TMCC may take corrective actions, including modifying the interest rate or making payments with respect to certain Receivables.  Certain corrective actions may result in TMCC, as Servicer, being required under the Sale and Servicing Agreement to repurchase the affected Receivables.  See “Transfer and Servicing Agreements—Servicing Procedures” in this prospectus for a discussion of purchase obligations of the Servicer.
TMCC and the Depositor will represent and warrant under the Receivables Purchase Agreement and the Sale and Servicing Agreement, as applicable, that each Receivable complies with all requirements of law in all material respects.  Accordingly, if an Obligor has a claim against the Issuing Entity for violation of any law and such claim materially and adversely affects the Issuing Entity’s interest in a Receivable, such violation would constitute a breach of the representations and warranties of TMCC under the Receivables Purchase Agreement and the Depositor under the Sale and Servicing Agreement and would create an obligation of TMCC and the Depositor to repurchase the affected Warranty Receivable unless the breach is cured by the last day of the second Collection Period following the Collection Period in which the Depositor discovers or receives notice of such breach.  For additional information, you should refer to “Repurchases of Receivables” in this prospectus.
Forfeiture for Drug, RICO and Money Laundering Violations
Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized and ordered forfeited to the United States of America.  The offenses that can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant thereto, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.
Other Limitations
In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment.  For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle and, as part of the repayment plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness.  A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.
Under the terms of the SCRA, an Obligor who enters the military service (including members of the Army, Navy, Air Force, Marines, National Guard, and officers of the National Oceanic and Atmospheric Administration and U.S. Public Health Service assigned to duty with the military, on active duty or absent from duty for lawful cause) after the origination of that Obligor’s Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor’s Receivable and is later called to active duty) may not be charged interest and fees above an annual rate of 6% during the period of that Obligor’s active duty status after a request for relief by the Obligor.  The SCRA provides for extension of payments during a period of service upon request of the Obligor.  Interest and fees at a rate in excess of 6% that would have been incurred but for the SCRA are forgiven.  The Servicer will modify any Receivable impacted by the SCRA and will be obligated to purchase any such modified Receivable by depositing an amount equal to the remaining outstanding Principal Balance of such Receivable into the Collection Account.  In addition, the SCRA and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the Servicer to repossess the released Financed Vehicle during the Obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter.  Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Issuing Entity’s rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.

Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts on deposit in the Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the Securityholders.  For additional information, you should refer to “Risk Factors—Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction—Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” in this prospectus.
LEGAL PROCEEDINGS
To the knowledge of the Sponsor and the Depositor, there are no legal proceedings pending, or governmental proceedings contemplated, against the Depositor or the Issuing Entity that would be material to holders of any Notes.
To the knowledge of the Sponsor and the Depositor, except for those proceedings described under “Risk Factors—Risks Primarily Related to Legal and Regulatory Matters—The regulatory environment in which TMCC operates could have an adverse effect on TMCC, the depositor and the issuing entity, which could result in losses or delays in payments on your notes” in this prospectus, there are no legal proceedings pending, or governmental proceedings contemplated, against the Sponsor or the Servicer that would be material to holders of any Notes.
For a description of any legal proceedings pending, or governmental proceedings contemplated, against the Trustees that would be material to holders of any Notes, you should refer to “The Trustees” in this prospectus.
ERISA CONSIDERATIONS
Subject to the following discussion, the Class A Notes sold to parties unaffiliated with the Issuing Entity may be acquired by pension, profit-sharing or other employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), individual retirement accounts, Keogh Plans and other plans covered by Section 4975 of the Code, and entities deemed to hold the plan assets of the foregoing (each, a “Plan”).  Section 406 of ERISA and Section 4975 of the Code prohibit a Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Plan. Title I of ERISA also requires that fiduciaries of a Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.
Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased the Class A Notes if assets of the Issuing Entity were deemed to be assets of a Plan.  Under a regulation issued by the United States Department of Labor as effectively modified by Section 3(42) of ERISA (the “Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the Issuing Entity and none of the exceptions to plan asset treatment contained in the Regulation were applicable.  An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Issuing Entity believes that those Class A Notes acquired by parties unaffiliated with the Issuing Entity should be treated as indebtedness without substantial equity features for purposes of the Regulation.  This determination is based in part upon (i) tax counsel’s opinion that Class A Notes held by parties unaffiliated with the Issuing Entity will be classified as debt for U.S. federal income tax purposes and (ii) the traditional debt features of such Class A Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, and subject to the considerations described below, such Class A Notes may be acquired by a Plan.
However, without regard to whether the Class A Notes are treated as indebtedness for purposes of the Regulation, the acquisition or holding of Class A Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the Owner Trustee, the Indenture Trustee, any Underwriter or certain of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In such case, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Class A Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 90‑1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by “in-house asset managers”; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”  In addition to the class exemptions listed above, there is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Plan and a person or entity that is a party in interest to such Plan solely by reason of providing services to a Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in such transaction), provided that there is adequate consideration for the transaction. Even if the conditions described in one or more of these exemptions are met, the scope of relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.  There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Class A Notes and prospective purchasers that are Plans should consult with their advisors regarding the applicability of any such exemption.
In addition, because the Underwriters, the Owner Trustee, the Indenture Trustee, the Depositor, the Servicer or their affiliates may receive certain benefits in connection with the sale or holding of Class A Notes, the purchase of Class A Notes using plan assets over which any of these parties or their affiliates has investment authority, or renders investment advice for a fee with respect to the assets of the Plan, or is the employer or other sponsor of the Plan, might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code.  Accordingly, Class A Notes may not be purchased using the assets of any Plan if the Underwriter, the Owner Trustee, the Indenture Trustee, the Depositor, the Servicer or their affiliates has investment authority, or renders investment advice for a fee with respect to the assets of the Plan, or is the employer or other sponsor of the Plan, unless an applicable prohibited transaction exemption is available to cover the purchase or holding of the Class A Notes or the transaction is not otherwise prohibited.
Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans are not subject to ERISA requirements; however, governmental, church or non-U.S. plans may be subject to comparable non-U.S., federal, state or local law restrictions.
By acquiring a Class A Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring such Class A Note with the assets of a Plan or any other plan subject to any law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (“Similar Law”), or (ii) the acquisition, holding and disposition of such Class A Notes does not and will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law.
The sale of Class A Notes to a Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Plans or other plans generally or by a particular Plan or other plan, or that this investment is appropriate for Plans or other plans generally or any particular Plan or other plan.
Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any Similar Law, the effect of the assets of the Issuing Entity being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the Class A Notes.  Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the Class A Notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion of the anticipated material U.S. federal income tax considerations applicable to the purchase, ownership and disposition of the Class A Notes (which as used in this discussion refers solely to Class A Notes that are not Retained Notes), to the extent it purports to describe provisions of U.S. federal income tax law or legal conclusions with respect thereto, represents the opinion of Morgan, Lewis & Bockius LLP, special tax counsel to the Issuing Entity (“Tax Counsel”), on the material matters associated with those considerations, subject to the qualifications described in this prospectus.  The following discussion is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  In addition, Tax Counsel has prepared or reviewed the statements under “Summary of Terms—Tax Status” in this prospectus as they relate to U.S. federal income tax matters and under “Material U.S. Federal Income Tax Considerations” in this prospectus and is of the opinion that such statements are correct in all material respects.  Such statements are intended as an explanatory discussion of the possible effects of the classification of the Issuing Entity for U.S. federal income tax purposes on investors generally and of related U.S. federal income tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax adviser.  Accordingly, each investor is advised to consult its own tax advisor with regard to the tax considerations applicable to it of investing in Class A Notes.
The discussion does not purport to deal with U.S. federal income tax considerations applicable to all categories of investors, some of which may be subject to special rules, and does not address which forms should be used to report information related to the Class A Notes to the IRS.  For example, it does not discuss the tax treatment of Securityholders that are insurance companies, financial institutions, regulated investment companies or dealers in securities.  Moreover, there are no cases or IRS rulings on similar transactions involving entities such as the Issuing Entity that issue both equity interests and debt interests issued with terms similar to those of the Notes.  As a result, the IRS may disagree with all or with one or more parts of the discussion below.  It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax considerations applicable to them of the purchase, ownership and disposition of the Class A Notes.
As used herein, the term “Note Owner” means any Noteholder or beneficial owner of the Class A Notes.  The term “U.S. Note Owner” means any Note Owner that is for U.S. federal income tax purposes a U.S. Person. A “Foreign Note Owner” means any Note Owner other than a U.S. Note Owner or entity treated as a partnership for U.S. federal income tax purposes. A “U.S. Person” means: (i) a citizen or resident of the United States, (ii) an entity treated as a corporation for U.S. federal income tax purposes created or organized under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust or (b) such trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting the requirements of clause (a).
Special rules, not addressed in this discussion, may apply to persons purchasing Class A Notes through entities or arrangements treated for U.S. federal income tax purposes as partnerships, and any partnership purchasing Class A Notes and persons purchasing Class A Notes through a partnership should consult their own tax advisors in that regard.
On the Closing Date, Tax Counsel will deliver its opinion that under current law, assuming the execution of, and compliance with, the Indenture, the Trust Agreement and the other Transfer and Servicing Agreements and subject to the discussion described below, the Issuing Entity will not be classified as an association or a publicly traded partnership, in either case taxable as a corporation for U.S. federal income tax purposes.  Further, Tax Counsel will issue an opinion to the Issuing Entity that as of their issuance date, the Class A Notes that are held by parties unaffiliated with the Issuing Entity will be classified as debt for U.S. federal income tax purposes.  Note Owners of Class A Notes that are offered by this prospectus will be deemed to agree, by their purchase of such Class A Notes, to treat the Class A Notes as debt for purposes of U.S. federal and state income tax, franchise tax and any other tax measured in whole or in part by income.
An opinion of Tax Counsel, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.
Tax Characterization of the Issuing Entity
On the Closing Date, Tax Counsel will deliver its opinion that the Issuing Entity will not be classified as an association or publicly traded partnership that in either case is taxable as a corporation for U.S. federal income tax purposes.  This opinion will be based on the assumption that the terms of the Indenture, the Trust Agreement and the other Transfer and Servicing Agreements will be complied with.
If the Issuing Entity were taxable as an association or as a publicly traded partnership that in either case was taxable as a corporation for U.S. federal income tax purposes, the Issuing Entity would be subject to U.S.

federal corporate income tax on its taxable income.  The Issuing Entity’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the Notes.  Any such U.S. federal corporate income tax could materially reduce cash available to make payments on the Notes.
The Depositor, the Sponsor, and the Servicer will agree to treat the Issuing Entity (i) if more than one beneficial owner owns the Certificate (and any Notes characterized as equity interests in the Issuing Entity), as a partnership for purposes of U.S. federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Issuing Entity, the partners of the partnership being the owners of the Certificate (and any Notes characterized as equity interests in the Issuing Entity), and the Notes (other than Notes characterized as equity interests in the Issuing Entity) being debt of the partnership, or (ii) if a single beneficial owner owns the Certificate (and any Notes characterized as equity interests in the Issuing Entity), as an entity disregarded as separate from the beneficial owner of the Certificates (and any Notes characterized as equity interests in the Issuing Entity) for purposes of U.S. federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the Issuing Entity and the Notes treated as assets and indebtedness, respectively, of the beneficial owner of the Certificates.  However, the proper characterization of the arrangement involving the Issuing Entity, the Notes, the Depositor, the Sponsor, and the Servicer is not clear because there is no legal authority on transactions closely comparable to the transaction described in this prospectus.
Partnership Audit Rules
If the Issuing Entity were treated as a partnership for U.S. federal income tax purposes, rules applicable to the audit of partnerships and entities treated as partnerships for U.S. federal income tax purposes would generally apply.  Under these rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members.  The parties responsible for the tax administration of the Issuing Entity will have the authority to utilize, and intend to utilize, any exceptions available under these provisions and any associated Treasury regulations (including any changes thereto or amendments thereof) so that the beneficial owner(s) of the Certificates, to the fullest extent possible, rather than the Issuing Entity itself, will be liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership.  It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections.
Tax Consequences to Note Owners
Retained Notes.  As noted above, the Retained Notes initially will be retained by the Depositor, and are not being registered or publicly offered hereby.  The characterization of the Retained Notes as equity or indebtedness for U.S. federal income tax purposes, and the potential consequences of that characterization, will be determined only when such Retained Notes are transferred to a party unaffiliated with the Issuing Entity. Therefore, as noted above, this discussion will apply only to the Class A Notes that are not Retained Notes.
Treatment of the Class A Notes as Indebtedness.  The Depositor and any Note Owners will agree by their purchase of Class A Notes, to treat the Class A Notes as debt for purposes of U.S. federal and state income tax, franchise tax and any other tax measured in whole or in part by income.  Tax Counsel will deliver its opinion that as of their issuance date, the Class A Notes held by parties unaffiliated with the Issuing Entity will be classified as debt for U.S. federal income tax purposes.  The discussion below assumes this characterization of the Class A Notes is correct.
Tax Consequences to U.S. Note Owners
Stated Interest and Original Issue Discount, Etc.  The discussion below assumes that all payments on the Class A Notes are denominated in U.S. Dollars, and that the Class A Notes are not entitled to interest payments with disproportionate, nominal or no principal payments.
Stated interest on a Class A Note will generally be includible in a U.S. Note Owner’s gross income as it accrues or is received in accordance with the U.S. Note Owner’s usual method of accounting for U.S. federal income tax purposes. If, however, any of the Class A Notes are issued with original issue discount (“OID”), the provisions of Sections 1271 through 1273 and 1275 of the Code and Treasury regulations relating to OID (such regulations the “OID Regulations”) will apply to such Notes.  Under these provisions and the OID Regulations, U.S. Note Owners (including cash basis U.S. Note Owners) must include any OID on the Class A Note in income under a constant yield method, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income.
A Class A Note will be treated as having been issued with OID to the extent that its “stated redemption price at maturity” exceeds its “issue price” by an amount that equals or exceeds a de minimis amount (0.25 percent of a Class A Note’s stated redemption price at maturity, multiplied by the number of years to maturity, based on the anticipated weighted average life of the Class A Note, determined by using a prepayment assumption (the “Note Prepayment Assumption”) and weighing each payment by reference to the number of complete years following issuance until payment is made for each partial principal payment).  In determining whether the Class A Notes were issued with OID, the Depositor expects to use a reasonable assumption regarding prepayments with respect to the Receivables (a “Prepayment Assumption”) to determine the weighted average maturity of the Class A Notes.  The Prepayment Assumption that will be used for purposes of computing OID, if any, for U.S. federal income tax purposes is 1.30% ABS.  For additional information, you should refer to “Prepayment and Yield Considerations” and “Weighted Average Lives of the Notes” in this prospectus.  No representation is made that any Class A Note will prepay in accordance with the Note Prepayment Assumption, nor that the Receivables will prepay in accordance with the Prepayment Assumption or in accordance with any other assumption.
The “issue price” of a Class A Note is the first price at which a substantial amount of the Class A Notes are sold to the public, excluding sales to bond houses, brokers, or organizations acting as underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a Class A Note is the total of all payments provided on the Class A Note other than payments of “qualified stated interest.” “Qualified stated interest” is generally interest that is unconditionally payable in cash or other property, at fixed intervals of one year or less during the entire term of the instrument based on a single fixed rate or qualifying variable rate – or certain combinations of fixed and qualifying variable rate.  “Unconditionally payable” means that reasonable legal remedies exist to compel timely payment or that the terms of the instrument make the possibility of late payment or non-payment sufficiently remote.
While it is anticipated that the interest formula for the Class A Notes will meet the requirements for “qualified stated interest” and that any OID on the Class A Notes will not exceed the de minimis amount, it is possible that the Class A Notes will be issued with more than a de minimis amount of OID.  U.S. Note Owners must generally report de minimis OID pro rata as principal payments are received on the Class A Note.
In the case of a debt instrument (such as a Class A Note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under Section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption (generally, the assumption used to price the debt offering), and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption.  To date, no Treasury regulations have been promulgated under Section 1272(a)(6) of the Code and it is unclear whether the provisions would be applicable to the Class A Notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules.  If this provision applies to the Class A Notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate of the Receivables.  In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the U.S. Note Owners regarding OID, if any, will be based on the Prepayment Assumption, as explained above.  For additional information, investors should refer to “Prepayment and Yield Considerations” and “Weighted Average Lives of the Notes” in this prospectus and consult with their own tax advisors regarding the impact of any prepayments of the Receivables and the OID rules if the Class A Notes are issued with OID.
Short-Term Notes.  A U.S. Note Owner of a Class A Note that has a fixed maturity date of not more than one year from the issue date of that Class A Note (a “Short-Term Note”) may be subject to special rules.  Accrual basis U.S. Note Owners of Short-Term Notes (and some cash method U.S. Note Owners of Short-Term Notes) are required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period.  Other cash method U.S. Note Owners of a Short-Term Note are required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note).  However, a cash method U.S. Note Owner of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note.  A cash method U.S. Note Owner that is not required to report interest income as it accrues under the foregoing rules may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the U.S. Note Owner would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.
Market Discount.  If a U.S. Note Owner purchases a Class A Note at a “market discount” (that is, at a purchase price less than the remaining stated redemption price at maturity of the Class A Note (or in the case of a Class A Note with OID, its adjusted issue price) which exceeds a de minimis amount specified in the Code), and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment or (ii) the accrued market discount will be taxed as ordinary interest income.  Generally, the accrued market discount will be the total market discount on the related Class A Note multiplied by a fraction, the numerator of which is the number of days the U.S. Note Owner held such Note and the denominator of which is the number of days from the date the U.S. Note Owner acquired such Note until its maturity date.  The U.S. Note Owner may elect, however, to determine accrued market discount under the constant-yield method.  Any such election will apply to all debt instruments acquired by the U.S. Note Owner on or after the first day of the first taxable year to which such election applies.
A U.S. Note Owner that incurs or continues indebtedness to acquire a Class A Note at a market discount also may be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. A U.S. Note Owner that elects to include market discount in gross income as it accrues as described above is exempt from this rule.  The adjusted basis of a Class A Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition.
 Amortizable Bond Premium.  In general, if a U.S. Note Owner purchases a Class A Note at a premium (generally, an amount in excess of the amount payable upon the maturity thereof), such U.S. Note Owner will be considered to have purchased such Class A Note with “amortizable bond premium” equal to the amount of such excess.  The U.S. Note Owner may elect to amortize such amortizable bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Class A Note.  The U.S. Note Owner’s tax basis in the Class A Note will be reduced by the amount of the amortized bond premium.  Any such election will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the U.S. Note Owner at, or that is acquired subsequent to, the beginning of the first taxable year for which the election applies and is irrevocable without the consent of the IRS.  Bond premium on a Class A Note held by a U.S. Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Class A Note.
Acquisition Premium.  A U.S. Note Owner that purchases in a secondary market a Class A Note that was originally issued with OID, for an amount that is less than or equal to the sum of all amounts (other than payments of qualified stated interest) payable on the Class A Note after the purchase date but that is in excess of its adjusted issue price (such excess being “acquisition premium”) and that does not make the election described below, is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the U.S. Note Owner’s adjusted basis in the Class A Note immediately after its purchase over the adjusted issue price of the Class A Note, and the denominator of which is the excess of the sum of all amounts payable on the Class A Note after the purchase date, other than payments of qualified stated interest, over the Class A Note’s adjusted issue price.
Election.  A U.S. Note Owner may elect to include in gross income all interest that accrues on a Class A Note by using a constant yield method. For purposes of the election, the interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium.  This election will generally apply only to the Class A Note with respect to which it is made and may not be revoked without the consent of the IRS.   Potential U.S. Note Owners are encouraged to consult with their own tax advisors regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.
Sale or Other Disposition.  If a U.S. Note Owner sells a Class A Note, the U.S. Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the U.S. Note Owner’s adjusted tax basis in the Class A Note.  The adjusted tax basis of a Class A Note to a particular U.S. Note Owner will equal the U.S. Note Owner’s cost for the Class A Note, increased by any market discount, acquisition discount and OID previously included in income by that U.S. Note Owner with respect to the Class A Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that U.S. Note Owner with respect to that Class A Note.  Any resulting gain or loss, and any gain or loss recognized on a prepayment of the Class A Notes, will be capital gain or loss if the Class A Note was held as a capital asset, except for any gain representing accrued interest and accrued market discount not previously included in income.  Except for an annual $3,000 exception applicable to individuals, capital losses may be used only to offset capital gains or gains treated as capital gains.
Potential Acceleration of Items of Income.  A U.S. Note Owner that uses an accrual method of accounting for U.S. federal income tax purposes is generally required to include certain amounts in income no later than the time such amounts are taken into account as revenue on certain financial statements.  The application of this rule thus may require the accrual of income earlier than would be the case under the general rules described above.
The United States Treasury has released regulations that exclude from this rule any item of gross income for which a taxpayer used a special method of accounting required by certain sections of the Code, including income subject to the timing rules for OID, income under the contingent payment debt instrument rules, income and gain associated with an integrated transaction, de minimis OID, accrued market discount, and de minimis market discount, provided that the taxpayer applied the regulations consistently to all items of income during such taxpayer’s taxable year.  Prospective investors are encouraged to consult their tax advisors with regard to the application of these rules.
Net Investment Income.  A tax of 3.8% is imposed on the “net investment income” of certain U.S. individuals, trusts and estates.  Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions.  U.S. Note Owners of Class A Notes should consult their own tax advisors regarding the possible implications of this tax in their particular circumstances.
Tax Consequences to Foreign Note Owners
Except as described below with respect to backup withholding or FATCA (defined below), interest paid (or accrued) to a Foreign Note Owner will be considered “portfolio interest,” and will not be subject to U.S. federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Note Owner and:
1.
the Foreign Note Owner is not actually or constructively a “10 percent shareholder” of the Issuing Entity or the Depositor (including a holder of 10% or more of the Certificate) or a “controlled foreign corporation” with respect to which the Issuing Entity or the Depositor is a “related person” within the meaning of the Code;

2.	the Foreign Note Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;
3.	the interest is not contingent interest as described in Section 871(h)(4) of the Code; and
4.	the Foreign Note Owner does not bear any of certain specified relationships to any Certificateholder.
To qualify for the portfolio interest exemption, the Foreign Note Owner must provide the applicable trustee or other person who is otherwise required to withhold U.S. tax with respect to the Class A Notes with an appropriate statement (on IRS Form W-8BEN or IRS Form W-8BEN-E or applicable similar or successor forms), signed under penalty of perjury, certifying that the Note Owner is a Foreign Note Owner and providing the Foreign Note Owner’s name and address.  Interest paid to a Foreign Note Owner is also not subject to U.S. federal withholding tax if such interest is effectively connected with the conduct of a trade or business within the United States by the Foreign Note Owner and such Foreign Note Owner submits a properly executed IRS Form W-8ECI (or applicable successor form).  If a Class A Note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the Foreign Note Owner must provide the security clearing organization or other financial institution with an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or applicable similar or successor form.  An IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI remains in effect for a period beginning on the date the form is signed and ending on the last day of the third succeeding calendar year, absent a change in circumstances causing any information on the form to be incorrect.  However, under certain conditions, the IRS Form W-8BEN and IRS Form W-8BEN-E will remain in effect indefinitely until a change in circumstances occurs.  The Foreign Note

Owner must notify the person to whom it provided the IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or applicable similar or successor form of any changes to the information on the Form or applicable similar or successor form.  If interest paid to a Foreign Note Owner is not considered portfolio interest and is not effectively connected with the conduct of a trade or business within the United States by the Foreign Note Owner, then it will be subject to gross-basis U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.  In order to claim the benefit of any applicable tax treaty, the Foreign Note Owner must provide the applicable trustee or other person who is required to withhold U.S. tax with respect to the Class A Notes with an appropriate statement (on IRS Form W-8BEN, IRS Form W-8BEN-E or applicable similar or successor form), signed under penalties of perjury, certifying that the Foreign Note Owner is entitled to benefits under the treaty.
Except as described below with respect to backup withholding or FATCA (as defined below), any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Class A Note by a Foreign Note Owner will be exempt from U.S. federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Note Owner and (2) in the case of an individual Foreign Note Owner, the Foreign Note Owner is not present in the United States for 183 days or more during the taxable year of disposition.
If interest paid to a Foreign Note Owner or gain on the sale, redemption, retirement or other taxable disposition of a Class A Note is effectively connected with the conduct of a trade or business within the United States by the Foreign Note Owner, then although the Foreign Note Owner will be exempt from the withholding of tax previously discussed if an appropriate statement is provided, such Foreign Note Owner generally will be subject to U.S. federal income tax on such interest, including OID, or gain at applicable graduated U.S. federal income tax rates. In addition, if the Foreign Note Owner is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the “effectively connected earnings and profits” of such foreign corporation within the meaning of the Code for the taxable year, as adjusted for certain items, unless such Foreign Note Owner qualifies for a lower rate under an applicable tax treaty.
Backup Withholding.  Each Note Owner (other than an exempt Note Owner such as a tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on IRS Form W-9 or applicable successor form) providing the Note Owner’s name, address, correct federal taxpayer identification number (“TIN”) and a statement that the Note Owner is not subject to backup withholding.  Should a nonexempt Note Owner fail to provide the required certification, amounts otherwise payable to the Note Owner may be subject to backup withholding tax, and the Issuing Entity will be required to withhold and remit the withheld amount to the IRS.  Backup withholding is not an additional tax.  Any such amount withheld would be credited against the Note Owner’s U.S. federal income tax liability.
Foreign Note Owners who have provided the applicable forms or certifications described above under “Tax Consequences to Note Owners—Foreign Note Owners” or who have otherwise established an exemption will not be subject to backup withholding if neither the Issuing Entity nor its agent has actual knowledge or reason to know that any information in such forms or certifications is unreliable or that the conditions of the exemption are not satisfied.
Possible Alternative Treatments of the Class A Notes.  If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Class A Notes did not represent debt for U.S. federal income tax purposes, the Class A Notes may be treated as equity interests in the Issuing Entity.  If so treated, the Issuing Entity may be taxable as a corporation or publicly traded partnership with the adverse consequences described above (and the corporation or publicly traded partnership would not be able to reduce its taxable income by deductions for interest expense on Class A Notes recharacterized as equity).  Alternatively, and most likely, in the view of Tax Counsel, the Issuing Entity may be treated as a partnership (including a publicly traded partnership) that would not be taxable as a corporation.  Nonetheless, treatment of the Class A Notes as equity interests in a partnership or publicly traded partnership could have adverse tax consequences to some Note Owners.  For example, income to some tax-exempt entities (including pension funds) may be treated as “unrelated business taxable income,” income to Foreign Note Owners may be subject to U.S. income tax and withholding taxes and cause Foreign Note Owners to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of Issuing Entity expenses.

The IRS has issued Treasury regulations under Section 385 of the Code that in certain circumstances treat an instrument that otherwise would be treated as debt for U.S. federal income tax purposes as equity during periods in which the instrument is held by a member of an “expanded group” that includes the issuer of the instrument.  An expanded group is generally a group of corporations or controlled partnerships connected through 80% or greater direct or indirect ownership links.
The Issuing Entity does not believe that these regulations will apply to any of the Class A Notes.  However, the regulations are complex and have not yet been applied by the IRS or any court.  If the Class A Notes were treated as equity under these rules, they may once again be treated as debt when acquired by a holder that is not a member of an expanded group including the Issuing Entity. Class A Notes treated as newly issued under this rule may have tax characteristics differing from Class A Notes that were not previously treated as equity.  The Issuing Entity does not intend to separately track any such Class A Notes.
Potential investors in the Class A Notes should consult with their own tax advisors regarding the possible effect of the Section 385 regulations on them, including without limitation with regard to tax consequences where Class A Notes held by them are treated as having tax characteristics that differ from other Class A Notes.
Foreign Account Tax Compliance.  In addition to the rules described above regarding the potential imposition of U.S. withholding taxes on payments to Foreign Note Owners, withholding taxes could also be imposed under the Foreign Account Tax Compliance Act (“FATCA”) regime.  Under FATCA, foreign financial institutions (defined broadly to include, among other types of entities, hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) must comply with information gathering and reporting rules with respect to their U.S. account holders and investors and may be required to enter into agreements with the IRS pursuant to which such foreign financial institutions must gather and report certain information to the IRS (or, pursuant to an applicable intergovernmental agreement, to their local tax authorities who will report such information to the IRS) and withhold U.S. tax from certain payments made by them.  Foreign financial institutions that fail to comply with the FATCA requirements will be subject to a 30% withholding tax on U.S. source payments, including interest, OID and gross proceeds (subject to the caveat expressed in the penultimate sentence of this paragraph) from the sale of any equity or debt instruments of U.S. issuers.  Payments of interest, OID and gross proceeds, (subject to the caveat expressed in the penultimate sentence of this paragraph) to foreign non-financial entities will also be subject to a gross basis withholding tax of 30% if the entity does not certify that it does not have any substantial U.S. owner or provide the name, address and TIN of each substantial U.S. owner.  The FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain) and regardless of whether the foreign financial institution is the beneficial owner of such payment.  Notwithstanding the foregoing, the IRS has issued proposed regulations, upon which taxpayers may generally rely until the issuance of final regulations, that exclude gross proceeds from the sale or other disposition of the Class A Notes from the application of the withholding tax imposed under FATCA.  Prospective investors should consult their own tax advisors regarding FATCA and any effect on them.
Reportable Transactions.  A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex but include (and are not limited to) transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.
CERTAIN STATE TAX CONSEQUENCES
The above discussion does not address the tax treatment of the Issuing Entity, any Notes or any Note Owners under any state or local tax laws.  The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in various states and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions.  Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the Issuing Entity as well as any state and local tax consequences for them purchasing, holding and disposing of Notes or the Certificate.

You should consult your tax advisor with respect to the tax consequences to you of the purchase, ownership and disposition of Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.
WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR NOTES
The Issuing Entity
The Indenture Trustee will provide to Noteholders (which will be Cede & Co. as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described in this prospectus) unaudited monthly and annual reports concerning the Receivables and certain other matters.  For additional information, you should refer to “Description of the Notes—Reports to Securityholders” and “Transfer and Servicing Agreements—Evidence as to Compliance” in this prospectus.  Copies of such reports may be obtained at no charge.
The Depositor
The Depositor has filed with the SEC the Registration Statement under the Securities Act of which this prospectus forms a part.  This prospectus does not contain all the information contained in the Registration Statement.  The Depositor has satisfied the registrant requirements for use of Form SF-3 contained in General Instruction I.A.1 of Form SF-3.  The SEC maintains a website (http://www.sec.gov) that contains reports, registration statements and other information regarding issuers that file electronically with the SEC using the SEC’s Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR).  The Registration Statement and all reports filed by the Depositor may be found on EDGAR, filed under the name of the Depositor and under the SEC Central Index Key set forth on the front cover of this prospectus, and all reports filed with respect to the Issuing Entity will be filed under registration file number 333-228027-11.  Copies of the transaction agreements relating to the Notes will also be filed with the SEC on EDGAR under the registration number shown above.
For the time period that the Issuing Entity is required to report under the Exchange Act, the Depositor, on behalf of the Issuing Entity, will file the reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These reports include (but are not limited to):
•	Reports on Form 8-K (Current Report), including as exhibits thereto the transaction agreements;
•
Reports on Form 8-K (Current Report) following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report) containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each Payment Date;

•
Reports on Form ABS-EE (Submission of Electronic Exhibits for Asset-Backed Securities), including as exhibits thereto monthly asset-level data for the related Collection Period and the Receivables, which exhibits will be incorporated by reference into the related Form 10-D; and

•
Report on Form 10-K (Annual Report) containing the items specified in Form 10-K with respect to a fiscal year, and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Exchange Act.

Unless specifically stated in such a report, neither the report nor any information included in such report will be examined or reported on by an independent public accountant.
The distribution and pool performance reports filed on Form 10-D will be forwarded to each Securityholder as specified under “Description of the Notes—Reports to Securityholders” in this prospectus.  The Depositor will post these reports on its website located at “www.toyotafinancial.com” as soon as reasonably practicable after such reports are filed with the SEC.

UNDERWRITING
Subject to the terms and conditions described in the underwriting agreement, the Depositor has agreed to sell to each of the underwriters named below (collectively, the “Underwriters”), and each of the Underwriters has severally agreed to purchase the aggregate initial principal amounts of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Underwritten Notes”) described opposite its name below:
	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
Barclays Capital Inc.	$133,760,000	$200,640,000	$200,640,000	$ 57,760,000
BNP Paribas Securities Corp.	$ 60,192,000	$ 90,288,000	$ 90,288,000	$ 25,992,000
Mizuho Securities USA LLC	$ 60,192,000	$ 90,288,000	$ 90,288,000	$ 25,992,000
Santander Investment Securities Inc.	$ 60,192,000	$ 90,288,000	$ 90,288,000	$ 25,992,000
HSBC Securities (USA) Inc.	$ 10,032,000	$ 15,048,000	$ 15,048,000	$ 4,332,000
ING Financial Markets LLC	$ 10,032,000	$ 15,048,000	$ 15,048,000	$ 4,332,000
Total	$334,400,000	$501,600,000	$501,600,000	$144,400,000
The Depositor has been advised by the Underwriters that they propose initially to offer the Underwritten Notes to the public at the prices described in this prospectus.  The underwriting discounts and commissions, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Underwritten Notes and as an aggregate dollar amount, will be as follows:
	Underwriting Discount and Commissions	Net Proceeds to the Depositor(1)	Selling Concessions Not to Exceed(2)	Reallowance Not to Exceed
Class A-1 Notes	0.050%	99.95000%	0.030%	0.015%
Class A-2 Notes	0.200%	99.79244%	0.120%	0.060%
Class A-3 Notes	0.250%	99.74203%	0.150%	0.075%
Class A-4 Notes	0.300%	99.66574%	0.180%	0.090%
Total for the Notes	$2,857,600	$1,479,015,030
____________________
(1)	Before deducting expenses estimated to be $1,000,000.
(2)	In the event of possible sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.
The closing of the sale of any class of the Notes will be conditioned on the closing of the sale of all other classes of the Notes.  After the initial public offering of the Underwritten Notes, the public offering prices and the concessions may change.  To the extent any Underwriter that is not a United States registered broker-dealer intends to effect any offers or sales of any Underwritten Notes in the United States, it will do so through one or more United States registered broker-dealers in accordance with the applicable United States securities laws and regulations.
Until the distribution of the Underwritten Notes is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Underwritten Notes.  As an exception to these rules, the Underwriters are permitted to engage in certain transactions to stabilize the price of the Underwritten Notes.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Notes.
If the Underwriters create a short position in the Underwritten Notes in connection with this offering, (i.e., they sell more Underwritten Notes than are described on the front cover of this prospectus), the Underwriters may reduce that short position by purchasing Underwritten Notes in the open market.
The Underwriters may also impose a penalty bid on certain Underwriters and selling group members.  This means that if the Underwriters purchase Underwritten Notes in the open market to reduce the Underwriters’ short position or to stabilize the price of the Underwritten Notes, they may reclaim the amount of the selling concession from any Underwriter or selling group member who sold those Underwritten Notes as part of the offering.

In general, purchases of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.
Neither the Sponsor nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the price of the Underwritten Notes.  In addition, neither the Sponsor nor any of the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
The Underwritten Notes are new issues of securities and there currently is no secondary market for the Underwritten Notes.  The Underwriters for the Underwritten Notes expect to make a market in the Underwritten Notes but will not be obligated to do so.  There is no assurance that a secondary market for the Underwritten Notes will develop.  If a secondary market for the Underwritten Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Underwritten Notes.
The Indenture Trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account at the direction of the Servicer and the Depositor, in investments acquired from or issued by the Underwriters. As of the date of this prospectus, the Indenture Trustee is an affiliate of U.S. Bancorp Investments, Inc., one of the Underwriters.
In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates.
The Sponsor and the Depositor have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments which the Underwriters may be required to make in respect thereof.
Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle within two business days, unless the parties thereto expressly agree otherwise.  Accordingly, purchasers who wish to trade the Underwritten Notes more than two business days prior to the expected delivery date will be required to specify an alternate settlement cycle at the time of any such trade to avoid a failed settlement.
The Class B Notes and approximately, but not less than, 5% (by aggregate initial principal amount) of each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will not be sold to the Underwriters under the underwriting agreement on the Closing Date.  Any Notes which are retained by the Depositor on the Closing Date are referred to herein, collectively, as “Retained Notes.”
The Retained Notes will be retained initially by the Depositor, but, to the extent not necessary to satisfy credit risk retention requirements described under “The Sponsor, Administrator and Servicer––Credit Risk Retention” in this prospectus, may subsequently be sold directly, including through a placement agent (including TFSS USA), or through underwriters, in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Any underwriters or placement agents that participate in the distribution of any class of Retained Notes retained or purchased by the Depositor or an affiliate of the Depositor may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of those Notes by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.
TFSS USA is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (formerly known as the National Association of Securities Dealers, Inc., or NASD).  The principal business of TFSS USA is to sell debt securities of its affiliates, including those of TMCC.  TFSS USA is an affiliate of TMCC and may participate as a placement agent in the distribution of any Retained Notes offered pursuant to this prospectus. Rule 2720 of the NASD Conduct Rules imposes certain requirements when a FINRA member such as TFSS USA distributes an affiliated company’s securities.  Any offering of Retained Notes using this prospectus in which TFSS USA participates will be made in compliance with the applicable requirements of Rule 2720.  Subject to the terms and conditions described in an agreement among the Depositor, the Sponsor and TFSS USA, TFSS USA has agreed to act as a placement agent in the offering of any Retained Notes, if requested by the Depositor or an affiliate of the Depositor.

European Economic Area
Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any EU retail investor in the European Economic Area (the “EEA”).  For the purposes of this provision:
(a)	the expression “EU retail investor” means a person who is one (or more) of the following:
(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended); and
(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

United Kingdom
Each Underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the UK.
Each Underwriter has also represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any UK retail investor in the UK. For the purposes of this provision:
(a)	the expression “UK retail investor” means a person who is one (or more) of the following:
(i)
a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”), and as amended; or

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the UK by virtue of the EUWA, and as amended; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of the domestic law of the UK by virtue of the EUWA, and as amended; and
(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION
Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation and amending certain other EU directives and regulations (as amended and as in effect on September 15, 2021, the “EU Securitization Regulation”) places certain conditions on investments in a "securitisation" (as defined in the EU Securitization Regulation) by any “institutional investor” which for these purposes includes (a) a credit institution or an investment firm as defined in and for purposes of Regulation (EU) No. 575/2013, as amended, known as the Capital Requirements Regulation (the “CRR”), (b) an insurance undertaking or a reinsurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II, (c) an alternative investment fund manager (AIFM) as defined in Directive 2011/61/EU that manages or markets alternative investment funds in the EU, (d) an undertaking for collective investment in transferable securities (UCITS) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management, and (e) with certain exceptions, an institution for occupational retirement provision (IORP) falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive. Pursuant to Article 14 of the CRR, the EU Investor Requirements apply also to investments by certain consolidated affiliates, wherever established or located, of institutions regulated under the CRR (such affiliates, together with all institutional investors established in the EU, “EU Affected Investors”). The EU Securitization Regulation is directly applicable to member states of the European Union (the “EU”) and will be applicable in any non-EU states of the EEA in which it has been implemented.
Article 5 of the EU Securitization Regulation provides that, prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the EU Securitization Regulation) (the “EU Investor Requirements”), an EU Affected Investor, other than the originator, sponsor or original lender (each as defined in the EU Securitization Regulation) must, among other things: (a) verify that, where the originator or original lender is established in a third country (that is, not within the EU), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness, (b) verify that, where the originator, sponsor or original lender is established in a third country (that is not within the EU), the originator, sponsor or original lender retains on an ongoing basis a material net economic interest in the securitization which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the EU Securitization Regulation, and discloses the risk retention to institutional investors, (c) verify that the originator, sponsor or securitization special purpose entity (“SSPE”) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (which sets out transparency requirements for originators, sponsors and SSPEs) in accordance with the frequencies and modalities provided for thereunder, and (d) carry out a due-diligence assessment which enables the institutional investor to assess the risks involved, considering at least (i) the risk characteristics of the securitisation position and the underlying exposures, and (ii) all the structural features of the securitization that can materially impact the performance of the securitisation position. While holding a securitisation position, an institutional investor must also (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitisation position and of the underlying exposures, (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures, (c) ensure internal reporting to its management body to enable adequate management of material risks, and (d) be able to demonstrate to its regulatory authorities that it has a comprehensive and thorough understanding of the securitisation position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitisation position and maintaining records of the foregoing verifications and due diligence and other relevant information.
Certain aspects of the requirement for an originator, sponsor or original lender to retain a material net economic interest in accordance with Article 6 of the EU Securitization Regulation are to be further specified in regulatory technical standards to be prepared by the European Banking Authority and adopted by the European Commission as a delegated regulation. The European Banking Authority published a draft of those regulatory technical standards on July 31, 2018 and, following certain amendments to the EU Securitization Regulation, published a consultation paper with amended draft regulatory technical standards in relation to risk retention on June 30, 2021. Those regulatory technical standards have not yet been finalized and consequently have not yet been adopted by the European Commission or published in final form. Until they come into force, the provisions of

Article 3(4) of Commission Delegated Regulation (EU) No. 625/2014 of 13 March 2014 (the “EU Transitional Retention RTS”) apply in lieu thereof. It remains unclear what will be required for institutional investors to demonstrate compliance with the various due diligence requirements under Article 5 of the EU Securitization Regulation.
The EU Securitization Regulation (as amended), together with all relevant implementing regulations in relation thereto, all regulatory standards and/or implementing technical standards in relation thereto or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and in each case, any relevant guidance and directions published in relation thereto by the European Banking Authority or the European Securities and Markets Authority or the European Insurance and Occupational Pensions Authority (or, in each case, any predecessor or any other applicable regulatory authority) or by the European Commission, in each case, as amended and in effect from time to time are referred to in this prospectus as the “EU Securitization Rules.”
On the basis disclosed in “The Sponsor, Administrator and Servicer—Credit Risk Retention—EU and UK Risk Retention” in this prospectus, TMCC, in its capacity as ‘originator’, will agree to retain, on an ongoing basis, a material net economic interest of not less than 5% of the nominal value of each of the tranches sold or transferred to investors within the meaning of paragraph 3(a) of Article 6 of the EU Securitization Regulation by retaining, either directly or indirectly through the Depositor (its wholly-owned subsidiary that is a special purpose entity and not an operating company), at least 5% (by aggregate initial principal amount) of each class of the Notes.
However, except as described in this prospectus under “The Sponsor, Administrator and Servicer—Credit Risk Retention—EU and UK Risk Retention,” no party to the securitization transaction described in this prospectus is required, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the EU Securitization Rules, or to take any action for purposes of, or in connection with, compliance by any investor with any applicable EU Securitization Rules. In particular, the securitization transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency and reporting requirements in Article 7 of the EU Securitization Regulation. Where applicable, Article 7 of the EU Securitization Regulation requires, among other things, that the originator, sponsor or SSPE satisfy ongoing reporting, including quarterly asset-level reporting using prescribed reporting templates, quarterly investor reporting using prescribed reporting templates and ad-hoc reporting of significant events.
Each prospective investor that is an EU Affected Investor is required to independently assess and determine whether the agreement by TMCC to retain the SR Retained Interest as described in this prospectus, and the information to be provided in the monthly servicer statements to be made available to Noteholders on an ongoing basis, as described under “Description of the Notes—Reports to Securityholders” in this prospectus, are sufficient for the purposes of complying with the EU Securitization Rules and any corresponding national measures which may be relevant, and none of TMCC, its affiliates nor any other party to the securitization transaction described in this prospectus makes any representation that such agreement and such information are sufficient for any such purpose. Prospective investors that are EU Affected Investors should be aware that the interpretation of the applicable EU Investor Requirements remains uncertain and that supervisory authorities and national regulators may have different views of how the EU Investor Requirements should be interpreted and those views are still evolving.
Pursuant to the EUWA, the EU Securitization Regulation as applicable on December 31, 2020 was retained as part of the domestic law of the UK and was amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (as so retained and so amended and as further amended from time to time, the “UK Securitization Regulation”).
The UK Securitization Regulation places certain conditions on investments in a “securitization” (as defined in the UK Securitization Regulation) (the “UK Investor Requirements” and, together with the EU Investor Requirements, the “Investor Requirements”) by any “institutional investor” which for these purposes includes (a) an insurance undertaking as defined in section 417(1) of the FSMA; (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (d) an AIFM as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013 which markets or manages AIFs (as defined in regulation 3 of those regulations) in the UK; (e) a management company as defined in section 237(2) of the FSMA; (f) a UCITS as defined by section 236A of the FSMA, which is an authorised open ended investment company as defined in section 237(3) of the FSMA and (g) a CRR firm as defined by Article 4(1)(2A) of Regulation (EU) No. 575/2013 as it forms part of the domestic law of the UK by virtue of the EUWA The UK Investor Requirements apply also to investment by certain consolidated affiliates, wherever established or located, of such CRR firms (such affiliates, together with all such institutional investors, the “UK Affected Investor” and, together with the EU Affected Investor, the “Affected Investors”).
Article 5 of the UK Securitization Regulation provides that, prior to investing in (or otherwise holding an exposure to) a “securitization position” (as defined in the UK Securitization Regulation), UK Affected Investors, other than the originator, sponsor or original lender (each as defined in the UK Securitization Regulation) must, among other things: (a) verify that, where the originator or original lender is not established in the UK, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness, (b) verify that, if the originator, sponsor or original lender is established in the UK, the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the UK Securitization Regulation, and discloses the risk retention to institutional investors, (c) verify that the originator, sponsor or SSPE has, if not established in the UK, where applicable made available information which is substantially the same as the information required by Article 7 of the UK Securitization Regulation (which sets out transparency requirements for originators, sponsors and SSPEs) with such frequency and modalities as are substantially the same as those provided for in Article 7 of the UK Securitization Regulation, and (d) carry out a due-diligence assessment which enables the institutional investor to assess the risks involved, considering at least (i) the risk characteristics of the securitisation position and the underlying exposures, and (ii) all the structural features of the securitisation that can materially impact the performance of the securitisation position. While holding a securitisation position, an institutional investor must also (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitisation position and of the underlying exposures, (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures, (c) ensure internal reporting to its management body to enable adequate management of material risks, and (d) be able to demonstrate to its regulatory authority that it has a comprehensive and thorough understanding of the securitisation position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitisation position and maintaining records of the foregoing verifications and due diligence and other relevant information.
Certain aspects of the requirement for an originator, sponsor or original lender to retain a material net economic interest in accordance with Article 6 of the UK Securitization Regulation are required to be specified in technical standards jointly prepared by the Financial Conduct Authority and the Prudential Regulation Authority and, until so made, the provisions of the EU Transitional Retention RTS, as they form part of the domestic law of the UK by virtue of EUWA, apply in lieu thereof. It remains unclear what will be required for institutional investors to demonstrate compliance with the various due diligence requirements (and in particular in relation to the transparency and disclosure verification requirements applicable) under Article 5 of the UK Securitization Regulation, and whether the limited information that will be provided to Noteholders in relation to this securitization transaction is or will be sufficient to meet such requirements, and also what view the relevant UK regulator of any UK Affected Investor might take.  Prospective investors that are UK Affected Investors should note that there are substantive differences between the transparency and disclosure verification requirements of Article 5 of the EU Securitization Regulation and those of Article 5 of the UK Securitization Regulation and that there is uncertainty as to the implications of such differences.
The UK Securitization Regulation (as amended), together with (a) all applicable binding technical standards made under the UK Securitization Regulation, (b) any EU regulatory technical standards or implementing technical standards relating to the EU Securitization Regulation (including without limitation such regulatory technical standards or implementing technical standards which are applicable pursuant to any transitional provisions of the EU Securitization Regulation) forming part of the domestic law of the UK by operation of the EUWA, (c) all relevant guidance, policy statements or directions relating to the application of the UK Securitization Regulation (or any binding technical standards) published by the Financial Conduct Authority and/or the Prudential Regulation Authority (or their successors), (d) any guidelines relating to the application of the EU Securitization Regulation which are applicable in the UK, (e) any other transitional, saving or other provision relevant to the UK Securitization Regulation by virtue of the operation of the EUWA and (f) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitization Regulation, in each case, as may be further amended, supplemented or replaced from time to time are referred to in this prospectus as the “UK Securitization Rules” and together with the EU Securitization Rules, the “Securitization Rules”).
On the basis disclosed in “The Sponsor, Administrator and Servicer—Credit Risk Retention—EU and UK Risk Retention” in this prospectus, TMCC, in its capacity as ‘originator’, will agree to retain, on an ongoing basis, a material net economic interest of not less than 5% of the nominal value of each of the tranches sold or transferred to investors within the meaning of paragraph (a) of Article 6(3) of the UK Securitization Regulation by retaining, either directly or indirectly through the Depositor (its wholly-owned subsidiary that is a special purpose entity and not an operating company), at least 5% (by aggregate initial principal amount) of each class of the Notes.
However, except as described or referred to above or in this prospectus under “The Sponsor, Administrator and Servicer—Credit Risk Retention—EU and UK Risk Retention” no party to the securitization transaction described in this prospectus is required, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the UK Securitization Rules, or to take any action for purposes of, or in connection with, compliance by any investor with any applicable UK Securitization Rules. In particular, the securitization transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency and reporting requirements in Article 7 of the UK Securitization Regulation. Where applicable, Article 7 of the UK Securitization Regulation requires, among other things, that the originator, sponsor or SSPE satisfy ongoing reporting, including quarterly asset-level reporting using prescribed reporting templates, quarterly investor reporting using prescribed reporting templates and ad-hoc reporting of significant events.
Each prospective investor that is a UK Affected Investor is required to independently assess and determine whether the agreement by TMCC to retain the SR Retained Interest as described in this prospectus, and the information to be provided in the monthly servicer statements to be made available to Noteholders on an ongoing basis, as described under “Description of the Notes—Reports to Securityholders” in this prospectus, are sufficient for the purposes of complying with the UK Securitization Rules and, in particular, whether, where applicable, such information is substantially the same as the information required by Article 7 of the UK Securitization Regulation and whether the frequency and modalities of such reports are substantially the same as those provided for in Article 7 of the UK Securitization Regulation, and none of TMCC, its affiliates nor any other party to the securitization transaction described in this prospectus makes any representation that such agreement and such information are sufficient for any such purpose. Prospective investors that are Affected Investors should be aware that the interpretation of the applicable Investor Requirements remains uncertain and that supervisory authorities and national regulators may have different views of how the applicable Investor Requirements should be interpreted and those views are still evolving.
Except as described herein, no party to the transaction described in this prospectus is required by the transaction documents, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any investor with the EU Investor Requirements or the UK Investor Requirements, or any corresponding national measures that may be relevant.
Failure by an Affected Investor to comply with the applicable Investor Requirements with respect to an investment in the Notes may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions or measures. The Securitization Rules and any other changes to the regulation or regulatory treatment of the Notes for some or all investors may negatively impact the regulatory position of Noteholders or prospective investors and may have an adverse impact on the value and liquidity of the Notes offered by this prospectus.  Prospective investors are responsible for and should analyze their own legal and regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding scope and application of and compliance with any applicable Investor Requirements or other applicable regulations and the suitability of the Notes for investment.  See “Risk Factors—Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction—The notes may not be suitable investments for investors subject to the EU Securitization Rules or the UK Securitization Rules, and such rules could have an adverse impact on the value and liquidity of the notes.”
Any changes in the law or regulation, the interpretation or application of any law or regulation or changes in the regulatory capital treatment of the Notes for some or all investors may negatively impact the regulatory position of individual investors and, in addition, may have a negative impact on the price and liquidity of the Notes in the secondary market. Without limitation to the foregoing, no assurance can be given that the EU Securitization Regulation, the UK Securitization Regulation or, in either case, the interpretation or application of any aspect thereof, will not change, and, if any such change is effected, whether such change would affect the regulatory position of current or future investors in the Notes. TMCC does not have an obligation to change the quantum or nature of its holding of the SR Retained Interest due to any future changes in the EU Securitization Regulation, the UK Securitization Regulation or, in either case, in the interpretation thereof.
LEGAL OPINIONS
In addition to the legal opinions described in this prospectus, certain legal matters relating to the Notes and certain U.S. federal income tax and other matters will be passed upon for the Issuing Entity by Morgan, Lewis & Bockius LLP.  Certain legal matters relating to the Notes will be passed upon for the Underwriters by Mayer Brown LLP.

INDEX OF TERMS
60-Day Delinquent Receivable	67
AAA	72
ABS	76
ABS Tables	76
Adjusted Pool Balance	98
Administration Agreement	43
Administrative Purchase Payment	71
Administrative Receivable	71
Administrator	43
Affected Investors	138
American Rescue Plan Act	34
Appropriations Act	34
APR	12
ARR Receivables	68
Asset Representations Review	67
Asset Representations Review Agreement	56
Asset Representations Reviewer	56
Available Collections	97
Bankruptcy Code	116
Beneficial Owners	90
Business Day	84
CARES Act	34
Certificate	42
Certificateholders	42
CFPB	120
Class A Notes	42
Class A-1 Final Scheduled Payment Date	86
Class A‑1 Notes	42
Class A-2 Final Scheduled Payment Date	86
Class A‑2 Notes	42
Class A-3 Final Scheduled Payment Date	86
Class A‑3 Notes	42
Class A-4 Final Scheduled Payment Date	86
Class A‑4 Notes	42
Class B Final Scheduled Payment Date	86
Class B Notes	42
Clayton	56
Clearstream	91
Clearstream Participants	92
Closing Date	44
Code	89
Collection Account	103
Collection Period	96
Controlling Class	74
Converted Electronic Contracts	49
Covered Entities	120
COVID-19	28
COVID-19 Outbreak	28
CRR	136
CSCs	45
Customary Servicing Practices	50
Cutoff Date	44
Dealer Agreements	45
Dealer Recourse	43
Dealers	43

Defaulted Receivable	97
Definitive Certificate	94
Definitive Notes	94
Definitive Securities	94
Delinquency Trigger	67
Delinquency Trigger Percentage	69
Depositor	42
Depository	90
Determination Date	96
Dodd-Frank Act	117
DSC	45
DSTs	53
DTC	90
DTC Participants	90
DTCC	93
EEA	135
Eligible Deposit Account	107
Eligible Institution	107
Eligible Investments	106
ERISA	123
EU	136
EU Affected Investors	136
EU Investor Requirements	136
EU Securitization Regulation	136
EU Transitional Retention RTS	137
Euroclear	91
Euroclear Participants	92
EUWA	135
Event of Default	87
Excess Payment	105
Exchange Act	46
FATCA	131
FDIC	106
FDIC Counsel	118
FDIC Counsel Opinion	118
Final Rule	119
Final Scheduled Payment Date	86
Financed Vehicles	44
FINRA	134
First Priority Principal Distribution Amount	97
Foreign Note Owner	125
FSMA	135
FTC Rule	120
HDC Rule	120
Indenture	42
Indenture Trustee	42
Initial Asset-Level Data	63
Insolvency Event	108
Insolvency Laws	116
Interest Period	84
Interest Rate	84
Investment Earnings	107
Investor Requirements	137
Issuing Entity	42

Mazda	46
MiFID II	135
Note Owner	125
Note Prepayment Assumption	127
Noteholders	42
Notes	42
Obligor	43
OID	126
OID Regulations	126
OLA	117
Original Electronic Contracts	49
Overcollateralization Target Amount	98
Owner Trustee	42
Payment Date	84
Plan	123
Pool Balance	98
Pool Factor	84
PPP	34
Prepayment Assumption	127
Principal Balance	98
PTCE	123
Rating Agency	86
Rating Agency Condition	86
Receivables	44
Receivables Purchase Agreement	43
Redemption Price	107
Registration Statement	51
Regular Principal Distribution Amount	98
Regulation	123
Related Documents	89
Requesting Noteholders	67
Required Rate	77
Reserve Account	100
Retained Notes	134
RMBS	52
Rule 193 Information	63
Sale and Servicing Agreement	43
Sample	64
Sample Pool	64
Scheduled Payments	59
SCRA	51
SEC	51
Second Priority Principal Distribution Amount	98
Securities	43
Securities Act	94
Securitization Rules	139

Securityholders	43
Servicer	43
Servicer Default	107
Servicing Fee	56
Short-Term Note	127
Similar Law	124
Simple Interest Receivables	58
Specified Reserve Account Balance	100
Sponsor	43
SR Retained Interest	10, 46
SSPE	136
Student Loans	53
Supplemental Servicing Fee	56
TAFR LLC	42
Tax Counsel	124
Terms and Conditions	94
TFSC	45
TFSS USA	57
TIA	55
TIN	130
TMC	45
TMCC	8
TMIS	45
Total Servicing Fee	104
Transfer and Servicing Agreements	54
Transfer Notice	102
Trust Accounts	106
Trust Agreement	42
Trust Estate	44
U.S. Bank	52
U.S. Note Owner	125
U.S. Retained Interest	46
U.S.A.	45
UCC	100
UK Affected Investor	138
UK Investor Requirements	137
UK Securitization Regulation	137
UK Securitization Rules	139
Underwriters	133
Underwritten Notes	133
Verified Note Owner	67
Warranty Purchase Payment	71
Warranty Receivable	71
weighted average life	75
WTNA	52
Yield Supplement Overcollateralization Amount	102

ANNEX A
GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES
Except in certain limited circumstances, the globally offered Notes (the “Global Notes”) will be available only in book-entry form. Investors in the Global Notes may hold such Global Notes through The Depository Trust Company (“DTC”) or, upon request, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank SA/NV, as operator for the Euroclear System (“Euroclear”) (or their successors or assigns).  The Global Notes will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.
Secondary market trading between investors holding Global Notes through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).
Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed notes issues.
Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.
Non-U.S. Persons (as defined below under “—Certain U.S. Federal Income Tax Documentation Requirements”) holding Global Notes will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the Notes clearing organizations or their participants.
Initial Settlement
All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC Participants.
Investors electing to hold their Global Notes through DTC will follow the settlement practice. Investor Notes custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
Investors electing to hold their Global Notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Notes will be credited to Notes custody accounts on the settlement date against payment in same-day funds.
Secondary Market Trading
Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and depositor’s accounts are located to ensure that settlement can be made on the desired value date.
Trading Between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed notes issues in same-day funds.
Trading Between Clearstream and/or Euroclear System Participants.  Secondary market trading between Clearstream Participants or Euroclear System Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
Trading Between DTC Depositor and Clearstream or Euroclear System Participants.  When Global Notes are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear System Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream

Participant or Euroclear System Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the Interest Period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear System Participant’s account. The Notes credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear System cash debt will be valued instead as of the actual settlement date.
Clearstream Participants and Euroclear System Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Notes are credited to their accounts one day later.
As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear System Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear System Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear System Participant’s particular cost of funds.
Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective European Depositary for the benefit of Clearstream Participants or Euroclear System Participants. The sale proceeds will be available to the DTC depositor on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.
Trading Between Clearstream or Euroclear System Depositor and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Participants and Euroclear System Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The Depositor will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear System Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Notes to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the Interest Period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear System Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear System Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear System Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear System Participant’s account would instead be valued as of the actual settlement date.
Finally, day traders that use Clearstream or Euroclear and that purchase Global Notes from DTC Participants for delivery to Clearstream Participants or Euroclear System Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system’s customary procedures;
(b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or
(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear System Participant.
Certain U.S. Federal Income Tax Documentation Requirements
A beneficial owner of Global Notes holding Notes through Clearstream Banking Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ Notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
Exemption for Non-U.S. Persons (IRS Form W-8BEN, IRS Form W-8BEN-E and IRS Form W-81MY).  Beneficial owners of Global Notes that are Non-U.S. individuals generally can obtain a complete exemption from the withholding tax by filing a signed IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or applicable successor form.  Beneficial owners of Global Notes that are Non-U.S. entities can obtain a complete exemption from the withholding tax by filing a signed IRS Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Withholding and Reporting (Entities)) or a signed IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting) with appropriate attachments indicating that the beneficial owners of the entity are themselves eligible for an exemption from the withholding tax.
Exemption for Non-U.S. Persons with Effectively Connected Income (IRS Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States).
Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (IRS Form W-8BEN and IRS Form W-8BEN-E).  Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (claiming treaty benefits), or applicable successor form.  IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, may be filed by the beneficial owners or agents with legal authority to act on behalf of the beneficial owners.
Exemption for U.S. Persons (IRS Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing IRS Form W-9 (Request for Taxpayer Identification Number and Certification).
The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).
An IRS Form W-8ECI, IRS Form W-8BEN and IRS Form W-8BEN-E generally remains in effect for a period beginning on the date the form is signed and ending on the last day of the third succeeding calendar year, absent a change in circumstances causing any information on the form to be incorrect. However, under certain conditions, an IRS Form W-8BEN or IRS Form W-8BEN-E will remain in effect indefinitely until a change in circumstances occurs.  If the information shown on an IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E changes, a new form must be filed within 30 days of the change.
As used in the foregoing discussion, the term “U.S. Person” means (i) a citizen or resident of the United States, (ii) an entity treated as a corporation or a partnership for U.S. federal income tax purposes created or organized under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as such term is defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence prior to August 20, 1996 that are eligible to elect and have made a valid election to be treated as United States persons (despite not satisfying the requirements in clause (iv) above) will also be U.S. Persons. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Notes. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of Global Notes.
There may ultimately be additional certification requirements imposed to avoid withholding under the recently adopted Foreign Account Tax Compliance Act provisions.  See “Material U.S. Federal Income Tax Considerations─Tax Consequences to Owners of the Notes─Foreign Account Tax Compliance” in this prospectus.

ANNEX B
STATIC POOL INFORMATION

Original Summary Characteristics by Prior Securitization:	TAOT 2016-A	TAOT 2016-B	TAOT 2016-C	TAOT 2016-D
Number of Pool Assets	75,279	100,329	79,847	77,139
Original Pool Balance	$1,331,797,102.57	$1,702,881,151.52	$1,327,630,184.94	$1,327,874,627.72
Average Loan Balance	$17,691.48	$16,972.97	$16,627.18	$17,214.05
Weighted Average Interest Rate	2.00%	2.11%	2.20%	2.23%
Weighted Average Original Term	62 months	62 months	62 months	62 months
Weighted Average Remaining Term	47 months	47 months	47 months	48 months
Weighted Average FICO® Score(1)	757	755	755	755
Minimum FICO® Score(1)	620	620	620	620
Maximum FICO® Score(1)	883	883	883	886
Geographic Distribution of Receivables representing the 5 states with the greatest aggregate initial principal balance:
	CA - 25.1%	CA - 24.7%	CA - 24.8%	CA - 24.6%
	TX - 15.4%	TX - 15.5%	TX - 16.3%	TX - 16.3%
	IL - 4.5%	IL - 4.7%	IL - 4.5%	IL - 4.6%
	PA - 4.1%	PA - 4.0%	PA - 3.9%	PA - 3.9%
	NY - 3.8%	NJ - 3.8%	NJ - 3.7%	NJ - 3.9%
Distribution of Receivables by Contract Rate(2):
Less than 2.00%	62.39%	60.76%	57.93%	57.70%
2.00%-3.99%	22.01%	22.69%	24.54%	24.33%
4.00%-5.99%	9.57%	9.58%	10.32%	10.40%
6.00%-7.99%	3.67%	3.78%	3.90%	4.24%
8.00%-9.99%	1.71%	1.97%	2.06%	2.13%
10.00%-11.99%	0.56%	0.86%	0.89%	0.88%
12.00%-13.99%	0.09%	0.25%	0.25%	0.23%
14.00%-15.99%	0.00%	0.08%	0.07%	0.06%
16.00% and greater	0.00%	0.04%	0.04%	0.03%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Vehicle Type(2):
Percentage of Cars	49.06%	48.63%	48.31%	47.55%
Percentage of Minivans(3)	8.00%	7.82%	7.87%	7.82%
Percentage of Light-Duty Trucks	13.45%	13.77%	13.66%	13.65%
Percentage of Sport Utility Vehicles(3)	29.49%	29.78%	30.15%	30.98%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Make(2):
Percentage of Toyota Vehicles	86.76%	86.61%	86.59%	86.26%
Percentage of Lexus Vehicles	13.24%	13.39%	13.41%	13.74%
Total	100.00%	100.00%	100.00%	100.00%
Share of Original Assets:
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Monthly Payments Greater Than 60 Months	29.41%	29.22%	31.11%	30.75%
Percentage of Used Vehicles	18.92%	19.40%	20.09%	21.08%
__________________________
(1)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(2)	Percentages may not add to 100% due to rounding.
(3)
Vehicles categorized in this table as “crossover utility vehicles” are included in the category of “sport utility vehicles” or “minivans” in the summary characteristics for each securitization prior to the Toyota Auto Receivables 2021-B Owner Trust securitization, and vehicles categorized as “minivans” in the summary characteristics for each securitization prior to the Toyota Auto Receivables 2021-B Owner Trust securitization are categorized as “crossover utility vehicles” for each securitization after the Toyota Auto Receivables 2021-A Owner Trust securitization.

Original Summary Characteristics by Prior Securitization:	TAOT 2017-A	TAOT 2017-B	TAOT 2017-C	TAOT 2017-D
Number of Pool Assets	93,151	106,118	102,754	106,107
Original Pool Balance	$1,610,505,281.69	$1,884,009,090.55	$1,889,438,548.44	$1,903,254,413.53
Average Loan Balance	$17,289.19	$17,753.91	$18,387.98	$17,937.12
Weighted Average Interest Rate	2.20%	2.17%	2.09%	2.12%
Weighted Average Original Term	63 months	64 months	64 months	65 months
Weighted Average Remaining Term	48 months	49 months	50 months	50 months
Weighted Average FICO® Score(1)	757	758	760	760
Minimum FICO® Score(1)	620	620	620	620
Maximum FICO® Score(1)	900	900	900	900
Geographic Distribution of Receivables representing the 5 states with the greatest aggregate initial principal balance:
	CA - 24.1%	CA - 23.6%	CA - 23.9%	CA - 25.8%
	TX - 16.3%	TX - 16.1%	TX - 15.9%	TX - 10.9%
	IL - 4.5%	IL - 4.7%	IL - 4.6%	IL - 4.7%
	NJ - 4.1%	PA - 4.0%	NJ - 4.1%	NJ - 4.4%
	PA - 4.0%	NY - 3.9%	PA - 3.9%	PA - 4.4%
Distribution of Receivables by Contract Rate(2):
Less than 2.00%	57.96%	58.12%	58.96%	58.12%
2.00%-3.99%	24.60%	25.23%	25.80%	26.47%
4.00%-5.99%	10.16%	9.70%	9.06%	9.36%
6.00%-7.99%	4.10%	3.89%	3.36%	3.22%
8.00%-9.99%	2.05%	1.91%	1.88%	1.81%
10.00%-11.99%	0.87%	0.88%	0.73%	0.74%
12.00%-13.99%	0.20%	0.23%	0.16%	0.22%
14.00%-15.99%	0.04%	0.03%	0.03%	0.03%
16.00% and greater	0.02%	0.01%	0.02%	0.01%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Vehicle Type(2):
Percentage of Cars	45.50%	45.10%	44.49%	44.45%
Percentage of Minivans(3)	8.04%	7.50%	7.13%	7.42%
Percentage of Light-Duty Trucks	13.01%	12.40%	11.92%	11.64%
Percentage of Sport Utility Vehicles(3)	33.44%	35.00%	36.46%	36.49%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Make(2):
Percentage of Toyota Vehicles	85.70%	84.72%	84.80%	86.02%
Percentage of Lexus Vehicles	14.30%	15.28%	15.20%	13.98%
Total	100.00%	100.00%	100.00%	100.00%
Share of Original Assets:
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Monthly Payments Greater Than 60 Months	34.58%	38.87%	42.48%	45.27%
Percentage of Used Vehicles	21.40%	21.42%	21.47%	21.82%

__________________________
(1)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(2)	Percentages may not add to 100% due to rounding.
(3)
Vehicles categorized in this table as “crossover utility vehicles” are included in the category of “sport utility vehicles” or “minivans” in the summary characteristics for each securitization prior to the Toyota Auto Receivables 2021-B Owner Trust securitization, and vehicles categorized as “minivans” in the summary characteristics for each securitization prior to the Toyota Auto Receivables 2021-B Owner Trust securitization are categorized as “crossover utility vehicles” for each securitization after the Toyota Auto Receivables 2021-A Owner Trust securitization.

Original Summary Characteristics by Prior Securitization:	TAOT 2018-A	TAOT 2018-B	TAOT 2018-C	TAOT 2018-D
Number of Pool Assets	105,677	94,829	109,467	73,125
Original Pool Balance	$1,914,792,886.79	$1,767,851,358.52	$2,101,423,565.52	$1,390,010,109.85
Average Loan Balance	$18,119.30	$18,642.52	$19,196.87	$19,008.69
Weighted Average Interest Rate	2.15%	2.15%	2.14%	2.13%
Weighted Average Original Term	65 months	66 months	66 months	66 months
Weighted Average Remaining Term	50 months	51 months	52 months	51 months
Weighted Average FICO® Score(1)	761	761	761	762
Minimum FICO® Score(1)	620	620	620	620
Maximum FICO® Score(1)	900	900	900	900
Geographic Distribution of Receivables representing the 5 states with the greatest aggregate initial principal balance:
	CA - 24.4%	CA - 24.5%	CA - 24.7%	CA - 23.5%
	TX - 15.1%	TX - 14.7%	TX - 15.7%	TX - 15.4%
	IL - 4.4%	IL - 4.6%	IL - 4.4%	IL - 4.3%
	PA - 4.2%	PA - 4.3%	PA - 4.2%	PA - 4.1%
	NJ - 4.0%	NJ - 4.0%	NJ - 3.8%	VA - 3.8%
Distribution of Receivables by Contract Rate(2):
Less than 2.00%	56.67%	57.27%	58.86%	60.89%
2.00%-3.99%	27.25%	26.44%	24.84%	23.29%
4.00%-5.99%	10.25%	10.46%	10.68%	10.31%
6.00%-7.99%	3.17%	3.17%	3.09%	3.06%
8.00%-9.99%	1.66%	1.67%	1.55%	1.43%
10.00%-11.99%	0.76%	0.76%	0.74%	0.73%
12.00%-13.99%	0.20%	0.21%	0.21%	0.23%
14.00%-15.99%	0.02%	0.02%	0.03%	0.05%
16.00% and greater	0.00%	0.01%	0.00%	0.01%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Vehicle Type(2):
Percentage of Cars	43.83%	42.06%	41.45%	40.79%
Percentage of Minivans(3)	6.81%	6.44%	6.34%	5.88%
Percentage of Light-Duty Trucks	11.88%	12.64%	13.38%	14.82%
Percentage of Sport Utility Vehicles(3)	37.48%	38.86%	38.84%	38.50%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Make(2):
Percentage of Toyota Vehicles	85.69%	87.20%	87.72%	88.92%
Percentage of Lexus Vehicles	14.31%	12.80%	12.28%	11.08%
Total	100.00%	100.00%	100.00%	100.00%
Share of Original Assets:
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Monthly Payments Greater Than 60 Months	50.29%	54.10%	56.39%	56.17%
Percentage of Used Vehicles	21.39%	19.98%	19.14%	17.97%
__________________________
(1)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(2)	Percentages may not add to 100% due to rounding.
(3)
Vehicles categorized in this table as “crossover utility vehicles” are included in the category of “sport utility vehicles” or “minivans” in the summary characteristics for each securitization prior to the Toyota Auto Receivables 2021-B Owner Trust securitization, and vehicles categorized as “minivans” in the summary characteristics for each securitization prior to the Toyota Auto Receivables 2021-B Owner Trust securitization are categorized as “crossover utility vehicles” for each securitization after the Toyota Auto Receivables 2021-A Owner Trust securitization.

Original Summary Characteristics by Prior Securitization:	TAOT 2019-A	TAOT 2019-B	TAOT 2019-C	TAOT 2019-D
Number of Pool Assets	101,380	102,324	72,045	99,197
Original Pool Balance	$1,930,929,363.46	$1,907,216,811.97	$1,344,769,909.63	$1,872,859,970.50
Average Loan Balance	$19,046.45	$18,639.00	$18,665.69	$18,880.21
Weighted Average Interest Rate	2.32%	2.56%	2.74%	2.98%
Weighted Average Original Term	66 months	66 months	66 months	66 months
Weighted Average Remaining Term	51 months	50 months	50 months	50 months
Weighted Average FICO® Score(1)	762	761	762	766
Minimum FICO® Score(1)	620	620	620	620
Maximum FICO® Score(1)	900	900	900	900
Geographic Distribution of Receivables representing the 5 states with the greatest aggregate initial principal balance:
	CA - 23.9%	CA - 24.7%	CA - 24.8%	CA - 25.0%
	TX - 15.3%	TX - 14.6%	TX - 14.8%	TX - 14.9%
	IL - 4.6%	IL - 4.7%	IL - 4.8%	IL - 4.9%
	PA - 4.0%	PA - 4.0%	PA - 4.0%	PA - 3.9%
	VA - 3.8%	VA - 3.7%	VA - 3.6%	VA - 3.5%
Distribution of Receivables by Contract Rate(2):
Less than 2.00%	57.41%	52.99%	50.71%	47.41%
2.00%-3.99%	24.22%	25.69%	24.81%	24.73%
4.00%-5.99%	11.70%	13.35%	15.33%	17.46%
6.00%-7.99%	3.84%	4.67%	5.74%	6.41%
8.00%-9.99%	1.67%	1.88%	1.93%	2.21%
10.00%-11.99%	0.77%	0.96%	0.99%	1.09%
12.00%-13.99%	0.30%	0.32%	0.36%	0.51%
14.00%-15.99%	0.05%	0.11%	0.12%	0.13%
16.00% and greater	0.01%	0.02%	0.03%	0.06%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Vehicle Type(2):
Percentage of Cars	40.19%	39.10%	37.82%	36.27%
Percentage of Minivans(3)	5.79%	5.55%	5.31%	5.40%
Percentage of Light-Duty Trucks	16.00%	16.57%	17.29%	18.05%
Percentage of Sport Utility Vehicles(3)	38.03%	38.78%	39.58%	40.28%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Make(2):
Percentage of Toyota Vehicles	89.45%	89.02%	87.87%	86.99%
Percentage of Lexus Vehicles	10.55%	10.98%	12.13%	13.01%
Total	100.00%	100.00%	100.00%	100.00%
Share of Original Assets:
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Monthly Payments Greater Than 60 Months	55.51%	55.07%	55.30%	54.33%
Percentage of Used Vehicles	17.64%	18.24%	18.97%	20.34%
__________________________
(1)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(2)	Percentages may not add to 100% due to rounding.
(3)
Vehicles categorized in this table as “crossover utility vehicles” are included in the category of “sport utility vehicles” or “minivans” in the summary characteristics for each securitization prior to the Toyota Auto Receivables 2021-B Owner Trust securitization, and vehicles categorized as “minivans” in the summary characteristics for each securitization prior to the Toyota Auto Receivables 2021-B Owner Trust securitization are categorized as “crossover utility vehicles” for each securitization after the Toyota Auto Receivables 2021-A Owner Trust securitization.

Original Summary Characteristics by Prior Securitization:	TAOT 2020-A	TAOT 2020-B	TAOT 2020-C	TAOT 2020-D
Number of Pool Assets	97,464	67,524	86,264	87,460
Original Pool Balance	$1,855,904,868.20	$1,275,392,995.27	$1,659,837,859.33	$1,652,997,849.97
Average Loan Balance	$19,041.95	$18,888.00	$19,241.37	$18,900.04
Weighted Average Interest Rate	3.20%	3.26%	3.43%	3.46%
Weighted Average Original Term	66 months	66 months	66 months	66 months
Weighted Average Remaining Term	50 months	49 months	50 months	50 months
Weighted Average FICO® Score(1)	766	767	769	769
Minimum FICO® Score(1)	620	620	620	620
Maximum FICO® Score(1)	900	900	900	900
Geographic Distribution of Receivables representing the 5 states with the greatest aggregate initial principal balance:
	CA - 24.7%	CA - 24.2%	CA - 23.8%	CA - 23.3%
	TX - 15.0%	TX - 14.8%	TX - 14.2%	TX - 13.9%
	IL - 4.8%	IL - 4.7%	PA - 5.0%	IL - 4.5%
	PA - 4.0%	PA - 4.1%	IL - 4.7%	PA - 4.1%
	VA - 3.8%	NJ - 3.7%	VA - 3.8%	VA - 3.9%
Distribution of Receivables by Contract Rate(2):
Less than 2.00%	43.69%	42.68%	38.24%	36.95%
2.00%-3.99%	25.54%	25.74%	27.72%	28.74%
4.00%-5.99%	19.11%	20.33%	22.47%	22.84%
6.00%-7.99%	7.05%	6.95%	7.15%	7.13%
8.00%-9.99%	2.50%	2.29%	2.36%	2.33%
10.00%-11.99%	1.27%	1.20%	1.21%	1.16%
12.00%-13.99%	0.57%	0.57%	0.60%	0.61%
14.00%-15.99%	0.21%	0.18%	0.19%	0.18%
16.00% and greater	0.07%	0.06%	0.06%	0.06%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Vehicle Type(2):
Percentage of Cars	34.99%	33.99%	32.60%	31.67%
Percentage of Minivans(3)	5.20%	4.83%	4.26%	4.22%
Percentage of Light-Duty Trucks	18.28%	17.87%	17.63%	17.08%
Percentage of Sport Utility Vehicles(3)	41.53%	43.31%	45.50%	47.03%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Make(2):
Percentage of Toyota Vehicles	87.24%	87.18%	87.06%	85.87%
Percentage of Lexus Vehicles	12.76%	12.82%	12.94%	14.13%
Total	100.00%	100.00%	100.00%	100.00%
Share of Original Assets:
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Monthly Payments Greater Than 60 Months	54.29%	54.52%	57.35%	56.23%
Percentage of Used Vehicles	19.94%	20.86%	21.38%	23.33%
__________________________
(1)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(2)	Percentages may not add to 100% due to rounding.
(3)
Vehicles categorized in this table as “crossover utility vehicles” are included in the category of “sport utility vehicles” or “minivans” in the summary characteristics for each securitization prior to the Toyota Auto Receivables 2021-B Owner Trust securitization, and vehicles categorized as “minivans” in the summary characteristics for each securitization prior to the Toyota Auto Receivables 2021-B Owner Trust securitization are categorized as “crossover utility vehicles” for each securitization after the Toyota Auto Receivables 2021-A Owner Trust securitization.

Original Summary Characteristics by Prior Securitization:	TAOT 2021-A	TAOT 2021-B
Number of Pool Assets	89,958	78,636
Original Pool Balance	$1,822,777,183.25	$1,666,956,330.13
Average Loan Balance	$20,262.54	$21,198.39
Weighted Average Interest Rate	3.06%	3.08%
Weighted Average Original Term	65 months	65 months
Weighted Average Remaining Term	51 months	53 months
Weighted Average FICO® Score(1)	769	767
Minimum FICO® Score(1)	620	620
Maximum FICO® Score(1)	900	900
Geographic Distribution of Receivables representing the 5 states with the greatest aggregate initial principal balance:
	CA - 23.7%	CA - 26.0%
	TX - 12.5%	TX - 13.0%
	IL - 4.7%	IL - 4.5%
	PA - 4.4%	PA - 4.4%
	VA - 3.8%	NJ - 3.6%
Distribution of Receivables by Contract Rate(2):
Less than 2.00%	45.00%	43.08%
2.00%-3.99%	24.94%	27.06%
4.00%-5.99%	19.64%	19.84%
6.00%-7.99%	6.37%	6.08%
8.00%-9.99%	2.10%	2.15%
10.00%-11.99%	1.17%	1.08%
12.00%-13.99%	0.53%	0.47%
14.00%-15.99%	0.18%	0.18%
16.00% and greater	0.07%	0.05%
Total	100.00%	100.00%
Distribution of Receivables by Vehicle Type(2):
Percentage of Cars	30.27%	31.22%
Percentage of Crossover Utility Vehicles(3)	N.A.	46.29%
Percentage of Minivans(3)	3.04%	N.A.
Percentage of Light-Duty Trucks	16.81%	15.87%
Percentage of Sport Utility Vehicles(3)	49.87%	6.63%
Total	100.00%	100.00%
Distribution of Receivables by Make(2):
Percentage of Toyota Vehicles	83.91%	83.73%
Percentage of Lexus Vehicles	16.09%	16.27%
Total	100.00%	100.00%
Share of Original Assets:
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Monthly Payments Greater Than 60 Months	49.18%	50.61%
Percentage of Used Vehicles	26.33%	25.41%
__________________________
(1)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(2)	Percentages may not add to 100% due to rounding.
(3)
Vehicles categorized in this table as “crossover utility vehicles” are included in the category of “sport utility vehicles” or “minivans” in the summary characteristics for each securitization prior to the Toyota Auto Receivables 2021-B Owner Trust securitization, and vehicles categorized as “minivans” in the summary characteristics for each securitization prior to the Toyota Auto Receivables 2021-B Owner Trust securitization are categorized as “crossover utility vehicles” for each securitization after the Toyota Auto Receivables 2021-A Owner Trust securitization.

TAOT 2016-A - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,240,045,265.84	4,737,672.57	264	758,000.34	38	-	-	0.06%
2	1,196,571,836.10	5,222,947.32	300	654,034.03	37	516,911.18	21	0.10%
3	1,153,281,561.02	6,450,094.61	367	879,126.07	49	413,156.86	23	0.11%
4	1,108,399,832.56	6,599,226.29	377	902,840.12	52	370,175.29	19	0.11%
5	1,067,849,639.39	7,420,738.27	429	1,531,838.96	81	440,366.26	26	0.18%
6	1,025,130,596.78	6,221,975.15	352	1,728,790.23	97	671,349.02	35	0.23%
7	984,084,000.07	6,518,217.35	377	1,017,200.23	64	761,202.56	40	0.18%
8	945,253,565.65	7,546,674.21	441	1,367,275.19	82	398,501.46	25	0.19%
9	907,600,980.94	7,110,180.68	413	1,598,284.44	93	721,458.72	38	0.26%
10	870,528,911.42	8,917,487.11	532	1,780,831.60	100	783,705.75	44	0.29%
11	833,026,888.17	7,444,098.74	454	1,688,025.56	98	844,288.87	49	0.30%
12	797,908,027.27	6,201,940.90	404	1,325,938.57	81	581,178.75	37	0.24%
13	759,921,903.41	6,035,523.14	379	803,918.03	62	346,589.98	28	0.15%
14	726,220,380.91	5,893,708.20	412	1,526,057.71	94	225,854.22	19	0.24%
15	691,468,628.52	5,536,031.51	383	1,055,589.52	67	569,906.22	38	0.24%
16	657,975,012.60	5,861,383.96	404	1,116,705.20	75	491,739.38	33	0.24%
17	625,637,068.64	6,269,606.92	446	1,053,934.56	78	516,194.60	30	0.25%
18	592,984,620.37	5,720,692.30	410	1,311,985.56	97	363,445.59	23	0.28%
19	562,980,344.13	5,987,614.05	434	1,375,357.54	96	317,585.75	26	0.30%
20	533,029,966.04	5,535,933.69	409	1,350,198.03	98	548,388.56	35	0.36%
21	505,369,136.92	6,143,281.35	470	1,228,685.26	90	560,084.73	40	0.35%
22	478,716,087.22	6,686,270.64	532	1,480,653.40	111	493,213.83	39	0.41%
23	450,868,810.45	5,515,583.44	440	1,266,556.19	97	582,721.89	41	0.41%
24	425,551,408.34	4,867,149.73	389	1,075,913.40	89	343,021.82	31	0.33%
25	399,182,209.73	4,350,652.00	358	909,353.77	78	338,575.89	25	0.31%
26	374,472,033.44	3,569,461.17	301	1,022,601.22	86	306,485.22	24	0.35%
27	350,559,076.19	3,622,160.73	322	858,993.77	69	247,524.57	21	0.32%
28	328,766,371.41	3,709,598.41	346	801,209.77	69	209,724.05	19	0.31%
29	306,824,454.03	3,478,091.12	327	911,863.57	82	202,533.17	20	0.36%
30	285,465,686.22	3,477,009.90	327	836,097.05	72	263,436.02	21	0.39%
31	266,859,470.68	3,736,964.07	360	856,983.83	79	241,165.12	25	0.41%
32	247,264,526.26	3,240,673.03	313	894,857.98	82	173,747.87	20	0.43%
33	229,656,755.71	3,033,067.55	313	740,358.24	74	336,590.71	27	0.47%
34	212,435,451.66	3,245,984.14	338	823,941.35	79	202,486.43	26	0.48%
35	195,451,263.19	2,542,109.37	289	866,031.87	88	199,848.27	20	0.55%
36	179,869,288.64	2,446,610.88	282	603,330.01	65	208,661.08	24	0.45%
37	164,200,911.43	2,569,448.34	295	531,286.94	60	114,946.75	14	0.39%
38	149,371,071.55	2,069,595.43	247	591,452.54	76	157,154.66	16	0.50%
39	135,381,131.01	1,856,867.38	231	412,374.96	54	167,959.09	25	0.43%
40	122,592,934.30	2,228,587.24	298	525,342.46	66	54,444.47	16	0.47%
41	109,849,024.40	1,991,893.32	275	381,428.38	54	101,686.08	19	0.44%
42	98,160,017.56	1,477,085.88	207	474,917.02	73	110,052.66	13	0.60%
43	87,861,723.05	1,634,066.70	241	315,891.14	47	132,084.96	20	0.51%
44	77,868,202.90	1,526,840.61	220	287,389.16	46	85,363.51	11	0.48%
45	69,059,340.67	1,671,365.33	248	336,832.90	48	72,358.80	15	0.59%
46	60,560,926.76	1,320,803.32	224	468,923.66	67	97,162.72	15	0.93%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2016-B - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,582,705,244.55	7,829,110.35	430	1,212,458.88	65	20,094.03	3	0.08%
2	1,522,452,118.07	8,140,255.79	431	1,466,995.73	76	819,476.54	40	0.15%
3	1,466,006,906.73	9,249,319.50	528	2,029,005.48	107	776,376.94	41	0.19%
4	1,407,112,256.72	8,497,296.07	486	1,790,656.63	106	906,073.67	51	0.19%
5	1,350,045,286.06	9,260,254.87	521	1,629,584.25	89	690,223.44	41	0.17%
6	1,296,531,277.27	9,815,218.79	591	2,023,111.15	117	955,740.54	48	0.23%
7	1,244,491,153.82	9,599,439.84	563	2,249,303.65	128	930,906.16	51	0.26%
8	1,193,121,250.27	11,271,615.24	665	2,635,695.73	151	1,144,177.78	65	0.32%
9	1,141,792,174.13	9,398,597.09	575	2,637,752.72	149	1,150,639.21	61	0.33%
10	1,093,221,904.99	8,107,794.95	510	2,051,698.36	115	1,151,182.55	62	0.29%
11	1,040,595,069.31	7,326,761.84	468	1,728,904.29	98	953,560.69	52	0.26%
12	995,623,745.33	7,935,544.63	510	1,681,783.65	105	706,855.14	41	0.24%
13	947,181,867.14	7,673,743.66	510	1,356,246.63	94	912,982.61	50	0.24%
14	900,512,218.85	7,101,327.30	462	1,894,764.62	123	425,476.03	30	0.26%
15	858,154,409.83	8,126,892.55	551	1,732,385.63	115	951,385.89	55	0.31%
16	813,811,901.88	7,817,106.71	553	2,138,940.18	147	653,092.00	45	0.34%
17	772,624,853.28	7,985,065.11	564	1,787,751.04	120	1,028,768.70	64	0.36%
18	731,167,225.47	7,434,225.44	561	1,801,841.74	124	601,801.03	44	0.33%
19	693,345,368.66	7,755,866.34	561	1,787,624.83	141	677,684.14	48	0.36%
20	657,984,702.59	9,089,898.94	658	2,029,498.31	158	661,594.07	58	0.41%
21	620,750,612.53	7,756,235.27	572	1,771,425.75	136	839,031.26	65	0.42%
22	587,700,891.82	5,986,183.53	449	1,490,758.77	113	671,515.34	45	0.37%
23	552,431,354.74	5,771,889.03	456	1,107,192.78	94	578,705.53	40	0.31%
24	520,056,806.19	4,570,584.93	377	1,204,464.75	95	307,656.92	31	0.29%
25	488,231,833.17	5,018,642.14	419	1,214,519.39	99	336,581.45	30	0.32%
26	458,368,386.96	4,738,680.39	420	1,414,130.57	117	412,253.54	37	0.40%
27	428,733,073.02	5,431,162.54	484	1,165,588.55	98	426,522.81	40	0.37%
28	399,365,380.49	4,265,614.24	374	1,294,003.15	110	321,026.88	35	0.40%
29	374,425,565.69	4,858,641.23	433	1,214,054.67	107	378,477.09	33	0.43%
30	347,654,055.26	4,630,041.93	432	861,823.10	84	435,895.56	36	0.37%
31	323,483,295.11	4,238,073.41	418	964,327.98	97	250,182.68	25	0.38%
32	300,854,645.84	4,340,511.52	429	1,101,141.94	104	308,541.82	34	0.47%
33	278,243,631.84	3,988,120.79	403	944,258.36	93	252,049.91	31	0.43%
34	257,226,854.44	3,453,087.89	354	876,202.97	92	339,454.63	31	0.47%
35	235,885,780.02	3,620,023.51	389	871,091.83	82	203,680.88	27	0.46%
36	215,446,671.10	3,025,460.33	350	747,534.28	88	215,262.89	21	0.45%
37	196,306,295.13	3,091,408.90	344	680,336.60	90	135,050.66	20	0.42%
38	179,458,245.41	2,995,646.86	359	624,157.72	74	203,385.22	31	0.46%
39	161,923,883.78	2,719,976.03	333	727,557.06	92	189,241.35	18	0.57%
40	145,957,371.73	2,542,697.99	325	627,516.83	78	208,976.90	31	0.57%
41	131,406,239.60	2,389,093.65	323	606,910.00	79	168,820.46	23	0.59%
42	117,400,294.90	2,288,118.45	309	470,427.82	75	184,009.49	24	0.56%
43	104,873,406.46	2,354,966.53	321	467,148.03	72	130,498.93	23	0.57%
44	92,812,226.81	2,442,410.37	363	549,582.08	80	153,535.54	25	0.76%
45	81,187,211.32	1,743,115.12	271	585,560.62	88	111,546.00	20	0.86%
46	70,796,874.05	1,372,808.19	222	361,073.92	65	150,520.37	26	0.72%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2016-C - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,230,924,698.03	5,752,660.38	311	1,044,900.45	55	47,934.63	3	0.09%
2	1,183,400,254.58	6,179,452.96	361	1,089,762.61	54	580,665.88	30	0.14%
3	1,138,605,735.72	6,482,607.40	388	926,967.24	58	614,451.80	28	0.14%
4	1,094,594,168.80	6,723,445.54	399	1,227,285.10	84	497,673.94	30	0.16%
5	1,051,622,018.91	8,222,233.18	495	1,668,197.14	95	706,247.46	44	0.23%
6	1,006,749,134.93	7,162,297.72	420	1,786,213.68	107	671,262.43	35	0.24%
7	965,798,728.55	6,998,224.57	419	1,339,226.20	80	674,643.47	40	0.21%
8	921,120,850.27	5,648,166.16	358	1,148,143.44	71	563,713.62	33	0.19%
9	883,796,072.01	6,189,265.48	389	1,477,532.45	86	639,391.85	41	0.24%
10	842,773,200.22	6,035,054.29	385	1,253,490.15	76	681,508.50	42	0.23%
11	803,862,199.67	6,911,239.01	421	1,350,882.31	84	403,802.12	28	0.22%
12	767,765,395.73	6,979,883.24	452	1,424,865.19	88	553,688.90	34	0.26%
13	730,767,904.00	6,865,064.35	452	1,646,129.31	105	587,905.82	34	0.31%
14	696,359,047.84	6,397,629.62	413	1,606,705.12	99	635,049.80	41	0.32%
15	662,454,621.13	6,690,132.79	446	1,365,913.04	84	645,786.65	41	0.30%
16	630,749,125.11	6,792,417.36	450	1,571,050.73	106	380,820.80	28	0.31%
17	600,947,716.95	7,637,418.78	528	1,767,963.23	120	687,211.20	40	0.41%
18	569,613,580.68	5,935,236.25	419	1,624,090.87	106	655,848.96	46	0.40%
19	541,585,778.96	5,064,908.50	350	1,114,882.90	74	684,531.69	44	0.33%
20	511,065,891.29	4,777,342.70	354	906,118.32	64	310,589.13	20	0.24%
21	482,999,056.15	4,211,521.07	324	972,985.82	81	350,670.02	22	0.27%
22	455,526,878.47	4,548,858.35	349	955,487.52	86	352,292.47	27	0.29%
23	429,436,873.45	4,093,848.48	329	1,346,142.81	96	337,473.38	32	0.39%
24	404,116,463.45	4,152,041.60	348	1,133,384.98	88	410,187.57	31	0.38%
25	379,000,236.11	3,868,423.72	314	945,603.27	76	456,680.06	34	0.37%
26	357,108,092.70	4,417,753.74	378	824,325.95	69	344,907.89	29	0.33%
27	333,900,350.49	4,042,687.66	361	959,295.58	81	213,017.16	23	0.35%
28	313,157,834.30	4,067,858.94	364	826,302.09	79	335,416.23	27	0.37%
29	292,906,308.58	4,282,934.97	405	888,352.69	80	261,336.53	28	0.39%
30	272,956,877.82	3,161,254.42	308	1,041,700.49	91	186,144.01	24	0.45%
31	254,419,075.02	3,126,422.64	306	655,889.26	65	321,767.45	31	0.38%
32	235,640,684.61	3,143,642.03	308	544,487.60	52	136,633.14	16	0.29%
33	217,682,054.91	2,839,224.41	288	673,324.27	59	87,660.71	12	0.35%
34	200,627,443.55	3,253,644.50	315	631,002.24	62	206,416.64	19	0.42%
35	185,575,605.70	2,822,823.03	301	744,130.47	76	163,316.81	15	0.49%
36	169,514,719.13	2,667,420.74	303	547,419.06	57	254,890.31	24	0.47%
37	154,867,539.56	2,439,750.43	277	614,610.65	73	233,605.96	23	0.55%
38	141,382,116.97	2,210,596.36	248	692,187.84	74	178,697.63	22	0.62%
39	128,573,138.73	2,300,418.94	288	584,676.13	56	151,387.69	23	0.57%
40	116,710,397.24	2,211,783.98	282	783,850.20	91	154,556.92	19	0.80%
41	104,982,631.33	2,106,085.07	282	571,981.82	72	246,888.92	29	0.78%
42	93,578,079.81	1,928,621.68	275	465,503.52	57	170,092.82	22	0.68%
43	83,456,778.20	1,693,823.94	237	431,544.90	61	59,550.85	10	0.59%
44	73,582,877.72	1,544,121.24	237	410,007.42	62	142,160.79	18	0.75%
45	64,876,606.89	960,961.89	170	211,002.05	39	163,764.77	27	0.58%
46	56,583,742.02	870,002.81	148	165,977.04	33	79,011.61	16	0.43%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2016-D - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,236,357,036.89	6,268,253.84	336	946,029.99	53	-	-	0.08%
2	1,192,358,585.95	6,151,531.87	335	1,001,061.12	62	325,493.87	22	0.11%
3	1,148,932,472.46	8,371,891.72	461	1,365,175.74	75	510,968.77	27	0.16%
4	1,103,798,763.27	7,773,859.73	425	1,680,209.61	93	630,384.23	33	0.21%
5	1,062,461,757.03	6,596,405.72	359	1,710,548.07	99	654,907.87	34	0.22%
6	1,017,521,806.53	5,825,958.74	335	911,748.07	56	717,429.21	40	0.16%
7	977,528,575.05	6,543,955.84	362	1,376,919.61	84	535,693.76	32	0.20%
8	935,203,333.39	6,686,251.33	394	1,480,381.29	84	669,113.91	41	0.23%
9	894,643,528.33	6,741,428.62	389	1,560,791.50	92	583,269.45	35	0.24%
10	857,347,664.76	7,438,921.77	437	1,761,935.79	100	837,780.95	49	0.30%
11	818,184,609.58	7,153,599.60	438	1,605,434.54	89	800,372.32	47	0.29%
12	781,990,298.83	7,486,060.47	450	1,639,130.18	94	759,541.12	39	0.31%
13	744,750,968.45	6,788,061.27	449	1,463,837.78	86	537,507.04	37	0.27%
14	711,524,458.36	6,824,596.02	446	1,709,881.61	107	669,005.17	39	0.33%
15	679,497,562.01	7,811,349.24	529	1,998,153.63	128	826,060.81	49	0.42%
16	644,902,586.08	6,602,278.19	432	1,819,874.51	121	610,060.44	45	0.38%
17	613,494,910.94	5,933,892.02	382	1,366,861.80	91	654,378.52	44	0.33%
18	580,867,543.69	5,045,524.33	335	1,283,972.44	85	333,183.00	24	0.28%
19	549,811,251.46	5,114,774.61	355	863,555.82	59	524,112.09	35	0.25%
20	519,954,445.93	4,933,566.51	350	962,266.12	60	226,431.89	15	0.23%
21	492,808,449.96	5,154,621.09	373	1,118,600.87	87	351,535.88	20	0.30%
22	464,786,190.51	5,231,072.70	379	1,193,053.56	82	363,522.40	31	0.33%
23	437,571,200.72	4,752,572.50	346	1,053,649.87	76	425,041.96	30	0.34%
24	413,856,737.87	5,081,562.40	381	1,160,839.40	82	427,396.79	30	0.38%
25	388,509,994.62	4,388,508.83	349	1,168,031.95	79	252,939.50	19	0.37%
26	365,497,644.40	4,429,101.88	360	1,079,594.25	84	322,451.07	22	0.38%
27	343,210,959.72	5,292,060.94	434	1,122,283.68	92	343,610.70	24	0.43%
28	321,064,587.62	4,579,659.93	379	1,331,223.31	106	309,512.71	33	0.51%
29	301,054,204.25	3,870,438.44	325	1,002,865.58	79	302,355.81	27	0.43%
30	280,396,491.82	4,075,862.54	364	761,042.06	59	235,797.61	22	0.36%
31	260,008,083.23	3,286,209.68	304	830,375.99	71	114,566.99	10	0.36%
32	241,033,610.63	3,307,655.53	311	865,053.28	78	256,945.97	24	0.47%
33	224,229,581.39	3,461,437.42	314	885,170.35	92	227,930.74	21	0.50%
34	206,104,932.69	3,478,822.33	339	606,982.22	58	262,605.70	27	0.42%
35	189,530,760.99	3,066,854.29	313	697,284.71	70	122,377.45	17	0.43%
36	174,183,284.76	3,230,316.68	328	680,822.84	73	203,629.11	23	0.51%
37	158,950,631.50	3,314,040.38	342	566,534.34	59	158,827.91	21	0.46%
38	145,514,648.09	2,703,560.16	302	816,962.05	86	237,029.33	24	0.72%
39	132,058,584.01	3,119,848.82	353	558,195.85	69	202,667.80	25	0.58%
40	118,992,120.70	2,632,767.99	319	621,391.50	64	102,051.86	16	0.61%
41	107,402,117.71	2,088,891.76	283	680,381.91	79	170,613.39	19	0.79%
42	95,963,639.66	2,022,628.80	286	665,536.33	83	132,944.70	17	0.83%
43	85,675,311.23	1,393,175.87	207	493,030.05	74	160,867.18	23	0.76%
44	76,187,917.11	1,037,715.34	155	248,355.64	42	149,481.14	26	0.52%
45	66,452,199.69	830,758.34	129	307,491.00	49	85,643.06	17	0.59%
46	57,341,641.44	1,033,064.03	162	242,136.94	36	122,706.18	16	0.64%
47	49,432,910.90	1,105,358.07	171	282,887.13	42	62,468.87	8	0.70%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2017-A - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,497,615,694.56	5,433,035.47	297	564,018.96	30	11,509.48	1	0.04%
2	1,446,864,425.52	6,160,611.16	353	1,487,342.65	77	387,149.70	20	0.13%
3	1,391,648,544.83	6,602,343.91	376	916,514.57	56	666,550.06	38	0.11%
4	1,337,617,321.88	6,733,503.56	384	1,330,315.40	73	404,604.65	24	0.13%
5	1,287,575,701.15	8,148,824.30	464	1,939,834.16	103	732,358.62	38	0.21%
6	1,234,764,826.41	8,543,709.27	495	2,324,605.43	124	836,906.50	39	0.26%
7	1,185,783,362.27	8,153,809.11	472	2,056,737.33	115	1,112,833.01	56	0.27%
8	1,137,633,025.37	8,114,359.35	494	1,714,482.96	98	868,695.36	53	0.23%
9	1,093,740,406.03	7,870,667.37	476	1,811,332.60	107	721,192.31	46	0.23%
10	1,050,247,629.76	10,496,042.65	614	2,205,505.27	134	699,919.34	48	0.28%
11	1,003,560,283.24	8,126,391.26	494	2,161,730.15	128	762,308.81	48	0.29%
12	962,957,528.24	7,382,666.77	444	1,741,900.60	99	876,730.68	51	0.27%
13	919,616,667.74	7,646,665.36	462	1,497,179.45	95	519,565.10	26	0.22%
14	878,634,172.31	6,218,552.16	392	1,938,052.85	114	582,131.28	40	0.29%
15	837,827,886.44	6,781,424.91	437	1,633,168.31	93	824,798.60	51	0.29%
16	799,196,682.38	7,011,462.26	455	1,778,813.55	114	643,763.31	37	0.30%
17	760,361,952.98	7,304,645.29	476	1,434,961.54	99	541,089.80	38	0.26%
18	722,069,518.72	6,442,511.81	430	1,531,635.22	100	553,978.42	36	0.29%
19	688,488,205.38	7,199,598.67	498	1,567,438.93	109	468,418.09	30	0.30%
20	652,001,708.99	6,723,289.94	462	1,363,095.00	96	591,183.61	39	0.30%
21	619,230,695.83	6,456,306.87	469	1,587,458.31	108	517,407.42	38	0.34%
22	587,432,020.36	7,343,666.54	526	1,757,744.04	130	596,102.88	43	0.40%
23	555,255,030.68	6,162,987.55	453	1,297,437.55	105	565,405.60	43	0.34%
24	525,847,275.12	5,530,944.99	418	1,238,649.41	96	456,710.69	39	0.32%
25	495,583,045.38	5,903,044.20	477	1,157,138.13	89	417,717.30	35	0.32%
26	466,286,349.67	4,511,104.73	369	1,074,709.92	84	299,063.47	26	0.29%
27	437,338,474.12	4,816,349.94	406	995,629.86	74	307,026.45	29	0.30%
28	411,782,942.32	5,334,346.39	439	1,107,769.82	99	275,270.66	21	0.34%
29	384,116,541.91	5,107,860.93	422	952,809.88	82	284,606.37	31	0.32%
30	358,403,959.90	4,914,131.91	458	984,680.99	84	251,656.23	27	0.34%
31	335,299,810.87	4,301,852.58	394	955,221.32	93	308,081.03	30	0.38%
32	311,686,933.12	4,349,065.21	402	862,730.96	83	308,908.02	33	0.38%
33	290,063,252.53	3,900,433.60	378	918,483.92	87	279,305.07	33	0.41%
34	268,593,199.16	4,387,340.34	445	817,270.37	81	253,475.85	31	0.40%
35	247,852,952.69	3,838,395.36	396	913,538.38	96	296,120.50	29	0.49%
36	228,640,292.54	3,319,421.18	344	691,906.51	81	321,734.25	32	0.44%
37	209,836,189.07	3,369,434.91	370	622,115.51	64	214,687.12	27	0.40%
38	192,962,307.16	2,476,577.21	308	709,192.72	84	297,405.26	31	0.52%
39	176,436,279.95	1,807,730.50	244	435,937.99	57	297,628.34	33	0.42%
40	159,480,715.32	1,864,414.65	236	295,825.41	47	150,831.57	18	0.28%
41	143,239,964.13	1,860,324.98	226	437,661.18	55	100,027.46	15	0.38%
42	128,726,562.70	1,779,784.19	215	569,813.23	70	106,741.79	16	0.53%
43	114,752,866.20	1,893,906.00	242	353,489.21	45	166,055.90	22	0.45%
44	101,787,278.80	1,667,727.53	236	386,194.86	51	68,742.96	12	0.45%
45	90,421,859.51	1,402,238.30	217	384,311.86	54	103,184.10	16	0.54%
46	79,208,088.32	1,508,749.07	230	418,967.65	60	86,662.69	14	0.64%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2017-B - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,758,594,905.96	8,126,040.79	458	1,122,478.35	57	41,671.18	2	0.07%
2	1,696,248,398.16	7,979,391.32	448	1,329,659.26	72	696,038.67	34	0.12%
3	1,634,991,449.56	10,030,460.62	549	2,143,274.49	109	422,016.54	26	0.16%
4	1,573,206,596.36	9,689,094.66	546	2,495,553.78	130	1,000,869.83	43	0.22%
5	1,514,692,554.07	9,924,329.18	578	1,796,891.67	108	1,298,926.46	66	0.20%
6	1,454,971,601.71	10,068,631.61	601	2,296,156.53	134	591,651.00	39	0.20%
7	1,401,013,042.91	9,773,771.71	589	2,751,893.51	164	980,301.35	58	0.27%
8	1,347,384,334.42	13,033,555.27	765	2,678,951.55	162	1,012,097.39	64	0.27%
9	1,292,784,479.35	11,510,532.49	652	2,657,780.84	170	981,565.99	61	0.28%
10	1,242,634,850.26	8,792,354.37	511	1,938,417.29	120	919,341.07	60	0.23%
11	1,189,002,899.80	9,173,158.97	555	1,805,205.48	116	683,796.65	45	0.21%
12	1,140,081,108.27	8,548,787.45	496	2,046,661.16	133	760,555.68	46	0.25%
13	1,089,748,615.67	8,198,330.42	514	2,216,015.65	129	735,329.04	55	0.27%
14	1,043,059,817.23	8,793,052.73	523	2,168,943.69	140	876,793.31	57	0.29%
15	996,551,533.53	9,463,015.04	585	2,429,626.49	144	812,159.80	56	0.33%
16	949,616,301.19	8,593,212.53	558	2,325,467.93	141	803,217.09	49	0.33%
17	907,717,102.15	8,959,661.14	576	2,493,108.96	158	689,109.85	40	0.35%
18	862,359,084.56	9,186,454.43	611	1,925,078.81	124	855,176.70	54	0.32%
19	822,468,018.56	8,455,126.75	565	2,326,700.21	150	609,166.91	43	0.36%
20	784,001,652.70	9,051,928.37	646	2,212,024.81	143	825,167.04	62	0.39%
21	744,352,654.83	8,135,266.25	567	2,211,392.34	148	601,980.72	45	0.38%
22	707,126,715.12	7,445,538.40	523	1,749,637.45	129	739,445.87	47	0.35%
23	669,667,001.20	7,380,578.33	541	1,520,306.13	112	541,313.68	45	0.31%
24	632,543,633.75	6,259,772.39	451	1,607,027.70	119	356,540.28	27	0.31%
25	597,333,369.38	6,195,203.20	478	1,704,887.17	119	477,464.74	37	0.37%
26	565,086,094.11	6,370,845.98	500	1,607,937.27	122	764,379.29	52	0.42%
27	529,818,600.84	6,662,653.30	535	1,375,917.07	119	464,472.19	37	0.35%
28	497,767,509.19	6,166,659.10	511	1,633,936.43	134	348,782.06	30	0.40%
29	467,610,610.28	5,843,119.61	503	1,443,292.04	121	558,869.19	48	0.43%
30	437,141,688.66	5,512,456.59	507	1,375,979.01	113	473,135.84	43	0.42%
31	409,764,986.72	5,134,367.40	474	1,310,509.29	119	442,208.82	45	0.43%
32	382,526,144.88	6,097,685.35	564	1,560,277.93	143	255,449.62	37	0.47%
33	355,812,452.89	5,334,453.92	478	1,293,390.32	125	394,767.13	41	0.47%
34	331,543,487.19	4,609,375.04	439	1,063,470.03	96	373,908.30	41	0.43%
35	307,068,708.12	4,283,460.15	482	980,201.94	89	368,366.01	37	0.44%
36	285,227,953.57	3,236,357.29	354	980,094.68	112	249,723.65	28	0.43%
37	263,714,094.93	2,655,142.19	302	500,403.40	67	281,859.25	38	0.30%
38	241,006,806.63	2,485,512.31	275	637,455.98	69	139,259.79	25	0.32%
39	219,361,595.98	2,764,764.37	323	614,739.76	61	190,124.55	22	0.37%
40	199,867,902.97	2,808,562.84	326	597,318.06	77	286,945.06	30	0.44%
41	180,877,000.46	2,298,812.24	286	629,255.21	75	166,812.20	22	0.44%
42	163,323,100.65	2,522,385.75	304	586,810.93	72	143,027.34	26	0.45%
43	147,475,439.68	2,418,869.52	301	636,664.92	82	154,032.89	20	0.54%
44	132,129,738.70	2,354,881.44	304	631,519.10	79	206,469.48	29	0.63%
45	118,126,161.11	2,080,712.94	270	494,275.28	64	138,718.45	27	0.54%
46	105,490,426.43	1,861,561.57	252	511,470.11	61	108,074.41	19	0.59%
47	90,453,994.92	1,291,656.90	184	260,369.38	38	79,244.49	10	0.38%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2017-C - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,768,160,825.74	7,705,630.03	428	1,402,995.74	79	105,594.19	4	0.09%
2	1,709,604,317.28	9,020,157.38	508	1,040,280.85	63	738,745.02	41	0.10%
3	1,647,877,465.13	9,332,841.27	525	1,739,725.34	97	494,530.98	30	0.14%
4	1,591,133,214.86	9,285,482.18	530	2,364,906.68	145	893,615.19	45	0.20%
5	1,536,012,489.88	12,321,333.82	715	2,420,193.83	134	1,202,573.04	73	0.24%
6	1,477,539,340.17	10,971,073.91	613	2,458,076.16	134	1,008,776.47	54	0.23%
7	1,423,475,299.75	8,820,374.30	503	2,112,311.29	117	1,066,450.27	55	0.22%
8	1,366,152,078.30	9,121,586.29	535	1,499,268.03	90	765,261.03	39	0.17%
9	1,313,016,723.82	7,764,819.37	452	2,114,300.85	114	573,926.50	35	0.20%
10	1,260,164,787.44	8,184,684.43	469	1,769,876.26	111	989,662.64	49	0.22%
11	1,210,291,382.90	9,450,085.22	544	1,962,475.78	112	595,184.29	40	0.21%
12	1,160,397,849.68	9,573,509.61	559	2,213,006.59	131	858,075.34	50	0.26%
13	1,110,523,169.82	8,273,776.04	498	2,258,229.34	131	787,372.33	51	0.27%
14	1,066,482,006.29	9,407,786.43	581	2,266,918.09	129	1,061,208.72	64	0.31%
15	1,018,296,712.18	9,227,570.42	581	1,921,380.48	122	686,929.13	37	0.26%
16	974,531,151.71	8,589,263.84	560	1,970,419.64	136	730,833.89	44	0.28%
17	932,034,087.55	9,720,686.76	635	2,091,977.35	136	648,786.10	46	0.29%
18	888,821,866.06	8,508,853.73	553	2,078,775.76	136	697,112.80	49	0.31%
19	848,637,642.17	7,096,748.25	478	2,284,882.03	154	472,131.29	35	0.32%
20	808,042,492.92	7,725,749.41	539	1,271,666.17	86	799,287.34	53	0.26%
21	766,666,990.59	6,892,497.48	471	1,828,812.99	124	409,219.61	28	0.29%
22	727,498,360.63	6,890,437.79	491	1,439,996.09	102	458,769.75	30	0.26%
23	691,700,842.46	7,322,694.51	539	1,513,962.89	110	543,729.22	35	0.30%
24	654,060,371.50	7,221,158.99	533	1,505,754.47	112	573,774.86	42	0.32%
25	618,452,917.60	6,875,208.27	529	1,965,616.66	143	447,788.29	32	0.39%
26	584,311,497.33	6,485,143.86	514	1,638,356.06	125	534,429.54	44	0.37%
27	549,918,373.79	6,762,552.53	535	1,425,380.45	128	632,209.25	48	0.37%
28	519,147,652.71	6,622,143.55	542	1,935,566.48	154	493,595.18	48	0.47%
29	487,668,058.20	7,040,661.93	603	1,547,550.81	133	736,879.06	62	0.47%
30	456,362,526.25	5,963,345.98	507	1,264,126.40	121	464,165.27	43	0.38%
31	428,556,646.17	5,592,148.82	492	1,265,552.35	111	308,828.42	37	0.37%
32	400,690,522.72	5,131,744.52	483	1,427,167.60	122	387,539.40	33	0.45%
33	375,587,178.34	4,480,226.72	435	955,937.00	102	584,167.66	54	0.41%
34	350,933,487.38	3,387,044.37	345	1,035,796.14	99	268,639.81	35	0.37%
35	324,570,854.96	3,013,764.86	309	752,522.92	74	424,415.92	43	0.36%
36	299,135,808.65	3,483,719.50	339	734,256.46	71	263,063.15	30	0.33%
37	275,569,918.19	3,247,557.73	326	913,911.12	82	232,452.83	25	0.42%
38	252,207,533.54	2,748,911.54	292	783,462.61	85	248,171.07	25	0.41%
39	230,967,367.68	2,960,680.88	313	625,709.27	71	236,350.63	30	0.37%
40	211,385,112.42	2,823,279.89	314	765,451.29	79	194,834.45	22	0.45%
41	191,752,191.77	2,904,008.06	339	779,902.43	81	248,967.53	29	0.54%
42	173,456,043.61	2,506,361.94	297	612,283.97	66	177,828.28	20	0.46%
43	157,476,525.63	2,224,887.12	270	728,089.17	81	85,233.73	12	0.52%
44	138,330,309.59	1,507,275.51	198	370,639.27	41	70,329.35	16	0.32%
45	122,857,613.79	1,417,038.73	184	260,460.55	40	91,597.87	10	0.29%
46	109,788,079.40	1,586,470.38	229	354,238.06	46	68,196.29	12	0.38%
47	96,494,638.67	1,306,895.01	202	357,095.81	50	95,615.14	14	0.47%
48	85,103,645.06	1,690,697.16	267	300,683.39	44	74,562.59	13	0.44%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2017-D - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,780,549,288.23	8,026,913.99	456	1,218,739.01	70	2,951.20	1	0.07%
2	1,722,960,730.68	10,662,008.01	612	1,671,995.47	97	416,714.45	30	0.12%
3	1,660,533,498.69	9,580,864.93	536	1,744,384.99	95	654,374.28	42	0.14%
4	1,604,408,234.94	8,462,191.68	466	1,855,532.46	95	741,106.64	44	0.16%
5	1,543,947,650.30	7,836,411.55	456	1,456,164.13	82	751,907.56	40	0.14%
6	1,486,773,711.60	6,987,808.80	408	1,880,596.77	110	476,981.61	30	0.16%
7	1,430,007,273.41	7,584,883.47	444	1,394,510.92	92	960,849.74	51	0.16%
8	1,375,885,376.63	7,919,048.22	480	1,897,000.64	105	553,780.70	34	0.18%
9	1,320,926,849.09	9,011,401.59	540	2,183,018.24	120	708,678.33	41	0.22%
10	1,267,717,464.95	8,513,628.35	504	2,402,777.32	136	881,749.56	51	0.26%
11	1,220,058,798.04	8,849,786.49	542	2,173,008.31	129	1,032,499.28	59	0.26%
12	1,167,696,958.41	8,611,368.51	527	1,940,914.58	117	997,481.28	59	0.25%
13	1,120,232,186.29	8,173,166.66	521	2,399,187.36	141	751,999.73	43	0.28%
14	1,073,626,360.29	9,340,555.44	575	2,401,237.59	140	986,121.62	61	0.32%
15	1,026,811,595.55	8,480,547.93	529	2,219,796.73	137	906,793.40	56	0.30%
16	983,957,996.21	7,635,400.46	475	1,952,283.51	123	743,457.49	44	0.27%
17	938,833,639.08	8,161,950.92	534	1,850,350.45	120	711,767.20	50	0.27%
18	894,150,794.84	6,481,087.34	442	1,690,555.54	110	707,259.77	47	0.27%
19	851,045,736.98	7,170,623.28	476	1,415,549.36	96	727,074.85	46	0.25%
20	811,580,469.58	8,005,585.94	550	1,708,912.10	117	521,091.12	34	0.27%
21	769,465,997.56	7,822,069.96	541	1,522,632.17	112	567,723.56	40	0.27%
22	729,791,156.21	7,450,574.65	536	1,787,446.81	122	538,836.50	41	0.32%
23	692,610,822.80	7,077,105.20	526	1,626,710.94	121	734,050.52	50	0.34%
24	655,245,437.47	6,962,723.37	535	1,768,915.62	126	565,578.37	44	0.36%
25	621,476,217.05	7,193,407.68	549	1,779,777.44	141	603,351.91	44	0.38%
26	586,909,578.63	8,217,874.36	644	1,506,301.05	119	533,649.85	50	0.35%
27	552,694,747.36	6,865,023.68	557	1,993,884.88	161	426,738.09	42	0.44%
28	521,424,459.67	6,389,429.55	525	1,536,403.51	129	551,579.91	56	0.40%
29	489,473,774.76	5,900,617.72	516	1,582,230.98	121	432,133.47	47	0.41%
30	461,690,560.53	4,253,201.38	393	1,391,738.01	119	569,230.98	43	0.42%
31	433,780,232.16	4,091,309.97	372	837,169.07	83	575,273.75	46	0.33%
32	403,722,577.60	3,447,496.20	322	986,402.61	88	413,989.21	38	0.35%
33	374,869,109.28	3,313,499.16	311	805,587.36	82	307,572.00	30	0.30%
34	347,777,370.43	3,839,742.87	359	991,564.19	93	255,171.94	25	0.36%
35	321,186,281.20	3,404,963.63	328	865,560.95	85	313,556.37	30	0.37%
36	296,645,948.01	3,416,815.22	348	819,817.76	87	254,479.85	24	0.36%
37	273,864,614.58	3,140,139.78	339	918,258.94	99	283,213.14	33	0.44%
38	250,904,137.12	3,330,185.49	370	744,418.55	82	301,413.59	35	0.42%
39	229,715,680.25	3,076,497.23	346	697,470.77	79	72,283.46	12	0.34%
40	210,811,918.70	2,811,972.25	311	780,294.36	94	113,896.61	14	0.42%
41	187,879,294.71	1,985,929.24	239	363,950.49	42	145,366.67	23	0.27%
42	169,277,112.10	1,704,443.52	198	460,773.11	54	55,628.95	9	0.31%
43	153,338,243.57	2,116,350.71	277	446,581.03	55	125,425.17	16	0.37%
44	137,041,647.43	1,705,097.06	223	460,373.22	65	88,199.02	14	0.40%
45	122,251,456.39	1,776,923.68	258	446,595.43	52	133,442.86	19	0.47%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2018-A - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,792,251,712.20	7,084,733.83	364	1,359,832.52	71	18,522.72	1	0.08%
2	1,728,614,046.91	6,820,160.26	374	1,326,876.39	65	647,674.81	34	0.11%
3	1,667,995,926.53	6,003,786.02	340	1,246,128.54	74	738,203.41	38	0.12%
4	1,607,977,756.63	6,156,495.70	344	1,068,810.42	58	615,682.52	37	0.10%
5	1,550,641,365.49	7,017,097.32	416	1,416,622.02	74	466,720.93	24	0.12%
6	1,493,546,788.87	7,475,976.17	438	1,541,639.03	87	577,354.18	29	0.14%
7	1,436,958,594.05	7,395,610.09	426	1,490,481.74	90	791,470.25	41	0.16%
8	1,386,302,257.19	8,855,808.07	518	1,884,915.56	107	367,421.86	23	0.16%
9	1,331,354,433.53	7,529,912.91	439	1,347,407.53	89	970,823.81	54	0.17%
10	1,280,433,113.34	7,832,942.69	471	1,768,377.43	109	521,379.97	35	0.18%
11	1,231,344,043.37	9,358,725.73	567	1,707,553.03	103	814,781.90	54	0.20%
12	1,181,344,395.89	9,087,774.15	553	2,046,761.54	134	807,896.69	44	0.24%
13	1,135,446,606.15	7,291,395.05	441	1,668,354.50	108	939,448.47	63	0.23%
14	1,087,442,077.40	7,836,842.70	464	1,521,517.94	95	486,131.16	40	0.18%
15	1,039,823,408.31	6,929,792.77	424	1,443,061.77	95	523,091.38	33	0.19%
16	992,940,874.18	7,096,161.74	432	1,505,435.41	93	600,845.20	46	0.21%
17	950,589,650.05	8,220,853.45	517	1,455,253.57	95	650,190.88	38	0.22%
18	903,987,066.66	7,291,671.23	483	1,695,819.19	107	485,034.76	33	0.24%
19	861,256,729.16	7,787,791.50	516	1,826,509.57	111	721,505.03	47	0.30%
20	820,169,386.91	7,588,742.04	486	1,625,124.39	104	588,446.65	43	0.27%
21	779,107,189.93	7,449,888.44	510	1,713,612.92	127	685,644.35	43	0.31%
22	741,747,545.17	7,546,308.30	530	1,675,291.72	125	640,301.48	50	0.31%
23	703,616,042.43	7,881,138.21	554	1,643,451.58	122	594,091.55	50	0.32%
24	666,125,339.43	7,300,259.84	510	1,587,294.60	120	450,973.23	43	0.31%
25	631,945,327.97	6,976,631.60	524	1,484,888.26	103	598,163.22	47	0.33%
26	596,356,301.16	6,613,861.76	498	1,718,695.54	120	477,397.99	40	0.37%
27	565,617,457.66	5,159,274.97	412	1,653,733.85	129	631,575.85	53	0.40%
28	534,162,229.29	3,809,519.42	323	1,198,617.39	97	537,662.18	53	0.33%
29	501,713,209.27	3,876,035.97	317	846,698.88	66	393,709.23	35	0.25%
30	469,298,864.22	3,781,754.09	325	1,091,924.39	83	263,559.34	21	0.29%
31	438,304,538.39	4,319,184.08	366	1,170,470.94	91	346,068.66	28	0.35%
32	408,292,546.68	3,915,622.51	338	938,753.49	81	303,614.59	27	0.30%
33	380,652,129.31	4,264,903.55	372	746,445.01	76	259,340.15	23	0.26%
34	354,814,711.34	3,944,728.78	354	1,053,023.97	92	207,680.89	26	0.36%
35	328,522,413.42	4,294,572.00	391	911,210.96	77	415,777.78	41	0.40%
36	304,090,883.16	3,496,059.25	340	855,483.35	77	232,160.46	19	0.36%
37	281,917,768.59	3,404,723.94	325	739,985.26	73	285,159.14	25	0.36%
38	255,160,388.86	2,541,365.99	251	492,135.19	44	76,509.36	10	0.22%
39	232,625,362.10	2,007,732.29	208	357,212.91	33	105,123.60	11	0.20%
40	213,119,352.78	2,511,789.41	285	606,232.55	57	82,792.99	9	0.32%
41	193,255,918.82	2,085,036.38	231	430,151.19	49	116,390.58	11	0.28%
42	175,590,118.02	2,441,211.77	302	447,687.36	49	133,459.62	14	0.33%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2018-B - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,654,426,967.31	6,002,727.27	319	855,811.93	54	20,734.58	2	0.05%
2	1,600,535,139.81	6,841,556.79	354	1,090,840.97	64	407,073.98	27	0.09%
3	1,545,074,584.00	7,922,063.18	406	1,502,259.78	77	489,871.22	29	0.13%
4	1,490,527,661.26	6,952,162.12	385	1,669,945.81	87	673,736.65	34	0.16%
5	1,442,649,857.66	7,603,383.81	433	1,325,387.41	73	980,914.15	50	0.16%
6	1,389,738,206.08	8,040,243.77	452	1,429,347.99	85	522,817.99	30	0.14%
7	1,341,152,591.30	6,958,419.07	406	1,780,118.87	96	676,864.80	41	0.18%
8	1,293,899,054.42	9,739,688.93	540	1,892,489.92	116	658,837.79	35	0.20%
9	1,245,732,561.25	8,452,224.29	479	2,096,906.26	118	711,810.12	52	0.23%
10	1,201,042,148.77	7,572,001.99	429	1,546,460.50	87	804,899.56	43	0.20%
11	1,153,431,645.61	8,141,677.45	481	1,228,945.06	71	763,621.27	40	0.17%
12	1,106,230,386.99	7,135,311.34	427	1,787,277.77	96	394,641.24	27	0.20%
13	1,060,214,958.43	7,800,904.84	476	1,256,300.31	72	841,796.01	43	0.20%
14	1,018,594,702.23	7,442,924.21	466	1,911,389.39	114	601,243.82	32	0.25%
15	974,119,770.26	8,100,942.40	509	1,749,657.49	105	651,884.67	38	0.25%
16	932,279,481.45	7,455,772.50	460	1,833,982.78	126	768,500.01	45	0.28%
17	892,253,600.74	7,648,850.75	501	1,850,832.62	113	837,242.02	58	0.30%
18	850,330,852.40	7,540,746.82	501	1,633,539.62	114	507,061.47	39	0.25%
19	811,978,043.47	6,635,715.07	464	1,994,197.24	134	617,062.22	47	0.32%
20	773,600,993.61	8,009,840.14	537	1,968,859.47	140	808,370.64	62	0.36%
21	734,538,561.21	6,370,103.82	445	1,981,347.45	134	669,206.84	52	0.36%
22	699,024,544.98	6,316,075.79	444	1,569,859.80	112	663,614.35	44	0.32%
23	663,994,867.97	6,478,187.43	483	1,605,976.06	113	623,501.32	42	0.34%
24	633,259,593.26	5,134,547.01	399	1,330,549.77	99	626,190.13	48	0.31%
25	601,960,330.53	4,397,677.19	346	1,259,822.26	96	549,625.45	47	0.30%
26	567,507,850.60	3,696,596.55	288	1,035,219.08	79	576,082.85	41	0.28%
27	533,720,457.15	4,087,930.65	328	740,301.05	62	485,519.51	31	0.23%
28	502,611,138.45	4,302,101.01	340	898,193.26	72	392,635.07	32	0.26%
29	471,741,290.20	3,686,798.16	305	1,085,955.33	75	236,197.00	22	0.28%
30	442,359,257.27	4,171,995.08	351	988,874.27	82	372,378.02	27	0.31%
31	415,209,804.91	3,735,012.03	327	795,076.92	68	419,631.92	33	0.29%
32	387,576,106.33	3,837,724.34	346	1,092,810.91	94	160,951.10	17	0.32%
33	362,352,066.67	3,363,271.99	304	834,320.43	76	315,771.99	28	0.32%
34	338,974,643.31	3,138,615.23	311	721,071.37	63	246,217.17	25	0.29%
35	310,112,906.58	2,212,972.55	211	482,079.79	41	80,150.32	13	0.18%
36	286,015,547.12	2,107,503.96	207	521,241.54	46	95,976.24	10	0.22%
37	264,531,432.74	2,613,723.14	265	583,791.01	53	132,763.03	13	0.27%
38	243,039,010.64	1,948,541.77	215	592,329.28	59	135,471.47	13	0.30%
39	223,676,101.15	2,351,474.46	258	516,697.78	54	169,123.02	20	0.31%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2018-C - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,968,273,068.92	6,170,477.30	341	1,120,779.80	63	33,632.68	5	0.06%
2	1,908,659,222.49	8,898,248.16	472	1,421,820.66	84	499,687.92	26	0.10%
3	1,843,739,631.13	8,655,141.87	455	1,727,209.09	89	561,724.09	37	0.12%
4	1,783,326,907.12	8,913,894.12	463	1,912,130.52	100	847,551.05	43	0.15%
5	1,723,766,367.59	10,544,863.42	565	1,849,690.80	104	1,027,183.50	50	0.17%
6	1,664,194,685.61	10,523,824.99	570	2,503,188.06	132	874,921.99	53	0.20%
7	1,607,796,891.09	8,434,696.45	453	2,152,394.99	112	990,435.33	55	0.20%
8	1,549,425,910.49	9,782,113.19	521	1,966,674.74	104	684,248.88	39	0.17%
9	1,490,034,304.05	7,876,812.33	445	2,089,605.53	104	482,814.89	31	0.17%
10	1,432,996,906.94	8,565,308.72	494	2,105,448.34	104	923,457.81	47	0.21%
11	1,380,993,738.75	10,064,169.18	564	1,910,534.38	117	852,530.90	40	0.20%
12	1,324,562,627.95	10,515,259.05	598	2,121,596.45	112	673,265.60	39	0.21%
13	1,271,213,647.36	10,224,123.49	598	2,665,131.57	143	657,957.64	42	0.26%
14	1,219,497,553.29	10,356,441.28	604	2,438,617.18	153	1,131,358.01	63	0.29%
15	1,166,070,578.78	9,474,158.93	581	2,335,320.35	146	818,701.55	57	0.27%
16	1,118,153,644.96	9,626,220.85	589	2,385,603.02	162	976,084.42	64	0.30%
17	1,069,517,032.30	10,256,744.68	656	2,488,219.82	155	1,114,118.14	76	0.34%
18	1,020,595,831.54	9,759,225.47	622	2,565,835.05	170	1,027,686.10	64	0.35%
19	975,696,243.77	8,549,637.92	569	2,323,473.10	148	777,068.44	60	0.32%
20	930,084,004.99	9,640,791.99	644	1,732,663.65	126	811,950.54	53	0.27%
21	889,551,476.44	7,953,737.19	544	2,699,319.39	171	601,938.45	52	0.37%
22	848,963,439.28	5,917,302.47	411	1,771,336.44	133	971,498.24	60	0.32%
23	804,957,675.24	5,283,087.36	372	1,510,277.80	105	673,539.38	53	0.27%
24	761,415,284.25	6,061,738.18	419	1,450,880.62	102	429,198.06	33	0.25%
25	720,431,373.36	6,964,794.06	491	1,771,750.64	118	486,366.89	36	0.31%
26	679,097,135.58	6,054,064.00	422	1,864,690.17	135	464,410.41	34	0.34%
27	639,780,815.60	5,655,395.58	429	1,829,670.60	132	710,717.76	50	0.40%
28	603,297,684.75	5,452,072.84	425	1,518,158.61	122	785,103.45	52	0.38%
29	565,243,677.78	6,228,365.97	468	1,540,349.26	112	521,698.53	46	0.36%
30	530,775,214.83	5,475,061.04	440	1,320,938.50	102	409,637.42	36	0.33%
31	499,514,367.68	5,040,733.62	409	1,250,394.68	103	400,999.66	30	0.33%
32	461,239,926.12	3,638,081.32	306	788,749.70	62	252,211.00	20	0.23%
33	429,103,823.74	2,701,318.02	240	619,934.91	51	143,373.60	13	0.18%
34	400,927,359.41	3,846,352.27	360	743,243.51	68	217,956.94	17	0.24%
35	370,827,880.29	3,248,108.27	308	829,626.42	80	211,296.00	16	0.28%
36	343,570,505.08	3,911,273.75	389	697,356.70	74	226,852.51	24	0.27%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2018-D - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,303,780,778.77	5,164,802.93	246	690,778.26	42	-	-	0.05%
2	1,263,008,222.12	6,327,271.14	321	868,904.07	53	374,765.09	25	0.10%
3	1,221,268,956.02	6,077,482.95	316	1,172,717.86	64	364,247.04	25	0.13%
4	1,182,014,385.79	5,561,958.43	290	1,059,774.01	61	591,023.16	30	0.14%
5	1,140,189,529.97	6,062,975.65	334	992,319.38	48	343,935.59	24	0.12%
6	1,099,114,745.13	5,259,027.41	293	1,385,391.11	72	547,848.55	23	0.18%
7	1,057,861,106.76	5,755,722.32	312	1,279,816.16	70	674,415.11	35	0.18%
8	1,021,393,004.04	6,761,664.48	365	1,456,906.95	80	546,245.99	31	0.20%
9	980,546,637.62	7,293,956.98	390	1,180,621.41	69	486,499.78	29	0.17%
10	942,237,347.78	7,119,242.62	399	1,857,333.43	100	437,252.62	22	0.24%
11	905,415,473.96	7,380,700.29	402	1,547,773.73	87	850,359.11	40	0.26%
12	868,042,084.98	7,264,863.22	421	1,903,825.13	105	643,908.48	39	0.29%
13	834,834,856.96	7,213,231.57	409	1,751,466.39	105	766,941.76	43	0.30%
14	800,349,309.96	7,850,534.83	448	2,020,928.84	127	659,028.99	43	0.33%
15	765,642,944.65	6,807,167.63	397	1,813,136.92	108	758,303.90	55	0.34%
16	733,123,227.86	6,368,827.29	379	1,429,308.32	100	595,787.09	42	0.28%
17	701,275,204.23	6,658,458.51	405	1,432,702.32	92	622,547.05	45	0.29%
18	672,522,614.33	5,447,291.64	366	1,662,110.16	110	690,931.85	46	0.35%
19	643,624,028.29	3,821,982.90	263	1,305,706.49	92	722,949.57	46	0.32%
20	612,307,588.12	4,129,829.51	265	1,098,496.24	74	516,596.98	42	0.26%
21	580,762,315.41	4,494,069.50	291	1,126,204.24	72	344,483.23	27	0.25%
22	550,892,722.03	4,897,677.33	305	1,182,786.30	74	406,637.52	28	0.29%
23	521,238,645.71	4,289,403.46	274	1,348,451.08	83	325,141.40	25	0.32%
24	492,667,643.40	3,998,091.83	278	1,193,884.72	70	390,258.89	24	0.32%
25	466,753,046.35	4,001,165.92	269	1,311,466.41	79	359,396.39	25	0.36%
26	440,040,090.96	4,166,786.45	292	1,073,069.74	77	421,109.55	28	0.34%
27	415,108,065.42	4,242,297.89	295	923,853.30	68	245,199.37	22	0.28%
28	392,719,005.81	4,041,490.43	282	816,829.37	61	205,626.98	18	0.26%
29	365,005,810.10	3,099,983.52	227	656,925.55	44	171,226.22	12	0.23%
30	341,030,075.41	1,731,821.30	137	606,734.89	43	118,214.63	11	0.21%
31	319,851,968.52	2,999,735.56	241	558,144.27	36	146,479.76	15	0.22%
32	297,881,850.22	2,592,549.73	213	617,728.53	50	182,891.96	11	0.27%
33	277,567,878.08	2,798,004.57	259	600,260.85	48	233,317.18	20	0.30%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2019-A - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,812,093,614.01	5,850,711.42	292	824,632.56	46	39,539.85	1	0.05%
2	1,750,797,168.52	6,844,709.04	346	1,237,259.27	65	297,452.27	19	0.09%
3	1,688,760,558.98	6,397,346.99	330	1,196,126.94	53	532,679.09	28	0.10%
4	1,628,424,514.19	7,658,379.52	396	1,088,701.63	56	519,382.98	22	0.10%
5	1,573,087,539.06	7,916,578.25	422	1,699,524.46	87	548,597.18	30	0.14%
6	1,512,795,770.25	8,421,800.99	457	1,499,962.96	82	797,929.84	38	0.15%
7	1,455,820,111.40	8,333,539.32	466	1,781,329.08	101	668,316.98	35	0.17%
8	1,401,947,242.25	8,996,597.66	494	1,482,492.26	83	926,660.72	53	0.17%
9	1,347,125,344.69	8,786,496.84	510	1,726,619.56	105	618,313.66	40	0.17%
10	1,296,909,334.95	9,583,862.63	530	1,753,749.22	111	936,270.53	55	0.21%
11	1,245,173,319.52	10,238,084.40	590	2,340,792.45	137	674,322.05	48	0.24%
12	1,194,665,559.78	9,189,289.59	518	2,220,183.21	143	922,093.02	62	0.26%
13	1,147,245,879.56	8,663,967.11	500	2,091,751.82	130	935,468.38	70	0.26%
14	1,098,060,010.18	9,308,844.65	545	1,861,698.30	113	707,690.36	51	0.23%
15	1,055,547,149.23	7,541,313.45	458	1,880,358.08	117	721,925.06	45	0.25%
16	1,012,149,750.55	5,527,720.30	350	1,589,969.00	106	889,906.68	52	0.25%
17	965,797,373.13	5,419,397.14	348	1,364,502.91	88	706,742.45	49	0.21%
18	918,799,564.35	5,763,991.28	353	1,519,897.77	89	622,125.50	43	0.23%
19	874,344,392.65	6,771,448.78	410	1,711,994.50	102	662,283.82	38	0.27%
20	828,684,208.12	6,838,068.41	394	1,640,130.88	100	407,864.03	27	0.25%
21	785,914,412.32	7,046,123.56	424	1,790,692.68	104	561,038.78	33	0.30%
22	746,245,164.25	6,927,636.15	426	1,795,054.49	109	625,131.71	43	0.32%
23	704,782,076.18	6,777,623.28	438	1,704,363.90	119	641,560.72	37	0.33%
24	666,268,830.72	5,966,530.10	394	2,041,646.40	117	403,670.11	37	0.37%
25	632,311,168.21	5,865,470.66	407	1,521,610.16	90	697,346.21	41	0.35%
26	588,759,208.00	4,253,914.41	306	890,797.98	59	303,275.79	25	0.20%
27	552,321,257.70	3,301,853.91	235	918,144.83	64	249,359.58	20	0.21%
28	519,690,183.03	4,631,274.77	346	831,746.97	60	293,801.96	25	0.22%
29	485,222,364.53	3,386,731.72	254	904,965.97	77	273,649.23	19	0.24%
30	453,187,728.64	4,678,678.27	384	693,743.94	49	271,605.75	24	0.21%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2019-B - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,778,518,657.89	5,940,238.39	317	1,144,123.32	59	32,951.67	2	0.07%
2	1,721,337,572.59	7,936,112.35	405	1,123,759.15	61	537,628.94	25	0.10%
3	1,657,608,253.51	8,104,075.65	426	1,563,272.41	85	284,220.25	23	0.11%
4	1,597,202,325.11	8,816,876.97	479	1,930,713.70	102	639,858.03	40	0.16%
5	1,539,848,496.53	9,773,149.94	532	1,535,376.33	102	750,596.33	41	0.15%
6	1,481,110,397.63	9,645,968.86	537	1,814,343.21	115	753,839.75	54	0.17%
7	1,428,238,090.00	9,556,967.55	526	2,658,431.73	148	607,482.69	49	0.23%
8	1,373,298,657.01	11,663,577.10	620	2,198,721.20	130	1,328,072.48	78	0.26%
9	1,317,765,237.05	9,615,352.57	535	2,921,322.58	162	1,181,995.40	72	0.31%
10	1,267,420,945.56	8,975,148.99	484	2,216,777.19	134	1,362,411.66	81	0.28%
11	1,215,364,942.82	9,422,477.45	559	2,086,252.66	121	1,054,309.31	64	0.26%
12	1,170,370,338.90	8,017,092.54	477	2,086,850.73	125	931,157.99	52	0.26%
13	1,123,857,987.45	5,407,797.89	338	1,837,975.94	111	813,695.14	46	0.24%
14	1,074,764,864.34	5,643,802.82	343	1,532,137.30	99	687,267.88	42	0.21%
15	1,025,071,069.12	6,551,976.17	387	1,494,832.40	89	654,283.22	39	0.21%
16	978,193,356.68	7,808,525.39	465	2,355,310.19	138	582,117.66	34	0.30%
17	929,397,627.20	6,408,015.83	396	2,187,927.22	129	719,251.03	45	0.31%
18	883,341,287.87	6,555,642.08	413	1,695,588.62	97	925,194.93	55	0.30%
19	840,654,304.65	6,718,674.42	416	1,859,335.83	113	623,960.37	39	0.30%
20	796,229,703.98	6,547,254.53	427	2,065,872.01	120	557,208.75	42	0.33%
21	755,757,514.68	6,097,132.05	392	2,019,391.33	124	667,615.40	39	0.36%
22	718,931,572.29	6,032,223.30	387	1,579,814.66	98	671,061.87	42	0.31%
23	671,859,755.37	4,044,742.25	269	899,927.46	58	443,779.77	33	0.20%
24	632,186,363.18	3,596,625.06	239	742,442.94	51	190,705.12	15	0.15%
25	596,078,534.51	4,826,575.78	347	862,437.03	58	204,196.42	14	0.18%
26	558,356,836.96	3,864,016.49	271	1,044,311.25	73	293,873.70	17	0.24%
27	524,010,422.52	4,666,294.69	349	942,890.98	64	324,271.96	25	0.24%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2019-C - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,252,500,071.79	4,983,288.24	264	596,484.55	34	1,643.89	1	0.05%
2	1,210,083,889.93	5,485,222.53	295	903,255.93	54	292,863.92	18	0.10%
3	1,165,324,026.55	5,695,994.42	299	939,128.10	60	378,116.04	31	0.11%
4	1,124,453,980.51	5,796,565.23	331	1,185,372.72	69	509,265.45	32	0.15%
5	1,082,917,867.80	7,243,907.48	414	1,551,842.12	95	626,065.82	33	0.20%
6	1,040,709,461.45	6,525,488.03	361	1,390,709.87	92	657,087.18	40	0.20%
7	1,003,329,050.68	6,705,501.59	351	1,550,976.38	97	503,669.79	38	0.20%
8	964,022,714.58	6,812,993.34	389	1,326,393.65	80	564,290.16	43	0.20%
9	929,489,259.31	6,024,292.88	350	1,740,137.68	97	659,366.32	42	0.26%
10	894,606,891.58	4,863,062.19	284	1,176,426.73	76	623,025.63	37	0.20%
11	856,005,458.67	5,095,134.98	291	904,863.99	54	624,346.59	37	0.18%
12	817,847,518.39	4,656,383.33	269	1,119,452.70	66	373,020.63	24	0.18%
13	780,697,108.05	5,428,892.17	301	1,290,983.56	73	435,094.75	30	0.22%
14	743,352,750.42	4,751,364.09	268	1,393,080.69	75	346,132.36	26	0.23%
15	707,821,788.32	5,411,938.60	314	1,007,696.64	66	544,295.49	29	0.22%
16	674,466,311.98	5,194,501.71	295	1,036,369.87	66	423,924.28	25	0.22%
17	641,222,560.05	5,248,560.71	343	1,414,270.91	80	559,938.53	31	0.31%
18	610,309,463.23	4,850,134.69	286	1,403,643.90	77	529,076.46	32	0.32%
19	581,649,082.64	4,747,442.19	285	1,090,805.77	73	551,764.48	30	0.28%
20	545,602,254.08	3,059,001.31	187	716,176.35	41	200,274.11	14	0.17%
21	514,492,726.78	3,006,193.14	187	748,704.16	44	275,513.95	17	0.20%
22	486,169,855.62	3,536,705.68	238	661,079.93	50	366,452.53	20	0.21%
23	456,416,157.18	3,115,797.76	217	836,990.04	52	148,167.10	17	0.22%
24	429,641,621.33	3,680,414.86	267	749,930.69	43	249,005.46	18	0.23%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2019-D - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,751,583,461.33	7,028,786.25	358	1,074,163.24	49	15,200.06	1	0.06%
2	1,690,595,424.95	9,091,719.33	478	1,417,624.29	68	512,332.34	22	0.11%
3	1,627,930,695.83	7,865,299.31	404	1,452,369.07	77	586,763.61	24	0.13%
4	1,572,184,224.47	7,791,001.58	422	1,611,382.35	93	708,915.81	37	0.15%
5	1,513,119,865.82	10,001,811.64	507	1,745,893.45	114	762,312.37	48	0.17%
6	1,461,250,225.46	7,626,324.07	430	1,855,522.04	108	894,969.28	57	0.19%
7	1,409,644,156.91	6,112,883.07	343	1,554,081.03	98	839,118.68	48	0.17%
8	1,353,146,096.64	5,549,889.47	304	1,309,000.46	74	784,713.55	52	0.15%
9	1,296,517,626.58	6,321,642.23	360	1,439,262.77	78	474,699.86	29	0.15%
10	1,240,822,843.78	7,353,688.40	398	1,729,224.56	94	626,547.65	35	0.19%
11	1,184,362,258.47	6,843,058.28	368	1,905,643.68	101	677,675.68	39	0.22%
12	1,131,480,196.65	6,884,028.80	373	1,889,092.87	100	670,215.68	35	0.23%
13	1,082,405,888.64	6,899,438.30	370	1,483,901.77	88	834,991.49	40	0.21%
14	1,031,255,437.39	7,580,859.31	422	1,883,152.62	106	491,029.63	34	0.23%
15	984,109,320.29	6,386,776.19	366	1,808,176.00	96	699,406.52	43	0.25%
16	940,393,936.29	6,756,630.85	395	1,866,781.92	97	510,422.84	33	0.25%
17	886,371,548.24	5,311,411.98	323	1,178,818.02	64	281,545.56	17	0.16%
18	839,512,787.75	3,984,230.28	234	1,159,337.91	65	358,636.63	23	0.18%
19	796,307,185.16	5,340,450.63	330	1,091,892.74	64	311,693.25	20	0.18%
20	751,502,019.39	4,747,014.12	298	1,086,064.72	64	121,118.76	11	0.16%
21	710,268,871.47	5,421,177.40	356	1,387,709.50	82	409,932.66	26	0.25%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2020-A - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,733,874,801.26	6,650,137.60	335	878,220.67	45	4,110.64	1	0.05%
2	1,672,774,839.42	7,597,142.30	409	1,196,866.64	62	351,885.96	20	0.09%
3	1,618,959,992.99	7,188,886.36	403	1,749,981.93	102	668,186.75	35	0.15%
4	1,563,477,327.96	5,800,976.09	316	1,050,548.17	70	992,093.42	56	0.13%
5	1,503,149,511.14	5,238,393.31	277	1,118,256.78	69	406,847.12	29	0.10%
6	1,442,956,372.36	6,858,793.82	347	1,038,784.30	67	402,502.63	27	0.10%
7	1,384,984,479.12	6,669,937.64	345	2,096,106.40	111	438,621.51	25	0.18%
8	1,325,430,470.91	7,062,860.11	362	1,584,090.08	89	932,805.60	45	0.19%
9	1,269,229,496.61	7,208,626.30	385	1,692,096.30	91	638,048.28	39	0.18%
10	1,216,035,262.17	6,862,540.56	368	2,149,229.29	118	736,528.82	38	0.24%
11	1,161,259,246.74	8,058,712.92	426	1,632,296.11	85	1,065,278.46	63	0.23%
12	1,109,854,786.02	7,075,407.69	368	1,556,030.60	93	576,901.12	28	0.19%
13	1,062,724,000.09	7,466,175.84	398	1,638,107.61	83	467,473.94	31	0.20%
14	1,004,486,565.74	5,269,521.34	297	919,006.00	43	424,905.46	23	0.13%
15	952,515,186.44	4,225,091.80	229	869,257.16	51	279,948.20	18	0.12%
16	906,230,108.64	5,393,344.03	336	1,227,358.19	66	561,265.62	29	0.20%
17	856,068,610.79	4,588,709.84	253	971,771.15	55	322,187.76	20	0.15%
18	812,177,571.29	6,252,264.97	367	1,229,778.16	70	342,682.30	22	0.19%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2020-B - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,235,419,315.46	5,327,204.98	266	75,338.81	3	29,954.98	1	0.01%
2	1,194,725,039.48	3,617,910.29	188	687,840.01	38	-	-	0.06%
3	1,150,446,256.04	3,478,227.37	177	515,417.64	33	240,183.69	12	0.07%
4	1,105,915,031.87	4,029,853.65	206	640,903.31	37	254,745.02	16	0.08%
5	1,062,992,232.71	4,811,253.71	236	826,134.05	43	293,871.50	16	0.11%
6	1,018,479,945.42	4,331,434.57	226	973,136.95	51	373,998.30	15	0.13%
7	977,447,793.09	4,084,342.08	220	947,110.27	59	446,323.01	27	0.14%
8	938,352,087.93	4,217,543.17	229	836,906.88	55	505,068.00	25	0.14%
9	897,044,384.55	4,591,264.62	245	875,521.96	55	297,355.11	22	0.13%
10	859,711,813.19	3,945,022.10	212	953,727.63	54	409,577.10	24	0.16%
11	825,329,623.07	4,410,280.20	233	1,180,846.42	60	309,326.96	19	0.18%
12	782,329,970.14	3,290,081.73	162	770,747.25	38	362,063.24	16	0.14%
13	744,140,388.82	2,050,486.66	121	807,676.58	37	268,097.27	16	0.14%
14	708,826,169.73	3,735,516.28	209	726,737.75	34	329,629.62	16	0.15%
15	672,127,214.67	3,045,175.16	169	611,747.36	39	282,762.43	13	0.13%
16	638,916,624.81	3,763,321.09	227	635,911.68	33	294,908.56	19	0.15%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2020-C - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,539,624,439.96	3,224,479.08	172	503,739.47	34	36,237.25	1	0.04%
2	1,481,682,948.18	4,016,167.87	214	554,599.53	38	290,858.22	15	0.06%
3	1,422,669,648.54	4,191,222.82	220	570,217.72	36	180,757.31	12	0.05%
4	1,367,372,417.93	4,229,132.68	234	804,988.23	48	275,139.72	15	0.08%
5	1,315,025,338.27	4,236,502.51	237	806,191.51	49	288,373.14	16	0.08%
6	1,261,636,780.02	4,682,661.08	265	1,047,397.58	54	146,481.28	15	0.09%
7	1,211,808,224.89	4,082,534.58	224	613,950.28	45	546,680.03	29	0.10%
8	1,164,976,434.27	4,534,764.86	263	958,838.51	55	208,836.01	15	0.10%
9	1,106,696,441.09	3,545,139.63	199	668,950.52	34	244,735.42	13	0.08%
10	1,057,140,031.00	2,590,297.67	154	585,655.01	38	326,534.51	19	0.09%
11	1,011,394,903.91	4,213,948.42	241	590,655.48	45	304,518.12	21	0.09%
12	961,020,010.06	3,362,056.45	208	853,440.17	45	148,214.33	15	0.10%
13	916,410,376.38	4,952,488.17	294	725,241.01	52	250,260.82	14	0.11%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2020-D - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,529,575,631.33	4,306,765.89	246	518,656.55	24	-	-	0.03%
2	1,473,891,064.24	3,971,093.35	226	891,220.33	48	230,897.17	13	0.08%
3	1,414,888,988.36	4,246,831.21	246	584,219.06	44	506,280.15	27	0.08%
4	1,360,921,767.60	4,096,394.39	254	591,161.32	37	182,481.87	17	0.06%
5	1,309,162,764.61	4,328,530.46	245	908,117.11	57	285,730.84	21	0.09%
6	1,245,042,870.01	3,851,078.49	215	687,221.65	33	270,648.93	14	0.08%
7	1,189,198,642.45	2,848,490.99	157	610,104.36	33	229,978.10	10	0.07%
8	1,138,429,369.19	4,246,473.76	245	729,993.81	39	481,707.46	24	0.11%
9	1,083,948,276.34	3,646,272.47	222	679,778.11	39	403,412.06	19	0.10%
10	1,034,055,014.07	4,782,597.08	271	606,982.33	40	273,779.75	15	0.09%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2021-A - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,705,937,362.99	4,769,285.58	231	598,877.98	28	-	0	0.04%
2	1,634,126,132.02	2,831,716.26	142	681,033.54	33	139,463.10	5	0.05%
3	1,569,632,732.24	2,509,605.48	133	527,035.93	28	260,413.20	12	0.05%
4	1,511,631,876.81	4,693,285.73	255	561,237.44	36	167,815.72	12	0.05%
5	1,450,429,903.60	4,327,912.22	222	919,046.22	54	181,225.37	11	0.08%
6	1,392,772,434.10	6,094,139.77	319	897,250.28	46	402,489.02	29	0.09%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2021-B - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,549,043,349.48	4,964,950.27	215	829,238.86	32	23,680.07	1	0.06%
2	1,494,322,829.23	6,829,660.72	300	903,756.21	40	337,056.87	12	0.08%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

60+ Day Delinquencies(1)(2)(3)
_____________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Calculated as aggregate principal balance of receivables 60 or more days contractually delinquent as a percentage of the pool balance, in each case as of the end of the related month.
(3)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

Prepayment Speeds(1)
Month	TAOT 2016-A	TAOT 2016-B	TAOT 2016-C	TAOT 2016-D	TAOT 2017-A	TAOT 2017-B	TAOT 2017-C	TAOT 2017-D	TAOT 2018-A	TAOT 2018-B	TAOT 2018-C	TAOT 2018-D
1	2.77%	2.83%	2.87%	2.80%	2.86%	2.79%	2.73%	2.70%	2.68%	2.72%	2.70%	2.64%
2	1.15%	1.35%	1.38%	1.21%	1.13%	1.27%	1.13%	1.07%	1.29%	1.12%	0.97%	1.03%
3	1.19%	1.25%	1.30%	1.23%	1.36%	1.27%	1.29%	1.29%	1.23%	1.23%	1.19%	1.12%
4	1.32%	1.40%	1.31%	1.36%	1.37%	1.34%	1.15%	1.10%	1.25%	1.24%	1.08%	1.03%
5	1.14%	1.38%	1.31%	1.22%	1.25%	1.27%	1.13%	1.31%	1.20%	0.99%	1.09%	1.21%
6	1.30%	1.29%	1.46%	1.45%	1.41%	1.36%	1.30%	1.24%	1.23%	1.25%	1.13%	1.21%
7	1.27%	1.28%	1.31%	1.25%	1.30%	1.19%	1.18%	1.27%	1.26%	1.11%	1.05%	1.27%
8	1.20%	1.30%	1.55%	1.43%	1.32%	1.22%	1.35%	1.21%	1.07%	1.09%	1.16%	1.05%
9	1.18%	1.35%	1.23%	1.39%	1.17%	1.31%	1.24%	1.29%	1.28%	1.18%	1.24%	1.33%
10	1.20%	1.29%	1.48%	1.26%	1.20%	1.18%	1.28%	1.27%	1.17%	1.06%	1.20%	1.24%
11	1.27%	1.51%	1.43%	1.42%	1.39%	1.37%	1.20%	1.09%	1.14%	1.24%	1.06%	1.21%
12	1.19%	1.24%	1.33%	1.31%	1.16%	1.23%	1.25%	1.33%	1.23%	1.26%	1.26%	1.28%
13	1.40%	1.45%	1.44%	1.42%	1.34%	1.34%	1.30%	1.18%	1.10%	1.26%	1.20%	1.09%
14	1.22%	1.44%	1.35%	1.25%	1.28%	1.24%	1.09%	1.19%	1.23%	1.11%	1.18%	1.21%
15	1.33%	1.30%	1.38%	1.23%	1.33%	1.28%	1.32%	1.25%	1.27%	1.28%	1.29%	1.27%
16	1.32%	1.45%	1.31%	1.44%	1.27%	1.35%	1.19%	1.12%	1.29%	1.21%	1.13%	1.19%
17	1.31%	1.37%	1.24%	1.31%	1.33%	1.18%	1.18%	1.27%	1.14%	1.18%	1.20%	1.20%
18	1.38%	1.44%	1.39%	1.44%	1.36%	1.39%	1.26%	1.30%	1.37%	1.31%	1.26%	1.04%
19	1.28%	1.33%	1.24%	1.40%	1.17%	1.20%	1.17%	1.29%	1.26%	1.19%	1.15%	1.10%
20	1.34%	1.26%	1.45%	1.39%	1.38%	1.18%	1.24%	1.17%	1.24%	1.24%	1.23%	1.29%
21	1.25%	1.41%	1.37%	1.28%	1.24%	1.29%	1.33%	1.35%	1.29%	1.33%	1.05%	1.36%
22	1.23%	1.26%	1.39%	1.39%	1.23%	1.23%	1.29%	1.29%	1.17%	1.21%	1.10%	1.32%
23	1.38%	1.44%	1.36%	1.40%	1.31%	1.30%	1.17%	1.23%	1.26%	1.24%	1.30%	1.35%
24	1.27%	1.35%	1.37%	1.22%	1.21%	1.34%	1.32%	1.29%	1.28%	1.05%	1.33%	1.35%
25	1.40%	1.39%	1.42%	1.40%	1.32%	1.31%	1.28%	1.17%	1.18%	1.13%	1.28%	1.24%
26	1.36%	1.34%	1.25%	1.30%	1.32%	1.21%	1.26%	1.27%	1.30%	1.35%	1.35%	1.34%
27	1.37%	1.39%	1.41%	1.30%	1.36%	1.42%	1.33%	1.31%	1.10%	1.37%	1.33%	1.28%
28	1.28%	1.45%	1.29%	1.36%	1.21%	1.32%	1.20%	1.21%	1.20%	1.30%	1.26%	1.16%
29	1.36%	1.24%	1.31%	1.25%	1.41%	1.28%	1.30%	1.31%	1.31%	1.35%	1.38%	1.52%
30	1.38%	1.43%	1.36%	1.37%	1.36%	1.36%	1.35%	1.13%	1.37%	1.33%	1.29%	1.39%
31	1.22%	1.34%	1.31%	1.42%	1.25%	1.25%	1.22%	1.20%	1.36%	1.27%	1.19%	1.27%
32	1.38%	1.30%	1.39%	1.38%	1.35%	1.31%	1.29%	1.38%	1.38%	1.35%	1.53%	1.38%
33	1.28%	1.37%	1.40%	1.26%	1.28%	1.34%	1.18%	1.38%	1.32%	1.28%	1.37%	1.33%
34	1.32%	1.33%	1.40%	1.44%	1.34%	1.26%	1.21%	1.36%	1.28%	1.22%	1.24%
35	1.37%	1.43%	1.28%	1.39%	1.36%	1.34%	1.38%	1.40%	1.37%	1.55%	1.39%
36	1.32%	1.45%	1.45%	1.35%	1.32%	1.24%	1.40%	1.36%	1.34%	1.41%	1.33%
37	1.41%	1.44%	1.40%	1.41%	1.36%	1.29%	1.37%	1.32%	1.27%	1.33%
38	1.42%	1.34%	1.37%	1.32%	1.28%	1.43%	1.42%	1.40%	1.55%	1.39%
39	1.42%	1.47%	1.37%	1.40%	1.33%	1.44%	1.38%	1.37%	1.44%	1.33%
40	1.39%	1.44%	1.35%	1.44%	1.44%	1.39%	1.34%	1.29%	1.34%
41	1.47%	1.41%	1.42%	1.37%	1.47%	1.43%	1.42%	1.57%	1.43%
42	1.45%	1.45%	1.46%	1.44%	1.42%	1.42%	1.41%	1.44%	1.37%
43	1.39%	1.40%	1.42%	1.40%	1.46%	1.38%	1.32%	1.34%
44	1.44%	1.44%	1.48%	1.39%	1.46%	1.42%	1.57%	1.44%
45	1.38%	1.49%	1.44%	1.51%	1.41%	1.40%	1.47%	1.42%
46	1.44%	1.47%	1.48%	1.54%	1.48%	1.37%	1.38%
47				1.51%		1.60%	1.47%
48							1.41%
_______________
(1)
The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM.  The SMM is the ratio of the prepayment amount divided by the beginning of month pool balance less the calculated scheduled principal amount times one hundred.  The prepayment amount is calculated as the excess of (i) the monthly change in the reported receivables balance minus (ii) the calculated scheduled payment.  The scheduled principal is calculated based on the weighted average remaining term and weighted average APR of the receivables assuming the receivables have been aggregated into one loan. The SMM is expressed as an ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one.

Prepayment Speeds(1)
Month	TAOT 2019-A	TAOT 2019-B	TAOT 2019-C	TAOT 2019-D	TAOT 2020-A	TAOT 2020-B	TAOT 2020-C	TAOT 2020-D	TAOT 2021-A	TAOT 2021-B
1	2.58%	2.72%	2.70%	2.62%	2.67%	1.05%	2.89%	2.89%	2.77%	3.15%
2	1.19%	1.05%	1.15%	1.22%	1.27%	1.13%	1.43%	1.33%	1.73%	1.39%
3	1.26%	1.33%	1.30%	1.33%	1.03%	1.35%	1.52%	1.50%	1.54%
4	1.24%	1.26%	1.15%	1.12%	1.14%	1.41%	1.43%	1.36%	1.36%
5	1.10%	1.19%	1.23%	1.28%	1.36%	1.38%	1.36%	1.31%	1.52%
6	1.32%	1.29%	1.31%	1.05%	1.40%	1.50%	1.44%	1.79%	1.44%
7	1.25%	1.11%	1.10%	1.08%	1.37%	1.38%	1.35%	1.58%
8	1.18%	1.23%	1.25%	1.31%	1.47%	1.33%	1.27%	1.44%
9	1.25%	1.30%	1.02%	1.36%	1.40%	1.48%	1.74%	1.62%
10	1.12%	1.15%	1.09%	1.37%	1.34%	1.33%	1.49%	1.51%
11	1.22%	1.26%	1.33%	1.45%	1.44%	1.22%	1.38%
12	1.22%	1.01%	1.35%	1.37%	1.37%	1.68%	1.61%
13	1.14%	1.12%	1.35%	1.28%	1.25%	1.52%	1.44%
14	1.25%	1.27%	1.41%	1.40%	1.68%	1.43%
15	1.01%	1.34%	1.37%	1.30%	1.54%	1.55%
16	1.10%	1.28%	1.31%	1.21%	1.39%	1.43%
17	1.27%	1.40%	1.35%	1.62%	1.57%
18	1.34%	1.35%	1.27%	1.45%	1.41%
19	1.29%	1.26%	1.18%	1.36%
20	1.39%	1.38%	1.60%	1.47%
21	1.33%	1.27%	1.44%	1.39%
22	1.25%	1.16%	1.34%
23	1.37%	1.59%	1.47%
24	1.31%	1.40%	1.36%
25	1.14%	1.31%
26	1.57%	1.43%
27	1.39%	1.35%
28	1.28%
29	1.41%
30	1.36%
_______________
(1)
The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM.  The SMM is the ratio of the prepayment amount divided by the beginning of month pool balance less the calculated scheduled principal amount times one hundred.  The prepayment amount is calculated as the excess of (i) the monthly change in the reported receivables balance minus (ii) the calculated scheduled payment.  The scheduled principal is calculated based on the weighted average remaining term and weighted average APR of the receivables assuming the receivables have been aggregated into one loan. The SMM is expressed as an ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one.

Prepayment Speeds(1)
_______________
(1)
The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM.  The SMM is the ratio of the prepayment amount divided by the beginning of month pool balance less the calculated scheduled principal amount times one hundred.  The prepayment amount is calculated as the excess of (i) the monthly change in the reported receivables balance minus (ii) the calculated scheduled payment.  The scheduled principal is calculated based on the weighted average remaining term and weighted average APR of the receivables assuming the receivables have been aggregated into one loan. The SMM is expressed as an ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one.

Cumulative Net Losses(1)
Month	TAOT 2016-A	TAOT 2016-B	TAOT 2016-C	TAOT 2016-D	TAOT 2017-A	TAOT 2017-B	TAOT 2017-C	TAOT 2017-D	TAOT 2018-A	TAOT 2018-B	TAOT 2018-C	TAOT 2018-D
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.01%	0.00%	0.00%	0.01%	0.01%	0.01%	0.00%	0.00%	0.01%	0.01%
3	0.04%	0.05%	0.05%	0.03%	0.03%	0.04%	0.04%	0.02%	0.03%	0.02%	0.03%	0.03%
4	0.06%	0.07%	0.07%	0.05%	0.05%	0.06%	0.06%	0.04%	0.05%	0.04%	0.05%	0.04%
5	0.08%	0.11%	0.10%	0.08%	0.06%	0.10%	0.09%	0.07%	0.07%	0.07%	0.08%	0.07%
6	0.09%	0.13%	0.14%	0.11%	0.09%	0.15%	0.11%	0.09%	0.09%	0.10%	0.11%	0.07%
7	0.13%	0.15%	0.16%	0.15%	0.13%	0.15%	0.14%	0.10%	0.10%	0.11%	0.12%	0.10%
8	0.16%	0.18%	0.17%	0.16%	0.16%	0.19%	0.16%	0.13%	0.12%	0.13%	0.14%	0.13%
9	0.16%	0.21%	0.17%	0.18%	0.18%	0.21%	0.18%	0.14%	0.13%	0.14%	0.15%	0.14%
10	0.19%	0.24%	0.20%	0.20%	0.20%	0.22%	0.18%	0.16%	0.17%	0.15%	0.16%	0.14%
11	0.21%	0.26%	0.22%	0.24%	0.22%	0.24%	0.20%	0.19%	0.18%	0.17%	0.19%	0.16%
12	0.24%	0.29%	0.23%	0.26%	0.23%	0.24%	0.21%	0.20%	0.20%	0.18%	0.20%	0.19%
13	0.25%	0.30%	0.25%	0.27%	0.25%	0.25%	0.22%	0.23%	0.22%	0.19%	0.21%	0.22%
14	0.25%	0.31%	0.26%	0.28%	0.24%	0.27%	0.25%	0.24%	0.23%	0.20%	0.22%	0.23%
15	0.25%	0.31%	0.29%	0.30%	0.26%	0.28%	0.27%	0.25%	0.24%	0.21%	0.25%	0.23%
16	0.25%	0.32%	0.32%	0.33%	0.27%	0.30%	0.28%	0.27%	0.25%	0.22%	0.26%	0.25%
17	0.27%	0.34%	0.32%	0.33%	0.28%	0.32%	0.30%	0.28%	0.26%	0.24%	0.27%	0.27%
18	0.29%	0.37%	0.35%	0.34%	0.29%	0.34%	0.30%	0.28%	0.28%	0.26%	0.29%	0.29%
19	0.30%	0.39%	0.36%	0.35%	0.31%	0.35%	0.30%	0.30%	0.28%	0.27%	0.30%	0.30%
20	0.30%	0.40%	0.38%	0.36%	0.32%	0.36%	0.31%	0.30%	0.29%	0.29%	0.31%	0.31%
21	0.31%	0.41%	0.38%	0.36%	0.33%	0.37%	0.32%	0.31%	0.30%	0.31%	0.33%	0.32%
22	0.33%	0.41%	0.38%	0.37%	0.34%	0.37%	0.32%	0.32%	0.32%	0.33%	0.34%	0.33%
23	0.34%	0.43%	0.38%	0.37%	0.35%	0.39%	0.33%	0.31%	0.32%	0.34%	0.36%	0.34%
24	0.36%	0.44%	0.39%	0.38%	0.36%	0.39%	0.33%	0.33%	0.32%	0.35%	0.37%	0.33%
25	0.36%	0.43%	0.39%	0.39%	0.37%	0.39%	0.34%	0.34%	0.33%	0.36%	0.36%	0.34%
26	0.37%	0.42%	0.41%	0.39%	0.37%	0.40%	0.35%	0.35%	0.34%	0.37%	0.36%	0.34%
27	0.36%	0.43%	0.41%	0.40%	0.38%	0.41%	0.36%	0.35%	0.36%	0.37%	0.36%	0.34%
28	0.36%	0.43%	0.41%	0.41%	0.38%	0.42%	0.37%	0.35%	0.37%	0.37%	0.38%	0.35%
29	0.36%	0.44%	0.42%	0.41%	0.38%	0.42%	0.37%	0.36%	0.38%	0.38%	0.38%	0.34%
30	0.36%	0.44%	0.42%	0.42%	0.38%	0.42%	0.38%	0.36%	0.38%	0.37%	0.38%	0.33%
31	0.37%	0.45%	0.42%	0.42%	0.38%	0.44%	0.39%	0.37%	0.37%	0.37%	0.38%	0.33%
32	0.37%	0.45%	0.43%	0.42%	0.39%	0.44%	0.39%	0.38%	0.38%	0.37%	0.37%	0.32%
33	0.37%	0.45%	0.42%	0.43%	0.39%	0.44%	0.39%	0.38%	0.38%	0.37%	0.37%	0.33%
34	0.38%	0.45%	0.42%	0.43%	0.40%	0.44%	0.40%	0.38%	0.38%	0.37%	0.36%
35	0.38%	0.46%	0.42%	0.43%	0.40%	0.44%	0.40%	0.38%	0.38%	0.37%	0.35%
36	0.38%	0.46%	0.42%	0.43%	0.40%	0.44%	0.41%	0.37%	0.38%	0.36%	0.35%
37	0.37%	0.45%	0.43%	0.43%	0.41%	0.44%	0.41%	0.37%	0.38%	0.36%
38	0.37%	0.45%	0.44%	0.43%	0.41%	0.44%	0.40%	0.37%	0.38%	0.35%
39	0.38%	0.45%	0.44%	0.43%	0.42%	0.44%	0.40%	0.38%	0.37%	0.35%
40	0.38%	0.45%	0.44%	0.43%	0.42%	0.44%	0.40%	0.37%	0.37%
41	0.38%	0.46%	0.44%	0.43%	0.41%	0.44%	0.39%	0.37%	0.36%
42	0.37%	0.46%	0.44%	0.43%	0.41%	0.44%	0.40%	0.36%	0.36%
43	0.37%	0.46%	0.44%	0.43%	0.41%	0.43%	0.39%	0.36%
44	0.37%	0.46%	0.43%	0.43%	0.40%	0.43%	0.39%	0.35%
45	0.37%	0.46%	0.44%	0.43%	0.40%	0.43%	0.38%	0.35%
46	0.37%	0.45%	0.44%	0.43%	0.40%	0.43%	0.38%
47				0.43%		0.42%	0.37%
48							0.37%
_______________
(1) The monthly net cumulative loss percent is the cumulative net dollars charged off, which is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees, less any proceeds from the liquidation of the related vehicle and any subsequent post-charge-off recoveries, divided by the original pool balance of the receivables.

Cumulative Net Losses(1)
Month	TAOT 2019-A	TAOT 2019-B	TAOT 2019-C	TAOT 2019-D	TAOT 2020-A	TAOT 2020-B	TAOT 2020-C	TAOT 2020-D	TAOT 2021-A	TAOT 2021-B
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.01%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%
3	0.02%	0.03%	0.02%	0.03%	0.02%	0.00%	0.02%	0.01%	0.01%
4	0.05%	0.03%	0.05%	0.05%	0.04%	0.02%	0.02%	0.03%	0.02%
5	0.06%	0.06%	0.07%	0.07%	0.08%	0.03%	0.03%	0.04%	0.02%
6	0.08%	0.08%	0.10%	0.10%	0.08%	0.04%	0.05%	0.04%	0.03%
7	0.10%	0.10%	0.12%	0.12%	0.09%	0.06%	0.05%	0.04%
8	0.12%	0.11%	0.13%	0.14%	0.10%	0.08%	0.06%	0.04%
9	0.13%	0.14%	0.15%	0.16%	0.12%	0.09%	0.06%	0.05%
10	0.15%	0.17%	0.18%	0.16%	0.13%	0.10%	0.07%	0.06%
11	0.17%	0.21%	0.21%	0.17%	0.15%	0.11%	0.07%
12	0.18%	0.23%	0.23%	0.18%	0.18%	0.11%	0.08%
13	0.20%	0.25%	0.22%	0.19%	0.18%	0.12%	0.08%
14	0.22%	0.26%	0.23%	0.21%	0.17%	0.13%
15	0.24%	0.27%	0.24%	0.21%	0.17%	0.13%
16	0.25%	0.28%	0.24%	0.23%	0.17%	0.13%
17	0.28%	0.28%	0.24%	0.23%	0.19%
18	0.29%	0.28%	0.26%	0.22%	0.18%
19	0.28%	0.30%	0.27%	0.22%
20	0.29%	0.30%	0.28%	0.21%
21	0.28%	0.31%	0.27%	0.21%
22	0.29%	0.31%	0.27%
23	0.30%	0.31%	0.27%
24	0.31%	0.32%	0.27%
25	0.31%	0.31%
26	0.31%	0.30%
27	0.30%	0.29%
28	0.30%
29	0.31%
30	0.31%
_______________
(1) The monthly net cumulative loss percent is the cumulative net dollars charged off, which is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees, less any proceeds from the liquidation of the related vehicle and any subsequent post-charge-off recoveries, divided by the original pool balance of the receivables.

Cumulative Net Losses(1)
_______________
(1)
The monthly net cumulative loss percent is the cumulative net dollars charged off, which is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees, less any proceeds from the liquidation of the related vehicle and any subsequent post-charge-off recoveries, divided by the original pool balance of the receivables.

Toyota Auto Receivables 2021-C Owner Trust

$1,560,000,000(1)

$352,000,000 Asset-Backed Notes, Class A‑1(2)
$528,000,000 Asset-Backed Notes, Class A-2(2)
$528,000,000 Asset-Backed Notes, Class A‑3(2)
$152,000,000 Asset-Backed Notes, Class A‑4(2)
$40,000,000 Asset-Backed Notes, Class B(2)

______________
(1)  Represents the aggregate initial principal amount of the Class A Notes.
(2)  The Class B Notes and approximately, but not less than, 5% (by aggregate initial principal amount) of each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be retained initially by Toyota Auto Finance Receivables LLC.  The Class B Notes are not being publicly registered and are not offered hereby.

Toyota Auto Finance Receivables LLC
Depositor

Toyota Motor Credit Corporation
Sponsor, Administrator and Servicer
__________________

PROSPECTUS
__________________

Joint Bookrunners
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Co-Managers
HSBC	ING

You should rely only on the information contained in or incorporated by reference into this prospectus.  We have not authorized anyone to give you different information.  We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the front cover of this prospectus.  We are not offering the notes in any jurisdiction where it is not permitted.

Dealer prospectus delivery obligation.  Until ninety days after the date of this prospectus, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.